UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION DATED JULY 29, 2025

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
26600 Telegraph Road, Suite 400
Southfield, Michigan 48033
www.supind.com
[•], 2025
Dear Superior Stockholder:
You are cordially invited to attend a special meeting of stockholders of Superior Industries International, Inc., a Delaware corporation (“Superior” or the “Company”). The special meeting will be held virtually via live webcast on [•], 2025, at [•] a.m., Eastern Time. The meeting can be accessed by visiting www.virtualstockholdermeeting.com/SUP2025SM and, using your 16-digit control number, you will be able to listen to the meeting live and vote online. Please note that you will not be able to attend the special meeting in person. Details on how to access the meeting and the business to be conducted are provided in the accompanying proxy statement.
On July 8, 2025, Superior entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”) by and among the Company, SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and SUP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the lenders party to the Company’s existing Amended and Restated Credit Agreement, dated as of August 14, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Term Loan Credit Agreement”), by and among the Company, the lenders from time to time party thereto, Oaktree Fund Administration, LLC, as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent. At the special meeting, Superior will ask you and the other Superior stockholders to adopt the Merger Agreement (the “Merger Agreement Proposal”).
At the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.01 per share (the “Common Shares”) and each share of Company preferred stock, par value $0.01 per share (the “Preferred Shares”), designated as Series A Preferred Shares (“Series A Preferred Shares” and, together with the Common Shares, the “Shares”), in each case, issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by (A) Parent or Merger Sub or any of their respective subsidiaries or (B) Superior as treasury stock and (ii) Common Shares held by Superior stockholders who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a demand for appraisal rights in accordance with Section 262 of the Delaware General Corporation Law), will be converted into the right to receive:
•
with respect to each Common Share, an amount equal to $0.09 per Common Share in cash, without interest thereon (the “Common Stock Merger Consideration” and the aggregate of such amount for all Common Shares, the “Aggregate Common Stock Merger Consideration”); and

•
with respect to each Series A Preferred Share, (1) an amount equal to the quotient of (x) the product of (a) the Aggregate Common Stock Merger Consideration plus the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs pursuant to the Merger Agreement, multiplied by (b) two, divided by (y) the total number of issued and outstanding Series A Preferred Shares as of immediately prior to the Effective Time, in cash, without interest thereon and (2) the number of fully paid and nonassessable common units representing limited liability company interests of Parent to be issued by Parent such that immediately following such issuance and the Effective Time, the former holders of all Series A Preferred Shares shall hold, in the aggregate, 3.5% of Parent’s common equity, without taking into account dilution from equity or equity equivalents issued under a management incentive plan.

The transaction committee (the “Transaction Committee”) of the board of directors of the Company (the “Board”) has unanimously determined that the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger, are advisable and in the best interests of the Company and its stockholders, and approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement and the consummation of the Transactions. The Transaction Committee also recommended to the Board that the Board recommend that the Company’s stockholders vote to adopt the Merger Agreement.
The Board has determined that the Merger Agreement and the consummation of the Transactions, including the Merger, are advisable and in the best interests of the Company and its stockholders, and approved and declared advisable the Merger Agreement and the consummation of the Transactions. The Board also resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.
Additionally, you will be asked to consider and vote at the special meeting on (1) a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions (the “Merger-Related Compensation Proposal”) and (2) a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the special meeting, or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).
The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the Transaction Committee and the Board. The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Your vote is important. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of stockholders holding a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon. The failure to vote, assuming a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Therefore, whether or not you plan to attend the special meeting and regardless of the number of Shares you own, your careful consideration of, and vote on, the Merger Agreement Proposal is important, and we encourage you to vote promptly. After reading the accompanying proxy statement, please make sure to vote your Shares promptly (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope, (2) by telephone or (3) through the internet. Instructions regarding all three methods of voting are provided on the proxy card. If you virtually attend the special meeting and vote during the special meeting, your vote by ballot will revoke any proxy previously submitted. If you hold Shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from your bank, broker, trust or other nominee to vote your Shares.
Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.
The accompanying proxy statement provides you with more detailed information about the special meeting, the Merger Agreement and the Transactions, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 4 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the proxy statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.

If you have any questions or need assistance submitting your proxy, or if you need additional copies of the proxy statement or the proxy card or voting instructions enclosed thereto, please contact the Company’s proxy solicitor, Okapi Partners LLC:
Okapi Partners LLC
1212 Avenue of the Americas, 17h Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2643 (Toll-Free)
Email: info@okapipartners.com
Your support of and interest in Superior Industries International, Inc. is sincerely appreciated.
Majdi B. Abulaban
President and Chief Executive Officer
The accompanying proxy statement is dated [•], 2025, and is first being mailed to Superior stockholders on or about [•], 2025.
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions (including the Merger), passed upon the merits or fairness of the Transactions (including the Merger) or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
26600 Telegraph Road, Suite 400
Southfield, Michigan 48033
www.supind.com
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [•], 2025
Virtual Meeting Only - No Physical Location
To the Stockholders of Superior Industries International, Inc.:
A special meeting of stockholders of Superior Industries International, Inc., a Delaware corporation (“Superior” or the “Company”), will be held virtually via live webcast on [•], 2025, at [•] a.m., Eastern Time. The meeting can be accessed by visiting www.virtualstockholdermeeting.com/SUP2025SM and, using your 16-digit control number, you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Eastern Time. Please note that you will not be able to attend the special meeting in person. We are holding the special meeting for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 8, 2025 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and SUP Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement, pursuant to which Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Agreement Proposal”);

2.
to consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Merger (the “Merger-Related Compensation Proposal”); and

3.
to consider and vote on a proposal to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to the accompanying proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).

These items of business are more fully described in the accompanying proxy statement.
The record date for the special meeting is [•], 2025 (the “Record Date”). Only stockholders at the close of business on the Record Date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf.
If the Merger is consummated, stockholders who continuously hold shares of Company common stock, par value $0.01 per share (each, a “Common Share” and collectively, the “Common Shares”) through the effective time of the Merger and who properly demand appraisal of their Common Shares and who do not withdraw their demands or otherwise lose their rights of appraisal (“Dissenting Stockholders”) will be entitled to seek appraisal of their Common Shares in connection with the Merger. Dissenting Stockholders must comply with all the requirements of Delaware law, which are summarized in the proxy statement accompanying this notice and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the transaction committee (the “Transaction Committee”) of the board of directors of the Company (the “Board”) and the Board. The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Your vote is very important. If you fail to return your proxy, vote by telephone or through the internet or virtually attend the special meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
To ensure that your Shares are represented at the special meeting, regardless of whether you plan to virtually attend the special meeting, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the internet, then your voting instructions must be received by 11:59 p.m., Eastern Time on [•], 2025, the day before the special meeting. Your proxy is being solicited by the Board.
The accompanying proxy statement provides you with more detailed information about the special meeting, the Merger Agreement and the Transactions, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 4 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the proxy statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.
If you have any questions or need assistance submitting your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor, Okapi Partners LLC:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2643 (Toll-Free)
Email: info@okapipartners.com
Sincerely,
David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Please Vote - Your Vote is Important

i

ii

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the board of directors (the “Board”) of Superior Industries International, Inc. (the “Company”), for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about [•], 2025, to our stockholders who owned shares of Company common stock, par value $0.01 per share (the “Common Shares”) and shares of Company preferred stock, par value $0.01 per share (the “Preferred Shares”), designated as Series A Preferred Shares (“Series A Preferred Shares”, and together with the Common Shares, the “Shares”), in each case, as of the close of business on [•], 2025 (the “Record Date”).
SUMMARY TERM SHEET
This summary highlights certain information in this proxy statement but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Superior Industries International, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to Superior Industries International, Inc. as “Superior,” the “Company,” “we,” “us” or “our.”
Parties to the Merger
(see page 75)
Company
Superior was incorporated in Delaware in 1969. The principal business of the Company is the design and manufacture of aluminum wheels for sale to original equipment manufacturers (“OEMs”) in North America and Europe, and to the aftermarket in Europe.
Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Superior is headquartered in Southfield, Michigan.
Parent
SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), was formed in Delaware on June 24, 2025, solely for the purpose of engaging in the Transactions, including the Merger (each as defined below). Parent is an affiliate of the lenders party to the Company’s existing Amended and Restated Credit Agreement, dated as of August 14, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Term Loan Credit Agreement”), by and among the Company, the lenders from time to time party thereto, Oaktree Fund Administration, LLC, as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions.
Merger Sub
SUP Merger Sub, Inc., a Delaware corporation (“Merger Sub”), was incorporated on June 24, 2025, as a direct, wholly owned subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Merger. Merger Sub is an affiliate of the lenders party to the Existing Term Loan Credit Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions. Upon completion of the Merger, Merger Sub will merge with and into Superior and Merger Sub will cease to exist.
For more information about the Company, Parent and Merger Sub, see the section entitled “Parties to the Merger,” beginning on page 75.

The Special Meeting
(see page 76)
A special meeting of stockholders of Superior will be held virtually via live webcast on [•], 2025, at [•] a.m. Eastern Time. The meeting can be accessed by visiting www.virtualstockholdermeeting.com/SUP2025SM and, using your 16-digit control number, you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at [•] a.m. Eastern Time. At the special meeting, you will be asked to, among other things, vote for the Merger Agreement Proposal (as defined below). See the section entitled “The Special Meeting,” beginning on page 76, for additional information on the special meeting, including how to vote your Shares.
The Merger
(see page 21)
On July 8, 2025, the Company entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) by and among Parent, Merger Sub and the Company, pursuant to which Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
The Merger Agreement
(see page 44)
A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Merger Agreement,” beginning on page 44. Among other things, the Merger Agreement includes the following terms:
•
Effective Time of the Merger; Closing. Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the Company’s stockholders, we anticipate that the Merger will be completed in the third quarter of 2025. The Company, however, cannot assure completion of the Merger by any particular date, if at all.

•
Conditions to the Merger. The closing of the Merger (the “Closing”) depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement - Conditions to the Merger,” beginning on page 61, include:

•
The respective obligations of the parties to the Merger Agreement to effect the Merger are subject to the satisfaction (or waiver if permitted by law) at or prior to the Closing of each of the following conditions: (i) adoption of the Merger Agreement by the Company’s stockholders in accordance with applicable law and the Company’s certificate of incorporation and bylaws; (ii) certain filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods, clearances or authorizations (as further described in the section entitled “The Merger - Regulatory Approvals,” beginning on page 42) having been filed, occurred or been obtained, as applicable; and (iii) no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger.

•
The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, to the extent permitted by law, waiver by Parent at or prior to the Closing of the following additional conditions: (i) subject to materiality qualifiers in certain cases, the accuracy of each of the Company’s representations and warranties in the Merger Agreement; (ii) the Company’s performance and compliance with in all material respects all obligations required to be performed by or complied with by it under the Merger Agreement as of the Closing; (iii) since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement - Representations and Warranties - Material Adverse Effect,” beginning on page 49); (iv) the Company entering into a revolving credit facility that is on terms reasonably acceptable to each of Parent and the Company; (v) the Company’s execution of certain contracts in form and substance reasonably acceptable to Parent and (vi) the receipt by Parent of a signed certificate by an officer of the Company at the Closing stating that the foregoing conditions in clauses (i)-(iii) have been satisfied.
•
The Company’s obligations to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions: (i) subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Parent and Merger Sub in the Merger Agreement; (ii) each of Parent’s and Merger Sub’s performance and compliance with in all material respects all obligations required to be performed by or complied with by it under the Merger Agreement at or prior to the Closing; and (iii) the receipt by the Company of a signed certificate by an officer of Parent at the Closing stating that the forgoing conditions in clauses (i)-(ii) have been satisfied.

•
No Solicitation of Acquisition Proposals. Until the earlier of the effective time of the Merger (the “Effective Time”) and the valid termination of the Merger Agreement in accordance with its terms, the Company is not permitted to, among other things, directly or indirectly through its representatives (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations with any person regarding any acquisition proposal, (iii) provide any non-public information concerning the Company or any of its subsidiaries to any person, or afford access to the business, assets, properties, books or records, other information or employees or other representatives of the Company or any of its subsidiaries in connection with any acquisition proposal or (iv) approve, authorize, agree or publicly announce an intention to do any of the foregoing.

•
Board Recommendation Changes. Notwithstanding the restrictions described above, under certain circumstances, we may, until the time the Merger Agreement is adopted by our stockholders, in response to a bona fide acquisition proposal, (i) contact and engage in discussions with the person who made such acquisition proposal and such person’s representatives and potential sources of financing to clarify the terms and conditions thereof or to request that any acquisition proposal made orally be made in writing or to notify such person and such person’s potential sources of financing of the “no solicitation” provisions of the Merger Agreement, (ii) provide access to non-public information regarding the Company or any of its subsidiaries to the person who made such acquisition proposal, and such person’s representatives and potential sources of financing, subject to certain conditions (including promptly providing such non-public information to Parent following the time such information is so made available), and (iii) engage or participate in any discussions or negotiations with any such person and such person’s representatives and potential sources of financing regarding such acquisition proposal if, and only if prior to taking any action described in clause (ii) or (iii) above, (a) the Board determines in good faith, after consultation with its outside legal counsel, that (1) after consultation with its financial advisors, such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law.

The Merger Agreement also provides that, at any time before the stockholders of the Company adopt the Merger Agreement, the Board may effect a Change in Recommendation (as defined below) (or, solely for clause (i), terminate the Merger Agreement to accept a superior proposal) (i) with respect to a written acquisition proposal if the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal (taking into account any adjustments committed to in writing by Parent to the terms and conditions of the Merger Agreement such that such acquisition proposal ceases to constitute a superior proposal) and, in the case of a Change in Recommendation, the failure to make such Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law and such determination has been properly notified to Parent, or (ii) upon an intervening event, subject to certain conditions and taking into account any adjustments committed to in writing by Parent to the terms and conditions of the Merger Agreement such that the failure of the Board to make a Change in Recommendation in response to such intervening event would no longer reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law and such determination has been promptly notified to Parent. The “no solicitation” provisions are described in more detail in the section entitled “The Merger Agreement - Acquisition Proposals,” beginning on page 54.
•
Termination. The Merger Agreement contains certain termination rights, including, among other things, (i) the right of any party to terminate the Merger Agreement if the Merger has not occurred on or before November 22, 2025 (subject under certain circumstances to an automatic extension until December 22, 2025, or January 22, 2026, pursuant to the terms of the Merger Agreement), (ii) the right of the Company to terminate the Merger Agreement to accept a superior proposal, subject to specified exceptions and limitations and (iii) the right of Parent to terminate the Merger Agreement, subject to certain specified exceptions and limitations, in the event (A) the Company stockholders do not approve the Merger Agreement Proposal at the special meeting or at any adjournment or postponement prior to October 1, 2025 (or October 31, 2025, in the event the SEC informs the Company that it is reviewing this proxy statement), (B) the RSA (as defined below) is terminated, (C) the Company or any of its subsidiaries commences or becomes subject to any proceedings under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), (D) either party receives a request for additional information or similar request under any antitrust laws or laws relating to foreign investment, (E) any transaction litigation pending before a governmental entity is not resolved within certain timeframes, (F) any VSA (as described below) is terminated, materially modified in a manner not approved by Parent, breached under certain circumstances or the Company waives any rights under a VSA or (G) the Company has not received executed copies of certain contracts within a certain timeframe. For further discussion of the rights of the parties to terminate the Merger Agreement, see the section entitled “The Merger Agreement - Termination of the Merger Agreement,” beginning on page 63.

Voting and Support Agreements
(see page 67, Annex B and Annex C)
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into Voting and Support Agreements with each of TPG Growth III Sidewall, L.P. (“TPG”) (such agreement, the “Preferred VSA”), each director, and certain officers and other stockholders (the “Common Supporting Stockholders” and, together with TPG, the “Supporting Stockholders”) (such agreement, the “Common VSA” and, together with the Preferred VSA, the “VSAs”), with respect to their Shares. The Shares owned by the Supporting Stockholders collectively represent approximately 39% of the voting power of the Common Shares and Series A Preferred Shares (on an as-converted basis) outstanding as of July 25, 2025. Pursuant to the VSAs, each Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them (a) in favor of (“for”) the Merger and the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Supporting Stockholder contained in the applicable VSA and (ii) any acquisition proposal (which is not a superior proposal or an acquisition proposal for which the Board has made a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement. In the event the Board has made a Change in Recommendation against the Merger and the adoption of the Merger Agreement, the Supporting Stockholders may each vote their Shares with respect to the above matters in any manner they choose.
In addition, each of the Supporting Stockholders agreed not to take certain actions, including not (i) tendering any of their Shares into any tender or exchange offer, (ii) transferring any Shares (subject to certain exceptions), (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty of such Supporting Stockholder contained in its respective VSA untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling such Supporting Stockholder from performing its respective obligations under its VSA in any material respect.
TPG has agreed that the receipt of the aggregate amount of the Preferred Stock Merger Consideration pursuant to the terms of the Merger Agreement will constitute payment in full for all shares of Preferred Stock owned by TPG. TPG has agreed to waive (i) until the Effective Time or the termination of the Preferred VSA, any and all rights to dividends it is entitled to receive as a holder of Series A Preferred Stock and (ii) any and all rights and remedies in connection with or related to the Merger (and any other transactions entered into by the Company in connection therewith, including the transactions contemplated by the Subscription Agreement (as described below)) other than rights and remedies arising under the Merger Agreement or related documents or transactions themselves, and/or the incurrence of indebtedness under the Company’s existing credit agreements it may have.
Both the Preferred VSA and Common VSA will terminate upon, among other occurrences, the valid termination of the Merger Agreement in accordance with its terms (including, for example, termination of the Merger Agreement by the Company to accept a superior proposal, subject to specified exceptions and limitations).
A copy of the Preferred VSA and the Common VSA are attached to this proxy statement as Annex B and Annex C, respectively, and are incorporated by reference herein. For additional information, see the section entitled “Voting and Support Agreements,” beginning on page 67.
Recapitalization Support Agreement
(see page 69, Annex D)
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company and each of its subsidiaries (together with the Company, the “Company Group”) entered into a Recapitalization Support Agreement (the “RSA”) with the lenders holding 100% of the term loan debt under the Existing Term Loan Credit Agreement (the “Consenting Term Loan Lenders” and, collectively, with any other party that executes a joinder to the RSA that subsequently becomes effective, the “Consenting Parties”). A copy of the RSA is attached to this proxy statement as Annex D and is incorporated by reference herein.
Pursuant to the RSA, the Consenting Parties have agreed to support a transaction (the “Recapitalization Transaction”) involving (i) the partial equitization of the term loans under the Existing Term Loan Credit Agreement and (ii) a recapitalization of the Company, subject to the terms and conditions of the RSA and the recapitalization term sheet attached thereto as Exhibit A (the “Term Sheet”).
The RSA provides that the Recapitalization Transaction will be implemented through either (i) a consensual out-of-court basis (the “Out-of-Court Structure”) through the Merger, without recourse to proceedings under chapter 11 of the Bankruptcy Code or (ii) an in-court basis (the “Chapter 11 Structure”) through prepackaged or prearranged cases for the Company and certain other of its subsidiaries, if any (collectively, the “Debtors”), under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). For additional information, see the section entitled “Recapitalization Support Agreement,” beginning on 69.
Subscription Agreement
(see page 72, Annex E)
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Parent, pursuant to which Parent agreed to purchase, and the Company agreed to issue and sell to Parent, (i) 7,600,000 Common Shares (the “Subscription Shares”) or (ii) such other number of Common Shares as may be mutually agreed by the Company and Parent, in each case, for a purchase price of $0.09 per share. A copy of the Subscription Agreement is attached to this proxy statement as Annex E and is incorporated by reference herein.
The purchase of the Subscription Shares will take place one business day prior to the Record Date. The Subscription Agreement contains representations, warranties, covenants and conditions to closing that are customary for an agreement of this nature.
In addition, if the Company enters into an Alternative Acquisition Agreement (as defined herein) that constitutes a superior proposal as permitted by the Merger Agreement, Parent has agreed to vote its Subscription Shares at any meeting of Company stockholders: (i) in favor of the transaction contemplated by such Alternative Acquisition Agreement; (ii) against any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the alternative acquisition under such Alternative Acquisition Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in such Alternative Acquisition Agreement; and (iii) against any proposal to enter into any other transaction, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the alternative acquisition and the other transactions contemplated by such Alternative Acquisition Agreement.
In the event the Company engages in an alternative acquisition that constitutes a superior proposal as permitted by the Merger Agreement, Parent will be entitled to receive at the closing of such alternative acquisition as consideration for the Subscription Shares to be paid in connection with such alternative acquisition, an amount that is equal to the purchase price that Parent paid to acquire the Subscription Shares. For additional information, see the section entitled “Subscription Agreement,” beginning on 72.
Record Date and Quorum; Vote Required for Approval
(see page 77)
You may vote at the special meeting if you were a holder of Shares of record as of the close of business on [•], 2025, which is the Record Date. You will be entitled to one vote for each Common Share that you owned (or into which your Series A Preferred Shares is convertible) on the Record Date. As of the Record Date, there were [•] Common Shares issued and outstanding and 150,000 Series A Preferred Shares issued and outstanding that would be convertible into 5,951,678 Common Shares entitled to vote at the special meeting. The adoption of the Merger Agreement requires the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon.
How to Vote
(see page 79)
Stockholders of record have a choice of voting (i) by proxy by completing, signing and dating a proxy card and returning it in the prepaid envelope provided, (ii) by calling a toll-free telephone number, (iii) through the internet or (iv) at the special meeting via the virtual meeting website. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualstockholdermeeting.com/SUP2025SM. The special meeting starts at [•] a.m. Eastern Time. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Eastern Time. The telephone and internet voting facilities for holders of Shares as of the Record Date will close at 11:59 p.m., Eastern Time on [•], 2025.
If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting. Your bank, broker, trust or other nominee will NOT have the power to vote your Shares at the special meeting unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares.
A letter of transmittal with instructions for the surrender of certificates representing Shares or book-entry Shares will be mailed to stockholders if the Merger is completed.
For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting-How to Vote,” beginning on page 79, and “The Special Meeting-Solicitation of Proxies,” beginning on page 80. If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Okapi Partners LLC, toll-free at + 1 (844) 343-2643 or via email at info@okapipartners.com.
Background of the Merger
(see page 21)
A description of the background of the Merger is included in the section of this proxy statement entitled “The Merger - Background of the Merger,” beginning on page 21.

Recommendation of the Board
(see page 29)
At a meeting of the Transaction Committee on July 6, 2025, after careful consideration, including detailed discussions with the Company’s management and its legal advisor and financial advisor, the Transaction Committee unanimously:
•
approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

•	determined that the Merger is in the best interests of the Company and its stockholders;
•	recommended to the Board that the Merger Agreement be submitted to the Company’s stockholders for adoption; and
•	recommended to the Board that the Board recommend that the stockholders of the Company vote to adopt the Merger Agreement.
At a meeting of the Board on July 6, 2025, after careful consideration, including detailed discussions with the Company’s management and its legal advisor and financial advisor, the Board:
•
approved and declared advisable the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

•	determined that the Merger is in the best interests of the Company and its stockholders;
•	directed that the Merger Agreement be submitted to the stockholders of the Company for adoption; and
•	resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement.
Accordingly, the Board recommends that, at the special meeting, you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Reasons for the Merger
(see page 30)
After careful consideration, each of the Transaction Committee and the Board approved and declared the Merger Agreement and the consummation of the Transactions, including the Merger, to be in the best interests of the Company and its stockholders.
Accordingly,
•
the Transaction Committee unanimously (i) approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) recommended to the Board that the Merger Agreement be submitted to the Company’s stockholders for adoption; and (iv) recommended to the Board that the Board recommend that the stockholders of the Company vote to adopt the Merger Agreement; and

•
the Board (i) approved and declared advisable the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption and (iv) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement

For a discussion of the material factors considered by the Transaction Committee and the Board in reaching their respective conclusions, see the section entitled “The Merger - Reasons for the Merger,” beginning on page 30. In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. See the section entitled “The Merger - Interests of Directors and Executive Officers in the Merger,” beginning on page 34.
Interests of Directors and Executive Officers in the Merger
(see page 34)
In considering the recommendation of the Board that you vote “FOR” the Merger Agreement Proposal (as defined in the section entitled “Questions and Answers about the Special Meeting and the Merger,” beginning on page 13), you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of Superior’s stockholders generally. The Transaction Committee and Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement, and the Transactions contemplated by it, including the Merger, and, in the case of the Board, in making its recommendations that the Company’s stockholders approve the Merger Agreement.
These interests are discussed in more detail in the section of this proxy statement entitled “The Merger-Interests of Directors and Executive Officers in the Merger,” beginning on page 34.
Certain Effects of the Merger
(see page 38)
At the Effective Time, each Common Share and Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by (i) Parent or Merger Sub or any of their respective subsidiaries, (ii) the Company as treasury stock (each such Share referred to in (i) and (ii), an “Excluded Share” and, collectively, the “Excluded Shares”) and (iii) Common Shares held by stockholders who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a demand for appraisal rights in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”) (such Common Shares, the “Dissenting Shares” and such stockholders, the “Dissenting Stockholders”)) will be converted into the right to receive:
•
with respect to each Common Share, an amount equal to $0.09 per Common Share in cash, without interest thereon (the “Common Stock Merger Consideration” and the aggregate of such amount for all Common Shares, the “Aggregate Common Stock Merger Consideration”); and

•
with respect to each Series A Preferred Share, (1) an amount equal to the quotient of (x) the product of (a) the Aggregate Common Stock Merger Consideration plus the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs pursuant to the Merger Agreement, multiplied by (b) two, divided by (y) the total number of issued and outstanding Series A Preferred Shares as of immediately prior to the Effective Time, in cash, without interest thereon and (2) the number of fully paid and nonassessable common units representing limited liability company interests of Parent to be issued by Parent such that immediately following such issuance and the Effective Time, the former holders of all Series A Preferred Shares shall hold, in the aggregate, 3.5% of Parent’s common equity, without taking into account dilution from equity or equity equivalents issued under a management incentive plan (the “Preferred Stock Merger Consideration”, and together with the Common Stock Merger Consideration, the “Merger Consideration”).

For further information about the treatment of Shares in the Merger, see the section entitled “The Merger Agreement - Merger Consideration Received by Superior Stockholders,” beginning on page 45.
Following the completion of the Merger, the Common Shares will no longer be traded on the Pink Open Market operated by the OTC Markets Group, Inc. (the “OTC Pink Market”, and commonly referred to as the “pink sheets”) or any other public market. In addition, the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.
For a further discussion of the effects of the Merger, see the section entitled “The Merger - Certain Effects of the Merger,” beginning on page 38.

Consequences if the Merger is Not Completed
(see page 38)
If the Merger Agreement Proposal does not receive the required approval from Superior stockholders, if the Merger Agreement is terminated or if the Merger is not completed for any other reason, you will not receive the applicable Merger Consideration for your Shares. Instead, Superior and its subsidiaries will be required to file a voluntary petition for relief under chapter 11 of the Bankruptcy Code to commence the Chapter 11 Cases pursuant to the terms of the RSA. For additional information see the section entitled “The Merger – Consequences if the Merger is Not Completed,” beginning on page 38.
Material U.S. Federal Income Tax Consequences of the Merger
(see page 39)
For U.S. federal income tax purposes, the receipt of cash by (i) a U.S. Holder (as defined below in the section entitled “The Merger - Material U.S. Federal Income Tax Consequences of the Merger - U.S. Holders,” beginning on page 39) in exchange for such U.S. Holder’s Common Shares in the Merger will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Common Shares surrendered in the Merger and (ii) a Non-U.S. Holder (as defined below in the section entitled “The Merger - Material U.S. Federal Income Tax Consequences of the Merger - Non-U.S. Holders,” beginning on page 41) in exchange for such Non-U.S. Holder’s Common Shares in the Merger generally will not be subject to U.S. federal income tax unless such Non-U.S. Holder has certain connections to the United States or the Company is or has been a United States real property holding corporation, in which case such receipt may be subject to U.S. federal income tax. Stockholders should refer to the discussion under “The Merger - Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 39, and are urged consult their tax advisors concerning the U.S. federal income tax consequences of the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.
Stockholders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Financing of the Merger
(see page 43)
The consummation of the Merger is not conditioned upon receipt or availability of any funds or financing by Parent. Parent has represented in the Merger Agreement that Parent will have as of immediately prior to the Effective Time, sufficient cash on hand for the satisfaction of all of Parent’s and Merger Sub’s obligations under the Merger Agreement, including the payment of the aggregate Merger Consideration and all other amounts payable pursuant to the Merger Agreement and to pay all related fees and expenses.
Treatment of Outstanding Equity Awards
(see page 46)
The Merger Agreement provides that each outstanding equity award will be treated as follows:
•
Treatment of Time-Based Restricted Stock Units. At the Effective Time, each outstanding time-based restricted stock unit (a “Company Restricted Stock Unit”) that was granted under the Company’s 2018 Equity Incentive Plan (as it may be amended from time to time, the “Company Stock Plan”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares underlying such Company Restricted Stock Unit, multiplied by, (ii) the Common Stock Merger Consideration. Following the Effective Time, no Company Restricted Stock Unit that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Restricted Stock Unit will cease to have any rights with respect thereto, except for the right to receive the consideration set forth above. Parent will pay, or cause to be paid, the consideration payable to each former holder of a Company Restricted Stock Unit that was outstanding immediately prior to the Effective Time through the payroll of the surviving corporation in the Merger (the “Surviving Corporation”) to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days thereafter), net of any taxes withheld.
•
Treatment of Performance-Based Restricted Stock Units. At the Effective Time, each outstanding performance-based restricted stock unit (a “Company Performance Stock Unit”) that was granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested as if the applicable level of performance was achieved at target and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares subject to such Company Performance Stock Unit that would vest based on the applicable target level of achievement of the performance metrics, multiplied by (ii) the Common Stock Merger Consideration. Following the Effective Time, no Company Performance Stock Unit that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Performance Stock Unit will cease to have any rights with respect thereto, except for the right to receive the consideration set forth above. Parent will pay, or cause to be paid, the consideration payable to each former holder of a Company Performance Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days thereafter), net of any taxes withheld.

For information regarding the treatment of outstanding Superior equity awards, see the section entitled “The Merger Agreement - Treatment of Outstanding Equity Awards,” beginning on page 46.
Regulatory Approvals
(see page 42)
Under the Merger Agreement, completion of the Merger is conditioned on the receipt and/or clearances of merger control approvals and/or clearances in Mexico and the European Union.
For a description of the Company’s and Parent’s respective obligations under the Merger Agreement with respect to regulatory approvals, see the section entitled “The Merger Agreement - Efforts to Complete the Merger,” beginning on page 57.
Payment of Merger Consideration
(see page 42)
Prior to the Effective Time, Parent will designate, with the Company’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), a paying agent (the “Paying Agent”) to exchange the Common Shares for the Common Stock Merger Consideration. Immediately following the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent, an aggregate amount of cash sufficient to pay the Aggregate Common Stock Merger Consideration (such aggregate amount of cash, the “Exchange Fund”).
Promptly after the Effective Time (and in any event within two (2) business days after the Effective Time), Parent will cause the Paying Agent to (i) mail to each registered holder of uncertificated Common Shares (other than in respect of Excluded Shares and Common Shares owned by Dissenting Stockholders) materials advising such holder of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its Common Shares (after giving effect to any required tax withholdings), without interest thereon.
Promptly after the Effective Time (and in any event within two (2) business days after the Effective Time), Parent will cause the Paying Agent to mail to each holder of record of certificates representing any of the Common Shares outstanding as of the Effective Time (other than Excluded Shares and Common Shares owned by Dissenting Stockholders): (i) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates (or affidavits of loss in lieu of the certificates) and

(ii) instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates) in exchange for payment of the Common Stock Merger Consideration. Upon the surrender of a certificate (or affidavit of loss in lieu of the certificate) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount in immediately available funds (or, if no wire transfer instructions are provided, a check, and in each case, after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive pursuant to the Merger Agreement, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of certificates. In the event of a transfer of ownership of Common Shares represented by a certificate that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the certificate may be issued or paid to such a transferee if the certificate formerly representing such Common Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable
In the event that any certificate is lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to the Surviving Corporation) of that fact by the person claiming such certificate to be lost, stolen or destroyed to the Paying Agent or the Surviving Corporation, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the cash that would have been payable (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered. No bond or other surety is otherwise required to be paid, posted or delivered in connection with the foregoing.
On the date of the Closing (the “Closing Date”), Parent will (i) pay or cause to be paid the cash portion of the Preferred Stock Merger Consideration to each holder of Series A Preferred Shares by wire transfer of immediately available funds pursuant to wire instructions provided by such holders to the Company no later than three (3) business days prior to the Closing Date (other than in respect of Excluded Shares), after giving effect to any required tax withholdings, without interest thereon and (ii) issue the equity portion of the Preferred Stock Merger Consideration set forth in the Merger Agreement to each holder of Series A Preferred Shares in accordance with the limited liability company agreement of Parent and applicable law.
After the completion of the Merger, holders of Shares will cease to have any rights as a stockholder of the Company other than the right to receive the applicable Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.
The Paying Agent will return to Parent or the Surviving Corporation, as designated by Parent, all funds in its possession that remain unclaimed by the holders of Common Shares at the one-year anniversary of the Effective Time. After that time, if a Company stockholder has not received payment of the Common Stock Merger Consideration, such former stockholders may look only to the Surviving Corporation for payment of the Common Stock Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
Appraisal Rights
(see page 84)
Under Delaware law, if the Merger is completed, holders and beneficial owners of Common Shares who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a demand for appraisal rights in accordance with Section 262 of the DGCL will be entitled to seek appraisal for, and obtain payment in cash for, the judicially determined fair value of, their Common Shares, in lieu of receiving the Common Stock Merger Consideration. The relevant provisions of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply strictly with these provisions may result in the loss of the right of appraisal. For additional information, see the section entitled “Appraisal Rights,” beginning on page 84.
Market Price and Dividend Data
(see page 88)
The Company common stock was previously traded on the New York Stock Exchange (the “NYSE”) under the symbol “SUP”. On June 25, 2025, the NYSE filed a Form 25 with the SEC in connection with delisting the Common Shares, which delisting became effective ten days after the Form 25 was filed. On June 25, 2025, the Common Shares commenced trading on the OTC Pink Market or “pink sheets” under the symbol “SSUP.” On July 7, 2025, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the closing price for the Common Shares was $0.15 per Common Share. On [•], 2025, the last full trading day prior to the date of this proxy statement, the closing price for the Common Shares was $[•] per Common Share. For additional information, see the section entitled “Market Price and Dividend Data,” beginning on page 88.
Additional Information
(see page 94)
You can find more information about Superior in the periodic reports and other information the Company files with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders, the Merger Agreement and the Transactions (including the Merger). These questions and answers do not address all questions that may be important to you as a Superior stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in and incorporated by reference into this proxy statement.
Q:	Why am I receiving this proxy statement?
A:
On July 8, 2025, Superior entered into the Merger Agreement with Parent and Merger Sub. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Merger, Superior’s stockholders must vote to adopt the Merger Agreement. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Agreement Proposal.

Your vote is very important. Even if you plan to attend the special meeting virtually through the internet, we encourage you to submit a proxy as soon as possible.
Q:	What is the proposed Merger and what effects will it have on the Company?
A:
The proposed Merger will result in the acquisition of the Company by Parent pursuant to the Merger Agreement. If the Merger Agreement Proposal is approved by Superior’s stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company becoming a wholly owned subsidiary of Parent. As a result of the Merger, the Company will cease to be a public company and you will cease to hold Shares. In addition, following the Merger, the Common Shares will no longer trade on the OTC Pink Market and will be deregistered under the Exchange Act, and Superior will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC.

Q:	As a stockholder, what will I receive in the Merger?
A:	If the Merger is completed, you will be entitled to receive:
•	with respect to each Common Share, the Common Stock Merger Consideration; and
•	with respect to each Series A Preferred Share, the Preferred Stock Merger Consideration.
For further information, see the section entitled “The Merger Agreement - Merger Consideration Received by Superior Stockholders,” beginning on page 45.
Q:	Will I receive dividends on Shares that I hold prior to Closing?
A:	The terms of the Merger Agreement prohibit Superior from paying or declaring any further dividends, including regular quarterly dividends.
Q:	What are the material U.S. federal income tax consequences of the Merger?
A:
If you are a U.S. Holder (as defined in the section entitled “The Merger - Material U.S. Federal Income Tax Consequences of the Merger - U.S. Holders,” beginning on page 40), the exchange of Common Shares for cash pursuant to the Merger will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the Merger and your adjusted tax basis in the Common Shares surrendered pursuant to the Merger.

If you are a Non-U.S. Holder (as defined in the section entitled “The Merger - Material U.S. Federal Income Tax Consequences of the Merger - Non-U.S. Holders,” beginning on page 41), the exchange of Common Shares for cash pursuant to the Merger generally will not be subject to U.S. federal income tax unless you have certain connections to the United States or the Company is or has been a United States real property holding corporation, in which case Non-U.S. Holder may be subject to U.S. federal income tax.

You are urged to consult your own tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided in the section entitled “The Merger - Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 39.
Stockholders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Q:	What will happen to outstanding Superior equity compensation awards in the Merger?
A:	For information regarding the treatment of outstanding Superior equity awards, see the section entitled “The Merger Agreement - Treatment of Outstanding Equity Awards,” beginning on page 46.
Q:	When and where will the special meeting be held?
A:
The special meeting will be held virtually via live webcast on [•], 2025, at [•] a.m., Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualstockholdermeeting.com/SUP2025SM and enter the 16-digit control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from your broker, bank or other nominee. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Eastern Time. Please note that you will not be able to attend the special meeting in person.

Q:	Who is entitled to vote at the special meeting?
A:
Only holders of Shares of record as of the close of business on [•], 2025, the Record Date for the special meeting, are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each Common Share that you own (or into which the Series A Preferred Shares that you own are convertible) as of the close of business on the Record Date. As of the Record Date, there were [•] Common Shares issued and outstanding and entitled to vote at the special meeting (on a fully diluted basis with respect to shares entitled to vote and without giving effect to the conversion of the Preferred Shares). As of the Record Date, there were 150,000 Series A Preferred Shares issued and outstanding that would be convertible into 5,951,678 Common Shares entitled to vote at the special meeting.

Q:	What is the difference between being a “holder of record” and a “beneficial owner” of Shares held in “street name”?
A:
If, on the Record Date, your Shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those Shares, the stockholder of record. If your Shares are held by a bank, broker, trust or other nominee, you are considered the beneficial owner of Shares held in “street name.”

Q:	What proposals will be considered at the special meeting?
A:	At the special meeting, you will be asked to consider and vote on:
•
a proposal to adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, pursuant to which Merger Sub will be merged with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger Agreement Proposal”);

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transaction, including the Merger (the “Merger-Related Compensation Proposal”), as discussed in the section entitled “The Merger - Interests of Directors and Executive Officers in the Merger,” beginning on page 34; and

•
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).

You should read the section of this proxy statement entitled “The Merger - Reasons for the Merger,” beginning on page 30, for a discussion of the factors that the Transaction Committee and the Board considered in deciding to recommend the approval of the Merger Agreement. See also the section entitled “The Merger - Interests of Executive Officers and Directors in the Merger,” beginning on page 34.
Q:	What vote is required to approve each of the proposals?
A:
The approval of the Merger Agreement Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) of the Company entitled to vote thereon. Abstentions and failure to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Agreement Proposal.

The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). Failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). Failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
In addition, if a quorum is not present in person or represented by proxy at the special meeting, the special meeting may be adjourned by the vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares), the holders of which are either present in person or represented by proxy thereat, until a quorum will be present in person or represented by proxy.
Q:	How does the Board recommend that I vote on the proposals?
A:
The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the Transaction Committee and the Board. The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

For a discussion of the material factors considered by the Board and the Transaction Committee in reaching their conclusions, see the section entitled “The Merger - Reasons for the Merger,” beginning on page 30. In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of Superior stockholders generally. See the section entitled “The Merger - Interests of Directors and Executive Officers in the Merger,” beginning on page 34.
Q:	How will TPG, the directors of the Board and each of the other Supporting Stockholders vote the Shares they hold?
A:
Pursuant to the VSAs, the Supporting Stockholders who collectively represent approximately 39% of the voting power of the Common Shares and the Series A Preferred Shares (on an as-converted basis) outstanding as of July 25, 2025, agreed to vote or cause to be voted any Shares owned by them in favor of (“for”) (a) the Merger and the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Supporting Stockholder contained in the applicable VSAs and (ii) any acquisition proposal (which is not a superior proposal or an acquisition proposal for which the Board has made a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
In the event the Board makes a Change in Recommendation, each Supporting Stockholder may vote their Shares with respect to the above matters in any manner they choose. For more information, see the section entitled “Voting and Support Agreements,” beginning on page 4.
Q:	Do I need to attend the special meeting?
A:
No. It is not necessary for you to attend the special meeting in order to vote your Shares. If you are a holder of Shares as of the Record Date, you may vote by mail, by telephone or through the internet, as described in more detail below. If you are a “street name” holder of Shares, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting, as described in more detail below.

Q:	How many Shares need to be represented at the special meeting?
A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority in voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote at the meeting constitutes a quorum for the purpose of considering the proposals. A quorum is the minimum number of Shares required to be present at the special meeting for the meeting to be properly held under our bylaws and the DGCL.

As of [•], 2025 there were [•] Common Shares issued and outstanding and 150,000 Series A Preferred Shares issued and outstanding that would be convertible into 5,951,678 Common Shares. If you are a holder of Shares as of the Record Date and you vote by mail, by telephone, through the internet or at the special meeting via the virtual meeting website, you will be considered part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you provide voting instructions to your bank, broker, trust or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then your Shares will be counted in determining the presence of a quorum.
All Shares held by stockholders as of the Record Date that attend the special meeting via the virtual meeting website, or are represented by proxy, and entitled to vote at the special meeting, regardless of how such Shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. If a quorum is not present at the special meeting, then the Company may seek to adjourn the special meeting.
Q:
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Superior’s named executive officers that is based on or otherwise relates to the Merger?

A:
In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the Merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Superior is providing its holders of Shares as of the Record Date with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Superior’s named executive officers in connection with the Merger. For additional information, see the section entitled “Proposal 2: Merger-Related Compensation Proposal,” beginning on page 82.

Q:	What will happen if Superior stockholders do not approve the Merger-Related Compensation Proposal?
A:
The vote to approve the Merger-Related Compensation Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Approval of the Merger-Related Compensation Proposal is not a condition to completion of the Merger, and it is advisory in nature only, meaning that it will not be binding on Superior or Parent or any of their respective subsidiaries. Accordingly, if the Merger Agreement is adopted by Superior’s stockholders and the Merger is completed, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved.

Q:	What do I need to do now? How many votes do I have?
A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your Shares in one of the ways described below as soon as possible. You will be entitled to one vote for each Common Share that you owned (or into which your Series A Preferred Shares is convertible) at the close of business on [•], 2025, the Record Date.

Q:	How do I vote if I am a stockholder of record?
A:	You may vote by:
•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;
•	submitting your proxy by using the telephone number printed on each proxy card you receive;
•	submitting your proxy through the internet voting instructions printed on each proxy card you receive; or
•
casting your vote at proxyvote.com. Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualstockholdermeeting.com/SUP2025SM. The special meeting will be held on [•], 2025 and starts at 11:00 a.m., Eastern Time. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Eastern Time.

Submitting your proxy by mail, by telephone or through the internet will not prevent you from casting your vote at the special meeting via the virtual meeting website. You are encouraged to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting via the virtual meeting website to ensure that your Shares are represented at the special meeting.
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
Q:	What is the deadline for voting my Shares?
A:	If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m., Eastern Time on [•], 2025.
If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the enclosed postage-paid reply envelope or otherwise filed with our Corporate Secretary no later than 11:59 p.m. Eastern Time on [•], 2025.
You may also attend the special meeting virtually through the internet. If you are a beneficial owner, please review the voting instructions provided by your bank, broker, trust or other nominee for information on the deadline for voting your Shares.
Q:	If my Shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those Shares for me with respect to the proposals?
A:
If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting. Your bank, broker, trust or other nominee will NOT be able to vote your Shares on the proposals unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares. You may be able to vote by telephone or through the internet if your bank, broker, trust or other nominee offers these options. If you wish to vote by attending the special meeting via the virtual meeting website and your Shares are held in the name of a bank, broker, trust or other nominee, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other nominee of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days.
Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?
A:
Your bank, broker, trust or other nominee will NOT be able to vote your Shares on the proposals unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares. Because the Merger Agreement Proposal requires the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Furthermore, your Shares will not be included in the calculation of the number of Shares present at the special meeting for purposes of determining whether a quorum is present. However, if you provide voting instructions to your bank, broker, trust or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then your Shares will be deemed present at the special meeting for purposes of establishing a quorum at the special meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?
A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy delivered to David M. Sherbin, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, Superior Industries International, Inc., 26600 Telegraph Road, Suite 400, Southfield, MI 48033. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same Shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet. Alternatively, your proxy may be revoked or changed by attending the special meeting via the virtual meeting website and voting at the meeting. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your Shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Q:	What does it mean if I receive more than one proxy card?
A:
If you receive more than one proxy card, it means that you hold Shares that are registered in more than one account. For example, if you own your Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those Shares because they are held in a different form of record ownership. Therefore, to ensure that all of your Shares are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the internet by using the different voter control number(s) on each proxy card.

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding Shares, you may have already received a householding notification. For additional information, see the section entitled “Householding of Proxy Material,” beginning on page 93.
Q:	What happens if I sell my Shares before the special meeting?
A:
The Record Date for the special meeting is earlier than the expected date of completion of the Merger. If you own Shares as of the close of business on the Record Date but transfer your Shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the Merger Consideration will pass to the person who holds your Shares as of immediately prior to the Effective Time.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?
A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, holders of Common Shares of record who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a demand for appraisal rights in accordance with Section 262 of the DGCL will have the right to seek appraisal of the fair value of their Common Shares as determined by the Delaware Court of Chancery if the Merger is completed. Appraisal rights only will be available to these holders if they deliver a written demand for an appraisal to Superior prior to the vote on the Merger Agreement Proposal at the special meeting and they comply with the procedures and requirements set forth in Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For additional information, see the section entitled “Appraisal Rights,” beginning on page 84.

Q:	When is the Merger expected to be completed?
A:
We and Parent are working toward completing the Merger as quickly as possible. We currently anticipate that the Merger will be completed during the third quarter of 2025, but we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived. The Merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the Merger Agreement by Superior’s stockholders. For additional information, see the section entitled “The Merger Agreement - Conditions to the Merger,” beginning on page 61.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement Proposal is not approved by the Company’s stockholders, if the Merger Agreement is terminated or if the Merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your Shares and there can be no assurance that any other transaction acceptable to us will be offered, other than the Chapter 11 Structure (as defined in the RSA), or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the Merger Agreement is terminated or the Company fails to satisfy the Out-of-Court Milestones during the Support Period (each as defined in the RSA), it is expected the Company and certain of its subsidiaries will be required to commence voluntary petitions for relief under chapter 11 of the Bankruptcy Code in accordance with the RSA.
For additional information, see the section entitled “The Merger - Consequences if the Merger is Not Completed,” beginning on page 38.
Q:	Where can I find the voting results of the special meeting?
A:
The Company will publish final voting results from the special meeting in a Current Report on Form 8-K to be filed with the SEC following the special meeting. For more information, please see the section entitled “Where You Can Find More Information,” beginning on page 94.

Q:	Are there any requirements if I plan on attending the special meeting?
A:
The special meeting will be held virtually via live webcast only. Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualstockholdermeeting.com/SUP2025SM. The special meeting starts at [•] a.m., Eastern Time, on [•], 2025. We encourage you to allow ample time for online check-in, which will open at [•] a.m., Eastern Time. If you hold your Shares in “street name,” in order to be able to enter the special meeting you will need the control number included with your voting instruction card and voting instructions you received from your broker, bank, trust or other nominee of your Shares.
Q:	Where can I find more information about Superior?
A:
Superior files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 94.

Q:	Who can help answer my questions?
A:
For additional questions about the Merger, assistance in submitting proxies or voting Shares, or additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2643 (Toll-Free)
Email: info@okapipartners.com
If your Shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

THE MERGER
Overview
Superior is seeking the adoption by its stockholders of the Merger Agreement. Under the terms of the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Superior. Superior will survive the Merger as a wholly owned subsidiary of Parent. The Transaction Committee and the Board have approved the Merger Agreement and recommends that Superior stockholders vote “FOR” the Merger Agreement Proposal.
At the Effective Time, each Share that is issued and outstanding immediately prior to the Effective Time (other than in respect of Excluded Shares and Dissenting Shares), will be cancelled, will cease to exist and will be converted into the right to receive:
•	with respect to each Common Share, the Common Stock Merger Consideration; and
•	with respect to each Series A Preferred Share, the Preferred Stock Merger Consideration.
Following the completion of the Merger, Superior will cease to be a publicly traded company and will become a direct, wholly owned subsidiary of Parent.
Background of the Merger
The following is a summary of the principal events, meetings, negotiations, and actions that led to the execution and public announcement of the Merger Agreement. This summary does not purport to catalogue every interaction among the Company, the Board, the Company’s management or advisors, affiliates of Parent or any other parties or their respective advisors or representatives, but is instead a summary of material developments over the course of such discussions and negotiations.
The Board, together with the Company’s management and with the assistance of the Company’s advisors, regularly reviews and assesses the Company’s strategic direction, financial performance and business plans with a view towards strengthening the Company’s business and identifying opportunities to increase stockholder value, taking into account financial, industry, competitive and other applicable considerations. As part of this periodic review and assessment, from time to time during the two-year period prior to the Company’s entry into the Merger Agreement, the Board and the Company’s management considered potential strategic alternatives, and engaged in business development and strategic discussions with other participants in the industry in which the Company operates in order to complement and expand the Company’s existing business and operations. As part of this review and assessment, representatives of the Company’s management have, from time to time, attended preliminary meetings with certain parties who expressed interest in meeting with the Company. The Board was provided with regular updates regarding these interactions during their meetings. During the two-year period prior to the Company’s entry into the Merger Agreement, none of these prior discussions progressed beyond preliminary phases, other than as described below.
In connection with the Board’s periodic review and assessment described above, in January 2024, at the direction of the Board, the Company retained Financial Advisor A to assist the Company with evaluating alternatives to address the upcoming maturity of the Company’s 6.000% Senior Notes due 2025 (the “Notes”), as well as to evaluate strategic alternatives regarding the Company’s Series A Preferred Shares.
From February 2024 until August 2024, the Company and its advisors engaged and negotiated with various third parties to explore a strategic financing transaction. As a result of these efforts, on August 14, 2024, the Company amended and restated its existing term loan credit agreement, to, among other things, provide for a new $520.0 million term loan, the proceeds of which were subsequently applied, in part, to refinance the outstanding term loans under the Company’s term loan credit agreement and to discharge the outstanding principal amount of the Notes.
In December 2024, given the right of the holders of the Series A Preferred Shares to unconditionally redeem such Series A Preferred Shares beginning on September 14, 2025, the Board determined it would be in the Company’s best interest to explore the strategic alternatives available to the Company. In connection with such exploration, the Board authorized the Company’s management to work with and engage Lazard Frères & Co. LLC (“Lazard”) based upon, among other factors, Lazard’s reputation, qualifications, expertise and experience in mergers and acquisitions, valuation, financing and capital markets and its familiarity with the Company and knowledge of the Company’s business and the industry in which the Company operates. Lazard was engaged to, among other matters, reach out to parties that might be interested in a potential strategic transaction with the Company and that might be able to provide an attractive offer price, and to report back to the Board in due course.
Between January 2025 and April 2025, at the direction of the Company’s management, representatives of Lazard, on behalf of the Company, conducted a broad outreach to those parties that the Company’s management, in consultation with Lazard, believed might have been interested in potentially exploring a strategic transaction with the Company, which resulted in representatives of Lazard and the Company’s management engaging with thirty-eight (38) different third parties, twenty-nine (29) of which were financial sponsors and nine (9) of which were strategic parties.
During January and February of 2025, the Company’s management held introductory awareness meetings with three (3) strategic parties and ten (10) financial sponsors, and, based on discussions with such parties, provided limited non-public materials regarding the Company’s business and operations to, and conducted management presentations with, four (4) of the financial sponsors. The eighteen (18) parties who received non-public materials (including those parties who participated in introductory awareness meetings and management presentations) signed confidentiality agreements with the Company (without any standstill restrictions) prior to their receipt of such non-public materials.
Subsequently, on February 19, 2025, the Company received non-binding indications of interest from four (4) of the financial sponsors to acquire the Company (the “February Proposals”), which indicated a range of enterprise values of the Company from $685 million to $850 million.
On February 26, 2025, the Board held a regularly scheduled meeting attended by the Company’s management and representatives of Lazard, at which, among other things, representatives of Lazard reviewed the status of the potential sale process, including the number of strategic parties and financial sponsors contacted, at Company management’s direction, and the number of non-disclosure agreements executed. The Board and representatives of Lazard also discussed the financial terms, timing and key diligence areas with respect to each of the February Proposals. The Board and representatives of Lazard also discussed the timing of the potential sales process and next steps.
During the last week of February through early March, at the direction of the Company’s management, Lazard, in coordination with the Company, prepared a virtual data room on behalf of the Company in anticipation of diligence questions from prospective buyers. All four (4) parties who submitted the February Proposals were provided access to the virtual data room on March 1, 2025, and they subsequently submitted diligence questions and received responses.
On March 7, 2025, the Company received a non-binding indication of interest from an additional financial sponsor to acquire the Company for a purchase price reflecting an enterprise value of $725 million (the “March Proposal” and, together with the February Proposals, the “Proposals”). The financial sponsor who submitted the March Proposal was granted access to the virtual data room on March 10, 2025, and subsequently submitted diligence questions and received responses. In March 2025, the Company’s management met with and provided a management presentation to three (3) of the financial sponsors who submitted February Proposals and the financial sponsor who submitted the March Proposal. The fourth financial sponsor who submitted a February Proposal withdrew from the process prior to any management presentation.
In early April 2025, the Company was notified by certain customers in North America, without any prior notice and within days of each other, of their intent to re-source all outstanding purchase orders to other suppliers with a minimal wind down period and to not issue any additional purchase orders to the Company thereafter (the “Customer Losses”). These customers represented approximately 40% of the Company’s consolidated net sales for the year ended December 31, 2024, and approximately 36% of the Company’s consolidated net sales for the year ended December 31, 2023.
On April 3, 2025, the Board held a meeting attended by the Company’s management and representatives of Lazard, at which, among other things, the Board was provided with an update regarding the Customer Losses that had occurred at that point, and discussed with management of the Company the impact of the Customer Losses on the Company’s liquidity. In addition, the representatives of Lazard discussed with the Board the interest in acquiring the Company that was previously communicated by several of the potential buyers who submitted Proposals and the impact of the Customer Losses that had occurred to date on such interest, including the feedback received from a potential buyer after learning of such development. Following discussion and consideration, the Board determined to pause the potential sale process until the impact of such Customer Losses could be more fully analyzed and the Company had determined its next steps in relation thereto.
On April 5, 2025, the Board held a meeting attended by the Company’s management, representatives of Lazard and representatives of Weil, Gotshal & Manges LLP (“Weil”), the Company’s legal counsel, at which, among other things, the Board was provided with an update regarding the Customer Losses. The Board and management of the Company discussed near term strategic options for the Company in connection with its liquidity challenges arising from the Customer Losses, and the Company’s approach with respect to other customers. Following the Board meeting, Mr. Abulaban had a discussion with a representative of Oaktree Capital Management (“Oaktree”), a significant lender in the Company’s senior secured term loan credit facility (the “Term Loan” and such lenders, the “Term Loan Lenders”) to inform him of the Customer Losses and that the Company was evaluating the impact of such losses, including on the Company’s liquidity position.
Also on April 5, 2025, the Company engaged Alvarez & Marsal North America, LLC (“A&M”) to act as a financial advisor to the Company based upon, among other factors, A&M’s reputation, qualifications, expertise and experience in distress situations and its familiarity with the Company and knowledge of the Company’s business and the industry in which the Company operates. A&M was engaged to, among other matters, assist with management of the Company’s liquidity position following the Customer Losses, as well as to analyze and evaluate the strategic options available to the Company.
From April 6, 2025 through May 12, 2025, at the direction of the Company’s management, representatives of Lazard held numerous discussions with the representatives of the Term Loan Lenders regarding the Customer Losses and the Company’s liquidity position.
On April 8, 2025, the Board held a meeting attended by the Company’s management, representatives of Lazard and representatives of Weil to discuss, among other things, the Company’s response to the Customer Losses, the impact of the Customer Losses on the potential sale process, and the conversations between representatives of the Company and the Term Loan Lenders. Following discussion regarding the benefits and considerations, it was determined that Lazard should inform the potential buyers who had submitted Proposals about the Customer Losses and, on behalf of the Company, would provide them with due diligence information reflecting the Company’s initial and preliminary views on the anticipated impact of the same, with the goal of restarting the sale process that had been previously paused and receiving new indications of interests from such potential buyers.
On April 14, 2025, the Board held a meeting attended by the Company’s management and representatives of each of Lazard and Weil at which, among other things, the Board was provided with an update regarding the Customer Losses and the impact thereof, including on the Company’s liquidity position, as well as discussions with Oaktree and certain of the financial sponsors who had submitted the Proposals. The representatives of Lazard discussed with the Board certain concerns raised by the financial sponsors, including the recently implemented tariffs, and informed the Board that formal feedback from each of the financial sponsors was expected within a few days, and that such feedback would be provided to the Board.
Later on April 14, 2025, members of the Company’s management and representatives of Lazard held discussions with three (3) of the financial sponsors who had submitted the Proposals. Between April 15, 2025 and April 23, 2025, at the direction of the Company’s management, representatives of Lazard had follow-up discussions with each of those financial sponsors.
On April 24, 2025, the Company, after consultation with Lazard, provided the Term Loan Lenders with a preliminary view of the Company’s revised business plan for the remainder of 2025, which accounted for the volume impact of the Customer Losses. This revised business plan indicated liquidity challenges for the Company and, as a result, the Company needed covenant relief from its lenders. In addition, the Company’s preliminary view of its revised business plan suggested that the existing capital structure of the Company was not viable over the longer-term, necessitating a broader capital structure solution.
Beginning on April 24, 2025, on behalf of the Company, the Company authorized representatives of Lazard to provide representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), legal counsel to the

Term Loan Lenders, with access to an electronic data room for detailed legal due diligence review in respect of a potential transaction. From April 24, 2025 to July 8, 2025, the Term Loan Lenders and their advisors conducted due diligence on the Company, and numerous due diligence sessions with management and the Company’s advisors were conducted.
By April 29, 2025, each of the financial sponsors who had submitted a Proposal had informed Lazard that it was no longer interested in pursuing a potential acquisition of the Company for a number of reasons, including the Customer Losses and resulting impact to their views on the Company’s business prospects (including the fact that their resulting views would not exceed the value of the Term Loan), as well as concerns regarding the impact of the Customer Losses on whether other customers would continue their relationships with the Company and the trade and policy headwinds facing the Company.
The Company and Lazard executed an engagement letter effective as of May 1, 2025 related to Lazard’s engagement by the Company in connection with, among other things, a recapitalization or sale transaction involving the Company.
On May 1, 2025, Paul Weiss provided Weil with an initial draft of a non-binding term sheet setting forth a proposed structure of a recapitalization transaction, including that such a transaction would be implemented either out-of-court through a merger (but only in the event that, prior to the execution of a merger agreement, the Term Loan Lenders received assurances satisfactory to them that holders of a sufficient number of Common Shares and the holder of the Series A Preferred Shares would enter into agreements to vote to approve the merger), or in-court through prepackaged or prearranged cases under chapter 11 of the Bankruptcy Code. No proposed value for the Common Shares or Series A Preferred Shares was included in the initial draft non-binding term sheet.
On May 5, 2025, Paul Weiss provided Weil with a draft non-binding term sheet setting forth the proposed terms of a $70 million delayed draw term facility under the Company’s existing term loan facility (the “Bridge Facility”), as well as proposed financial covenant waivers and other financial accommodations. Among other things, the draft term sheet set forth certain milestones that the Company was required to achieve prior to funding of the Bridge Facility, including (i) entry into a support agreement with the Term Loan Lenders that provides for a comprehensive recapitalization of the Company, (ii) the provision of due diligence information reasonably satisfactory to the Term Loan Lenders and (iii) the achievement of certain business milestones, including the delivery of executed agreements with certain customers relating to awarded business and receiving assurances from certain customers as to their commitment to maintaining their existing relationships with the Company. The non-binding term sheet also contemplated certain conditions precedent to the effectiveness of the amendment to the Company’s existing term loan facility to provide for the Bridge Facility, including (i) satisfaction of all applicable milestones, (ii) the provision of due diligence information reasonably satisfactory to the Term Loan Lenders, (iii) the appointment of a new independent director to the Board and (iv) the creation of a special committee of the Board, on which the new independent director must serve.
On May 6, 2025, the Board held a meeting attended by the Company’s management and representatives of each of Lazard, Weil and A&M, at which, among other things, the representatives of each of Weil and Lazard provided the Board with an update on the status of the negotiations related to the Bridge Facility commitment letter and the terms thereof, including the milestones that the Company would be required to achieve prior to the funding of the Bridge Facility. Representatives of Lazard also discussed with the Board the Company’s liquidity needs, including the fact that, absent a capital injection (the most likely source of which would be the Term Loan Lenders, given the Company’s lack of unencumbered assets, limited debt incurrence flexibility and credit profile), the Company could exhaust its liquidity in the coming weeks. The representatives of Lazard also discussed with the Board the potential reaction by the market and credit rating agencies to the disclosures that would be made in the Company’s upcoming Quarterly Report on Form 10-Q. A discussion ensued with respect to how such reaction underscored the necessity of both an immediate liquidity infusion and a transaction led by the Company’s lenders that would materially deleverage the Company’s capital structure. The Board then discussed with representatives of each of Lazard, Weil and A&M, among other things, the general terms and considerations of both an out-of-court and in-court recapitalization transaction. The Board also discussed the fact that pursuing an out-of-court transaction would maximize value for holders of the Company’s equity and debt.

On May 7, 2025, Paul Weiss provided Weil with a draft commitment letter for the Bridge Facility, which set forth, among other things, the commitment of the term loan lenders to provide the Bridge Facility to the Company, subject to the satisfaction of certain conditions, including achievement of the milestones described above.
Between May 7, 2025 and May 11, 2025, the Company and the Term Loan Lenders, through their respective legal counsel, negotiated and finalized the Bridge Facility commitment letter and continued to negotiate the terms of the Term Sheet.
On May 10, 2025, the Board held a meeting attended by the Company’s management and representatives of each of Lazard and Weil, at which, among other things, the representatives of Lazard provided the Board with an update on the status of the Company’s liquidity needs, which had become further strained due, in part, to a temporary suspension of certain of the Company’s factoring facilities and an update on the ongoing negotiations related to the Bridge Facility commitment letter and recapitalization transaction. Representatives of Lazard and management then discussed with the Board certain options to manage liquidity, as well as the terms of the Bridge Facility commitment letter being negotiated with the Term Loan Lenders, including the milestones that the Company would be required to achieve prior to the funding of the Bridge Facility, including (i) the appointment of a new independent director to the Board, (ii) the formation of a transaction committee of the Board to oversee any recapitalization transaction involving the Company, on which the new independent director must serve, (iii) entry into a support agreement with the Term Loan Lenders providing for a comprehensive recapitalization of the Company, (iv) the provision of due diligence information reasonably satisfactory to the Term Loan Lenders and (v) the achievement of certain business milestones, including the delivery of executed agreements with certain customers relating to awarded business, remaining in certain customers’ bidding processes and receiving assurances from certain customers as to their commitment to maintaining their existing relationships with the Company.
On May 11, 2025, an informal update meeting was held with certain members of the Board, Company management and representatives of each of Lazard and Weil, at which, among other things, the representatives of each of Weil and Lazard provided an update on the status of the negotiations related to the Bridge Facility commitment letter and the terms thereof, including the milestones that the Company would be required to achieve prior to the funding of the Bridge Facility, including the fact that the transaction committee of the Board to be formed would be required to oversee any recapitalization transaction involving the Company and to approve such a transaction.
On May 11, 2025, the Term Loan Lenders, through Paul Weiss, proposed to Weil that the total consideration to be provided to the holders of Common Shares in connection with an out-of-court merger would be $3.0 million (the “Common Share Proposal”).
On May 12, 2025, prior to the opening of trading of the Common Shares on NYSE, the Company entered into the Bridge Facility commitment letter.
Later on May 12, 2025, the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which disclosed that, as a result of the Customer Losses (which were expected to significantly affect the Company’s ability to generate cash from operating activities or from the sale of trade receivables in the near term) and based on its then-current estimates and forecasts, including the amounts then drawn on the Company’s revolving credit facility, the Company did not expect that it would have the cash and cash equivalents or sufficient liquidity to fund its operations and meet its obligations as they became due over the subsequent twelve months. In addition, the Company disclosed that it expected it would not be able to meet its financial covenants under its credit agreements as early as June 30, 2025 if it did not obtain additional sources of funding or obtain waivers or amendments of such provisions. The Company disclosed that as a result of these adverse conditions and events, there was substantial doubt about the Company’s ability to continue as a going concern. Additionally, the Company disclosed that it planned to eliminate previously planned capital expenditures and reduce capital expenditures to a minimum level to maintain existing equipment to support the Company’s then current business needs and pursue initiatives to reduce investments in working capital, primarily inventory.
Between May 15, 2025 and June 4, 2025, the Company engaged in negotiations with the Term Loan Lenders and its revolving credit lenders to amend the Company’s existing term loan and revolving credit agreements to give effect to the Bridge Facility and to agree to certain financial covenant relief.

On May 22, 2025, the Wall Street Journal reported that Oaktree and certain lenders were in talks to acquire the Company.
On May 27, 2025, the Board held a meeting attended by the Company’s management and representatives of each of Lazard, Weil and A&M, at which, among other things, the representatives of each of Weil and Lazard provided the Board with an update on the status of the negotiations related to the amendment to the Term Loan and revolving credit facility to implement the terms of the Bridge Facility commitment letter and the terms thereof, including the milestones (and updates with respect to progressing on those milestones). The representatives of Lazard also updated the Board on the latest discussions with the Company’s suppliers, vendors, revolving credit lenders and Term Loan Lenders, in each case that had been authorized by the Company. The representatives of Lazard then updated the Board on the progress regarding the broader recapitalization transaction involving the Term Loan Lenders, including the Common Share Proposal, as well as the Term Loan Lenders’ discussions with the holder of the Series A Preferred Shares to determine whether proceeding with an out-of-court transaction was feasible, given the Term Loan Lenders’ requirement that the holder of the Series A Preferred Shares enter into a support agreement in connection with the potential transaction. The representatives of Lazard discussed with the Board the latest proposal made by the Term Loan Lenders to the holder of the Series A Preferred Shares, which reflected cash consideration equal to two (2) times the value of the cash consideration payable to the holders of Common Shares, and three percent (3%) of the common equity of the post-closing private company (the “Preferred Share Proposal”). The Board discussed the Common Share Proposal and Preferred Share Proposal with the representatives of Lazard, including whether there might be additional value that the Term Loan Lenders would be willing to pay the holders of Common Shares in order to proceed with an out-of-court transaction. The Board also discussed the fact that the alternative to proceeding with a transaction with the Term Loan Lenders would likely be to file for bankruptcy protection (in which case it would be unlikely that holders of Common Shares would obtain any value). Following discussion, the Board requested that the Company’s management direct Lazard to make a counterproposal of $0.20 per Common Share (or approximately $6.0 million), but also discussed that any value that could be obtained for the holders of Common Shares would be better than if the Company pursued an in-court transaction.
In connection with the milestones set forth in the commitment letter for the Bridge Facility, on May 28, 2025, the Board (i) increased the size of the Board from eight to nine members and appointed Keshav Lall to serve as a member of the Board, (ii) established the Transaction Committee with the authority to consider, negotiate, approve, authorize and act upon one or more recapitalization or similar transactions with the Company’s term loan lenders and (iii) appointed Timothy McQuay, Deven Petito and Keshav Lall to serve on the Transaction Committee.
On May 28, 2025, at the direction of the Company’s management, representatives of Lazard conveyed the Board’s counterproposal of $0.20 per Common Share (or approximately $6.0 million) with respect to the holders of Common Shares to representatives of Oaktree. On May 29, 2025, representatives of Oaktree, on behalf of the Term Loan Lenders, told the representatives of Lazard that the Term Loan Lenders were not willing to pay the holders of Common Shares more than $3.0 million, noting that if the Term Loan Lenders pursued the transaction in-court, then the holders of Common Shares would likely receive no consideration.
On June 4, 2025, Weil provided a draft Merger Agreement and draft form of Voting and Support Agreement (“VSA”) to Paul Weiss. The VSA was expected to be entered into by the directors and officers of the Company as well as certain other stockholders of the Company, including TPG, the holder of all of the issued and outstanding Series A Preferred Shares.
Separately, on June 4, 2025, the Company entered into an amendment to its existing term loan credit agreement, pursuant to which, among other things, the Term Loan Lenders agreed to provide the Bridge Facility, of which $10 million was funded on June 4, 2025 and the remainder of which was to be funded in accordance with the terms and conditions of the amended term loan credit agreement. Also on June 4, 2025, the Company entered into an amendment to its existing revolving credit agreement, pursuant to which, among other things, the Company’s revolving credit lenders agreed to (i) a limited waiver of the financial covenants and (ii) the incurrence of the Bridge Facility. Pursuant to the amendment to the Company’s existing term loan credit agreement, among other milestones, the Company was required to enter into the Recapitalization Support Agreement (“RSA”) by June 11, 2025.

On June 5, 2025, Weil provided a draft RSA to Paul Weiss which, consistent with the Term Sheet, provided for the Term Loan Lenders agreeing to support an out-of-court recapitalization through a merger transaction (so long as the Company met certain specified milestones related to such a transaction), which transaction would provide consideration to both holders of Common Shares and the holder of the Series A Preferred Shares. In the event that a merger agreement evidencing such a transaction could not be executed by a specified date to be determined, or if holders of the requisite number of Common Shares and the Series A Preferred Shares to approve such a transaction were not obtained prior to entry into the merger agreement, then the Company would agree to support an in-court transaction through prepackaged or prearranged cases under chapter 11 of the bankruptcy code, pursuant to which holders of Common Shares would receive no consideration and the holder of the Series A Preferred Shares would receive no cash consideration.
On June 11, 2025, the Company requested an initial extension of the deadline to enter into the RSA, which was granted by the requisite Term Loan Lenders and revolving credit lenders. Between June 11, 2025 and July 7, 2025, the Company requested, and the Term Loan Lenders and revolving credit lenders granted, an extension of this deadline seven (7) times to permit the parties to continue negotiating and documenting the RSA and the other transaction documents.
On June 12, 2025, Paul Weiss provided Weil with comments to the draft merger agreement and draft form of VSA. From June 12, 2025 through July 8, 2025, the Company, the Term Loan Lenders, and their respective legal advisors negotiated the Merger Agreement, the form VSA, the RSA and related transaction documents. Significant areas of discussion and negotiation included: (i) the restrictions on the Company’s ability to solicit acquisition proposals from other potential buyers and the fiduciary exception to this restriction permitting the Company to consider and negotiate superior proposals, make a change of recommendation to stockholders to vote in favor of a superior proposal instead of the Merger and the Merger Agreement, and to terminate the Merger Agreement to enter into an alternative acquisition agreement that resulted from a superior proposal; (ii) the level of conditionality in the Merger Agreement, including with respect to entering into a revolving credit facility for the Company following consummation of the Merger and the delivery of certain contracts at closing; (iii) the termination rights of Parent under the Merger Agreement, including if the Company did not file a preliminary proxy statement by the date that is fifteen (15) business days following the execution of the Merger Agreement, if there was certain litigation related to the Transactions and if certain contracts were not delivered to the Company by certain dates; (iv) the scope of the representations and warranties and covenants of the parties, including restrictions on the Company’s operations during the interim period and (v) the treatment of the Company’s employees.
On June 17, 2025, the Company and the Term Loan Lenders agreed to a form of VSA for the holders of Common Shares which the parties intended to be executed by each director and officer of the Company who owned Common Shares, as well as certain other stockholders of the Company who owned Common Shares, which form of VSA provided that if the Board made a change in recommendation with respect to the Merger and the Merger Agreement, the stockholders party thereto may vote their shares in any manner they choose. Following such agreement, Weil sent a proposed form of VSA that the parties intended to be executed by TPG, as the holder of all of the issued and outstanding Series A Preferred Shares, to TPG’s legal counsel, Kirkland & Ellis, LLP, for its review and comment. From June 17, 2025 to July 6, 2025, the Company, the Term Loan Lenders, TPG and their respective legal advisors negotiated the VSA for the Series A Preferred Shares.
Also on June 17, 2025, the Company received a written notice from the NYSE that the Company no longer satisfied the continued listing compliance standards under the NYSE Listed Company Manual because the average closing price of the Common Shares was less than $1.00 per share over a consecutive 30-trading day period. Additionally, representatives of Paul Weiss shared with representatives of Weil the Term Loan Lenders’ view on potential changes to management.
On June 18, 2025, the Transaction Committee held a meeting attended by representatives of each of Lazard, Weil and A&M at which, among other things, the representatives of Lazard and Weil discussed with the Transaction Committee a status update on the negotiations with the Term Loan Lenders and the key terms thereof, including the fact that the Term Loan Lenders had informed the representatives of Lazard that they were not willing to pay more than $3.0 million to the holders of Common Shares, as well as an update on how discussions between the Company’s management and its customers, with representatives of the Term Loan Lenders in attendance, had progressed. The Transaction Committee also discussed the importance of effectively managing customer relationships during the period between signing of the Merger Agreement and the closing of the Transactions. Representatives of each of Lazard and Weil also discussed with the Transaction Committee the Term Loan Lenders’ views on potential changes to management.
Immediately following the meeting of the Transaction Committee, on June 18, 2025, the Board held a meeting, attended by representatives of each of Lazard, Weil and A&M, at which, among other things, representatives of each of Lazard and Weil provided an update to the Board on the negotiations with the Term Loan Lenders and the key terms thereof, including the fact that the Term Loan Lenders had informed the representatives of Lazard that they were not willing to pay more than $3.0 million to the holders of Common Shares, as well as an update on how discussions between the Company’s management and its customers, with representatives of the Term Loan Lenders in attendance, had progressed. The Board also discussed the importance of effectively managing customer relationships during the period between signing of the Merger Agreement and the closing of the Transactions. Representatives of Lazard also discussed with the Board the Company’s liquidity position, strategies the Company was undertaking to preserve capital, and the timing of the next required capital injection. Representatives of each of Lazard and Weil also discussed with the Board the Term Loan Lenders’ views on potential changes to management. Following discussion regarding the fact that, absent pursuing an out-of-court transaction with the Term Loan Lenders, the Company would need to file for bankruptcy protection, in which event it would be unlikely that there would be any value for holders of Common Shares, the Board concluded that it was in the best interests of the Company to continue to pursue the out-of-court transaction, given the Common Share Proposal was the best that the Term Loan Lenders were willing to offer, and that was better for the holders of Common Shares than the lack of consideration they would likely receive in connection with a bankruptcy.
On June 19, 2025 Paul Weiss provided Weil with an initial draft of the Subscription Agreement pursuant to which the Company would issue to Parent, and Parent would subscribe for and purchase from the Company, a certain number of Common Shares. From June 19, 2025 to July 8, 2025, the Company, the Term Loan Lenders and their respective legal advisors negotiated the Subscription Agreement. A significant area of discussion and negotiation included the number of Common Shares that Parent would subscribe for and purchase from the Company.
On June 23, 2025, the Board held an informal update discussion, attended by representatives of each of Weil and Lazard to receive an update on the negotiations with the Term Loan Lenders and the key terms thereof, including the Term Loan Lenders’ views on potential changes to management, as well as the importance of maintaining stability both externally for customers and internally for employees. The Board instructed members of the Transaction Committee to discuss the matter directly with the Term Loan Lenders and report back to the Board.
Between June 23, 2025 and July 6, 2025, members of the Transaction Committee, representatives of the Term Loan Lenders and representatives of each of Weil, Lazard and Paul Weiss held discussions and negotiations regarding the open points in the transaction documents, including the closing conditions and termination rights in the Merger Agreement.
On June 24, 2025, the Company received a written notice from the NYSE that the NYSE determined to immediately suspend trading in the Common Shares due to a determination that the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million. The notice also stated that NYSE would apply to the SEC to delist the Common Shares upon completion of all applicable procedures.
On June 25, 2025, the NYSE filed a Form 25-NSE with the SEC in connection with delisting the Common Shares from the NYSE, which delisting became effective 10 days later on July 5, 2025. The Common Shares began to trade publicly on the OTC Pink under the ticker symbol “SSUP” on June 25, 2025.
On July 6, 2025, the Board and Transaction Committee held a joint meeting attended by members of the Company’s management and representatives of each of Lazard, Weil and A&M, at which, among other things, representatives of Lazard provided an update on the Term Loan Lenders’ due diligence efforts and the status of the Bridge Loan facility funding. Representatives of A&M provided the Board and the Transaction Committee with an update regarding the Company’s commercial activity, including recent customer developments. Weil then reviewed and discussed the Board’s and Transaction Committee’s fiduciary duties under Delaware law and presented the Board and Transaction Committee with an overview of the key terms of each of the Merger

Agreement (including the consideration to be paid to holder of Common Shares), VSAs, Subscription Agreement and RSA. The Board and Transaction Committee then discussed the key terms of the transaction documents, the benefits of the potential transaction, the Company’s liquidity position, including the fact that, absent continued funding under the Bridge Facility, the Company would not have sufficient liquidity to continue to operate, and it being a requirement under such facility in order to access such funding that the RSA be executed, and the lack of any actionable alternative that would offer greater value to the Company’s equityholders, including the likelihood that there would be no value for the holders of Common Shares and no cash consideration for the holders of the Series A Preferred Shares in the event of a filing under chapter 11 of the Bankruptcy Code (see below under the section entitled “The Merger—Reasons for the Merger,” beginning on page 30).
Following the discussion, the Transaction Committee unanimously (i) approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) recommended to the Board that the Merger Agreement be submitted to the Company’s stockholders for adoption; and (iv) recommended to the Board that the Board recommend that the stockholders of the Company vote to adopt the Merger Agreement. The Board then (i) approved and declared advisable the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger is in the best interests of the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption and (iv) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement.
On July 8, 2025, Parent obtained the applicable approvals from its equityholders to enter into the Merger Agreement.
In the morning of July 8, 2025, the Company and Parent executed the Merger Agreement, the RSA and the Subscription Agreement. Concurrently, the Company executed the VSAs with each applicable counterparty and, prior to the opening of trading on the OTC Pink Open Market, the Company and Parent issued a joint press release announcing the Transactions and the execution of the Merger Agreement and related agreements.
Recommendation of the Board
At a meeting of the Transaction Committee on July 6, 2025, after careful consideration, including detailed discussions with the Company’s management, legal advisor and financial advisor, the Transaction Committee unanimously:
•
approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

•	determined that the Merger is in the best interests of the Company and its stockholders;
•	recommended to the Board that the Merger Agreement be submitted to the Company’s stockholders for adoption; and
•	recommended to the Board that the Board recommend that the stockholders of the Company vote to adopt the Merger Agreement.
At a meeting of the Board on July 6, 2025, after careful consideration, including detailed discussions with the Company’s management, legal advisor and financial advisor, the Board:
•
approved and declared advisable the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger upon the terms and subject to the conditions set forth in the Merger Agreement;

•	determined that the Merger is in the best interests of the Company and its stockholders;
•	directed that the Merger Agreement be submitted to the stockholders of the Company for adoption; and
•	resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement.

Accordingly, the Board recommends that, at the special meeting, you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Reasons for the Merger
After careful consideration, with the assistance of experienced independent financial and legal advisors, as well as the Company’s management team,
•
the Transaction Committee unanimously (i) approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) determined that the Merger is in the best interests of the Company and its stockholders; (iii) recommended to the Board that the Merger Agreement be submitted to the Company’s stockholders for adoption; and (iv) recommended to the Board that the Board recommend that the stockholders of the Company vote to adopt the Merger Agreement; and

•
the Board (i) approved and declared advisable the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) determined that the Merger is in the best interests of the Company and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption; and (iv) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement.

The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
In evaluating the Merger, the Transaction Committee and the Board each consulted with the Company’s financial and legal advisors, as well as the Company’s management team, and considered a number of factors that supported their respective decisions to approve the Merger Agreement (not necessarily in order of relative importance) and the Merger, including the following:
•
Consideration. The Transaction Committee and the Board considered the fact that the Transactions provide, in the view of both the Transaction Committee and the Board, (a) the highest consideration payable to the Company’s stockholders that was reasonably obtainable and (b) a price per Common Share that was unlikely to be achieved on a standalone basis given the Company’s financial condition and liquidity position.

•
Financial condition. The Transaction Committee and the Board considered the Company’s standalone business plan and the risks associated with the Company’s ability to execute on its strategic plan given that, following the Customer Losses, based on management’s estimates and forecasts, absent obtaining additional liquidity, management did not expect the Company would have the cash and cash equivalents or sufficient liquidity to fund the Company’s operations and meet its obligations as they became due, as reported in the Company’s Quarterly Report on Form 10-Q with respect to the quarter ended March 31, 2025 (the “going concern”), and that the Company would be expected to seek relief under chapter 11 of the Bankruptcy Code if it did not reach an agreement with the Term Loan Lenders regarding an out-of-court transaction, including the Transactions.

•
Avoidance of Chapter 11. The Transaction Committee and the Board considered (i) a filing under chapter 11 of the Bankruptcy Code would likely result in no recovery to holders of Common Shares and holders of Preferred Shares and the Company’s creditors’ claims being impaired, as compared to an out-of-court transaction, which would likely result in greater value to the equityholders and creditors of the Company than a filing under chapter 11 of the Bankruptcy Code, and (ii) management’s belief that the Company would be unlikely to obtain new orders from customers in the preparation for and pendency of a bankruptcy, given the uncertainty and business disruption that can result from such a process.

•	Potential Interested Counterparties. The Transaction Committee and the Board considered that, from January to April 2025, at the direction of the Company, Lazard engaged with 38 potential counterparties with respect to a third party sale process and that, although the Company received five indications of interest, all bidders withdrew from the process following the disclosure of the Customer Losses. Additionally, the Transaction Committee and the Board considered that the “fiduciary out” provisions in the Merger Agreement would allow any interested third party to offer a superior proposal prior to the stockholders’ special meeting.
•
Public Disclosures. The Transaction Committee and the Board considered the fact that, despite (i) the Company’s issuance of a press release on May 12, 2025 stating that it was engaged in advanced discussions with its lenders on a recapitalization transaction designed to significantly de-lever the Company’s balance sheet, address the Preferred Shares and significantly reduce outstanding debt by exchanging debt for Common Shares, (ii) the Company’s disclosure in its Quarterly Report on Form 10-Q filed on May 12, 2025 that, as a result of adverse conditions and events, there was substantial doubt about the Company’s ability to continue as a going concern and (iii) the May 22, 2025 Wall Street Journal article that reported Oaktree Capital Management and certain lenders were in talks to acquire the Company, no interested potential counterparties contacted the Company.

•
Potential Strategic Alternatives. The Transaction Committee and the Board considered (1) potential alternatives to the Transactions, including the possibility of continuing to operate the Company as an independent entity, filing for bankruptcy protection under chapter 11 of the Bankruptcy Code, raising equity capital or obtaining additional financing and the availability and risks of such alternatives, (2) potential benefits to stockholders of the Company of these alternatives and the timing and likelihood of effecting such alternatives, including the impact to stakeholder recoveries in the absence of the Transactions, (3) the liquidity challenges facing the Company and the fact that the Term Loan Lenders were the most likely source of additional capital, (4) the likelihood that there would be no value for the holders of Common Shares and little to no value for holders of Preferred Shares in the event of a filing under chapter 11 of the Bankruptcy Code, as well as the potential impairment of relationships with other customers in a bankruptcy and potential harm to the Company’s commercial relationships resulting from bankruptcy and (5) the Transaction Committee’s and the Board’s assessment that, besides a filing under chapter 11 of the Bankruptcy Code, none of the alternatives considered by the Transaction Committee and the Board were reasonably likely to be capable of being consummated prior to the Company’s liquidity need creating the need to file under chapter 11 of the Bankruptcy Code than the Transactions.

•
Negotiation Process. The Transaction Committee and the Board considered the fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by the Company with the assistance of its financial advisor and outside legal counsel.

•
Capital Structure. The Transaction Committee and the Board considered the fact that, as a result of implementing the Transactions through an out-of-court structure, the Company’s funded debt (including the Series A Preferred Shares) is expected to be reduced by nearly 90%, which will provide the Company with the financial stability to execute on its strategic plan and growth strategies.

•	Terms of the Merger Agreement and Flexibility for a Superior Proposal. The Transaction Committee and the Board considered the terms and conditions of the Merger Agreement, including:
•
the Company’s right, in response to a bona fide acquisition proposal and subject to certain conditions, to (i) contact and engage in discussions with the person who made such acquisition proposal to clarify the terms of such acquisition proposal or notify such person of the “no solicitation” provision in the Merger Agreement, (ii) provide access to non-public information regarding the Company to such person, provided such person enters into an acceptable confidentiality agreement with the company and (iii) engage or participate in any discussions or negotiations with any such person regarding such acquisition proposal; provided, before taking the actions described in (i) and (ii) above, the Board determines in good faith after consultation with its outside legal counsel that (a) after consultation with its financial advisors, the acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal and (b) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties;

•
the provisions allowing the Board to make a Change in Recommendation prior to obtaining stockholder approval of the Merger Agreement Proposal in specified circumstances relating to a superior proposal or an intervening event; subject to Parent’s right to terminate the Merger Agreement;

•	the provision allowing the Board to terminate the Merger Agreement to enter into a superior proposal, subject to certain conditions (including certain rights of Parent to match the superior proposal);
•
the likelihood that the Merger would be consummated, including the nature of the conditions to complete the Merger (including regulatory conditions), and the provisions of the Merger Agreement requiring Parent to, subject to certain exceptions, use its reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under the Merger Agreement to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the Merger or the Transactions; and

•	the availability of statutory appraisal rights under Delaware law in connection with the Merger.
•
Timing of Completion. The Transaction Committee and the Board considered the anticipated timing of the consummation of the Transactions, including the Merger, and the structure of the Merger and concluded that the Transactions, including the Merger, could be completed in a reasonable timeframe and in an orderly manner. The Board also considered that the potential for closing the Merger in a reasonable timeframe could reduce the period during which the Company’s business would be subject to the potential uncertainty of closing the Transactions, the restriction on its operations under the Merger Agreement and related disruption.

•
Specific Performance. The Transaction Committee and the Board considered the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent and Merger Sub’s obligation to cause the Merger to occur and to prevent other breaches of the Merger Agreement.

In the course of its deliberations, the Transaction Committee and the Board also considered certain risks and other potentially negative factors concerning the Transactions, including:
•
No Stockholder Participation in Future Growth or Earnings. The Transaction Committee and the Board considered the fact that the nature of the Merger as an all cash transaction means that the Company would no longer exist as an independent company that is traded on the OTC Pink Market following the consummation of the Merger and that the holders of Common Shares will not participate in future earnings or growth of Parent and will not benefit from any appreciation in value of the Surviving Corporation.

•
Closing Conditions. The Transaction Committee and the Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied even if the Merger Agreement is adopted by the Company’s stockholders.

•
Risks Associated with Parent and Merger Sub. The Transaction Committee and the Board considered the fact that Parent and Merger Sub are newly formed entities with essentially no assets, other than the initial capital contributions to Parent made by the Company’s term loan lenders as equityholders of Parent.

•
Interim Operating Risks. The Transaction Committee and the Board considered the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which, despite providing sufficient flexibility for the Company to operate its business in the ordinary course, could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger.

•
Risk Associated with Failure to Consummate the Merger. The Transaction Committee and the Board considered the possibility that the Transactions, including the Merger, might not be consummated, and the fact that if the Merger is not consummated:

•	the Company and its subsidiaries are expected to file a voluntary petition for relief under chapter 11 of the Bankruptcy Code to commence the Chapter 11 Cases pursuant to the terms of the RSA;
•
the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Transactions;

•	the Company will have incurred significant transaction costs;
•	the Company’s continuing business relationships with customers, partners and employees may be adversely affected;
•	the trading price of Common Shares could be materially and adversely affected; and
•	the market’s perceptions of the Company’s prospects could be adversely affected.
•
No Solicitation. The Transaction Committee and the Board considered the fact that subject to certain exceptions, the Merger Agreement precludes the Company from soliciting or entertaining alternative acquisition proposals.

•
Effects of Transaction Announcement. The Transaction Committee and the Board considered the effect of the public announcement of the Merger Agreement, including effects on the Company’s stock price, and the Company’s ability to attract and retain key personnel during the pendency of the Transactions, as well as the potential for legal proceedings, judgments or settlements following the announcement of the Transactions and the associated costs, burden and inconvenience involved in defending those proceedings, judgments and settlements.

•
Voting and Support and Subscription Agreements. The Transaction Committee and the Board considered the fact that, assuming that all parties to the Common VSAs and Preferred VSA comply with their obligations set forth therein, and the Company issues to Parent the applicable Common Shares under the Subscription Agreement, then holders of Common Shares and Preferred Shares sufficient to approve the Transactions have either agreed to vote or are expected to vote their Shares in favor of the deal.

•
Timing Risks. The Transaction Committee and the Board considered the amount of time it could take to complete the Merger, including that completion of the Merger depends on factors outside of the Company’s or Parent’s control (including the approval of the Merger Agreement Proposal by the Company’s stockholders), and the risk that the pendency of the Merger for an extended period of time following the announcement of the execution of the Merger Agreement could divert the Company’s management’s attention and have an adverse impact on the Company, including its customer, supplier and other business relationships.

•
Other Risks. The Transaction Committee and the Board considered the other risks described in and incorporated by reference in this proxy statement, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 incorporated by reference herein and the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 73.

The Transaction Committee and the Board each concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger.
In addition to considering the factors described above, the Transaction Committee and the Board also considered that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Transaction Committee and the Board were aware of these interests and considered them at the time they approved the Merger Agreement and, in the case of the Board made its recommendation to the Company’s stockholders. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 34.
The foregoing discussion of the information and factors considered by the Transaction Committee and the Board is not intended to be exhaustive, but includes the material positive and negative factors considered by the

Transaction Committee and the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the Transactions, including the Merger, and the complexity of these matters, neither the Transaction Committee nor the Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the specific factors considered in reaching their respective determinations and recommendations. In addition, individual directors applied his or her own personal business judgment to the process and may have given different weights, ranks or values to different factors. Neither the Transaction Committee nor the Board undertook to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Transaction Committee and the Board based their recommendations on the totality of the information presented, including the factors described above. This explanation of the reasoning of the Transaction Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Information,” beginning on page 73.
Interests of Directors and Executive Officers in the Merger
In considering the recommendation of the Board that you vote “FOR” the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of Superior stockholders generally. The Transaction Committee and the Board were aware of these interests and considered them, among other matters, at the time they approved the Merger Agreement, and the Transactions contemplated by it, including the Merger, and, in the case of the Board, recommended that Superior’s stockholders adopt the Merger Agreement.
Superior’s non-employee directors for purposes of the discussion below are Timothy C. McQuay, Michael R. Bruynesteyn, Richard J. Giromini, Michael Guo, Paul Humphries, Deven Petito, Keshav Lall and Ellen B. Richstone.
Superior’s executive officers for purposes of the discussion below are Majdi B. Abulaban (Director, President and Chief Executive Officer), Timothy Trenary (Former Executive Vice President and Chief Financial Officer – retired, effective September 30, 2024), Michael Dorah (Executive Vice President and Chief Operating Officer), Parveen Kakar (Senior Vice President, Sales, Engineering, Marketing and Product Development), Daniel Lee (Former Senior Vice President and Chief Financial Officer – resigned, effective July 25, 2025), Shane Giebel (Interim Chief Financial Officer – appointed effective July 16, 2025), David Sherbin (Senior Vice President, General Counsel, Chief Compliance Officer and Secretary), Kevin Burke (Former Senior Vice President, Chief Human Resources and Sustainability Officer – resigned effective April 4, 2025), Courtney Gilliam (Vice President, Deputy General Counsel and Assistant Corporate Secretary, and appointed Interim Chief Human Resources Officer effective April 1, 2025) and Stacie R. Schulz (Vice President, Chief Accounting Officer).
For information regarding beneficial ownership of Shares by each of the Company’s current directors and named executive officers and all directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners,” beginning on page 89.

Treatment of Outstanding Equity Awards
Each of our executive officers except Mr. Giebel, Ms. Gilliam and Ms. Schulz hold Company Restricted Stock Units and Company Performance Stock Units that will be cancelled and converted into a right to receive a lump sum cash payment as detailed in the Merger Agreement. None of our non-employee directors hold Company Restricted Stock Units. For a more detailed discussion regarding the treatment of equity awards in connection with the Merger, see the section of this proxy statement entitled “The Merger Agreement -Treatment of Company Equity Awards,” beginning on page 38. As of July 25, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), and assuming that (i) all Company Restricted Stock Units and Company Performance Stock Units are valued based on the merger consideration of $0.09 per Common Share, (ii) all Company Performance Stock Units became fully vested as if the applicable level of performance was achieved at target and (iii) the Merger had closed on September 30, 2025, which is the assumed closing date only for purposes of this compensation-related disclosure, the estimated value of the Company Restricted Stock Units and the Company Performance Stock Units held by each executive officer and non-employee director is as follows.

Executive Officer and Director Equity Awards Summary Table(1)
Name	Company Restricted Stock Units (#)	Company Restricted Stock Units ($)	Company Performance Stock Units (#)	Company Performance Stock Units ($)	Estimated Total Cash Consideration ($)
Executive Officers
Majdi Abulaban	1,007,676	90,691	2,015,354	181,382	272,073
Timothy Trenary(2)	18,145	1,633	36,291	3,266	4,899
Michael Dorah	329,804	29,682	455,886	41,030	70,712
Parveen Kakar	198,954	17,906	252,921	22,763	40,669
Daniel Lee(3)	—	—	—	—	—
Shane Giebel(4)	—	—	—	—	—
David Sherbin	9,725	875	19,449	1,750	2,626
Courtney Gilliam(5)	—	—	—	—	—
Kevin Burke(6)	—	—	—	—	—
Stacie R. Schulz	—	—	—	—	—
Non-Employee Directors
Michael R. Bruynesteyn	—	—	—	—	—
Richard J. Giromini	—	—	—	—	—
Michael Guo	—	—	—	—	—
Paul J. Humphries	—	—	—	—	—
Keshav Lall	—	—	—	—	—
Timothy C. McQuay	—	—	—	—	—
Deven H. Petito	—	—	—	—	—
Ellen B. Richstone	—	—	—	—	—

(1)
For further details regarding the treatment of Company Restricted Stock Units and Company Performance Stock Units in connection with the Merger, see “The Merger Agreement - Treatment of Outstanding Equity Awards,” beginning on page 38.

(2)	Mr. Trenary retired from the Company effective September 30, 2024.
(3)	Mr. Lee resigned from the Company effective July 25, 2025.
(4)	Mr. Giebel was appointed as Interim Chief Financial Officer effective July 16, 2025.
(5)	Ms. Gilliam was appointed as Interim Chief Human Resources Officer effective April 1, 2025.
(6)	Mr. Burke resigned from the Company effective April 4, 2025.
Employment Agreements
On July 29, 2025, the Company and Mr. Abulaban entered into an amendment to his Executive Employment Agreement, dated March 28, 2019 (as amended, the “Abulaban Employment Agreement”).
Under the terms of this amendment, Mr. Abulaban will resign from his role as CEO of the Company immediately prior to the Effective Time and such resignation will be treated as a resignation for Good Reason.

Additionally, (i) the amendment replaces “the eighteen (18) month anniversary of the termination date” as set forth on Section 4.2.3.4 of the Abulaban Employment Agreement with “the date Executive becomes eligible for Medicare (i.e., age 65)”, (ii) the amendment further provides that Mr. Abulaban’s payment of eighteen (18) months’ base salary shall be payable in a lump sum, rather than installments (to the maximum extent permittable under Section 409A of the Code) and (iii) the amendment further provides that Mr. Abulaban’s outstanding equity awards (including Company Restricted Stock Units and Company Performance Stock Units) shall remain outstanding following his resignation and be treated as any other Company Restricted Stock Units and Company Performance Stock Units in accordance with the terms of the Merger Agreement. Upon Mr. Abulaban’s resignation, Mr. Abulaban will receive severance compensation of eighteen (18) months’ base salary payable in a lump sum (to the maximum extent permittable under Section 409A of the Code); a prorated amount of his current year annual bonus based on actual performance; and health care continuation ending on the earlier of (i) the date Mr. Abulaban becomes eligible for Medicare (i.e., age 65) and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer. Following his resignation, and upon the consummation of the Merger, Mr. Abulaban will receive consideration in respect of his outstanding equity awards, including Company Restricted Stock Units and Company Performance Stock Units, in accordance with the terms of the Merger Agreement.
On July 29, 2025, the Company and Mr. Abulaban entered into a consulting agreement. Under the terms of the consulting agreement, Mr. Abulaban will be a consultant starting at the Effective Time, through December 31, 2025, and will be paid a monthly fee of $75,000.
Mr. Kakar, Mr. Dorah, Mr. Sherbin, Ms. Gilliam, Ms. Schulz and Mr. Giebel participate in the Executive Change in Control Severance Plan. Under the plan, if the employment of a participant is terminated by the Company without “Cause” (other than by reason of the Participant’s death or “Disability”) or the participant resigns for “Good Reason,” in either case within two years following a change in control, the participant will receive a one-time multiple (other than Mr. Kakar, Mr. Dorah and Mr. Sherbin, who each receive a two-times multiple) of the sum of both the participant’s annual base salary and the participant’s target annual bonus, paid in a lump sum within 60 days after termination.
Mr. Kakar, Mr. Dorah, Ms. Gilliam, Ms. Schulz and Mr. Giebel also participate in the Executive Severance Plan, absent a Change in Control. Upon termination by the executive for “Good Reason” or by the Company other than for “Cause”, the plan provides for the terminated executive to receive six months base salary (other than Mr. Kakar and Mr. Dorah who each receive twelve months base salary); a prorated amount of the executive’s current year annual bonus based on actual performance; a prorated number of Company Restricted Stock Units that have been outstanding at least six months, becoming 100% vested as of the date of employment termination; a prorated number of Company Performance Stock Units that have been outstanding at least six months, continuing after the executive’s employment termination, based on actual performance.
For an estimate of the value of the severance amounts described above that would be payable to each of the named executive officers, see “Summary of Potential Transaction Payments to Named Executive Officers – Named Executive Officer Merger-Related Compensation,” beginning on page 37. For information regarding the effects of the Merger on the Company’s outstanding equity awards, see the section entitled “The Merger Agreement - Treatment of Outstanding Equity Awards,” beginning on page 46.
Director and Officer Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, each current or former director or officer of Superior will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Merger. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification and insurance, please see the section entitled “The Merger Agreement - Director and Officer Indemnification and Insurance,” beginning on page 59.
Agreements with the Company Following the Merger
As of the date of this proxy statement, other than as described above, none of the Company’s executive officers have entered into any new agreement, arrangement or understanding with Parent or any of its affiliates regarding the terms and conditions of compensation, incentive pay or employment with the Company after the Merger. Although no agreements have been entered into at this time with any of the Company’s executive officers, prior to or following the completion of the Merger, it is possible that new agreements and/or amendments to existing employment or compensation arrangements may be entered with Parent or one of its affiliates regarding their employment with the Company after the Merger.
Summary of Potential Transaction Payments to Named Executive Officers
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Superior’s named executive officers could receive in connection with the Merger, as described more fully in the section entitled “The Merger - Interests of Directors and Executive Officers in the Merger,” beginning on page 34 . Holders of Shares as of the Record Date are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on any of Superior, the Board or Parent. Accordingly, if the Merger Agreement Proposal is approved by Superior stockholders and the Merger is consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above in the section entitled “The Merger - Interests of Directors and Executive Officers in the Merger,” beginning on page 34.
The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the Merger had been consummated on September 30, 2025, (ii) all Company Restricted Stock Units and Company Performance Stock Units are valued based on the merger consideration of $0.09 per Common Share, (iii) all Company Performance Stock Units being fully vested as if applicable level of performance was achieved at target, (iv) the named executive officers’ base salaries as in effect as of the date of this proxy statement and (v) an assumption that each named executive officer experiences a qualifying termination of employment in connection with the consummation of the Merger under circumstances that entitle such named executive officer to receive change-in-control severance payments as described in the section entitled “The Merger - Interests of Directors and Executive Officers in the Merger - Employment Agreements,” beginning on page 35. As such, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the Merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Named Executive Officer Merger Related Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Majdi B. Abulaban	$1,350,000	$272,073	$109,665	$1,731,738
Michael Dorah	$2,785,000	$70,712	$21,850	$2,877,562
Parveen Kakar	$2,091,675	$40,669	$21,850	$2,154,194
Daniel Lee(4)	—	—	—	—
Timothy Trenary(5)	—	$4,899	—	$4,899
Shane Giebel(6)	$734,141	—	$21,850	$755,991

(1)
Other than Mr. Abulaban, the amounts in this column reflect (i) the cash severance payment under the Executive Change in Control Severance Plan equal to a one-time multiple (other than Mr. Kakar and Mr. Dorah who each receive a two-times multiple) of the sum of the named executive officer’s annual base salary and target annual bonus, (ii) a cash payment equal to the dollar value of each named executive officer’s outstanding long-term incentive award amounts and (iii) a cash payment equal to the named executive officer’s unpaid retention awards. For Mr. Abulaban, the amount in this column reflects the cash severance payment that will be payable to Mr. Abulaban upon his resignation immediately prior to the Effective Time pursuant to the Abulaban Employment Agreement, which is equal to 18 months’ of base salary. Mr. Abulaban is also entitled to a pro-rata bonus for the year of termination, based upon actual performance, payable as and when such bonuses are ordinarily paid to other executives of the Company. As actual performance is not determinable at this time, no amount in respect of the pro-rata bonus has been included in this column for Mr. Abulaban.

(2)
The amounts in this column reflect the value each named executive officer could receive in connection with the accelerated vesting of Company Restricted Stock Units and Company Performance Stock Units upon a qualifying termination of employment pursuant to the terms of the Executive Change in Control Severance Plan (and for Mr. Abulaban, upon his qualifying termination pursuant to the terms of the Abulaban Employment Agreement).

(3)
The amounts in this column reflect (i) annualized 401K contributions, (ii) an annual automobile allowance received by all named executive officers and (iii) in respect of Mr. Abulaban only, COBRA premiums in the amount of $87,815.

(4)	Mr. Lee resigned from the Company effective July 25, 2025.

(5)	Mr. Trenary retired from the Company effective September 30, 2024.
(6)	Mr. Giebel was appointed as Interim Chief Financial Officer effective July 16, 2025.
Certain Effects of the Merger
Following the Merger, all of the Company’s equity interests will be legally and beneficially owned by Parent, and none of the current holders of Common Shares will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, the Surviving Corporation or Parent after the completion of the Merger. As a result, the current holders of Common Shares will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Common Shares. Following the Merger, Parent, the holder of the Series A Preferred Shares who will receive, in the aggregate, 3.5% of Parent’s common equity, without taking into account dilution from equity or equity equivalents issued under a management incentive plan, in connection with the Merger, and the other equity holders of Parent will benefit from any increase in the Company’s enterprise value and also will bear the risk of any decrease in the Company’s enterprise value.
For information regarding the effects of the Merger on the Company’s outstanding equity awards, see the sections entitled “The Merger - Interests of Directors and Executive Officers in the Merger,” beginning on page 34, and “The Merger Agreement - Treatment of Outstanding Equity Awards,” beginning on page 46.
The Common Shares are currently registered under the Exchange Act and trade on the OTC Pink Market under the symbol “SSUP.” Following the completion of the Merger, the Common Shares will no longer be traded on the OTC Pink Market or any other public market. In addition, the registration of the Common Shares under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to such Shares. Termination of registration of the Common Shares under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company to the extent that they apply solely as a result of the registration of the Common Shares under the Exchange Act.
Consequences if the Merger is Not Completed
If the Merger Agreement Proposal is not approved by the Company’s stockholders, if the Merger Agreement is terminated or if the Merger is not completed for any other reason, you will not receive any consideration for your Shares and there can be no assurance that any other transaction acceptable to us will be offered, other than the Chapter 11 Structure, or that our business, prospects or results of operations will not be adversely impacted.
Consequences of Chapter 11 Structure
If the Merger Agreement is terminated or the Company fails to satisfy the Out-of-Court Milestones during the Support Period, it is expected the Company and certain of its subsidiaries will be required to commence voluntary petitions for relief under chapter 11 of the Bankruptcy Code in accordance with the RSA. Pursuant to the Term Sheet, if the Recapitalization Transaction is implemented through a Chapter 11 Structure:
•
TPG will receive In-Court Preferred Shareholder Equity Distribution (as defined in the Term Sheet) if (A) TPG votes to accept the plan of reorganization for the Debtors (as defined in the RSA) implementing the Recapitalization Transaction (the “Plan”) and (B) all classes of creditors senior to TPG vote to accept, or are deemed to accept the Plan or, if (X) TPG votes to reject the Plan or (Y) any class of creditors votes to reject, or is deemed to reject, the Plan, TPG will receive no distribution or consideration under the Plan; and

•	the holders of Common Shares will receive no consideration.
Consequences of RSA Termination
If the Merger Agreement is terminated for the reasons set forth in the RSA, the RSA may also be terminated by the Consenting Parties, which may result in the Company and its subsidiaries commencing proceedings under chapter 7 or chapter 11 of the Bankruptcy Code without the support of the Consenting Parties. Such proceedings may result in recoveries for creditors or stockholders that are less than the distributions contemplated under the Recapitalization Transaction or resulting in no recovery for certain creditors and stockholders.

You should also read and consider carefully the other information in this proxy statement, the Annexes to this proxy statement and the documents incorporated by reference herein, including the risk factors contained in the Company’s Annual Report on Form 10-K and other SEC filings. See the section entitled “Where You Can Find More Information,” beginning on page 94.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the disposition of Shares by stockholders of the Company. This summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. Holders. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The Company has not sought, and does not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS.
This summary is limited to stockholders of the Company who hold their Shares as “capital assets” within the meaning of Section 1221 of the United States Code (generally, property held for investment). This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, it does not address consequences relevant to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:
•	banks and certain other financial institutions;
•	mutual funds;
•	insurance companies;
•	brokers or dealers in securities, currencies, or commodities;
•	dealers or traders in securities subject to a mark-to-market method of accounting;
•	regulated investment companies and real estate investment trusts;
•	tax-qualified retirement plans;
•	tax-exempt organizations, governmental agencies, instrumentalities, or other governmental organizations and pension funds;
•	holders that are holding Shares as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the United States Code;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	holders that own or have owned (directly, indirectly, or constructively) five percent or more of Shares (by vote or value);
•	holders required to accelerate the recognition of any item of gross income with respect to their shares as a result of such income being recognized on an applicable financial statement;

•	grantor trusts;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•
persons who hold or received Shares pursuant to the exercise of any employee stock option, in connection with a restricted stock unit award or company performance stock unit award or otherwise in a compensatory transaction;

•	holders that own an equity interest in Parent following the Merger;
•	holders that hold their Shares through a bank, financial institution, or other entity, or a branch thereof, located, organized, or resident outside the United States;
•	holders that hold Series A Preferred Shares; and
•	holders who properly exercise appraisal rights with respect to their Shares.
If a partnership, or another entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Shares, the U.S. federal income tax treatment of its partners or members generally will depend upon the status of the partner or member and the partnership’s activities. Accordingly, partnerships or other entities treated as partnerships for U.S. federal income tax purposes that hold Shares, and partners or members in those entities, are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the Merger.
This discussion does not address the tax consequences of acquisitions or dispositions of Shares outside the Merger, or transactions pertaining to options or other equity awards of the Company in connection with the Merger.
THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS AND NON-U.S. HOLDERS. U.S. HOLDERS AND NON-U.S. HOLDERS AND OTHER BENEFICIAL OWNERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER APPLICABLE U.S. TAX TREATIES AND STATE, LOCAL OR NON-U.S. TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.
U.S. Holders
This section applies to U.S. Holders. For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust, if (i) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the United States Code) have authority to control all of the trust’s substantial decisions or (ii) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The exchange of Shares for cash pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Shares pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the Shares surrendered for cash pursuant to the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss would be long-term capital gain or loss, provided that the holding period for such block(s) of Shares are more than one year at the time of consummation of the Merger. Long-term capital gains recognized by certain non-corporate U.S. Holders are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses by a U.S. Holder is subject to certain limitations.
Non-U.S. Holders
This section applies to “Non-U.S. Holders.” For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized in connection with the Merger, unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of Shares pursuant to the Merger and certain other requirements are met; or

•
the Shares constitute a United States real property interest (“USRPI”) by reason of Company’s status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and one or more other conditions are satisfied.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized in connection with the Merger, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, although the Company has not made a definitive determination, the Company believes that it is not currently, and has not been during the preceding five years ending on the date of the Merger, a USRPHC. Because the determination of whether Company is a USRPHC depends on the fair market value of Company’s USRPIs relative to the fair market value of Company’s non-USRPIs and other business assets, there can be no assurance that Company is not, and has not been during the preceding five years ending on the date of the Merger, a USRPHC. Even if the Company is a USRPHC, gain arising from the sale or other taxable disposition of Shares by a Non-U.S. Holder will not be subject to U.S. federal income tax if the Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Share of the Company throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Non-U.S. Holders are urged to consult their tax advisors about the consequences that could result if Company is or were to become a USRPHC.
Information Reporting and Backup Withholding
Information reporting and backup withholding may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to a holder that furnishes a correct taxpayer identification number and certifies under penalty of perjury that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form). A Non-U.S. Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8 (or a substitute or successor form). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the Required Information is timely furnished to the IRS.

The tax discussion set forth above is included for general information only and is not tax advice. You are urged to consult your tax advisor to determine the particular tax consequences to you of the Merger, including the applicability and effect of U.S. federal, state, local, non-U.S. and other tax laws and treaties.
Regulatory Approvals
Under the Merger Agreement, completion of the Merger is conditioned on the receipt and/or clearances of merger control approvals and/or clearances in Mexico and the European Union.
At any time before or after the Merger is completed, the FTC, the DOJ, U.S. state attorneys general as well as non-U.S. regulatory bodies could take action under antitrust laws and/or foreign investment laws in opposition to the Merger, including seeking to enjoin completion of the Merger, condition adoption of the Merger Agreement upon the divestiture of assets of Parent, the Company or their respective subsidiaries or impose restrictions on Parent’s post-Merger operations or other conditions. Private parties also may seek to take legal action under the U.S. federal or state antitrust laws under some circumstances.
For a description of the Company’s and Parent’s respective obligations under the Merger Agreement with respect to regulatory approvals, see the section entitled “The Merger Agreement - Efforts to Complete the Merger,” beginning on page 57.
Payment of Merger Consideration
Prior to the Effective Time, Parent will designate, with the Company’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), the Paying Agent to exchange the Common Shares for the Common Stock Merger Consideration. Immediately following the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent, the Exchange Fund.
Promptly after the Effective Time (and in any event within two (2) business days after the Effective Time), Parent will cause the Paying Agent to (i) mail to each registered holder of uncertificated Common Shares (other than in respect of Excluded Shares and Common Shares owned by Dissenting Stockholders) materials advising such holder of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its Common Shares (after giving effect to any required tax withholdings), without interest thereon.
Promptly after the Effective Time (and in any event within two (2) business days after the Effective Time), Parent will cause the Paying Agent to mail to each holder of record of certificates representing any of the Common Shares outstanding as of the Effective Time (other than Excluded Shares and Common Shares owned by Dissenting Stockholders): (i) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates (or affidavits of loss in lieu of the certificates) and (ii) instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates) in exchange for payment of the Common Stock Merger Consideration. Upon the surrender of a certificate (or affidavit of loss in lieu of the certificate) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount in immediately available funds (or, if no wire transfer instructions are provided, a check, and in each case, after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive pursuant to the Merger Agreement, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of certificates. In the event of a transfer of ownership of Common Shares represented by a certificate that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the certificate may be issued or paid to such a transferee if the certificate formerly representing such Common Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable
In the event any certificate is lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to the Surviving Corporation) of that fact by the person claiming such certificate to be lost, stolen or destroyed to the Paying Agent or the Surviving Corporation, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the cash that would have been payable (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered. No bond or other surety is otherwise required to be paid, posted or delivered in connection with the foregoing.
On the Closing Date, Parent will (i) pay or cause to be paid the cash portion of the Preferred Stock Merger Consideration to each holder of Series A Preferred Shares by wire transfer of immediately available funds pursuant to wire instructions provided by such holders to the Company no later than three (3) business days prior to the Closing Date (other than in respect of Excluded Shares), after giving effect to any required tax withholdings, without interest thereon and (ii) issue the equity portion of the Preferred Stock Merger Consideration set forth in the Merger Agreement to each holder of Series A Preferred Shares in accordance with the limited liability company agreement of Parent or applicable law.
After the completion of the Merger, holders of Shares will cease to have any rights as a stockholder of the Company other than the right to receive the applicable Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.
The Paying Agent will return to Parent or the Surviving Corporation, as designated by Parent, all funds in its possession that remain unclaimed by the holders of Common Shares at the one-year anniversary of the Effective Time. After that time, if a Company stockholder has not received payment of the Common Stock Merger Consideration, such former stockholders may look only to the Surviving Corporation for payment of the Common Stock Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
Financing of the Merger
The consummation of the Merger is not conditioned upon receipt or availability of any funds or financing by Parent. Parent has represented in the Merger Agreement that Parent will have as of immediately prior to the Effective Time, sufficient cash on hand for the satisfaction of all of Parent’s and Merger Sub’s obligations under the Merger Agreement, including the payment of the aggregate Merger Consideration and all other amounts payable pursuant to the Merger Agreement and to pay all related fees and expenses

THE MERGER AGREEMENT
The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully in its entirety. Capitalized terms used in this section but not defined in this proxy statement have the meanings ascribed to them in the Merger Agreement.
The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Parent or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 94.
The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub are qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by the Company and Parent, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.
The Merger
Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into Superior and the separate corporate existence of Merger Sub will thereupon cease. Superior will be the Surviving Corporation and become a wholly owned subsidiary of Parent, and the separate corporate existence of Superior with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the section entitled “The Merger Agreement - Organizational Documents; Directors and Officers,” beginning on page 45. The Merger will have the effects specified in the DGCL, the Merger Agreement and the Certificate of Merger (as defined below).
Effective Time of the Merger
Unless the Merger Agreement has been terminated in accordance with its terms, the Closing will take place as soon as reasonably practicable, and in no event later than three (3) business days, following the day on which the last to be satisfied or waived of each of the conditions set forth in the Merger Agreement is satisfied or waived (other than those conditions that, by their nature or terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Closing occurs is referred to as the “Closing Date.”
As soon as practicable after, or concurrently with the Closing, the Company and Parent will cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Effective Time of the Merger will be on the date and time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later date or time as otherwise agreed to by the Company and Parent in writing and set forth in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

Organizational Documents; Directors and Officers
At the Effective Time, the certificate of incorporation of the Company will be amended and restated to read substantially identically to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except (a) that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and (b) for such changes as are agreed by the parties and necessary to comply with the terms of the Merger Agreement.
Additionally, the parties will take all actions necessary so that from and after the Effective Time, the bylaws of the Company will be amended and restated to read as substantially identically to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except (a) that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and (b) for such changes as are agreed by the parties and necessary to comply with the terms of the Merger Agreement.
The Merger Agreement provides that the parties will take all action necessary so that the directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with the DGCL, the Company’s certificate of incorporation and bylaws.
Merger Consideration Received by Superior Stockholders
At the Effective Time, each Share, issued and outstanding immediately prior to the Effective Time (other than in respect of Excluded Shares and Dissenting Shares) will be converted into the right to receive the applicable Merger Consideration.
Excluded Shares
At the Effective Time, each Share owned by (a) Parent or Merger Sub or any of their respective subsidiaries and (b) the Company as treasury stock, will be cancelled without payment of any consideration therefor.
Shares Held by Dissenting Stockholders
All Common Shares that are issued and outstanding as of immediately prior to the Effective Time and held by Dissenting Stockholders will be cancelled without payment of any consideration therefor. Instead, at the Effective Time, the Common Shares held by such Dissenting Shareholders will thereafter represent only those rights provided by Section 262 of the DGCL. Any Common Shares held by such Dissenting Stockholders who fail to properly perfect or who have effectively withdrawn, waived or lost the right to appraisal and payment under Section 262 of the DGCL or who a court of competent jurisdiction has finally determined is not entitled to relief provided by Section 262 of the DGCL with respect to any Common Shares, such Common Shares will thereupon be treated as though such Common Shares had been converted, as of the Effective Time, into the right to receive the Common Stock Merger Consideration, net of any applicable withholding taxes and without interest.
The Company is required to provide Parent with written notice, and copies of any written demands, as promptly as practicable of any written demands for appraisal, actual, attempted or purported withdrawals of such demands and any other instruments served pursuant (or purportedly pursuant) to applicable law and received by the Company relating to stockholders’ rights of appraisal. Absent the prior written consent of Parent, the Company is prohibited from voluntarily making any payment with respect to any demands for appraisal, from settling or offering to settle any such demands or from approving any withdrawal of any such demands. Parent will have the right to participate in and direct and control all negotiations and proceedings with respect to any such demands, including any determination to make any payment or deposit with respect to any of the Dissenting Stockholders with respect to any of their Common Shares under Section 262(h) of the DGCL prior to the entry of judgment in the proceedings regarding appraisal; provided, that prior to Closing, Parent will regularly update the Company regarding such negotiations and proceedings. Any amounts required to be paid to a Dissenting Stockholder will be paid by the Surviving Corporation.
Merger Sub Common Stock
At the Effective Time, each share of common stock, par value $0.01, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.

Treatment of Outstanding Equity Awards
The Merger Agreement provides that each outstanding equity award will be treated as follows:
Treatment of Company Restricted Stock Units
At the Effective Time, each Company Restricted Stock Unit that was granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares underlying such Company Restricted Stock Unit, multiplied by, (ii) the Common Stock Merger Consideration. Following the Effective Time, no such Company Restricted Stock Unit that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Restricted Stock Unit will cease to have any rights with respect thereto, except for the right to receive the consideration set forth above. Parent will pay, or cause to be paid, the consideration payable to each former holder of a Company Restricted Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days thereafter), net of any taxes withheld.
Treatment of Company Performance Stock Units
At the Effective Time, each Company Performance Stock Unit that was granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will become fully vested as if the applicable level of performance was achieved at target and will terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares subject to such Company Performance Stock Unit that would vest based on the applicable target level of achievement of the performance metrics, multiplied by (ii) the Common Stock Merger Consideration. Following the Effective Time, no Company Performance Stock Unit that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Performance Stock Unit will cease to have any rights with respect thereto, except for the right to receive the consideration set forth above. Parent will pay, or cause to be paid, the consideration payable to each former holder of a Company Performance Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) business days thereafter), net of any taxes withheld.
Conversion of Shares; Exchange of Certificates
Exchange Procedures
Immediately following the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Common Shares, the Exchange Fund. No later than five (5) business days prior to the Closing Date, Parent is required to enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company (which confirmation of satisfaction will not be unreasonably withheld, conditioned or delayed), to effect the applicable terms of the Merger Agreement.
Uncertificated Shares
Promptly after the Effective Time (and in any event within two (2) business days after the Effective Time), Parent will cause the Paying Agent to (i) mail to each person who was at the Effective Time a holder of uncertificated Common Shares (other than in respect of Excluded Shares and Common Shares owned by Dissenting Stockholders) materials advising such person of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration and (ii) deliver the cash that such person is entitled to receive in respect of its Common Shares pursuant to the Merger Agreement (after giving effect to any required tax withholdings), without interest thereon.
Certificated Shares
Promptly after the Effective Time (and in any event within two (2) business days after the Effective Time), Parent will cause the Paying Agent to mail to each person who as of the Effective Time is a holder of record of a certificate representing Common Shares (other than Excluded Shares and Common Shares owned by Dissenting

Stockholders): (i) a letter of transmittal in customary form advising such person of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to such certificate will pass, only upon delivery of the certificate (or affidavits of loss in lieu of such certificate) and (ii) instructions for use in effecting the surrender of such certificate to the Paying Agent (or affidavits of loss in lieu of such certificate) in exchange for payment of the Common Stock Merger Consideration. Upon the surrender of a certificate (or affidavit of loss in lieu of such certificate) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount in immediately available funds (or, if no wire transfer instructions are provided, a check, and in each case, after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive pursuant to the Merger Agreement, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of certificates. In the event of a transfer of ownership of Common Shares represented by a certificate that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of such certificate may be issued or paid to such a transferee if such certificate formerly representing such Common Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
You should not send in your certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates will be mailed to Company stockholders if the Merger is completed.
Lost, Stolen and Destroyed Certificates
In the event that any certificate is lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to the Surviving Corporation) of that fact by the person claiming such certificate to be lost, stolen or destroyed to the Paying Agent or the Surviving Corporation, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the cash that would have been payable pursuant to the Merger Agreement (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered. No bond or other surety is otherwise required to be paid, posted or delivered in connection with the foregoing.
Series A Preferred Shares
On the Closing Date, Parent will (i) pay or cause to be paid the cash portion of the Preferred Stock Merger Consideration to each holder of Series A Preferred Shares by wire transfer of immediately available funds pursuant to wire instructions provided by such holders to the Company no later than three (3) business days prior to the Closing Date (other than in respect of Excluded Shares), after giving effect to any required tax withholdings, without interest thereon and (ii) issue the equity portion of the Preferred Stock Merger Consideration set forth in the Merger Agreement to each holder of Series A Preferred Shares in accordance with the limited liability company agreement of Parent or applicable law.
Termination of Exchange Fund
The Paying Agent will return to Parent or the Surviving Corporation, as designated by Parent, all funds in its possession that remain unclaimed by holders of Common Shares at the one-year anniversary of the Effective Time. After that time, if a Company stockholder has not received payment of the Common Stock Merger Consideration, such former stockholders may look only to the Surviving Corporation for payment of the Common Stock Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
Representations and Warranties
The Company, on the one hand, and Parent and Merger Sub, on the other hand, have each made representations and warranties to each other in the Merger Agreement.
The representations and warranties referenced below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other, including in the disclosure letter delivered by the Company in connection with the Merger Agreement (the “Company Disclosure Letter”). The representations and warranties contained in the Merger Agreement should not be relied upon as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub, or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.
Representations and Warranties of the Company
The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement regarding aspects of the Company’s business and various other matters pertinent to the Merger. The topics covered by its representations and warranties include the following:
•	due organization, good standing and qualification to do business of the Company and its subsidiaries;
•	the capital structure of, and the absence of restrictions with respect to the equity interests of, the Company and its subsidiaries;
•	the Company’s authority to enter into, and, subject to the Company stockholder’s adoption of the Merger Agreement, consummate the Transactions;
•	the recommendation and approval of the Merger Agreement by the Board;
•
the governmental and regulatory approvals required to complete the Merger, and the absence of conflicts with, or violations of, laws, organizational documents or contracts to which the Company or any of its subsidiaries is a party, in each case as a result of the Company’s execution or delivery of the Merger Agreement or the performance by the Company of its covenants under the Merger Agreement, or the consummation by the Company of the Transactions;

•	the Company’s SEC filings since January 1, 2023, and the financial statements contained in those filings;
•
the absence of certain changes or events since March 31, 2025 and that since March 31, 2025 and through the date of the Merger Agreement, other than with respect to the negotiation and execution of the Merger Agreement and the consummation of the transactions contemplated thereby, the Company and its subsidiaries conducted their respective businesses in the ordinary course of such businesses in all material respects;

•	the absence of pending, or to the Company’s knowledge, threatened litigation or outstanding judgments;
•	the absence of any undisclosed liabilities;
•	employee benefits matters;
•	labor matters;
•	compliance with laws and possession of licenses;
•	certain material contracts;
•	takeover laws;
•	environmental matters;
•	tax matters;
•	intellectual property and data privacy matters;
•	insurance policies and coverage;
•	real property matters;
•	the absence of broker’s and finder’s fees in connection with the Transactions;
•	the absence of affiliate transactions since the date of the Merger Agreement; and
•	key customers and suppliers.

Material Adverse Effect
Some of the Company’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the Merger Agreement, a “Company Material Adverse Effect” on the Company means any change, event, development, circumstance or effect that individually or taken together with any other change, event development, circumstance or effect has, or would reasonably be expected to have a material adverse effect on the business, assets, financial condition, operations or results of operations of the Company and its subsidiaries, taken as a whole; provided, that none of the following will be deemed, either alone or in combination, to constitute, and there will not be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, any change, event, development, circumstance or effect to the extent arising from or attributable or relating to:
•	changes in, or events generally affecting, the U.S. or global financial, securities or capital markets generally;
•
general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy, inflation or commodity prices;

•	changes or events, generally affecting, the industries in which the Company or any of its subsidiaries operate;
•
any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, fires, volcanic eruptions, epidemics, pandemics or disease outbreak ; or any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a pandemic or disease outbreak (“Lockdown Measures”), or any change in Lockdown Measures or any change in such Lockdown Measures or interpretations thereof following the date of the Merger Agreement; or any acts of terrorism, sabotage, riots, demonstrations, public disorders, military action or war or any escalation or worsening thereof;

•
any failure by the Company or any of its subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period;

•
a decline in the price of the Common Shares, or a change in the trading volume of the Common Shares, on NYSE, provided that the exceptions in this bullet and the one above will not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure or decline or change (if not otherwise falling within any of the exclusions in the other bullets of this section) has resulted in, or contributed to, a Company Material Adverse Effect;

•	changes in law after the date of the Merger Agreement;
•	changes in GAAP (or authoritative interpretation thereof) after the date of the Merger Agreement;
•
the taking of any specific action expressly required by the Merger Agreement or any actions taken at the request of Parent, including the consequences thereof, including the impact on any relationships with customers, suppliers, distributors, employees, partners, other third parties with whom the Company has a relationship (including, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees);

•
the announcement or pendency of the Merger Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Company has a relationship or employees (including any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees) solely to the extent related to the identity of Parent;

•	cybersecurity attacks or privacy violations;

•
any litigation brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with the Merger Agreement or any of the Transactions or any demand or proceeding for appraisal or the fair value of the Shares in connection with the Transactions

•	the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the Company or any of its subsidiaries with its employees;
•	the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation;
•	supply chain disruptions generally affecting the industry in which the Company and its subsidiaries conduct business; or
•	Parent or Merger Sub’s breach of the Merger Agreement.
However, notwithstanding the foregoing, the changes, effects, circumstances or developments set forth in bullets one, two, three, four, seven, eight, and fifteen will be taken into account in determining whether a “Company Material Adverse Effect” has occurred only to the extent such changes, effects, circumstances or developments have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in the same regions in which the Company and its subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, effects, circumstances or developments will be taken into account in determining whether a “Company Material Adverse Effect” has occurred.
Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub made customary representations and warranties to the Company in the Merger Agreement, including representations and warranties relating to the following:
•	the organization, good standing and qualification to do business of Parent and Merger Sub;
•
Parent’s ownership of Merger Sub’s capital stock and Merger Sub’s lack of operating activities and assets and liabilities other than those incident to its formation and pursuant to the Merger Agreement and the Transactions, including the Merger;

•	each of Parent’s and Merger Sub’s authority to enter into, and consummate the Transactions;
•
the governmental and regulatory approvals required to complete the Merger, and the absence of conflicts with, or violations of, laws, organizational documents or contracts to which Parent or Merger Sub is a party, in each case as a result of Parent’s and Merger Sub’s execution or delivery of the Merger Agreement or the performance by Parent and Merger Sub of their respective covenants under the Merger Agreement, or the consummation by Parent and Merger Sub of the Transactions;

•	the absence of pending or, to Parent’s knowledge, threatened litigation or outstanding judgments;
•	the absence of broker’s and finder’s fees in connection with the Transactions; and
•
the financial ability of Parent to satisfy all of Parent’s and Merger Sub’s obligations under the Merger Agreement, including the payment of the aggregate Merger Consideration and all other amounts payable pursuant to the Merger Agreement and all related fees and expenses.

Covenants Regarding Conduct of Business by the Company Prior to Merger
Under the Merger Agreement, the Company agreed as to itself and its subsidiaries that, from and after the execution of the Merger Agreement and prior to the earlier of (a) the Effective Time or (b) the valid termination of the Merger Agreement, except (i) as required by applicable law, (ii) as Parent otherwise approves in writing (such approval not to be unreasonably withheld, conditioned or delayed; provided that for clauses (ii) (solely with respect to purchase orders, work orders or statements of work, in each case, under key customer contracts and key supplier contracts existing as of the date of the Merger Agreement), (iii) and (iv) of the thirteenth bullet below or the eighteenth bullet below, such approval will be deemed to have been given if Parent has not approved or denied a request from the Company within forty-eight (48) hours of receipt of such request), (iii) for commercially reasonable actions as required to comply with Lockdown Measures, (iv) as expressly set forth in the Company Disclosure Letter, or (iv) as expressly provided for in the Merger Agreement, the Company will use its commercially reasonable efforts to (x) conduct its business and the business of its subsidiaries in the ordinary course of business consistent with past practice (provided that such past practice shall not include any actions that would be prohibited by the below bullets), including complying with the terms of all material contracts and preserving and maintaining the value of the business and assets of the Company, (y) preserve the goodwill and current relationships of the Company and each of its subsidiaries with customers, suppliers, and other persons with which the Company or any of its subsidiaries has business relations, and (z) provide prompt written notice (in any event, within forty-eight (48) hours) to Parent if any customer, supplier or any other person with which the Company or any of its subsidiaries has business relations, terminates or communicates to either an officer of the Company or a person who has the principal business relationship with such customer, supplier or other person the intention or threat to terminate, its relationship with the Company or any of its subsidiaries, or the intention to reduce substantially the quantity of products or services it purchases from or supplies to the Company or any of its subsidiaries or provides to the Company a formal complaint, in writing, expressing dissatisfaction with the products or services sold by the Company or any of its subsidiaries, and, in addition, the Company will not and will not permit any of its subsidiaries to:
•
(i) amend, supplement or otherwise modify its certificate of incorporation or bylaws (or comparable governing documents), (ii) split, combine, subdivide or reclassify its outstanding equity interests (except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction), (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any of its equity interests (except for any dividends or distributions paid by a subsidiary of the Company to another subsidiary of the Company or to the Company) or (iv) purchase, repurchase, redeem or otherwise acquire any of its equity interests or any securities convertible or exchangeable into or exercisable for any of its equity interests (other than forfeiture of, or withholding of taxes with respect to, Company Restricted Stock Units or Company Performance Stock Units in connection with any taxable event related to such awards, in each case in accordance with past practice and with the terms of the applicable Company Stock Plan as in effect on the date of the Merger Agreement (or as modified after the date of the Merger Agreement in accordance with the terms of the Merger Agreement);

•
merge or consolidate with any other person, or restructure, reorganize or completely or partially liquidate (other than mergers among, or the restructuring, reorganization or liquidation of any subsidiaries of the Company that would not prevent, delay or impair the Merger or the other transactions contemplated by the Merger Agreement or create any subsidiary of the Company or any of its subsidiaries);

•
except as required by the terms of any benefit and compensation plan, policy, program or arrangement maintained, sponsored or contributed to by the Company or any of its subsidiaries covering current or former employees of the Company and its subsidiaries and current or former directors of the Company, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and any incentive and bonus, deferred compensation, stock purchase, employment, retirement, severance, restricted stock, stock option, stock appreciation right or stock based plans, excluding any statutory plans or arrangements and any plans or arrangements sponsored or maintained by a governmental entity (a “Company Plan”) in effect as of the date of the Merger Agreement, (i) increase the wages, salary or other compensation (whether cash or equity) or benefits with respect to any of the Company’s or its subsidiaries’ directors, officers or employees or other service providers whose annual base salary or rate exceeds $150,000, (ii) establish, adopt, enter into, amend in any material respect or terminate any Company Plan that is material, either individually or in the aggregate, to the Company or its subsidiaries, (iii) hire, engage, promote or terminate (other than for cause) any employee or other service provider of the Company’s or its subsidiaries’ (or any person who would be an employee or other service provider of the Company or its subsidiaries if employed or engaged as of the date of the Merger Agreement) other than the hiring, engagement or promotion, each in the ordinary course of business consistent with past practice, of a person, whose annual base salary or rate is less than $150,000, provided that such hired, engaged or promoted person is terminable “at-will” without any additional liability to the Company and its subsidiaries, (iv) accelerate the time of payment or vesting of any compensation or benefits of any of the

Company’s or its subsidiaries’ directors, officers or employees or other service providers or (v) grant any change of control, transaction or retention bonuses or similar payments or other incentive awards to any of the Company’s or its subsidiaries’ directors, officer or employees or other service providers;
•
effectuate, engage in or provide notice of a “plant closing” or “mass layoff” as those terms are defined in the United States Worker Adjustment and Retraining Notification Act, or effectuate, engage in or provide notice of any similar reduction in force or redundancy;

•
incur any indebtedness, guarantee, endorse, assume or otherwise become liable or responsible (directly or indirectly) for any indebtedness of another person or issue any rights to acquire any indebtedness, except (i) in the ordinary course of business, borrowings under the Company’s revolving credit facility as in effect as of the date of the Merger Agreement, including pursuant to the Company’s existing credit agreements, (ii) pursuant to (A) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (B) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice, (iii) hedging in compliance with the hedging strategy of the Company as of the date of the Merger Agreement in the ordinary course of business consistent with past practice and not for speculative purposes, and (iv) pursuant to factoring arrangements as in effect as of the date of the Merger Agreement;

•	make or commit to any capital expenditures that exceed $5,000,000 in the aggregate;
•
transfer, lease, license, sell, assign, mortgage, pledge, place a lien (other than a permitted lien) upon or otherwise dispose of any material properties or assets (other than (i) selling inventory in the ordinary course of business consistent with past practice, (ii) transactions among the Company and its subsidiaries, or (iii) non-exclusive licenses of intellectual property or expiration of intellectual property in accordance with statutory terms;

•
issue, deliver, sell, grant, assign, pledge, transfer, or encumber, agree or commit to or authorize the issuance, delivery, sale, grant, transfer, assignment, pledge or encumbrance of, any shares of its capital stock or any other equity interest in the Company or any subsidiary or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares or equity interests, except (i) for any Common Shares issued pursuant to Company Restricted Stock Units or Company Performance Stock Units outstanding on the date of the Merger Agreement in accordance with the existing terms of such awards and the Company Stock Plan, (ii) pursuant to the terms of the Subscription Agreement and (iii) by subsidiaries to the Company or to any other subsidiary of the Company;

•
acquire or commit to acquire any business, assets or other property (other than real property), whether by merger, consolidation, purchase of property or assets or otherwise (other than acquiring inventory in the ordinary course of business consistent with past practice);

•	make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any authoritative interpretation thereof) or by applicable law;
•
abandon any material existing lines of business or enter into any material new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of the Merger Agreement;

•
make any loans, advances or capital contributions to, or investments in, any person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned subsidiary of the Company);

•
(i) amend or modify in any material respect or intentionally violate, terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof), waive or take any action that would prevent the automatic extension of the term of any material contract or waive, release, assign or fail to enforce any material rights, claims or benefits under any material contract, (ii) enter into any contract that would be considered a material contract if entered into prior to the date of the Merger Agreement unless it is (1) on economic terms (on a per unit and aggregate basis) substantially consistent with, or at least as favorable to the Company or its subsidiaries than, (2) on non-economic terms that, in the aggregate, are at least as favorable to the Company or its subsidiaries than (and that do not impose additional material restrictions on the Company and its subsidiaries), in any such case, either (A) a contract it is replacing, (B) a form of such material contract made available to Parent prior to the date of the Merger Agreement or (C) a purchase order, work order or statement of work issued pursuant to the terms of an existing contract as of the date hereof, in each case, that does not amend or modify such underlying contract, (iii) engage in any scheduled meetings with any counterparty of any key customer contract or key supplier contract for the purpose of (x) attempting to renegotiate the material terms of such key customer contract or key supplier contract, (y) refusing to comply with the Company’s obligations under such key customer contract or key supplier contract, or (z) otherwise disputing any of the terms of such key customer contract or key supplier contract, or the Company’s or counterparty’s respective performance or compliance with such terms, without first giving Parent twenty-four (24) hours’ notice of, and an invitation to participate in, such meeting or (iv) issue any press release with respect to any key customer contract or key supplier contract without first providing Parent with a draft twenty-four (24) hours in advance, and considering, in good faith, any comments of Parent;
•
amend, modify, terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) or waive any material right under, or fail to exercise any renewal option under, any Company lease or enter into any new Company lease (other than renewals or extensions of any existing Company lease in the ordinary course of business);

•
(A) settle any action, suit, case, litigation, claim, hearing, arbitration, investigation or other proceedings before or threatened to be brought before a governmental entity, including any such proceeding between a third party and any customers of the Company for which the Company is providing a defense or indemnity, other than settlements if the amount of any such settlement is not in excess of $250,000 in the aggregate, in each case in excess of amounts available under the Company’s applicable insurance policy, provided that such settlements do not involve any admission of guilt (through a plea or otherwise), non de minimis injunctive or equitable relief or impose non de-minimis restrictions on the business activities of the Company and its subsidiaries or Parent and its subsidiaries, or (B) with respect to any action, suit, case, litigation, claim, hearing, arbitration, investigation or other proceedings before or threatened to be brought before a governmental entity, waive, release, grant or transfer any claim or right of value or knowingly consent to the termination of any claim or right of value;

•
(i) make, change or revoke any material tax election, (ii) make any material change to any tax accounting period, (iii) settle, consent to or compromise any material tax claim or surrender a right to a material tax refund, (iv) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment or (v) request any rulings from or enter into a closing agreement with any governmental entity regarding taxes;

•	enter into any affiliate transaction;
•
take any action to delay or accelerate the collection of any amount of accounts receivable in excess of $2,000,000 in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business, or take any action to delay or accelerate the payment of any amount of accounts payable in excess of $2,000,000 in advance of or beyond their regular dates or the dates when the same would have been paid in the ordinary course of business (other than such delays or accelerations as reflected in the Company Disclosure Letter);

•	acquire a fee interest (or local equivalent) in any real property; or
•	agree, resolve or commit to do any of the foregoing.

Acquisition Proposals
No Solicitation or Negotiation
Subject to certain exceptions described below, until the earlier of the Effective Time and the valid termination of the Merger Agreement in accordance with the terms of the Merger Agreement, the Company will not, and will cause its subsidiaries, any controlled affiliates and its and their respective directors, officers and employees to and direct its and their and other respective representatives not to, directly or indirectly:
•
solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations with any person regarding any acquisition proposal;
•
provide any non-public information or data concerning the Company or any of its subsidiaries to any person, or afford access to the business assets, properties, books or records, other information or employees or other representatives of the Company or any of its subsidiaries in connection with any acquisition proposal; or

•	approve, authorize, agree or publicly announce an intention to do any of the foregoing.
The Company will, and will cause its subsidiaries and controlled affiliates to and will direct its and their respective and other representatives to immediately cease and cause to be terminated any discussions and negotiations with any person (other than Parent, Merger Sub and their respective representatives) conducted prior to the date of the Merger Agreement with respect to any acquisition proposal, provided that nothing in the Merger Agreement will restrict the Company from permitting a person to request the amendment or waiver of a “standstill” or similar obligation or from effecting such amendment or granting such waiver, in each case, to the extent necessary to comply with the fiduciary duties of the members of the Board under applicable law. The Company agrees that any violations of the restrictions set forth in the above bullets by any directors, officers, employees or any representative retained by and acting at the direction of the Company will be deemed a breach of the Merger Agreement by the Company.
Fiduciary Exception to “No Solicitation” Provisions
Notwithstanding anything to the contrary in the “no solicitation” provisions of the Merger Agreement described above, until the adoption of the Merger Agreement by the Company’s stockholders, the Company may, in response to a bona fide acquisition proposal that did not result from a material breach of the “no solicitation” provisions of the Merger Agreement (i) contact and engage in discussions with the person who made such acquisition proposal and such person’s representatives and potential sources of financing to clarify the terms and conditions thereof or to request that any acquisition proposal made orally be made in writing or to notify such person and such person’s potential sources of financing of the “no solicitation” provisions of the Merger Agreement, (ii) provide access to non-public information regarding the Company or any of its subsidiaries to such person who made such acquisition proposal and such person’s representatives and potential sources of financing; provided that such information has previously been made available to Parent or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is so made available to such person or such person’s representatives or potential sources of financing and that, prior to furnishing any such information, the Company receives from such person an acceptable confidentiality agreement and (iii) engage or participate in any discussions or negotiations with any such person and such person’s representatives and potential source of financing regarding such acquisition proposal if, and only if, prior to taking any action described in clause (ii) or (iii) above, the Board determines in good faith, after consultation with outside legal counsel that (A) after consultation with its financial advisors, such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law. The parties acknowledge and agree that any contacts, disclosures, discussions or negotiations permitted under this exception to the “no solicitation” provisions of the Merger Agreement, including any public announcements that the Company or the Board has made any determination to take or engage in any such actions, will not constitute a Change in Recommendation.
Following the date of the Merger Agreement and until the adoption of the Merger Agreement by the Company’s stockholders, the Company will promptly (and, in any event, within twenty-four (24) hours) notify

Parent if (x) any written or other bona fide inquiries, proposals or offers with respect to an acquisition proposal are received by the Company or its subsidiaries, its and their respective directors, officers, employees or representatives, (y) any non-public information is requested in connection with any acquisition proposal from the Company or (z) any discussions or negotiations with respect to an acquisition proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the material terms and conditions of any such acquisition proposal (including the identity of the potential counterparty) and thereafter will keep Parent reasonably informed of material changes to the status of terms of any such acquisition proposals. The Company will (i) keep Parent reasonably informed of the status and material details (including material amendments or proposed material amendments) of the matters identified in the prior sentence on a reasonably current basis and (ii) provide to Parent as soon as reasonably practicable after receipt or delivery (but in no event later than twenty-four hours after receipt or delivery) thereof, copies of all material written correspondence and other material written materials exchanged between or on behalf of the Company or its subsidiaries or any of their representatives, on the one hand, and any potential counterparty or any of its representatives, on the other hand.
No Change in Recommendation or Alternative Acquisition Agreement
The Merger Agreement provides that, except as described below, the Board will not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the recommendation of the Board to the Company’s stockholders to adopt the Merger Agreement or approve, recommend or otherwise declare advisable any acquisition proposal, (ii) fail to include the recommendation of the Board to the Company’s stockholders to adopt the Merger Agreement in this proxy statement, (iii) after receipt of any acquisition proposal (other than a tender or exchange offer) that is not a superior proposal and is not reasonably expected to become a superior proposal, fail to reaffirm the recommendation of the Board within ten (10) days of receipt of a written request from Parent to do so (and if the special meeting of the Company stockholders to vote on the Merger Agreement Proposal is scheduled to be held less than ten (10) days from the receipt of such written request, then within two (2) business days of receipt of such written request, promptly after receipt of such written request, if such written request is received within two (2) business days of the scheduled date of the special meeting of the Company stockholders to vote on the Merger Agreement Proposal) or (A) in the case of an acquisition proposal that is not publicly made or announced, fail to privately recommend against such acquisition proposal or (B) in the case of an acquisition proposal that is publicly made or announced, fail to publicly recommend against such acquisition proposal, (iv) fail to recommend against any acquisition proposal that is not a superior proposal and is not reasonably expected to become a superior proposal that is structured as a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (each of the foregoing clauses (i) - (iv), a “Change in Recommendation”), (v) cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement or other agreement (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) relating to any acquisition proposal or (vi) approve, recommend, or publicly propose to enter into an Alternative Acquisition Agreement.
Superior Proposal Exception to Change in Recommendation Provision or Entry into an Alternative Acquisition Agreement
At any time after the date of the Merger Agreement and prior to the adoption of the Merger Agreement by the Company’s stockholders, in response to a written acquisition proposal received by the Company, the Board may make a Change in Recommendation or terminate the Merger Agreement in accordance with its termination provisions in order to enter into the Alternative Acquisition Agreement with respect to such acquisition proposal, or authorize, resolve, agree or propose publicly to take any such actions, if all of the following conditions are met:
•
the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and, in the case of a Change in Recommendation, the failure to make such Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law and such determination has been promptly notified to Parent;

•
the Company has (i) provided to Parent three (3) business days’ prior written notice, which notice will include an unredacted copy of the Alternative Acquisition Agreement, if applicable and not previously provided, and other relevant documents related to the superior proposal, and will state (a) that it has received a written acquisition proposal that constitutes a superior proposal, (b) the material terms of the acquisition proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such superior proposal will require a new written notice, except that the notice period will be reduced to two (2) business days) and (c) that, subject to the next bullet, the Board has determined to make a Change in Recommendation or to terminate the Merger Agreement in order to enter into the Alternative Acquisition Agreement, as applicable and (ii) prior to making such a Change in Recommendation or terminating the Merger Agreement, as applicable, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period, which may be on a non-exclusive basis, to consider any adjustments committed to in writing by Parent to the terms and conditions of the Merger Agreement such that the acquisition proposal ceases to constitute a superior proposal; and
•
following the notice period, the Board has determined, in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account any revised terms committed to in writing by Parent, such acquisition proposal continues to constitute a superior proposal and, in the case of a Change in Recommendation, that the failure to make such Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law.

Intervening Event Exception to Change in Recommendation Provision
Upon the occurrence of any intervening event, the Board may, at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, make a Change in Recommendation if all of the following conditions are met:
•
The Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law and such determination has been promptly notified to Parent;

•
the Company has (i) provided to Parent three (3) business days’ prior written notice, which will (a) set forth in reasonable detail information describing the intervening event and (b) state, subject to the next bullet, the Board has determined to make a Change in Recommendation and (ii) prior to making such a Change in Recommendation, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period to consider any adjustments committed to in writing by Parent to the terms and conditions of the Merger Agreement such that the failure of the Board to make a Change in Recommendation in response to the intervening event in accordance with the next bullet would no longer reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law; and

•
the Board will have determined in good faith, after consultation with its financial advisor outside legal counsel, and taking into account any revised terms committed to in writing by Parent, the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable law.

Obligations with Respect to this Proxy Statement and the Special Meeting
As promptly as reasonably practicable following the date of the Merger Agreement (and in any event within fifteen (15) business days) the Company was required to prepare and file this preliminary proxy statement. The Company and Parent are also each required to use their reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on the proxy statement by the SEC. The Company is required to cause the mailing of the definitive proxy statement to the stockholders of the Company to be commenced as promptly as reasonably practicable (and in any event within five (5) business days) after the date the staff of the SEC advises that it has no further comments thereon or that the Company may commence mailing the proxy statement.
The Company is required, as promptly as reasonably practicable after the date of the Merger Agreement, in accordance with applicable law and the Company’s certificate of incorporation and bylaws, to conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and establish a record date for (such record date to be at least two (2) business days after the date that the Company has issued the Subscription Shares to Parent pursuant to and in accordance with the Subscription Agreement), duly call and give notice of, and use its reasonable best efforts to convene a meeting of the stockholders of the Company to consider and vote upon the adoption of the Merger Agreement.
Efforts to Complete the Merger
The Company and Parent will, subject to the “no solicitation” provisions of the Merger Agreement described above, cooperate with each other and use, and will cause their respective subsidiaries and controlled affiliates to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as expeditiously as possible, and in no event later than Termination Date (as defined below). The Company and Parent will use their respective reasonable best efforts to, (i) as promptly as practicable, prepare and file all documentation to effect all necessary notices, reports, and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) satisfy the conditions to consummating the Merger, (iii) obtain (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Merger; provided, that, notwithstanding anything to the contrary in the Merger Agreement, neither Parent, the Company nor any of their respective subsidiaries, will be required to pay any consent or similar fee to obtain any third party or governmental consents; provided further, that, neither the Company nor any of its subsidiaries will incur any consent or similar fees in connection with obtaining any non-governmental third party consents without the prior written consent of Parent, and (iv) execute and deliver any reasonable additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Merger Agreement.
From the date of the Merger Agreement until the Effective Time, Parent will not, directly or indirectly (but subject in all respects to the immediately preceding sentence) acquire or agree to acquire by merger or consolidation with, or by purchasing the assets of or equity in, any person, if the entering into of a definitive agreement relating to or the consummation of such a transaction would reasonably be expected to prevent or delay past the Termination Date the satisfaction of the governmental consent condition to the Closing; provided, further, for the avoidance of doubt, the first sentence of this paragraph will only apply to Parent and its subsidiaries and will not apply to any other affiliates of Parent. Neither the Company nor Parent, without each other party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), will (i) withdraw or refile any filing made under any antitrust laws or laws relating to foreign investment, (ii) enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would have the effect of extending, suspending, lengthening or otherwise tolling the expiration or termination of the waiting period applicable to the contemplated Transactions under any antitrust laws or laws relating to foreign investment or (iii) enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the parties not to consummate the contemplated Transactions (or that would otherwise prevent, delay or prohibit the parties from consummating the contemplated Transactions).
Parent and the Company will cooperate with respect to the antitrust laws and laws relating to foreign investment. No party to the Merger Agreement or its counsel will independently participate in any pre-arranged substantive call or meeting relating to the antitrust laws or laws relating to foreign investment with any governmental entity in respect of such filings, investigation, or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such governmental entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable law:
•
each party will notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its subsidiaries intends to make with any governmental entity relating to the Transactions;

•
prior to submitting any such filing, or making any such communication or inquiry, such party will provide the other party and its counsel a reasonable opportunity to review, and will consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry;

•	promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry; and
•
consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any governmental entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any governmental entity relating thereto.

In exercising the foregoing cooperation rights, the Company and Parent each will act reasonably and as promptly as reasonably practicable. Nothing in the Merger Agreement will require Parent or any of its affiliates to agree to or otherwise be required to take any action, make any undertaking, or agree to any remedy or condition, with respect to itself or any of its affiliates to resolve objections, if any, as may be asserted by any governmental entity in connection with any antitrust laws or laws relating to foreign investment with respect to the Transactions, or to enter or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding.
Access to Information
From and after the date of the Merger Agreement and until the earlier of the Effective Time and the termination of the Merger Agreement, upon reasonable advance notice (and in any event not less than twenty-four hours’ notice), and except as may otherwise be required by applicable law, (i) the Company will, and will cause its subsidiaries to, afford Parent and its representatives reasonable access, during normal business hours, to the Company’s and its subsidiaries’ properties, assets, books and records and (ii) during such period, the Company will, and will cause its subsidiaries to, furnish promptly to Parent all information concerning its or any of its subsidiaries’ capital stock, business and personnel as may reasonably be requested by Parent, in each case solely in connection with consummating the Merger, provided, that the Company will not be required to provide any access to information that the Company determines in its reasonable judgment relates to the negotiation and execution of the Merger Agreement or in connection with a similar transaction negotiated with a third party, or, except as provided in the “no solicitation” provisions of the Merger Agreement, to any acquisition proposal or any other transactions potentially competing with or alternative to the Transactions or proposals from third parties relating to any competing or alternative transactions or relating to any deliberation of the Board or any duly authorized committee thereof regarding any acquisition proposal or Change in Recommendation; provided, further, that no investigation will affect or be deemed to modify any representation or warranty made by the Company; and provided further, that the foregoing will not require the Company to disclose any information, to the extent that (a) in the reasonable good faith judgment of the Company, any applicable law requires the Company or its subsidiaries to restrict or prohibit access to any such information or disclosure thereof would expose the Company to an unreasonable risk of liability for disclosure of sensitive or personal information, (b) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party or its disclosure would violate the terms of any confidentiality agreement or other contract that is binding on the Company or any of its subsidiaries, or (c) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided further, that with respect to the foregoing clauses (a) through (c), the Company will use its commercially reasonable efforts to (1) obtain the required consent of any such third party to provide such disclosure, (2) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the Company and (3) in the case of clauses (a) and (c), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable law or jeopardizing such privilege, provided, further that no sampling, inspection or analysis of soil, groundwater, surface water, building materials or other environmental media, or sampling or analysis generally referred to as Phase II environmental investigation, shall be permitted. Any investigation pursuant to the forgoing right of access will be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company. All requests for information made pursuant to the foregoing right of access will be directed to an executive officer of the Company or such person as may be designated by any such executive officer.
Employee Benefits
Parent acknowledges and agrees that the consummation of the Merger will constitute a “change of control” of the Company for purposes of each Company Plan and each program, policy, arrangement, practice and agreement covering any current or former employee of the Company or any of its subsidiaries and, accordingly, agrees to, and agrees to cause the Surviving Corporation to, honor all provisions under such Company Plans, programs, policies, arrangements, practices and agreements relating to a change in control.
Parent further agrees that that each employee of the Company or any of its subsidiaries who continues to remain employed with the Company or any of its subsidiaries following the Closing (a “Continuing Employee”) will, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, be provided with a base salary or base wage, annual cash bonus opportunities, certain severance payments and benefits, and other employee benefits (other than nonqualified deferred compensation programs) that are substantially comparable in the aggregate to those provided by the Company and its subsidiaries to each Continuing Employee as of immediately prior to the Effective Time. Parent will or will cause the Surviving Corporation to honor all Company Plans in accordance with their terms as in effect immediately prior to the Effective Time and each agreement that relates to any current or former employee of the Company or any of its Subsidiaries or the terms of any such employee’s employment or termination of employment.
Parent will or will cause the Surviving Corporation to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans provided for those employees except to the extent such condition, exclusion or waiting period was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent will provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Parent plan in which such Continuing Employee is eligible to participate following the Closing Date.
From and after the Closing Date, Parent will or will cause the Surviving Corporation to, provide credit to Continuing Employees for their service recognized by the Company and its subsidiaries as of the Effective Time for all purposes to the same extent and for the same purposes as such service was credited under the Company Plans, provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.
The foregoing paragraphs relating to employee benefits are solely for the benefit of the parties to the Merger Agreement, and neither any current or former employee, nor any other individual associated therewith, is or will be regarded for any purpose as a third party beneficiary to the Merger Agreement. Notwithstanding anything to the contrary in the Merger Agreement, no provision of the Merger Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of Parent, the Surviving Corporation or any of their affiliates, (ii) alter or limit the ability of Parent to amend, modify or terminate any Company Plan or any other benefit plan, program, agreement or arrangement, (iii) give any third party any right to enforce the employee benefits provisions of the Merger Agreement, (iv) prevent Parent, the Surviving Corporation or any of their affiliates, after the Effective Time, from terminating the employment of any Continuing Employee or (v) be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by the Merger Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.
Director and Officer Indemnification and Insurance
The Merger Agreement provides that from and after the Effective Time, Parent agrees that it will cause the Surviving Corporation to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each present and former director or officer of the Company or any of its subsidiaries, determined as of the Effective Time (the “Indemnified Parties”) against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the Transactions)), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted to indemnify such person under applicable law, any applicable indemnification agreement to which such person is a party, the Company’s certificate of incorporation or bylaws in effect on the date of the Merger Agreement (and Parent and the Surviving Corporation will also advance expenses as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced will provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification). Parent will, and will cause the Surviving Corporation to, ensure that the organizational documents of the Surviving Corporation and its subsidiaries, will, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses and exculpation of the Indemnified Parties than are set forth in the Company’s certificate of incorporation and bylaws (or equivalent organizational and governing documents of any subsidiary), in each case, as in effect as of immediately prior to the Effective Time. The right of indemnification of an Indemnified Party pursuant to the Merger Agreement will not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party.
Prior to the Effective Time, the Company will and, if the Company is unable to, Parent will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable in the aggregate as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the Transactions); provided, however that in no event will the Company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of the Merger Agreement with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement, or the Surviving Corporation will, and Parent will cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement; provided, however that in no event will the Company expend, or Parent or the Surviving Corporation be required to expend for such policies, an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further, that if the premium for such insurance coverage exceeds such amount, the Surviving Corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.
The Company agrees to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Parent and Merger Sub, and each of their respective affiliates and subsidiaries and its and their respective direct and indirect equity holders, officers, directors, managers or employees of each of the foregoing (collectively, the “Parent Indemnified Parties”), against any and all costs (including settlement costs) or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred by any Parent Indemnified Party as a direct result of or to the extent arising out of any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, related to this Agreement, the Merger or any of the Transactions (including, for the avoidance of doubt, any transaction litigation), and the Company shall also advance expenses as incurred to the fullest extent permitted under applicable Law to any Parent Indemnified Party entitled to the indemnification provided for under the Merger Agreement; provided that the Parent Indemnified Party to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such Parent Indemnified Party is not entitled to indemnification; provided, further that, notwithstanding the foregoing, the Company shall not be required to make any payments under the Merger Agreement, including to advance any expenses, in the event that doing so will result in the Company being unable to pay its other obligations as they come due.

Other Covenants and Agreements
The Company and Parent have made certain other covenants to and agreements with each other regarding various other matters including:
•	public statements and disclosure concerning the Merger Agreement, the Transactions and any transition or employee matters in connection with Closing;
•	anti-takeover statutes or other similar laws;
•	control of their respective operations prior to the Effective Time;
•	Company stockholder litigation relating to the Merger Agreement or the Transactions;
•
the Company’s ability to take all actions reasonably necessary or advisable to cause any dispositions (or deemed dispositions) of equity securities of the Company (including derivative securities) in connection with the Transactions by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	adoption of the Merger Agreement by Parent, as sole stockholder of Merger Sub;
•	cooperation to delist the Common Shares from NYSE and deregister such Common Shares under the Exchange Act as soon as possible following the Effective Time;
•	expenses and transfer taxes;
•
the Company (a) will not agree to or permit any termination, material amendment, replacement or other material modification of or supplement to, or waive any of its rights under, the VSAs and (b) will take all practically available action to enforce all of its rights under the VSAs;

•
The Company agrees to issue the Subscription Shares pursuant to and in accordance with the terms and conditions of the Subscription Agreement, and to otherwise comply with all of its obligations under the Subscription Agreement;

•
the Company’s cooperation with Parent, to the extent reasonably requested by Parent, to amend the structure of the transactions undertaken pursuant to the Merger Agreement in order to achieve a tax-efficient outcome for the parties;

•
delivery by the Company to Parent prior to the Closing of duly signed resignations, effective as of the Closing, of any director, officer or manager of the Company or any of its subsidiaries, in each case, as requested by Parent no fewer than five (5) business days prior to the Closing Date;

•
the Company, Parent and the other applicable parties will enter into an agreement that provides for customary mutual releases, effective as of the Closing, in form and substance reasonably satisfactory to both the Company and Parent; and

•
the Company will, and will cause its subsidiaries and affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and, prior to, or substantially concurrently with Closing, enter into, a revolving credit facility that is on terms reasonably acceptable to each of Parent and the Company.

Conditions to the Merger
Conditions to Each Party’s Obligations (“Mutual Closing Conditions”)
The respective obligations of the parties to the Merger Agreement to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of each of the following conditions:
•	adoption of the Merger Agreement by the Company’s stockholders in accordance with applicable law and the Company’s certificate of incorporation and bylaws;
•
the required filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods, clearances or authorizations set forth in the Company Disclosure Letter having been filed, occurred or been obtained, as applicable (the “Consent Condition”); and

•
no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (the “No Order Condition”).

Conditions to Parent’s and Merger Sub’s Obligations (“Parent’s and Merger Sub’s Closing Conditions”)
The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, to the extent permitted by law, waiver by Parent at or prior to the Closing of the following additional conditions:
•
the Company’s representations and warranties contained in the Merger Agreement related to the Company’s organization, good standing and qualification to do business, capital structure, corporate authority and broker’s and finder’s fees must be true and correct, subject only to de minimis inaccuracies, as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

•
the Company’s representation and warranty contained in the Merger Agreement related to the absence of certain changes since March 31, 2025, must be true and correct in all respects as of the Closing Date, as if made at and as of the Closing Date;

•
each of the Company’s other representations and warranties contained in the Merger Agreement must be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification contained within such representations and warranties) as of the Closing Date as if made at and as of the Closing Date, (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

•	the Company must have performed and complied with in all material respects all obligations required to be performed by or complied with by it under the Merger Agreement at or prior to the Closing;
•	since the date of the Merger Agreement there must not have occurred a Company Material Adverse Effect;
•	certain contracts set forth on the Company Disclosure Letter will be executed and remain in effect, in form and substance reasonably acceptable to Parent;
•
the Company or one of its subsidiaries will have (or will, substantially concurrently with the occurrence of Closing) enter into a revolving credit facility that is on terms reasonably acceptable to each of Parent and the Company; and

•	Parent must have received a signed certificate by an officer of the Company at the Closing stating that the conditions set forth in the first five bullets immediately above have been satisfied.
Conditions to the Company’s Obligations (“Company’s Closing Conditions”)
The Company’s obligations to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company at or prior to the Closing of the following additional conditions:
•
The representations and warranties of Parent and Merger Sub contained in the Merger Agreement related to organization, good standing and qualification to do business, ownership of Merger Sub and corporate authority and approval, must be true and correct, subject only to de minimis inaccuracies, as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

•
each of Parent and Merger Sub’s other representations and warranties contained in the Merger Agreement must be true and correct in all respects (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifications contained within such representations and warranties)

as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not and would not reasonably be expected to prevent, materially delay, materially impair or interfere with, or adversely affect the ability of Parent or Merger Sub to perform or comply with its obligations under the Merger Agreement or to consummate the Transactions on a timely basis;
•
each of Parent and Merger Sub must have performed or complied with in all material respects all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•	the Company must have received a signed certificate by an officer of Parent at the Closing stating that the conditions set forth in the three bullets immediately above have been satisfied.
To the extent permitted by applicable law, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, may waive the conditions to the performance of its respective obligations under the Merger Agreement and effect the Merger even though one or more of these conditions has not been met. The Company cannot give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.
Termination of the Merger Agreement
Termination Rights Exercisable by Either Party
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the Company’s stockholders, by the mutual written consent of Parent and the Company.
In addition, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company by written notice to the other party if:
•
the Merger has not been consummated by November 22, 2025 (such date, as it may be modified by the mutual written agreement of the Company and Parent, the “Termination Date”); provided, that if as of the Termination Date the Consent Condition or No Order Condition have not been satisfied or waived (to the extent permitted by applicable law), but all other conditions to Closing set forth in the Merger Agreement have been satisfied, or would be satisfied if Closing were to occur on such date, the Termination Date will automatically be extended for a period of one month (the “Extended Termination Date” and, if so extended, the Extended Termination Date then will be the Termination Date), it being agreed that there will be no more than two such extensions of the Termination Date; provided, further that the right to so terminate the Merger Agreement will not be available to any party if such party’s breach of or failure to perform its obligations under the Merger Agreement materially contributed to, or resulted in, the failure to consummate the Transactions by the Termination Date;

•	the stockholders of the Company not adopting the Merger Agreement at the special meeting or at any adjournment or postponement thereof; or
•
any law issued or enacted by a governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger has become final and non-appealable, whether before or after the adoption of the Merger Agreement by the stockholders of the Company.

The right to terminate the Merger Agreement pursuant to the above circumstances will not be available to any party if that has breached its obligations under the Merger Agreement in any manner that has materially contributed to, or resulted in, the failure of the Merger to be consummated.

Company Termination Rights
The Company may also terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time by written notice to Parent if:
•
there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any such representation and warranty becomes untrue after the date of the Merger Agreement, such that the conditions set forth in the first three bullets of the Company’s Closing Conditions would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to Parent from the Company of such breach or failure to be true and (ii) the Termination Date; provided that the Company will not have the right to terminate the Merger Agreement described in this bullet if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•
at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, in order to enter into an Alternative Acquisition Agreement in accordance with the “no solicitation” provisions of the Merger Agreement (see the section entitled “The Merger Agreement - Acquisition Proposals - No Solicitation or Negotiation,” beginning on page 54).

Parent Termination Rights
Parent may also terminate by written notice the Merger Agreement and abandon the Merger at any time prior to the Effective Time if:
•
there has been a breach of any representation, warranty, covenant or agreement made by the Company in the Merger Agreement, or any such representation and warranty becomes untrue after the date of the Merger Agreement, such that the conditions set forth in the first four bullets of Parent’s and Merger Sub’s Closing Conditions would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure to be true and (ii) the Termination Date; provided, that Parent will not have the right to terminate the Merger Agreement described in this bullet if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement (the termination right described in this bullet, the “Breach Parent Termination Right”);

•	there has been a Change in Recommendation; provided, Parent will no longer be entitled to terminate the Merger Agreement after the adoption of the Merger Agreement by the Company’s stockholders;
•
this preliminary proxy statement was not filed by the Company with the SEC on or prior to July 29, 2025; provided, that Parent will not have the right to terminate the Merger Agreement as described in this bullet if Parent or Merger Sub’s breach of or failure to perform its obligations under the Merger Agreement materially contributed to, or resulted in, the failure of the Company to file the preliminary proxy statement with the SEC on or prior to such date;

•
the adoption of the Merger Agreement by the Company’s stockholders is not obtained at a duly held Company stockholders meeting, or at any adjournment or postponement thereof, on or prior to (i) October 1, 2025, if the SEC informs the Company that it will not review the preliminary proxy statement or (ii) October 31, 2025, if the SEC informs the Company that it will review the preliminary proxy statement or provides comments to the preliminary proxy statement; provided, that Parent will not have the right to terminate the Merger Agreement as described in this bullet if Parent or Merger Sub’s breach of or failure to perform its obligations under the Merger Agreement materially contributed to, or resulted in, the failure to obtain the adoption of the Merger Agreement by the Company’s stockholders;

•	the RSA is terminated by any of the parties thereto in accordance with its terms;
•	The Company or any of its subsidiaries commences or becomes subject to any proceedings under chapter 11 of the Bankruptcy Code;
•	Either of the parties receive a request for additional information or similar request under any antitrust laws or laws relating to foreign investment;

•
Any transaction litigation pending before a governmental entity that is not resolved within forty-five days of commencement or that, as determined in good faith by Parent in its sole discretion, would reasonably be expected to prevent or delay the consummation of the Merger;

•
(i) any VSA is materially modified, amended or supplemented in a manner not approved by Parent, (ii) any party to a VSA breaches its obligations thereunder to vote in support of the Merger and the adoption of the Merger Agreement that, as determined in good faith by Parent in its sole discretion, would reasonably be expected to result in a postponement or adjournment of the special meeting of Company stockholders to approve the Merger Agreement Proposal, (iii) the Company waives any of its rights under a VSA or (iv) any VSA is terminated; or

•
the Company has not received duly executed copies of certain contracts set forth on the Company Disclosure Letter, in form and substance reasonably acceptable to Parent within seven (7) days of the date of the Merger Agreement or if any such duly executed contract is thereafter modified, amended, supplemented or terminated in a manner not approved by Parent.

Effect of Termination
If the Merger Agreement is terminated and the Merger is abandoned pursuant to the terms of the Merger Agreement, the Merger Agreement, (other than as set forth below) will become void and of no effect with no liability on the part of any party to the Merger Agreement (or any of its respective directors, officers or affiliates); provided that no termination will relieve any party to the Merger Agreement from any liability for damages resulting from the willful breach of the Merger Agreement prior to such termination by any party to the Merger Agreement or from fraud (which liability the parties thereto acknowledge and agree will not include damages based on loss of economic benefit of the transactions contemplated by the Merger Agreement to the parties thereto and the stockholders of the Company).
Miscellaneous
Specific Performance
The parties to the Merger Agreement have acknowledged and agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the obligations, undertakings, covenants or agreements of the parties to the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Company, on the one hand, and Parent and Merger Sub, on the other hand, will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement by the other, and to enforce specifically the terms and provisions of the Merger Agreement by a decree of specific performance without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party has agreed that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, the parties have further acknowledged and agreed that prior to the Closing, Parent, Merger Sub or the Company will be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent, Merger Sub or the Company, as applicable, under the Merger Agreement in addition to any other remedy to which any party to the Merger Agreement is entitled at law or in equity, including the right to terminate the Merger Agreement and seek money damages. Each party to the Merger Agreement has further agreed that it will not take any position in any legal proceeding concerning the Merger Agreement that is contrary to the terms of the specific performance provisions of the Merger Agreement. Parent and the Company has agreed to cause their respective subsidiaries and affiliates to perform their respective obligations under the Merger Agreement.
For the avoidance of doubt, in no event shall the exercise of a party’s right pursuant to the Merger Agreement to seek specific performance reduce, restrict or otherwise limit such party’s right to terminate the Merger Agreement.

Amendment of the Merger Agreement
Subject to the provisions of applicable law, at any time prior to the Effective Time, the Merger Agreement (including any schedule thereto) may be amended, modified or supplemented in writing by the parties to the Merger Agreement, by action of the board of directors of the respective parties.
Waiver
Subject to applicable law, any provision of the Merger Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in the Merger Agreement, the rights and remedies provided in the Merger Agreement are cumulative and not exclusive of any rights or remedies provided by law.
Governing Law; Submission to Jurisdiction; No Jury Trial
The Merger Agreement is governed by Delaware law, without giving effect to principles of conflicts or choice of law thereof. Each of the parties to the Merger Agreement has (i) consented to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to the Merger Agreement or any of the Transactions, (ii) agreed that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agreed that it will not bring any action, suit, arbitration or proceeding by or before any governmental entity (each, an “Action”) relating to the Merger Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waived any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same, and (v) consented to service being made through the notice procedures set forth in the Merger Agreement. Each of the Company, Parent and Merger Sub agreed that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth in the Merger Agreement will be effective service of process for any Action in connection with the Merger Agreement or the Transactions.
Each of Parent, Merger Sub and the Company waived any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the Merger Agreement or the Transactions. Notwithstanding anything to the contrary contained in the Merger Agreement, the Company (on behalf of itself and its subsidiaries), Parent and Merger Sub waived any right to trial by jury with respect to any action related to any of its subsidiaries in connection with the Merger or the performance thereof or the Transactions.
Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Transactions contemplated by the Merger Agreement will be paid by the party incurring such expense, except that (i) the filing fee for this proxy statement and expenses incurred in connection with the printing and mailing of this proxy statement will be shared equally by Parent and the Company and (ii) Parent will be responsible for, and pay, one hundred percent (100%) of the filing fees, costs and expenses incurred in connection with the filings required under any filings required or advisable to be made with any governmental entity.
All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including penalties and interest) incurred by the Company or any of its subsidiaries (and for the avoidance of doubt, not including any such taxes and fees incurred by any stockholder, which shall be borne by the applicable stockholder) in connection with the Merger will be paid by or on behalf of the Company when due and payable.

VOTING AND SUPPORT AGREEMENTS
Preferred VSA
This section describes the material terms of the Preferred VSA. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Preferred VSA, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Preferred VSA. You are encouraged to read the Preferred VSA carefully and in its entirety.
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company and TPG entered into the Preferred VSA with respect to TPG’s Shares. As of the date of the execution of the Preferred VSA, TPG owned all 150,000 Series A Preferred Shares, which represented approximately 16.7% of the voting power of the Common Shares and the Series A Preferred Shares (on an as-converted basis) outstanding as of July 25, 2025.
Pursuant to the Preferred VSA, TPG has agreed to affirmatively vote or cause to be voted all of its Shares (a) in favor of (“for”) the Merger and the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports), and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of TPG contained in the Preferred VSA and (ii) any acquisition proposal (which, for the avoidance of doubt, is not a superior proposal or an acquisition proposal for which the Board has made (and not rescinded or withdrawn) a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
In the event the Board makes (and does not rescind or withdraw) a Change in Recommendation, TPG may vote its Shares with respect to the above matters in any manner it chooses.
TPG agreed that any Shares that it purchases, or otherwise acquires record or beneficial ownership of, after the execution date of the Preferred VSA, would be subject to the terms and conditions of the Preferred VSA to the same extent as the Shares owned by TPG on the date of the execution of the Preferred VSA.
In addition, TPG has agreed that the receipt of the aggregate amount of the Preferred Stock Merger Consideration pursuant to the terms of the Merger Agreement will constitute payment in full for all shares of Preferred Stock owned by TPG. TPG has agreed to waive (i) until the Effective Time or the termination of the Preferred VSA, any and all rights to dividends it is entitled to receive as a holder of Series A Preferred Stock and (ii) any and all rights and remedies in connection with or related to the Merger (and any other transactions entered into by the Company in connection therewith, including the transactions contemplated by the Subscription Agreement other than rights and remedies arising under the Merger Agreement or related documents or transactions themselves, and/or the incurrence of indebtedness under the Company’s existing credit agreements it may have.
TPG agreed not to take certain actions, including not (i) tendering any of its Shares into any tender or exchange offer, (ii) transferring any of its Shares (subject to certain exceptions), (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty of TPG contained in the Preferred VSA untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling TPG from performing its obligations under the Preferred VSA in any material respect.
The Preferred VSA will terminate upon the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms (including, for example, termination of the Merger Agreement by the Company to accept a superior proposal, subject to specified exceptions and limitations) and (iii) the occurrence of (a) a decrease in the Preferred Stock Merger Consideration, (b) the termination of the RSA with respect to the Company or the Consenting Lenders or (c) one or more chapter 11 bankruptcy proceedings are commenced by the Company or its subsidiaries or other parties commence chapter 11 bankruptcy proceedings regarding the Company or its subsidiaries and are not dismissed within 30 days.

Common VSA
This section describes the material terms of the Common VSA. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Common VSA, a copy of which is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Common VSA. You are encouraged to read the Common VSA carefully and in its entirety.
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into the Common VSA with each Common Supporting Stockholder with respect to such Common Supporting Stockholder’s Shares. As of the date of the execution of the Common VSA, the Common Supporting Stockholders owned 7,964,819 Common Shares which represented approximately 22.3% of the voting power of the Common Shares and the Series A Preferred Shares (on an as-converted basis) outstanding as of July 25, 2025.
Pursuant to the Common VSA, each Common Supporting Stockholder has agreed to affirmatively vote or cause to be voted all of their Shares (a) in favor of (“for”) the Merger and the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports), and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Common Supporting Stockholder contained in the Common VSA and (ii) any acquisition proposal (which, for the avoidance of doubt, is not a superior proposal or an acquisition proposal for which the Board has made (and not rescinded or withdrawn) a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
In the event the Board makes (and does not rescind or withdraw) a Change in Recommendation, each Common Supporting Stockholder may vote their Shares with respect to the above matters in any manner it chooses.
Each Common Supporting Stockholder agreed that any Shares that they purchase, or otherwise acquire record or beneficial ownership of, after the execution date of the Common VSA, would be subject to the terms and conditions of the Common VSA to the same extent as the Shares owned by such Common Supporting Stockholder on the date of the execution of the Common VSA.
In addition, each Common Supporting Stockholder agreed not to take certain actions, including not (i) tendering any of their Shares into any tender or exchange offer, (ii) transferring any of their Shares (subject to certain exceptions), (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty of such Common Supporting Stockholder contained in the Common VSA untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling such Common Supporting Stockholder from performing its obligations under the Common VSA in any material respect.
The Common VSA will terminate upon the earliest to occur of the Effective Time and the valid termination of the Merger Agreement in accordance with its terms (including, for example, termination of the Merger Agreement by the Company to accept a superior proposal, subject to specified exceptions and limitations).

RECAPITALIZATION SUPPORT AGREEMENT
This section describes the material terms of the RSA. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the RSA, a copy of which is attached as Annex D to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Recapitalization Support Agreement. You are encouraged to read the RSA carefully and in its entirety.
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company Group entered into the RSA with the Consenting Parties.
Pursuant to the RSA, the Consenting Parties have agreed to support the Recapitalization Transaction involving (i) the partial equitization of the term loans under the Existing Term Loan Credit Agreement and (ii) a recapitalization of the Company, subject to the terms and conditions of the RSA and the Term Sheet attached thereto as Exhibit A.
The RSA provides that the Recapitalization Transaction will be implemented through either (i) an Out-of-Court Structure through the Merger, without recourse to proceedings under chapter 11 of the Bankruptcy Code or (ii) the Chapter 11 Structure through prepackaged or prearranged cases for the Debtors, under chapter 11 of the Bankruptcy Code.
The Term Sheet contemplates, among other things:
•
That the Recapitalization Transaction will be implemented either (i) through the Out-of-Court Structure through the Merger Agreement or (ii) through the Chapter 11 Structure if the following milestones are not met:

○	(y) the Company fails to file this preliminary proxy statement on or prior to July 29, 2025; or
○	(z) the Merger is not approved by the required vote at a duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof) prior to:
•	October 1, 2025, if the SEC informs the Company that it will not review the proxy statement; or
•
October 31, 2025, if the SEC informs the Company that it will review the proxy statement and issues any comments in such review (the foregoing clauses (y) and (z), collectively, the “Out-of-Court Milestones”).

•	Each Consenting Term Loan Lender will consent to:
○
the conversion, on a dollar-for-dollar basis, to Take Back Term Loans (as defined in the Term Sheet) of an amount of its Existing Term Loan Claims (as defined in the Term Sheet) that will result in (x) the aggregate principal amount of funded debt, preferred equity or other securities entitled to recover before the New Common Equity (as defined in the Term Sheet), in each case, of Reorganized Superior (as defined in the Term Sheet), and its subsidiaries immediately following the Effective Time less (y) the aggregate amount of unrestricted cash and cash equivalents of Reorganized Superior, and its subsidiaries immediately following the Effective Time, not exceeding $125,000,000; and

○
if the Recapitalization Transaction is implemented through the Out-of-Court Structure, the contribution of the balance of its Existing Term Loan Claims to Parent in exchange for 100% of the New Common Equity, subject to dilution by the Out-of-Court Preferred Shareholder Equity Distribution and the MIP (each as defined in the Term Sheet); or

○
if the Recapitalization Transaction is implemented pursuant to the Chapter 11 Structure, as part of the chapter 11 plan, the full satisfaction and extinguishment of the balance of its claims in exchange for 100% of the New Common Equity, subject to dilution by the In-Court Preferred Shareholder Equity Distribution (as defined in the Term Sheet), if applicable, and the MIP.

•
The Series A Preferred Shares will be cancelled, released, and extinguished, and TPG will receive: (i) if the Recapitalization Transaction is implemented through the Out-of-Court Structure, the Preferred Stock Merger Consideration; or (ii) if the Recapitalization Transaction is implemented through Chapter 11

Cases, either: (a) if (A) TPG votes to accept the chapter 11 plan and (B) all classes of creditors senior to TPG vote to accept, or are deemed to accept, the chapter 11 plan, 1.75% of the New Common Equity, subject to dilution by the MIP (as defined in the Term Sheet); or (b) if (X) TPG votes to reject the chapter 11 plan or (Y) any class of creditors votes to reject, or is deemed to reject, the chapter 11 plan, no distribution or consideration.
•
The existing Common Shares will be cancelled, released, and extinguished, and each holder of Common Shares will receive: (i) if the Recapitalization Transaction is implemented through the Out-of-Court Structure, the Common Stock Merger Consideration; or (ii) if the Recapitalization Transaction is implemented through the Chapter 11 Structure, no distribution or consideration.

•
The Company shall, at the option of the Requisite Consenting Term Loan Lenders (as defined in the RSA), (a) execute an amendment to the Existing Revolving Credit Agreement (as defined in the RSA) in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders that results in the Existing Revolving Credit Facility (as defined in the RSA) remaining outstanding upon and after the Effective Time on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders, including with respect to any waivers and/or consents (including in respect of a change of control) necessary to effectuate the Recapitalization Transaction or (b) refinance the Existing Revolving Credit Facility with a new super-priority revolving credit facility of a similar size and on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders.

•
If the Recapitalization Transaction is implemented through the Out-of-Court Structure, (i) all other claims against the Company Group will be satisfied in the ordinary course of business or otherwise be unimpaired and (ii) pursuant to the Subscription Agreement (as described below), the Company shall issue 7,600,000 Common Shares (or such other number of Common Shares as may be mutually agreed by the Company and Parent) to Parent at the same price per share in cash as the Common Stock Merger Consideration.

Subject to the consent of the Requisite Consenting Term Loan Lenders, the Recapitalization Transaction will be implemented through a Chapter 11 Structure if reasonably necessary or desirable to effectuate and consummate the Recapitalization Transaction, in the event that (A) the Merger Agreement has been terminated or (B) the Out-of-Court Milestones have not been satisfied by the Company or otherwise extended or waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders.
If the Merger Agreement has been terminated or the Company fails to satisfy an Out-of-Court Milestone during the Support Period (as defined in the RSA) and such milestone has neither been extended nor waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders, each Debtor must file with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases by no later than the date that is fifteen (15) Business Days following the termination of the Merger Agreement or the Company’s failure to satisfy such Out-of-Court Milestone, respectively (the “Commencement Deadline”).
The RSA also contemplates the following milestones (the “Chapter 11 Milestones”) with respect to a Recapitalization Transaction implemented through a Chapter 11 Structure:
•	in the event of prepackaged Chapter 11 Cases, no later than seven business days prior to the Petition Date (as defined in the RSA), the Company shall commence the Solicitation (as defined in the RSA);
•	in the event of prepackaged Chapter 11 Cases, no later than two business days prior to the Petition Date, the Company shall complete the Solicitation;
•	no later than the Commencement Deadline, the Petition Date shall have occurred.
•
in the event of prepackaged or prearranged Chapter 11 Cases, no later than one day after the Petition Date, the Debtors shall have filed the Plan, Disclosure Statement, and motion seeking approval of the DIP Financing (each as defined in the RSA), if applicable;

•	no later than five days after the Petition Date, the Bankruptcy Court (as defined in the RSA) shall have entered an interim DIP Order (as defined in the RSA), if applicable;

•	no later than 30 days after the Petition Date, the Bankruptcy Court shall have entered a final DIP Order, if applicable; and
•
(1) in the event of prepackaged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order (as defined in the RSA) the Disclosure Statement Order (as defined in the RSA), or (2) in the event of prearranged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order and no later than 120 days after the Petition Date, the Bankruptcy shall have entered the Confirmation Order.

The RSA may be terminated upon the occurrence of certain events, including, among others, breaches by the Company or the Consenting Parties of their respective obligations under the RSA, and, in the event of the Chapter 11 Structure, the Company’s failure to meet the Chapter 11 Milestones. The termination of the Merger Agreement is also a basis to terminate the RSA. If the RSA is terminated, the Company may commence proceedings under chapter 7 or chapter 11 of the Bankruptcy Code without the support of the Consenting Parties and may not be able to confirm a chapter 11 plan without the support of the Consenting Parties. In the event of a Chapter 11 Structure, termination of the RSA prior to confirmation or consummation of the Plan could result in the loss of support for the Plan by the Consenting Parties and could result in the loss of DIP Financing (if any) or consensual use of cash collateral by the Company under certain circumstances. Any such loss of support could adversely affect the Company’s ability to confirm or consummate the Plan.
The RSA contains certain covenants on the part of each of the Consenting Parties, including, among other things, (i) commitments to support, and to use commercially reasonable efforts and timely take all reasonable actions necessary to support, implement and consummate the Recapitalization Transaction and (ii) commitments to negotiate in good faith and use commercially reasonable efforts to execute and implement definitive documents that are consistent with the RSA.
Pursuant to the RSA, the Consenting Parties have agreed to implement the Recapitalization Transaction by no later than 120 calendar days after the Petition Date in the event of prepackaged Chapter 11 Cases or 150 calendar days after the Petition Date in the event of prearranged Chapter 11 Cases, in each case, if the Effective Time has not occurred, which deadlines may be extended or waived in writing by the Requisite Consenting Term Loan Lenders in their sole discretion.

SUBSCRIPTION AGREEMENT
This section describes the material terms of the Subscription Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Subscription Agreement, a copy of which is attached as Annex E to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Subscription Agreement. You are encouraged to read the Subscription Agreement carefully and in its entirety.
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into the Subscription Agreement with Parent, pursuant to which Parent agreed to purchase, and the Company agreed to issue and sell to Parent, (i) 7,600,000 Subscription Shares or (ii) such other number of Common Shares as may be mutually agreed by the Company and Parent, in each case, for a purchase price of $0.09 per share.
The purchase of the Subscription Shares will take place one business day prior to the Record Date. The Subscription Agreement contains representations, warranties, covenants and conditions to closing that are customary for an agreement of this nature.
In addition, if the Company enters into an Alternative Acquisition Agreement that constitutes a superior proposal as permitted by the Merger Agreement, Parent has agreed to vote its Subscription Shares at any meeting of Company stockholders:
•
in favor of the transaction contemplated by such Alternative Acquisition Agreement, and each of the other actions contemplated by such Alternative Acquisition Agreement or necessary or desirable in furtherance of the alternative acquisition and the other transactions contemplated by such Alternative Acquisition Agreement;

•
against any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the alternative acquisition under such Alternative Acquisition Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in such Alternative Acquisition Agreement; and

•
against any proposal to enter into any other transaction, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the alternative acquisition and the other transactions contemplated by such Alternative Acquisition Agreement.

In the event the Company engages in an alternative acquisition that constitutes a superior proposal as permitted by the Merger Agreement, Parent will be entitled to receive at the closing of such alternative acquisition as consideration for the Subscription Shares to be paid in connection with such alternative acquisition, an amount that is equal to the purchase price that Parent paid to acquire the Subscription Shares.
The Subscription Shares being sold to Parent pursuant to the Subscription Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Transactions, the RSA and related documents, including the expected time period to consummate the Transactions, and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company and Parent, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to:
•	the substantial doubt regarding the Company’s ability to continue as a going concern;
•	the consummation of the Transactions on the anticipated terms and timing, or at all, including obtaining regulatory approvals and receipt of the approval of the Company’s stockholders;
•	the achievement of the milestones set forth in the RSA by their respective deadlines or at all;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreements;
•	the anticipated tax treatment of the Transactions;
•	the possibility that any of the anticipated benefits of the Transactions will not be realized or will not be realized within the expected time period;
•	potential litigation relating to the Transactions;
•
the risk that disruptions from the Transactions will harm the Company’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues;

•
potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the Transactions;

•	the potential for modification or adjustment of the Merger Agreement or the RSA;
•	the parties’ ability to satisfy their respective conditions and consummate the Transactions;
•
certain restrictions during the pendency of the Transactions that may impact the Company’s financial performance, operating results, ability to pursue certain business opportunities or strategic transactions or otherwise operate its business;

•	fees, costs and expenses and the possibility that the Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	the events of industry, market, economic, political or regulatory conditions outside of the Company’s control;
•	future fluctuations in the Company’s market capitalization and stockholders’ equity;
•	the expected timing and process for the deregistration of the Common Shares under the Securities Act;
•	other risks related to the Transactions that are included in this proxy statement; and

•
those risks described in Item 1A of Part I of the Company’s Annual Report on Form 10-K, filed with the SEC on March 6, 2025, in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2025, and the Company’s other filings with the SEC.

These disclosures are incorporated by reference in this proxy statement. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this communication. The Company does not intend to update these statements unless required by the securities or other applicable laws to do so, and the Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this proxy statement.

PARTIES TO THE MERGER
Company
Superior Industries International, Inc. was incorporated in Delaware in 1969. The principal office address of Superior is 26600 Telegraph Road, Suite 400, Southfield, MI 48033. The telephone number at the principal office is (248) 352-7300.
The principal business of the Company is the design and manufacture of aluminum wheels for sale to OEMs in North America and Europe, and to the after-market in Europe. Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®.
The Company’s website address is www.supind.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to the Company’s website in this proxy statement.
Additional information about Superior is contained in the Company’s public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 94, for more information.
Parent
Parent was formed in Delaware on June 24, 2025, solely for the purpose of engaging in the Transactions, including the Merger. Parent is an affiliate of the lenders party to the Existing Term Loan Credit Agreement. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions.
The principal office address of Parent is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071 and its telephone number is (213) 830-6300.
Merger Sub
Merger Sub was incorporated in Delaware on June 24, 2025, as a direct, wholly owned subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Merger. Merger Sub is an affiliate of the lenders party to the Existing Term Loan Credit Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions. In connection with the Merger, Merger Sub will merge with and into Superior and Merger Sub will cease to exist.
The principal office address of Merger Sub is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071 and its telephone number is (213) 830-6300.

THE SPECIAL MEETING
We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place of the Special Meeting
Superior will hold the special meeting via live webcast on [•], 2025, at [•] a.m. Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualstockholdermeeting.com/SUP2025SM. We encourage you to allow ample time for online check-in, which will open at [•] a.m. Eastern Time. Please note that you will not be able to attend the special meeting in person.
Purpose of the Special Meeting
At the special meeting, holders of Shares as of the Record Date will be asked to consider and vote on:
1.	the Merger Agreement Proposal;
2.	the Merger-Related Compensation Proposal; and
3.	the Adjournment Proposal.
The Company’s stockholders must approve the Merger Agreement Proposal by the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon, in order for the Merger to occur. If the Company’s stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully in its entirety.
The vote on the Adjournment Proposal and the Merger-Related Compensation Proposal are separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and/or the Merger-Related Compensation Proposal and vote not to approve the Merger Agreement Proposal.
Recommendation of the Board
The Transaction Committee evaluated the Merger in consultation with the Company’s management and legal and financial advisors and unanimously (i) approved and declared advisable, and recommended that the Board approve and declare advisable, the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) determined that the Merger is in the best interests of the Company and its stockholders; (iii) recommended to the Board that the Merger Agreement be submitted to the Company’s stockholders for adoption; and (iv) recommended to the Board that to the Board recommend that the stockholders of the Company vote to adopt the Merger Agreement.
The Board evaluated the Merger in consultation with the Company’s management and legal and financial advisors and (i) approved and declared advisable the Merger Agreement, the execution, delivery and performance thereof and the consummation of the Transactions, including the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (ii) determined that the Merger is in the best interests of the Company and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption; and (iv) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement.
The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the Transaction Committee and the Board. The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Record Date and Quorum
Each holder of record of Shares as of the close of business on the Record Date, is entitled to receive notice of, and to vote at, the special meeting. Each such holder will be entitled to one vote for each Common Share that it owned (or into which its Series A Preferred Shares is convertible) on the Record Date. As of [•], 2025, there were [•] Common Shares issued and outstanding and 150,000 Series A Preferred Shares issued and outstanding that would be convertible into 5,951,678 Common Shares entitled to vote at the special meeting.
The presence at the special meeting in person or by proxy of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business.
If you are a holder of Shares as of the Record Date and you vote by mail, by telephone or through the internet or at the special meeting via the virtual meeting website, then your Shares will be counted as part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of the Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.
A quorum is necessary to transact business at the special meeting. Once a Share entitled to vote at the special meeting is present via the virtual meeting website or represented by proxy at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, even if the Share is not voted, including any Shares for which a stockholder directs to abstain from voting. If a quorum is not present at the special meeting, the special meeting may be adjourned by the vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares), the holders of which are either present in person or represented by proxy thereat, until a quorum will be present in person or represented by proxy.
Vote Required for Approval
Merger Agreement Proposal. The approval of the Merger Agreement Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon. Abstentions and failure to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Agreement Proposal.
Merger-Related Compensation Proposal. The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). Failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
Adjournment Proposal. The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). Consequently, failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
In addition, if a quorum is not present in person or represented by proxy at the special meeting, the special meeting may be adjourned by the vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares), the holders of which are either present in person or represented by proxy thereat, until a quorum will be present in person or represented by proxy.
Obligations to Vote in Favor of the Merger
Concurrently with the execution of the Merger Agreement on July 8, 2025, the Company entered into the Preferred VSA with TPG and into Common VSAs with the Common Supporting Stockholders. As of the date of the execution of the VSAs, the Shares owned by the Supporting Stockholders collectively represented approximately 39% of the voting power of the Common Shares and the Series A Preferred Shares (on an as-converted basis) outstanding as of July 25, 2025.

Pursuant to the VSAs, each of the Supporting Stockholders agreed to vote or cause to be voted any Shares owned by them (a) in favor of (“for”) the Merger and the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports), and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Supporting Stockholder contained in the applicable VSA and (ii) any acquisition proposal (which, for the avoidance of doubt, is not a superior proposal or an acquisition proposal for which the Board has made (and not rescinded or withdrawn) a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
In the event the Board has made (and not rescinded or withdrawn) a Change in Recommendation, the Supporting Stockholders may each vote their Shares with respect to the above matters in any manner they choose.
In addition, each of the Supporting Stockholders agreed not to take certain actions, including not (i) tendering any of their Shares into any tender or exchange offer, (ii) transferring any of their Shares (subject to certain exceptions), (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty of such Supporting Stockholder contained in the VSA untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling such Common Supporting Stockholder from performing its obligations under the VSA in any material respect. For additional information, see the section entitled “Voting and Support Agreements,” beginning on page 67.
Shares Held by the Company’s Directors and Executive Officers
As of [•], 2025, the Record Date for the special meeting, our directors and executive officers directly owned, in the aggregate, [•] Shares entitled to vote at the special meeting, or collectively approximately [•]% of all the outstanding Common Shares entitled to vote at the special meeting.
Effect of Abstentions; Broker Non-Votes
Merger Agreement Proposal. The approval of the Merger Agreement Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon. Abstentions and failure to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Agreement Proposal.
Merger-Related Compensation Proposal. The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). Failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
Adjournment Proposal. The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). Consequently, failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters, but may not exercise discretion, and therefore will not vote on non-routine matters, if instructions are not given. Accordingly, if your Shares are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your Shares

(referred to as a “broker non-vote”), and your Shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares. If you are a “street name” holder of Shares and you provide voting instructions to your bank, broker, trust or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then your Shares will be deemed present at the special meeting for purposes of establishing a quorum at the special meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal.
How to Vote
Holders of Shares as of the Record Date have a choice of voting (i) by proxy by completing a proxy card and mailing it in the prepaid envelope provided, (ii) by calling a toll-free telephone number or (iii) through the internet or (iv) at the special meeting via the virtual meeting website. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and internet voting facilities for holders of Shares as of the Record Date will close at 11:59 p.m., Eastern Time on [•], 2025.
If you submit your proxy by mail, by telephone or through the internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares will be voted in “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal. If you indicate “ABSTAIN” on a proposal to be voted, assuming a quorum is present, it will have the same effect as a vote “AGAINST” that proposal. If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting. Your bank, broker, trust or other nominee will NOT be able to vote your Shares on the proposals unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares.
If you wish to vote by attending the special meeting via the virtual meeting website and your Shares are held in the name of a bank, broker, trust or other nominee, you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other nominee of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days.
If you do not submit a proxy or otherwise vote your Shares in any of the ways described above, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but will have no effect on the approval of the Merger-Related Compensation Proposal or the Adjournment Proposal, assuming a quorum is present at the special meeting.
A letter of transmittal with instructions for the surrender of certificates will be mailed to Company stockholders if the Merger is completed.
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Okapi Partners LLC, toll-free at + 1 (844) 343-2643, or via email at info@okapipartners.com.
Revocation of Proxies
Any proxy given by a Superior stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:
•	by submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card;
•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to David M. Sherbin, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, Superior Industries International, Inc., 26600 Telegraph Road, Suite 400, Southfield, MI 48033, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same Shares; or
•
by attending the special meeting via the virtual meeting website and voting at the meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting via the virtual meeting website).

“Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the special meeting to approve such proposal. Your Shares will be voted on the Adjournment Proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.
If a quorum is not present at the special meeting, the special meeting may be adjourned by the vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares), the holders of which are either present in person or represented by proxy thereat, until a quorum will be present in person or represented by proxy. In addition, the Board may postpone the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the Merger Agreement.
Solicitation of Proxies
The Company is soliciting the enclosed proxy card on behalf of the Board. In addition to solicitation by mail, the Company and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
The Company has retained Okapi Partners LLC to assist in the solicitation process. The Company will pay Okapi Partners LLC a fee of approximately $10,000, and will reimburse Okapi Partners LLC for reasonable out-of-pocket expenses.
The Company will ask banks, brokers, trusts and other nominees to forward the Company proxy solicitation materials to the beneficial owners of Shares held of record by such banks, brokers, trusts or other nominees. The Company will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor Okapi Partners LLC, toll-free at + 1 (844) 343-2643, or via email at info@okapipartners.com.

PROPOSAL 1: THE MERGER AGREEMENT PROPOSAL
The Proposal
The Company is asking you to approve the Merger Agreement Proposal. You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger. In particular, you should read in its entirety the Merger Agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 44, and “The Merger Agreement,” beginning on page 44.
Voting and Support Agreements
The Shares owned by the Supporting Stockholders collectively represent approximately 39% of the voting power of the Common Shares and the Series A Preferred Shares (on an as-converted basis) outstanding as of July 25, 2025. Pursuant to the VSAs, each of the Supporting Stockholders agreed to vote or cause to be voted any Shares owned by them (a) in favor of (“for”) the Merger and the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports), and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Supporting Stockholder contained in the applicable VSA and (ii) any acquisition proposal (which, for the avoidance of doubt, is not a superior proposal or an acquisition proposal for which the Board has made (and not rescinded or withdrawn) a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement. In the event the Board has made (and not rescinded or withdrawn) a Change in Recommendation, the Supporting Stockholders may each vote their Shares with respect to the above matters in any manner they choose. For more information, see the section entitled “Voting and Support Agreements,” beginning on page 67.
Vote Required and Board Recommendation
The approval of the Merger Agreement Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the outstanding Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) entitled to vote thereon. Abstentions and failure to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Agreement Proposal.
Your vote is very important. If you fail to return your proxy, vote by telephone or through the internet or virtually attend the special meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, assuming a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If you, as a Superior stockholder, return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the Merger Agreement Proposal.
The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the Transaction Committee and the Board. The Board recommends that you vote “FOR” the Merger Agreement Proposal.

PROPOSAL 2: MERGER-RELATED COMPENSATION PROPOSAL
The Proposal
As required by Item 402(t) of Regulation S-K under the Securities Act and Section 14A of the Exchange Act, we are providing our holders of Shares as of the Record Date the opportunity to cast a vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Superior’s named executive officers that is based on or otherwise relates to the Merger as disclosed in the section entitled “The Merger - Summary of Potential Transaction Payments to Named Executive Officers,” beginning on page 37, including the table in such section and accompanying footnotes.
Vote Required and Board Recommendation
As an advisory vote, this proposal is not binding upon Superior or the Board, and approval of this proposal is not a condition to completion of the Merger. Because the Merger-related executive compensation to be paid in connection with the Merger is based on the terms of the Merger Agreement as well as the contractual arrangements between Superior and the named executive officers, such compensation may be paid or become payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions in the Merger Agreement applicable thereto as well as any applicable contractual arrangements between Superior and the named executive officers). Accordingly, you are asked to vote on the following resolution:
“RESOLVED, that the stockholders of Superior Industries International, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Superior Industries International, Inc. that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger - Summary of Potential Transaction Payments to Named Executive Officers.”
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the Merger-Related Compensation Proposal.
The approval of the Merger-Related Compensation Proposal, assuming a quorum is present, requires the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). The vote is advisory only and, therefore, not binding on the Company or Parent or any of their respective subsidiaries, and, if the Merger is completed, the compensation that is based on or otherwise relates to the Merger will be paid or become payable to our named executive officers even if this proposal is not approved. Failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the Transaction Committee and the Board. The Board recommends that you vote “FOR” the Merger-Related Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
The Proposal
The Company is asking you to approve one or more proposals to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the special meeting to approve such proposal. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the special meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the special meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of any such proposal. Additionally, if a quorum is not present at the special meeting, then the Company may seek to adjourn the special meeting.
Vote Required and Board Recommendation
The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares) represented and voting at the special meeting (which Shares voting affirmatively also constitute at least a majority of the required quorum). In addition, if a quorum is not present in person or represented by proxy at the special meeting, the special meeting may be adjourned by the vote of a majority of the voting power of the Shares (including the Series A Preferred Shares voting on an as-converted basis and together with the Common Shares), the holders of which are either present in person or represented by proxy thereat, until a quorum will be present in person or represented by proxy. Failure to vote will have no effect on approval of the proposal, assuming a quorum is present; however, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.
The Merger Agreement and the Transactions, including the Merger, have been approved and recommended by the Transaction Committee and the Board. The Board recommends that you vote “FOR” the Adjournment Proposal.

APPRAISAL RIGHTS
Record holders of Common Shares who comply with the procedures summarized below will be entitled to appraisal rights if the Merger is completed. Under Section 262 of the DGCL (which we refer to as “Section 262”), holders of Common Shares with respect to which appraisal rights are properly demanded and perfected and not withdrawn, waived or lost are entitled, in lieu of receiving the Merger Consideration, to have the “fair value” of their Common Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) at the Effective Time judicially determined and paid to them in cash by complying with the provisions of Section 262. Superior is required to send a notice to that effect to each stockholder not less than 20 days prior to the special meeting. This proxy statement constitutes that notice to the record holders of Common Shares.
The following is a brief summary of Section 262, which sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of the applicable requirements, and is qualified in its entirety by reference to Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262. Failure to comply timely and properly with the requirements of Section 262 may result in the loss of your appraisal rights under the DGCL. If you hold your Common Shares through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Stockholders of record who desire to exercise their appraisal rights must do ALL of the following: (i) not vote in favor of the adoption of the Merger Agreement, (ii) deliver in the manner set forth below a written demand for appraisal of the stockholder’s Common Shares to the Corporate Secretary of Superior before the vote on the adoption of the Merger Agreement at the special meeting, (iii) continuously hold Common Shares of record from the date of making the demand through completion of the Merger and (iv) otherwise comply with the requirements of Section 262.
Only a holder of record of Common Shares is entitled to demand an appraisal of the Common Shares registered in that holder’s name. A demand for appraisal must be executed by or for the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the certificates representing Common Shares. If Common Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the Common Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in exercising the demand, the agent is acting as agent for the record owner or owners.
A record owner, such as a broker, who holds the Common Shares as a nominee for others may exercise appraisal rights with respect to the Common Shares held for all or less than all beneficial owners of Common Shares as to which the holder is the record owner. In that case, the written demand must set forth the number of Common Shares covered by the demand. Where the number of Common Shares is not expressly stated, the demand will be presumed to cover all Common Shares outstanding in the name of the record owner.
Beneficial owners who are not record owners and who intend to exercise appraisal rights should consult with the record holder to determine the appropriate procedures for having the record holder make a demand for appraisal with respect to the beneficial owner’s Common Shares. Any holder of Common Shares held in “street name” who desires appraisal rights with respect to those Common Shares must take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record owner of the Common Shares. In addition, a beneficial owner may file a petition in such person’s own name provided that they have satisfied the applicable statutory requirements under Section 262.
Common Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., The Depository Trust Company’s nominee. A demand for appraisal with respect to such Common Shares must be made by or on behalf of the depository nominee and it must identify the depository nominee as the record owner. Any beneficial holder of Common Shares desiring appraisal rights with respect to such Common Shares which are held through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder.
As required by Section 262, a demand for appraisal must be in writing and must reasonably inform Superior of the identity of the record holder (which might be a nominee as described above) and of such holder’s intention to seek appraisal of the holder’s Common Shares.
Stockholders of record who elect to demand appraisal of their Common Shares must mail or deliver their written demand to:
Superior Industries International, Inc.
26600 Telegraph Road, Suite 400
Southfield, MI 48033
Attention: David M. Sherbin, Senior Vice President, General Counsel, Corporate Secretary and Chief
Compliance Officer
The written demand for appraisal should specify the stockholder’s name and mailing address. The written demand must reasonably inform Superior that the stockholder intends thereby to demand an appraisal of his, her or its Common Shares. The written demand must be received by Superior prior to the vote on the adoption of the Merger Agreement at the special meeting. Neither voting (via the virtual meeting website or by proxy) against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262. In addition, the stockholder must not vote its Common Shares in favor of adoption of the Merger Agreement. An executed proxy that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the Merger Agreement and will cause the stockholder’s right of appraisal to be lost. Therefore, a stockholder who desires to exercise appraisal rights should either (x) refrain from executing and submitting the enclosed proxy card or (y) vote by proxy against the adoption of the Merger Agreement or affirmatively register an abstention with respect thereto.
Within 120 days after completion of the Merger, but not thereafter, either the Surviving Corporation or any stockholder who has timely and properly demanded appraisal of such stockholder’s Common Shares and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights, or any beneficial owner for which a demand for appraisal has been properly made by the record holder, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the Common Shares of all stockholders who have properly demanded appraisal. There is no present intent on the part of Superior as the Surviving Corporation to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such Common Shares. Accordingly, stockholders who desire to have their Common Shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.
Within 120 days after completion of the Merger, any stockholder or beneficial owner who has complied with the applicable provisions of Section 262 will be entitled, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), to receive from the Surviving Corporation a statement setting forth the aggregate number of Common Shares not voting in favor of the Merger and with respect to which demands for appraisal were received by the Surviving Corporation and the number of holders of such Common Shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by the Surviving Corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for appraisal is duly filed by a Superior stockholder or beneficial owner and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their Common Shares and with whom agreements as to the value of their Common Shares have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their Common Shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. The Delaware Court of Chancery must dismiss an appraisal proceeding as to all Superior stockholders who assert appraisal rights unless (i) the total number of Common Shares entitled to appraisal exceeds 1% of the outstanding Common Shares of the class or series eligible for appraisal, or (ii) the value of the consideration provided in the Merger for such total number of Common Shares seeking appraisal exceeds $1,000,000, or (iii) the Merger was approved pursuant to Section 253 or Section 267 of the DGCL. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the Common Shares owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.
After a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the Common Shares owned by those stockholders, determining the fair value of the Common Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in subsection (h) of Section 262, interest from the date the Merger is completed through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the date the Merger is completed and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the combined company may pay to each former Superior stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the Common Shares as determined by the Delaware Court of Chancery, and (ii) interests theretofore accrued, unless paid at that time. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court may consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should bear in mind that the fair value of their Common Shares determined under Section 262 could be more than, the same as, or less than the Merger Consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their Common Shares, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262. Superior reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a Share is less than the applicable Merger Consideration.
The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. The Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all Common Shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.
From and after the date of completion of the Merger, any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after completion of the Merger, be entitled to vote for any purpose any Common Shares subject to such demand or to receive payment of dividends or other distributions on such Common Shares, except for dividends or distributions payable to stockholders of record at a date prior to completion of the Merger.
Within 10 days after the Effective Time, the Surviving Corporation must give notice of the date that the Merger became effective to each of Superior’s stockholders who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a written demand for appraisal in accordance with Section 262. At any time within 60 days after completion of the Merger, any stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the cash to which the stockholder is entitled pursuant to the Merger. After this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the written approval of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after completion of the Merger, stockholders’ rights to appraisal will cease and all stockholders will be entitled only to receive the Merger Consideration as provided for in the Merger Agreement. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after completion of the Merger.
The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Failure to comply strictly with all the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before attempting to exercise your appraisal rights.

MARKET PRICE AND DIVIDEND DATA
The Common Shares are traded on the OTC Pink Market under the symbol “SSUP.” The Company common stock was previously traded on the NYSE under the symbol “SUP”. On June 25, 2025, the NYSE filed a Form 25 with the SEC in connection with delisting the Common Shares, which delisting became effective ten days after the Form 25 was filed. On June 25, 2025, the Common Shares commenced trading on the OTC Pink Market or “pink sheets” under the symbol “SSUP.”
As of the close of business on [•], 2025, the Record Date, there were [•] Common Shares issued and outstanding and 150,000 Series A Preferred Stock issued and outstanding that would be convertible into 5,951,678 Common Shares entitled to vote, held by approximately [•] holders of record of Shares. Because many of the Common Shares are held by banks, brokers, trusts and other institutions on behalf of Company stockholders, we are unable to estimate the total number of stockholders represented by these record holders.
The closing price of the Common Shares on the OTC Pink Market on July 7, 2025, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $0.15 per Common Share. On [•], 2025, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the Common Shares on the OTC Pink Market was $[•] per Share.
If the Merger is completed, the Common Shares will no longer trade on the OTC Pink Market, will be deregistered under the Exchange Act, will cease to be publicly traded and the Company will no longer file periodic reports with the SEC.
You are encouraged to obtain current market prices of the Common Shares in connection with voting your Common Shares. Following the Merger, there will be no further market for Common Shares, and Common Shares will be delisted from the OTC Pink Market, deregistered under the Exchange Act, and cease to be publicly traded.
The Company has historically paid dividends on its Series A Preferred Shares, however under the terms of the Merger Agreement, from and after the date of the Merger Agreement, prior to the Closing (or the earlier termination of the Merger Agreement), the Company is prohibited from declaring or paying any cash dividend or other distribution on the Shares without Parent’s prior written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Unless otherwise noted, the following table sets forth information with respect to the beneficial ownership of Shares as of July 25, 2025 by (i) each person or group known by us to beneficially own (or have the right to acquire within 60 days) more than 5% of the outstanding Shares, (ii) each of our directors, (iii) each of our named executive officers (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group.
Unless otherwise indicated, each of our directors and “Named Executive Officers” has (a) the same business address as Superior and (b) sole investment and voting power over all of the Shares that he or she beneficially owns. All Share numbers have been rounded to the nearest whole number.
The percentage ownership of common stock is based on 29,698,422 Common Shares outstanding as of July 25, 2025. The percentage of total voting power is based on 35,650,100 total votes represented by 29,698,422 Common Shares outstanding and 5,951,678 shares of common stock underlying 150,000 shares of Series A Shares as of July 25, 2025. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of computing the number of shares beneficially owned, percentage ownership of common stock and voting power, derivative securities that are convertible into common stock are deemed to be outstanding and beneficially owned by the person holding such derivative securities, but are not deemed to be outstanding for the purpose of computing beneficial ownership of any other person.

Name	Number of Shares Beneficially Owned	RSUs that Vest within 60 days	Total	Percentage of Common Shares	Percentage of Total Voting Power
Beneficial Owners of More than 5%
TPG GP A, LLC(1)	5,951,678	—	5,951,678	20.0%	16.7%
Mill Road Capital III, L.P.(2)	4,380,940	—	4,380,940	14.8%	12.3%
Directors
Timothy C. McQuay	188,252	—	188,252	*	*
Michael R. Bruynesteyn	172,283	—	172,283	*	*
Richard J. Giromini	195,704	—	195,704	*	*
Michael Guo	—	—	—	—	—
Paul Humphries	171,252	—	171,252	*	*
Deven Petito	53,542	—	53,542	*	*
Ellen B. Richstone	192,336	—	192,336	*	*
Keshav Lall	—	—	—	—	—
Named Executive Officers
Majdi B. Abulaban	2,063,768	—	2,063,768	6.9%	5.8%
Timothy Trenary(3)	255,016	—	255,016	*	*
Michael Dorah	156,157	—	156,157	*	*
Parveen Kakar	124,601	—	124,601	*	*
Daniel Lee(4)	—	—	—	—	—
Shane Giebel(5)	208	—	208	*	*
All directors and officers (16 persons as a group)(6)	3,584,087	—	3,584,087	12.1%	10.1%

*	Represents less than 1%.
(1)
Represents shares of common stock underlying the 150,000 shares of Series A Preferred Stock beneficially owned by TPG GP A, LLC (“TPG GP A”), which were convertible into common stock as of July 25, 2025. The information with respect to the beneficial ownership of TPG GP A is based on Amendment No. 2 to the Schedule 13D filed January 18, 2022, by TPG GP A, David Bonderman (“Bonderman”), James G. Coulter (“Coulter”) and Jon Winkelried (“Winkelried”). TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which (together with entities under common control) holds 100% of the shares of Class B common stock which represents a majority of the combined voting power of the common stock of TPG Inc., a Delaware corporation (“TPG”), which is the controlling stockholder of TPG GPCo, LLC, a Delaware limited liability company, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group II, L.P., a Delaware limited partnership, which is the managing member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG Growth GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Growth GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Growth III Sidewall, L.P., a Delaware limited partnership (“TPG Growth Sidewall”), which directly holds 150,000 shares of Series A Preferred Stock. Coulter is Executive Chairman and Director of TPG and officer, director and/or manager of other affiliated entities. Winkelried is Chief Executive Officer and Director of TPG and officer, director and/or manager of other affiliated entities. TPG GP A, Coulter and Winkelried each have shared power to dispose of 5,951,678 shares and shared power to vote 5,951,678 shares. TPG GP A’s address is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(2)
The information with respect to the holdings of Mill Road Capital III, L.P. (“Mill Road LP”) is based solely on Amendment No. 11 to the Schedule 13D filed January 12, 2024 by Mill Road LP, Mill Road Capital III GP LLC (“Mill Road GP”), Deven Petito and Thomas E. Lynch, which disclosed that each of Mill Road LP and Mill Road GP has sole power to dispose of 4,380,940 shares and sole power to vote 4,380,940 shares, and that Mr. Lynch has shared power to dispose of 4,380,940 shares and shared power to vote 4,380,940 shares and Mr. Petito has sole power to dispose of 16,204 shares and sole power to vote 16,204 shares. The address for these holders is c/o Mill Road Capital III L.P., 328 Pemberwick Road, Greenwich CT 06831.

(3)
The information with respect to the holdings of Mr. Trenary is based solely on that certain Voting and Support Agreement, dated as of July 8, 2025, by and between the Company and Mr. Trenary. Mr. Trenary retired from the Company effective September 30, 2024.

(4)	Mr. Lee resigned from the Company effective July 25, 2025.
(5)	Mr. Giebel was appointed as Interim Chief Financial Officer effective July 16, 2025.
(6)	Does include shares of common stock underlying the Series A Preferred Stock held by TPG GP A as described in footnote (1) above.

OTHER MATTERS
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, the Company does not expect to hold an annual meeting of stockholders in 2026. If the Merger is not completed, the Company’s stockholders will continue to be entitled to attend and participate in the Company’s stockholder meetings.
Superior’s stockholders may submit proposals on matters appropriate for stockholder action at meetings of Superior’s stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2026 annual meeting, stockholder proposals must satisfy all applicable requirements of Rule 14a-8 and must have been received by the Secretary of Superior no later than the close of business on December 4, 2025. If the 2026 annual meeting is held on a date that is more than 30 calendar days before or after the anniversary date of the immediately preceding annual meeting, a stockholder proposal in accordance with Rule 14a-8 must be received by a reasonable time before Superior begins to print and distribute its proxy solicitation for the 2026 annual meeting. Nothing in this paragraph will be deemed to require the Company to include in its proxy statement and proxy relating to the 2026 annual meeting any stockholder proposal that may be omitted from the proxy materials of the Company under applicable regulations of the Exchange Act in effect at the time such proposal is received.
Our bylaws provide that for a proposal to be properly brought before an annual meeting by a stockholder, notice of such proposal must be delivered to the Corporate Secretary of Superior not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the one-year anniversary of the date of the preceding year’s annual meeting provided, however, that in the event the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Company’s Corporate Secretary no later than the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made. As a result, notice of any proposal with respect to the 2026 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must have been delivered to the Corporate Secretary of Superior no earlier than January 21, 2026, and no later than February 20, 2026.
Stockholder proposals and nominations should be sent to:
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
David M. Sherbin
Superior Industries International, Inc.
26600 Telegraph Road, Suite 400
Southfield, MI 48033

HOUSEHOLDING OF PROXY MATERIAL
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders who reside at the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Superior of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact our Corporate Secretary at 26600 Telegraph Road, Suite 400, Southfield, MI 48033 or call (248) 352-7300. Beneficial stockholders can request information about householding from their banks, brokers or other holders of record. Stockholders sharing an address who now receive multiple copies of our annual report and proxy statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

WHERE YOU CAN FIND MORE INFORMATION
Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.supind.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference and may update and supersede the information in this proxy statement.
We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 6, 2025;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 12, 2025;
•
Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on February 7, 2025, April 2, 2025, May 23, 2025, May 29, 2025, June 5, 2025, June 6, 2025, June 24, 2025, June 25, 2025, July 8, 2025 (as amended by the Form 8-K/A filed with the SEC on July 9, 2025), July 11, 2025 and July 22, 2025; and

•	Our Annual Proxy Statement on Schedule 14A filed on April 3, 2025, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special meeting.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.
Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting David M. Sherbin, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at Superior Industries International, Inc., 26600 Telegraph Road, Suite 400, Southfield, MI 48033, or on the Investor Relations page of our corporate website at https://www.supind.com, or by contacting Okapi Partners LLC, our proxy solicitor, at the contact information listed below or through the SEC website. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. If you would like to request documents from us, please do so at least five (5) business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2643 (Toll-Free)
Email: info@okapipartners.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
Confidential
AGREEMENT AND PLAN OF MERGER

among

SUPERIOR INDUSTRIES INTERNATIONAL, INC.,

SUP PARENT HOLDINGS, LLC

and

SUP MERGER SUB, INC.

Dated as of July 8, 2025

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section
“Acceptable Confidentiality Agreement”	9.14
“Acceptable Revolving Credit Facility”	6.22
“Acquisition Proposal”	9.14
“Action”	9.5(b)(iii)
“Affiliate”	9.14
“Affiliate Transaction”	4.20
“Agreement”	Preamble
“Alternative Acquisition Agreement”	6.2(d)
“Antitrust Laws”	9.14
“Applicable Date”	4.5(a)
“Balance Sheet Date”	4.6
“Bankruptcy and Equity Exception”	4.3
“Board”	Recitals
“Business Day”	9.14
“Bylaws”	2.2
“Capitalization Date”	4.2(a)
“Certificate”	3.1(a)(ii)
“Certificate of Merger”	1.3
“Change in Recommendation”	6.2(d)
“Closing”	1.2
“Closing Date”	1.2
“COBRA”	4.9(d)
“Code”	3.2(f)
“Common Share”	9.14
“Common Stock Merger Consideration”	3.1(a)(i)(A)
“Company”	Preamble
“Company Balance Sheet”	4.8
“Company Bylaws”	4.1
“Company Certificate of Incorporation”	4.1
“Company Disclosure Letter”	ARTICLE IV
“Continuing Employee”	6.9
“Company Lease”	4.18(b)
“Company Material Adverse Effect”	9.14
“Company Performance Stock Unit”	3.5(b)
“Company Plan”	9.14
“Company Recommendation”	4.3
“Company Reports”	4.5(a)
“Company Requisite Vote”	4.3
“Company Restricted Stock Unit”	3.5(c)
“Company Stock Plan”	3.5(a)
“Company Stockholders Meeting”	6.4
“Consent”	4.4(a)
“Contract”	9.14
“D&O Insurance”	6.11(b)
“DGCL”	1.1
“Dissenting Stockholders”	3.1(a)(i)
“DLLCA”	1.1
“Effective Time”	1.3
“Environmental Law”	9.14

A-iv

Defined Term	Section
“ERISA”	9.14
“Exchange Act”	4.4(a)
“Exchange Fund”	3.2(a)
“Excluded Shares”	3.1(a)(i)
“Existing Credit Agreements”	9.14
“Existing Revolving Credit Agreement”	9.14
“Extended Termination Date”	8.2(a)
“FCPA”	4.11(d)
“Foreign Investment and Competition Laws”	4.4(a)
“GAAP”	9.14
“Government Official”	9.14
“Governmental Entity”	4.4(a)
“Hazardous Substance”	9.14
“Indebtedness”	9.14
“Indemnified Parties”	6.11(a)
“Information Technology Systems”	9.14
“Intellectual Property”	9.14
“Intervening Event”	9.14
“Key Customer Contract”	4.21
“Key Customers”	4.21
“Key Supplier Contract”	4.21
“Key Suppliers”	4.21
“Knowledge of Parent”	9.14
“Knowledge of the Company”	9.14
“Law”	9.14
“Lazard”	4.19
“Leased Real Property”	4.18(b)
“License”	4.11(a)
“Lien”	9.14
“Lockdown Measures”	9.14
“Material Contracts”	4.12(r)
“Merger Consideration”	3.1(a)(i)(B)
“Merger”	Recitals
“Merger Sub”	Preamble
“Notice Period”	6.2(e)(ii)
“NYSE”	9.14
“Order”	9.14
“Owned Intellectual Property”	9.14
“Owned Real Property”	4.18(a)
“Parent”	Preamble
“Parent Disclosure Letter”	ARTICLE V
“Parent Material Adverse Effect”	9.14
“Paying Agent”	3.2(a)
“Permitted Liens”	9.14
“Person”	9.14
“Personal Data”	9.14
“Preferred Ownership Percentage”	9.14
“Preferred Shares”	4.2(a)
“Preferred Stock Merger Consideration”	3.1(a)(i)(B)
“Proceedings”	4.7

A-v

Defined Term	Section
“Processing”	9.14
“Proxy Statement”	6.3(a)
“Registered IP”	4.16(a)
“Release”	9.14
“Representatives”	6.2(a)
“Sanctions”	4.11(d)
“SEC”	4.5(a)
“Second Request”	6.5(d)
“Securities Act”	4.4(a)
“Series A Preferred Shares”	4.2(a)
“Shares”	9.14
“Specified Acquisition”	6.5(b)
“Staff”	6.3(a)
“Subscription Agreement”	Recitals
“Subscription Agreement Shares”	Recitals
“Subsidiary”	9.14
“Superior Proposal”	9.14
“Surviving Corporation”	1.1
“Takeover Statute”	4.13
“Tax”	9.14
“Taxable”	9.14
“Taxes”	9.14
“Tax Return”	9.14
“Termination Date”	8.2(a)
“Transaction Litigation”	6.16
“Uncertificated Shares”	3.1(a)(ii)
“Unit”	3.1(a)(i)(B)
“Voting Agreements”	Recitals
“WARN Act”	9.14
“Willful Breach”	9.14

A-vi

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of July 8, 2025, by and among Superior Industries International, Inc., a Delaware corporation (the “Company”), SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and SUP Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”).
RECITALS
WHEREAS, the board of directors of the Company (the “Board”), by resolutions duly adopted, has (a) approved and declared advisable this Agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated hereby, including the merger of Merger Sub with and into the Company with the Company surviving the merger as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, (b) determined that the Merger is in the best interests of the Company and its stockholders, (c) subject to Section 6.2, directed that this Agreement be submitted to the stockholders of the Company for adoption and (d) subject to Section 6.2, resolved to recommend to its stockholders the adoption of this Agreement;
WHEREAS, the transaction committee of the Board, by resolutions duly adopted, has unanimously (a) approved and declared advisable, and recommended that the Board approve and declare advisable, this Agreement, the execution, delivery and performance thereof and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (b) determined that the Merger is in the best interests of the Company and its stockholders; (c) recommended to the Board that it direct that the Agreement be submitted to the Company’s stockholders for adoption and (d) recommended to the Board that it resolve to recommend that the stockholders of the Company adopt the Agreement;
WHEREAS, the members of Parent, by resolutions duly adopted, have unanimously (a) approved and declared advisable this Agreement and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and (b) determined that the Merger is in the best interests of, Parent;
WHEREAS, the board of directors of Merger Sub, by resolutions duly adopted, has unanimously (a) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (b) determined that the Merger is in the best interests of Merger Sub and its sole stockholder and (c) resolved to recommend to its sole stockholder the adoption of this Agreement;
WHEREAS, Parent shall, in its capacity as the sole stockholder of Merger Sub, immediately following execution and delivery of this Agreement, approve and adopt this Agreement and the consummation by Merger Sub of the transactions contemplated hereby;
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Company have entered into a Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), pursuant to which Parent has agreed to purchase, and the Company has agreed to issue, Common Shares (the “Subscription Agreement Shares”) on the terms and subject to the conditions set forth therein and herein;
WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into voting agreements with the Company (the “Voting Agreements”), pursuant to which, among other things, such Persons have agreed, on the terms and subject to the conditions set forth in the Voting Agreements, to vote all of such Persons’ Shares in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which is acknowledged and agreed, the parties hereto agree as follows:
ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME
1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (in such capacity, sometimes hereinafter referred to as the “Surviving Corporation”), and become a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in ARTICLE II. The Merger shall have the effects specified in the Delaware General Corporation Law (the “DGCL”), this Agreement and the Certificate of Merger (as defined below).
1.2 Closing. Unless this Agreement shall have been terminated pursuant to ARTICLE VIII and unless otherwise mutually agreed in writing by the parties hereto, the closing of the Merger (the “Closing”) shall be conducted remotely via the electronic exchange of documents and signatures at 10:00 a.m., Eastern Time, on a date that is as soon as reasonably practicable, and in no event later than three (3) Business Days, following the day on which the last to be satisfied or waived (to the extent permitted by applicable Law) of each of the conditions set forth in ARTICLE VII (other than those conditions that by their nature or terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement (the date on which the Closing occurs is referred to as the “Closing Date”).
1.3 Effective Time. As soon as practicable after, or concurrently with the Closing, the Company and Parent will cause a Certificate of Merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed upon by the Company and Parent in writing and set forth in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).
ARTICLE II
ORGANIZATIONAL DOCUMENTS, DIRECTORS AND OFFICERS
OF THE SURVIVING CORPORATION
2.1 The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read substantially identically to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except (a) that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and (b) for such changes as are agreed by the parties and necessary to comply with Section 6.11 and the terms of this Agreement, and as such shall be the certificate of incorporation of the Surviving Corporation (the “Certificate of Incorporation”) until thereafter amended as provided therein or by applicable Law, subject to Section 6.11.
2.2 The Bylaws. The parties hereto shall take all actions necessary so that, from and after the Effective Time, the bylaws of the Company shall be amended and restated to read substantially identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except (a) that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and (b) for such changes as are agreed by the parties and necessary to comply with Section 6.11, and as such shall be the bylaws (the “Bylaws”) of the Surviving Corporation until thereafter amended as provided therein or by applicable Law, subject to Section 6.11.
2.3 Directors of Surviving Corporation. The parties hereto shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.

2.4 Officers of the Surviving Corporation. The parties hereto shall take all actions necessary so that the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.
ARTICLE III
EFFECT OF THE MERGER ON SECURITIES;
EXCHANGE
3.1 Effect on Capital Stock.
(a) At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent or Merger Sub or the holder of any securities of the Company, Parent or Merger Sub:
(i) Merger Consideration. Each Common Share and Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than Common Shares or Series A Preferred Shares owned by (x) Parent or Merger Sub or any of their respective Subsidiaries, (y) the Company as treasury stock (each such share referred to in clauses (x) and (y) above, an “Excluded Share” and, collectively, the “Excluded Shares”) and (z) holders of Common Shares (“Dissenting Stockholders”) who have not voted in favor of the Merger or consented thereto and have properly exercised and perfected and not withdrawn, waived or lost a demand for appraisal rights in accordance with Section 262 of the DGCL) shall be converted into the right to receive:
(A) with respect to each Common Share, an amount equal to Nine Cents ($0.09) per Common Share in cash, without interest thereon (the “Common Stock Merger Consideration” and the aggregate of such amount for all Common Shares, the “Aggregate Merger Consideration”); and
(B) with respect to each Series A Preferred Share, (1) an amount equal to the quotient of (x) the product of (a) the Aggregate Merger Consideration plus the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs pursuant to Section 3.5(a) and Section 3.5(b), respectively, in connection with the Merger, multiplied by (b) two (2), divided by (y) the total number of issued and outstanding Series A Preferred Shares as of immediately prior to the Effective Time, in cash, without interest thereon and (2) the number of fully paid and nonassessable Units of Parent to be issued by Parent such that immediately following such issuance and immediately following the Effective Time, the former holders of all Series A Preferred Shares shall hold, in the aggregate, the Preferred Ownership Percentage (the “Preferred Stock Merger Consideration”, and together with the Common Stock Merger Consideration, the “Merger Consideration”).
(ii) At the Effective Time, all of the Common Shares and Series A Preferred Shares (other than Excluded Shares and Common Shares owned by Dissenting Stockholders) shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and (A) each certificate (a “Certificate”) formerly representing any of the Common Shares or Series A Preferred Shares as of immediately prior to the Effective Time (other than the Excluded Shares and Common Shares owned by Dissenting Stockholders) and (B) each book-entry account formerly representing any uncertificated Common Shares or Series A Preferred Shares as of immediately prior to the Effective Time (“Uncertificated Shares”) (other than Excluded Shares and Common Shares owned by Dissenting Stockholders) shall thereafter represent only the right to receive the applicable Merger Consideration, and the holders thereof shall cease to have any rights with respect to such Common Shares or Series A Preferred Shares, as applicable, other than the right to receive the applicable Merger Consideration upon surrender thereof in accordance with Section 3.2, and each Certificate and Uncertificated Share owned by Dissenting Stockholders shall thereafter represent only the right to receive payment pursuant to Section 3.3.
(iii) Cancellation of Excluded Shares and each Share owned by Dissenting Stockholders. Subject to Section 3.3, each Excluded Share and each Common Share owned by Dissenting Stockholders outstanding as of immediately prior to the Effective Time shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(b) Merger Sub. Each share of common stock, par value $0.01, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.
3.2 Exchange of Certificates.
(a) Paying Agent. Immediately following the Effective Time, Parent shall deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed (the “Paying Agent”), for the benefit of the holders of Common Shares, an aggregate amount of cash sufficient to pay the amounts required to be delivered pursuant to Section 3.1(a) in respect of Common Shares (such aggregate amount of cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that (i) such investments shall be an obligation of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks and (ii) no such investment (or losses thereon) shall affect the amount of Common Stock Merger Consideration payable to the holders of Common Shares pursuant to Section 3.1(a). To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate Common Stock Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make all cash payments required pursuant to Section 3.1(a) in respect of Common Shares. No losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Common Shares to receive the Common Stock Merger Consideration as provided herein. No later than five (5) Business Days prior to the Closing Date, Parent shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company, to effect the applicable terms of this Agreement. The Exchange Fund shall not be used for any purpose other than to fund payments of Common Stock Merger Consideration to holders of Common Shares in accordance with this Agreement. Parent shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Common Stock Merger Consideration from the Exchange Fund in accordance with this Agreement.
(b) Exchange Procedures. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent shall cause the Paying Agent to mail to each Person who was at the Effective Time, a holder of record of a Certificate representing Common Shares (other than Excluded Shares and Common Shares owned by Dissenting Stockholders): (i) a letter of transmittal in customary form advising such Person of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration, and specifying that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate (or affidavits of loss in lieu of such Certificate as provided in Section 3.2(e)) and (ii) instructions for use in effecting the surrender of such Certificate to the Paying Agent (or affidavits of loss in lieu of such Certificate as provided in Section 3.2(e)) in exchange for payment of the Common Stock Merger Consideration as provided in Section 3.1(a). Upon the surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 3.2(e)) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor an amount in immediately available funds (or, if no wire transfer instructions are provided, a check, and in each case, after giving effect to any required Tax withholding provided in Section 3.2(f)) equal to the cash amount that such holder is entitled to receive pursuant to Section 3.1(a), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable to holders of Certificates. In the event of a transfer of ownership of Common Shares represented by a Certificate that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of such Certificate may be issued and/or paid to such a transferee if such Certificate formerly representing such Common Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Shares or Series A Preferred Shares that were outstanding immediately prior to the Effective Time.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the holders of Common Shares on the date that is twelve (12) months after the Effective Time shall be delivered, at Parent’s option, to Parent or the Surviving Corporation. Any holder of Common Shares (other than Excluded Shares) who has not theretofore complied with this ARTICLE III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, delivery of any payment of cash in accordance with this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Common Stock Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Common Stock Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to the Surviving Corporation) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the Paying Agent or the Surviving Corporation, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the cash that would have been payable pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) had such lost, stolen or destroyed Certificate been surrendered. No bond or other surety shall otherwise be required to be paid, posted or delivered in connection with the foregoing.
(f) Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986 (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be timely remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity. To the extent that amounts are so deducted or withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be. At least five (5) days prior to making any deduction or withholding pursuant to this Section 3.2(f), except (i) with respect to amounts treated as compensation for Tax purposes or (ii) as a result of the failure of any holder of Common Shares or Preferred Shares to provide an Internal Revenue Service Form W-9 or W-8, as applicable, Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, shall provide written notice to the Company of any anticipated deduction or withholding (together with the legal basis thereof) and shall cooperate in good faith to obtain any available exemption from, or reduction of, such deduction or withholding.
(g) Uncertificated Shares. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent shall cause the Paying Agent to (i) mail to each Person who was at the Effective Time, a holder of Uncertificated Shares representing Common Shares (other than in respect of Excluded Shares and Common Shares owned by Dissenting Stockholders) materials advising such Person of the effectiveness of the Merger and the conversion of its Common Shares into the right to receive the Common Stock Merger Consideration and (ii) deliver the cash that such Person is entitled to receive in respect of its Common Shares pursuant to Section 3.1(a) (after giving effect to any required Tax withholdings as provided in Section 3.2(f)), without interest thereon.
(h) Series A Preferred Shares. On the Closing Date, Parent shall (i) pay or cause to be paid the portion of the Preferred Stock Merger Consideration set forth in Section 3.1(a)(i)(B)(1) to each holder of Series A Preferred Shares by wire transfer of immediately available funds pursuant to wire instructions that have been provided by each such holder to the Company no later than three (3) Business Days prior to the

Closing Date (other than in respect of Excluded Shares), after giving effect to any required Tax withholdings as provided in Section 3.2(f) and without interest thereon and (ii) issue the portion of the Preferred Stock Merger Consideration set forth in Section 3.1(a)(i)(B)(2) to each holder of Series A Preferred Shares in accordance with the limited liability company agreement of Parent and applicable Law.
3.3 Dissenters’ Rights. Notwithstanding anything to the contrary herein, no Dissenting Stockholder shall be entitled to receive cash pursuant to the provisions of this ARTICLE III unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn, waived or lost such Dissenting Stockholder’s right to appraisal under the DGCL, and any Dissenting Stockholder shall be entitled to receive only those rights provided by Section 262 of the DGCL with respect to the Common Shares owned by such Dissenting Stockholder as of immediately prior to the Effective Time. If, after the Effective Time, any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn, waived or lost the right to appraisal and payment under Section 262 of the DGCL or if a court of competent jurisdiction shall finally determine that the Dissenting Stockholder is not entitled to relief provided by Section 262 of the DGCL with respect to any Common Shares, such Common Shares shall thereupon be treated as though such Common Shares had been converted, as of the Effective Time, into the right to receive the Common Stock Merger Consideration in accordance with this ARTICLE III without interest and less any required Tax withholdings pursuant to Section 3.2(f). The Company shall give Parent written notice, and copies of any written demands, as promptly as practicable of any written demands for appraisal, actual, attempted or purported withdrawals of such demands, and any other instruments served pursuant (or purportedly pursuant) to applicable Law received by the Company relating to stockholders’ rights of appraisal. Parent shall (at Parent’s sole cost and expense) have the right to participate in and direct all negotiations and Proceedings with respect to any demand for appraisal under the DGCL, including any determination to make any payment or deposit with respect to any of the Dissenting Stockholders with respect to any of their Common Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Proceedings regarding appraisal; provided, that prior to Closing, Parent shall regularly update the Company regarding such negotiations and Proceedings. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Any amounts required to be paid in respect of any Common Shares held by a Dissenting Stockholder shall be paid by the Surviving Corporation.
3.4 Adjustments to Prevent Dilution. In the event that the Company changes the number of Common Shares or Series A Preferred Shares or securities convertible or exchangeable into or exercisable for any such shares, in each case issued and outstanding prior to the Effective Time as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration; provided that nothing in this Section 3.4 shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that would otherwise be prohibited by the terms of this Agreement.
3.5 Treatment of Equity Awards.
(a) Treatment of Time-Based Restricted Stock Units. Each outstanding time-based restricted stock unit (a “Company Restricted Stock Unit”) that was granted under the Company’s 2018 Equity Incentive Plan, as it may be amended from time to time (the “Company Stock Plan”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares underlying such Company Restricted Stock Unit, multiplied by (ii) the Common Stock Merger Consideration. Following the Effective Time, no such Company Restricted Stock Unit that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.5(a) in exchange for such Company Restricted Stock Unit in accordance with this Section 3.5(a). Parent shall pay, or cause to be paid, the consideration payable under this Section 3.5(a) to each former holder of a Company Restricted Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter), net of any Taxes withheld pursuant to Section 3.2(f).
(b) Treatment of Performance-Based Restricted Stock Units. Each outstanding performance-based restricted stock unit (a “Company Performance Stock Unit”) that was granted under the Company Stock Plan that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall become fully vested as if the applicable level of performance was achieved at target and shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment of an amount equal to the product of (i) the number of Common Shares subject to such Company Performance Stock Unit that would vest based on the applicable target level of achievement of the performance metrics, multiplied by (ii) the Common Stock Merger Consideration. Following the Effective Time, no such Company Performance Stock Unit that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Performance Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.5(b) in exchange for such Company Performance Stock Unit in accordance with this Section 3.5(b). Parent shall pay, or cause to be paid, the consideration payable under this Section 3.5(b) to each former holder of a Company Performance Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter), net of any Taxes withheld pursuant to Section 3.2(f).
(c) Further Action. At or prior to the Effective Time, the Company, the Board and the compensation committee of the Board, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 3.5.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement (the “Company Disclosure Letter”) (it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter shall be deemed to be disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure) or (b) as disclosed in any Company Reports filed with the SEC at least two Business Days prior to the date of this Agreement (excluding any disclosures contained in any “Forward-Looking Statements” and “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” sections of such Company Reports and any other disclosures included or referenced in any such Company Reports that are cautionary, predictive or forward looking in nature); provided that nothing disclosed in any such Company Reports will be deemed to modify or qualify the representation and warranties set forth in the first sentence of Section 4.6, the Company hereby represents and warrants to Parent and Merger Sub as follows:
4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified or in good standing to do business as a foreign legal entity (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent complete and correct copies of the Certificate of Incorporation of the Company, dated April 30, 2015 (including the Certificate of Designations, Preferences and Rights of Series A Perpetual Convertible Preferred Stock and Series B Perpetual Convertible Preferred Stock of the Company, dated as of May 22, 2017, the “Company

Certificate of Incorporation”), the Investor Rights Agreement, by and between the Company and TPG Growth III Sidewall, L.P., dated May 22, 2017, and the Amended and Restated Bylaws of the Company, dated December 13, 2023 (the “Company Bylaws”). There are no side letters or other similar Contracts related to the organizational documents of the Company.
4.2 Capital Structure.
(a) The authorized capital stock of the Company consists of (x) 100,000,000 Common Shares and (y) 1,000,000 preferred shares, par value $0.01 per share (the “Preferred Shares”), of which 150,000 shares have been designated as Series A Preferred Shares (“Series A Preferred Shares”). As of the close of business on July 3, 2025 (the “Capitalization Date”), (i) 29,698,422 Common Shares were issued and outstanding and (ii) 150,000 Series A Preferred Shares were issued and outstanding and no other Preferred Shares were issued or outstanding. All of the issued and outstanding Common Shares and Series A Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the Subscription Agreement Shares, when issued in accordance with the Subscription Agreement, will be duly authorized and validly issued and will be fully paid and nonassessable. Section 4.2(a) of the Company Disclosure Letter contains a correct and complete list as of the date hereof of (w) the number of Common Shares subject to outstanding Company Restricted Stock Units (other than cash-settled Company Restricted Stock Units set forth in clause (y) below) under the Company Stock Plan, (x) the number of Common Shares subject to outstanding Company Performance Stock Units (other than cash-settled Company Performance Stock Units set forth in clause (z) below) under the Company Stock Plan (assuming achievement of applicable performance metrics at the target level), (y) the number of outstanding cash-settled Company Restricted Stock Units (the “Cash-Settled RSUs”) and (z) the number of outstanding cash-settled Company Performance Stock Units (assuming achievement of applicable performance metrics at the target level) (the “Cash-Settled PSUs”).
(b) From the Capitalization Date to the execution of this Agreement, the Company has not issued any Common Shares or Series A Preferred Shares, except pursuant to the terms of the Series A Preferred Shares and the settlement of Company Restricted Stock Units or Company Performance Stock Units outstanding as of the Capitalization Date, and, since the Capitalization Date, except as would be permitted by this Agreement, the Company has not granted any Company Restricted Stock Units or Company Performance Stock Units.
(c) Except as set forth in Section 4.2(a) or pursuant to the terms of the Series A Preferred Shares or the Subscription Agreement, as of the date of this Agreement, there are no preemptive or outstanding (i) shares of capital stock or equity securities or obligations of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or other equity or voting securities of the Company or its Subsidiaries or (ii) rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, rights of first refusal, rights of first offer, “phantom” stock rights, equity-based compensation, contingent value rights, subscriptions, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or any securities or obligations convertible into or exchangeable or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries any equity or voting securities of the Company or any of its Subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations that grant the holders thereof the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Each Company Restricted Stock Unit and Company Performance Stock Unit was granted in accordance with the terms of the applicable Company Stock Plan and all other applicable law.
(d) Section 4.2(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list identifying (i) each of the Company’s Subsidiaries and the ownership interest of the Company and its Subsidiaries in each such Subsidiary and (ii) any other Person in which the Company or any of its Subsidiaries holds capital stock or other equity interest (other than securities held by any employee benefit plan of the Company or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan). To the extent applicable in the relevant jurisdiction and for the applicable entity type, each of the outstanding shares of capital stock or other securities of each of the

Company’s Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of all Liens (except for Permitted Liens and Liens arising under applicable securities Laws).
4.3 Corporate Authority and Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to the adoption of this Agreement by the holders of a majority of the voting power of the outstanding Common Shares and the outstanding Series A Preferred Shares, voting together with the Common Shares as a single class on an as-converted basis, in each case, entitled to vote on such matter at a stockholder meeting duly called and held for such purpose (the “Company Requisite Vote”). This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). As of the date of this Agreement, the Board has (a) (i) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that the Merger is in the best interests of, the Company and its stockholders and (iii) subject to Section 6.2, resolved to recommend to the stockholders of the Company the adoption of this Agreement (the “Company Recommendation”) and (b) directed that this Agreement be submitted to the stockholders of the Company for their adoption.
4.4 Governmental Filings; No Violations.
(a) Other than (i) the filing of the Certificate of Merger pursuant to Section 1.3, (ii) the rules and regulations of the NYSE and (iii) the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods, clearances or authorizations (any of the foregoing being a “Consent”) required under applicable Laws designed to govern competition, trade regulation or foreign investment, or to prohibit, restrict or regulate action with the purpose or effect of monopolization, restraint of trade or foreign investment for the purposes of national security, public order or defense matters (collectively, the “Foreign Investment and Competition Laws”) in connection with the Merger, the Securities Exchange Act of 1934 (the “Exchange Act”), and the Securities Act of 1933 (the “Securities Act”), no filings, notices or reports are required to be made by the Company or its Subsidiaries with, nor are any Consents required to be obtained by the Company or its Subsidiaries from, any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency (each, a “Governmental Entity”) in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger.
(b) Subject to the receipt of the consents, clearances, approvals, authorizations, expirations or terminations of any waiting period and other requirements set forth in Section 4.4(a) or on Section 4.4(b) of the Company Disclosure Letter, and except for the Existing Credit Agreements, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, (i) constitute or result in, subject in the case of the consummation of the Merger, to obtaining the Company Requisite Vote, a breach or violation of, or contravention or a default under, the Company Certificate of Incorporation or the Company Bylaws, (ii) constitute or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien (other than a Permitted Lien) on any of the assets of the Company or any of its Subsidiaries pursuant to, any Contract or Company Lease or, (iii) assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the Consents referred to in Section 4.4(a) are made or obtained and receipt of the Company Requisite Vote, conflict with or violate any Law or License to which the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, modification, payment, requirement, creation, acceleration, Lien, conflict or violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
4.5 Company Reports; Financial Statements.
(a) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with or to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act since January 1, 2023 (the “Applicable Date”) (such forms, statements, reports and documents filed with or furnished to the SEC since the Applicable Date and those filed with or furnished to the SEC subsequent to the date of this Agreement, in each case, as amended, the “Company Reports”). Since the Applicable Date, (i) each of the Company Reports, at the time of its filing or being furnished, complied as to form or, if not yet filed or furnished, will comply as to form, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to the Company Reports and (ii) as of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act (other than in its capacity as a Company Subsidiary). As of the date hereof, there are no outstanding or unresolved comments in comment letters from the Staff with respect to any of the Company Reports. To the Knowledge of the Company, as of the date hereof, none of the Company Reports is the subject of ongoing SEC review or outstanding SEC investigations.
(b) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(c) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act) that are sufficient to provide reasonable assurance that material information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. The Company maintains internal controls over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act, or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company Reports. Since the Applicable Date, to the Knowledge of the Company, the Company has not received any notification of (i) any “significant deficiencies” or “material weaknesses” in the design or operation of its internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting or (iii) any complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters relating to the period since the Applicable Date, in each case of the foregoing clauses (i) and (iii) that would be reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information. Since the Applicable Date, to the Knowledge of the Company, the Company and each of its officers and directors, have been and are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Since the Applicable Date, each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the date of such balance sheet, and each of the consolidated statements of income, cash flows and shareholders’ equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in each case, in all material respects, the results of operations, retained earnings (deficit) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), and was prepared, in each case, in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.
4.6 Absence of Certain Changes. Since March 31, 2025 (the “Balance Sheet Date”) and through the date of this Agreement, there has not been any change, effect, circumstance or development which has had or would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Since the Balance Sheet Date and through the date of this Agreement, other than with respect to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such businesses in all material respects.
4.7 Litigation. As of the date of this Agreement, there are no civil, criminal, or administrative actions, suits, demands, claims, arbitrations, mediations, hearings, inquiries, audits, examinations, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions (“Proceedings”), pending or, to the Knowledge of the Company, threatened in writing by or against the Company, any of its Subsidiaries, or any of their respective directors, officers or employees, in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (except to the extent expressly consented to by Parent pursuant to Section 6.5) or that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger.
4.8 No Undisclosed Liabilities. There are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, whether known or unknown, on- or off- balance sheet, contingent, absolute or otherwise other than (a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the consolidated balance sheet of the Company as of the Balance Sheet Date and the notes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025 (the “Company Balance Sheet”), (b) liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement or violation of Law), (c) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby or in connection with obligations under existing Contracts or applicable Law (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement or violation of Law), (d) liabilities that have been discharged or paid in full in the ordinary course of business prior to the date hereof or (e) liabilities or obligations that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company Reports. Section 4.8 of the Company Disclosure Letter sets forth a correct and complete list (including the individual and aggregate value (in U.S. dollars)) of principal and accrued and unpaid interest outstanding under all indebtedness for borrowed money of the Company and its Subsidiaries as of the date hereof, other than (i) such indebtedness reflected on the Company Balance Sheet or disclosed in the notes thereto included in the Company Reports and (ii) any liabilities arising under any finance lease.
4.9 Employee Benefits.
(a) Each material Company Plan, as of the date of this Agreement, is listed in Section 4.9(a) of the Company Disclosure Letter. True and complete copies of each of the material Company Plans, and all amendments thereto, have been provided or made available to Parent. The Company has not announced the adoption of any material new Company Plan that is not listed in Section 4.9(a) of the Company Disclosure Letter or disclosed in the Company Reports as of the date hereof, or any action that could reasonably be expected to result in a material increase to the costs of providing compensation or employee benefits to its employees.
(b) Each Company Plan is and has been operated and administered in accordance with its terms and is and has been in compliance with applicable Laws (including, if applicable, ERISA and the Code), except for any non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, circumstances do not exist that are likely to result in the loss of the qualification of such plan under Section 401(a) of the Code. Except as would not reasonably be expected to have a Company Material Adverse Effect, each non-U.S. Company Plan (i) has been registered with, or approved by, a Governmental Entity, to the extent required to be so registered or approved, and, to the Knowledge of the Company, nothing has occurred that would adversely affect such registration or approval, (ii) that is intended to qualify for special tax treatment, satisfies in all material respects the requirements for such treatment, and (iii) to the extent providing pension benefits, termination indemnities, long-service awards, jubilee payments, post-termination welfare benefits or similar payments or benefits, is fully funded or book reserved, as applicable, in accordance with GAAP.
(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries or any entity which is considered a single employer with the Company under Section 4001 of ERISA or Section 414 of the Code, contributes to or is obligated to contribute to (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section 3(37) of ERISA), (ii) a “multiple employer plan” as defined in Section 413(c) of the Code or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Company Plan provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits, except to the extent of the continuation coverage rules as provided under Sections 601 through 608 of ERISA (“COBRA”) or any other similar applicable Law.
(e) All contributions required to be made by the Company or its Subsidiaries in respect of each Company Plan have been timely made and all obligations in respect of each Company Plan or, if not yet due, are properly accrued in accordance with GAAP.
(f) As of the date of this Agreement, there is no litigation pending or, to the Knowledge of the Company, threatened in writing relating to the Company Plans, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(g) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would reasonably be expected to, either alone or in combination with any other event, (A) result in any payment becoming due to any employee of the Company or any of its Subsidiaries, (B) increase any benefits under any Company Plan, (C) result in the acceleration of the time of payment, vesting or funding of any such benefits or (D) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.
4.10 Labor Matters.
(a) The Company has provided to Parent a true, complete and correct schedule of all employees of the Company and its Subsidiaries as of June 24, 2025, whether regularly or temporarily employed, by: (i) primary work country, (ii) target short-term incentive compensation opportunity, and (iii) annual base salary.
(b) Other than the works council and similar arrangements set forth on Section 4.10(b) of the Company Disclosure Letter, on the date of this Agreement, (A) neither the Company nor any of its Subsidiaries is a party to or otherwise bound by work rules or a collective bargaining agreement with a labor union, (B) neither the Company nor any of its Subsidiaries is the subject of any Proceeding (i) asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or (ii) seeking to compel the Company to bargain with any labor union, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (C) there is no pending or, to the Knowledge of the Company, threatened in writing, labor strike, walkout, work stoppage, slow-down or lockout by or of employees of the Company or its Subsidiaries.

(c) None of the employees of the Company or any of its Subsidiaries is represented by a labor union in connection with their employment by the Company or its Subsidiaries, and, to the Knowledge of the Company, there is no active organizing activity with respect to the formation of a collective bargaining unit occurring or threatened in writing involving employees of the Company or any of its Subsidiaries.
(d) The Company is in compliance with all applicable Laws governing employment or labor, including all contractual commitments and all such Laws relating to wage payment, the payment and withholding of Taxes, hours, worker classification (including the classification of individual independent contractors), immigration, collective bargaining, discrimination, civil rights, safety and health and workers’ compensation, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(e) In the past three (3) years, no allegations of sexual harassment or sexual misconduct have been made against any current or former officer or senior management member of the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by an officer or senior management member of the Company or its Subsidiaries.
4.11 Compliance with Laws, Licenses.
(a) The businesses of each of the Company and its Subsidiaries since the Applicable Date have not been, and are not being, conducted in violation of any applicable Law, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, as of the date of this Agreement, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries possess each permit, license, certification, approval, registration, consent, authorization, franchise, concession, variance, exemption and Order issued or granted by a Governmental Entity (each, a “License”) necessary to own, lease and operate their properties and assets, and to conduct their respective businesses as currently conducted or as may be required under applicable Law.
(b) Each License is, and since the Applicable Date has been, valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, and is not and has not been the subject of a written notice or Proceeding threatening (and, to the Knowledge of the Company, no such threat has been received) to suspend, revoke, cancel or adversely modify any such License, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has not been any change, event, occurrence, development, circumstance or condition that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms), except where the failure thereof to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the licensee of each License is, and since the Applicable Date has been, in compliance with such License and has fulfilled and performed all of its obligations in all respects with respect thereto, no event has occurred which, with or without notice or the lapse of time or both, would constitute a default or violation of any License. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Applicable Date, neither the Company nor any of its Subsidiaries has received written notice or communication of any noncompliance or alleged noncompliance with any Licenses.
(d) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors and employees are in compliance in all material respects with and since the Applicable Date have complied in all material respects with: (i) the provisions of the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.) (“FCPA”) applicable to the Company, its Subsidiaries and such officers, directors and employees; (ii) the provisions of all anti-bribery and anti-corruption Laws of each jurisdiction in which the Company and its Subsidiaries operate; and (iii) the economic sanctions Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“Sanctions”). Since the Applicable Date, the Company, its Subsidiaries and their respective officers, directors and, to the Knowledge of the Company, employees have not paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Governmental Entity or Government Official or any political party or candidate for political office for the purpose of corruptly influencing any act or decision of such official to obtain or retain business, or to secure any other improper benefit or advantage, in each case in violation of any material respect of the FCPA or any Laws described in clause (ii).
(e) The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with Sanctions, the FCPA and other anti- bribery and anti-corruption Laws in each jurisdiction in which the Company and its Subsidiaries operate.
(f) Neither the Company nor any of its Subsidiaries is, or since the Applicable Date, has been, subject to any actual, pending, or, to the Knowledge of the Company, threatened in writing Proceedings, or made any voluntary disclosures to any Governmental Entity, involving the Company or any of its Subsidiaries relating to Sanctions, the FCPA or any other anti-bribery and anti-corruption Laws.
4.12 Material Contracts. Section 4.12 of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each Contract to which either the Company or any of its Subsidiaries is a party or bound, pursuant to which the Company or such Subsidiary has current or future obligations, other than any Contract solely among the Company and its wholly owned Subsidiaries or any Company Plan, that:
(a) (i) expressly prohibits in any material respect either the type of business in which the Company or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business or (ii) provides that the Company or any of its Subsidiaries will not compete with any other Person or which expressly grants “most favored nation” protections to the counterparty to such Contract, in each case that is material to the Company and its Subsidiaries, taken as a whole;
(b) (i) requires the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) to deal exclusively with any Person or group of related Persons, which Contract is material to the Company and its Subsidiaries, taken as a whole (other than any licenses or other Contracts entered into in the ordinary course) or (ii) is a nomination agreement or other agreement commissioning the Company for component parts, which Contract is material to the Company and its Subsidiaries, taken as a whole;
(c) is material to the formation, creation, operation, management or control of any partnership, joint venture, limited liability company or other similar agreements or arrangements and is material to the Company and its Subsidiaries, taken as a whole;
(d) is a Contract for the lease by the Company or any of its Subsidiaries, as lessee, of real or personal property, which Contract is material to the Company and its Subsidiaries, taken as a whole;
(e) is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, but that has not yet been so filed;
(f) was entered into between the Company or any of its Subsidiaries and a Governmental Entity and is material to the business of the Company and its Subsidiaries, taken as a whole;
(g) was entered into with Affiliates of the Company or any of its Subsidiaries (other than the Company and its Subsidiaries) that is not a Company Plan, has not been filed with the SEC or that was entered into other than on arms’-length terms;
(h) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;
(i) involves or provides for the future disposition or acquisition of any asset or property with a fair market value or purchase price in excess of $100,000, or any merger, consolidation, or similar business combination transaction pursuant to which the Company or any of its Subsidiaries has outstanding obligations (excluding indemnification obligations in respect of representations and warranties that survive indefinitely or for periods equal to a statute of limitations), in each case, other than in connection with capital expenditures, the acquisition of raw materials or the acquisition or disposition of inventory or Company products in the ordinary course of business;
(j) pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” obligations;
(k) other than the Existing Credit Agreements, prohibits the payment of dividends or distributions in respect of the equity interests of the Company or any of its Subsidiaries, prohibits the pledging of the equity interests or assets of the Company or any of its Subsidiaries, or prohibits the issuance of guarantees by the Company or any of its Subsidiaries;
(l) requires the Company or any of its Subsidiaries, directly or indirectly, to make any advance, loan, extension of credit, service penalty or capital contribution to, or other investment in, any Person (other than (i) the Company or any of its wholly owned Subsidiaries or (ii) Contracts that provide for (A) the prepayment of raw materials or inventory or (B) retainers paid to consultants, advisors, and other services providers) in excess of $500,000 individually or $1,250,000 in the aggregate;
(m) is a collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees;
(n) constitutes any settlement agreement or other resolution of any actual or threatened Proceeding pursuant to which the Company or any of its Subsidiaries has outstanding payment obligations in excess of $500,000, or which includes any restrictive covenant, restrictive operations, or provides for non-monetary obligations (other than standard confidentiality and release provisions);
(o) constitutes any currency, interest rate or other hedge, swap or other derivative Contract;
(p) is a Key Customer Contract or a Key Supplier Contract, other than the purchase orders, work orders or statements of work under Key Customer Contracts or Key Supplier Contracts existing as of the date hereof;
(q) is a Contract material to the Company and its Subsidiaries, taken as a whole, pursuant to which the Company (A) grants a license, covenant not to sue, or other right to use Owned Intellectual Property to a third Person, or (B) obtains a license, covenant not to sue, or other right to use any Intellectual Property of any Person, in each case of (A) and (B) other than non-exclusive licenses granted by the Company or any of its Subsidiaries to vendors, suppliers and to customers in the ordinary course of business or licenses for software that is commercially available on standard terms; or
(r) is a Contract (i) not of a type described in the foregoing clauses (a) through (q) or (ii) that is not a purchase order, work order or statement of work, in each case, that has or would reasonably be expected to involve payments or receipts in excess of $500,000 in any twelve-month period ((1) the Contracts required to be listed pursuant to clauses (a)-(q) above, (2) the Contracts required to be listed pursuant to subclauses (i) and (ii) of this clause (r) and (3) the purchase orders, work orders or statements of work under Key Customer Contracts or Key Supplier Contracts that involve payments or receipts in excess of $500,000, which, for the avoidance of doubt, are not required to be listed pursuant to this clause (r), collectively, the “Material Contracts”).
A true, correct and complete copy of each Material Contract, as amended as of the date of this Agreement, including all attachments, schedules and exhibits thereto, has been made available to Parent prior to the date of this Agreement. Each of the Material Contracts, is valid and binding on the Company or its Subsidiaries, as the case may be and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any Material Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case, except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.13 Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company Certificate of Incorporation or Company Bylaws is applicable to the Company, the Common Shares, the Preferred Shares, the Merger, the Subscription Agreement or the other transactions contemplated by this Agreement. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.
4.14 Environmental Matters. Except for any matter that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is and has been since the Applicable Date in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, licenses or authorizations required by applicable Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is subject or party to any Proceeding pending, or to the Knowledge of the Company threatened in writing, alleging non-compliance with or liability under any Environmental Law, (iii) neither the Company nor any of its Subsidiaries is subject to any outstanding obligations under any Orders issued pursuant to any Environmental Law, (iv) there has been no Release of, contamination by, or exposure to Hazardous Substances at any real property currently, or to the Knowledge of the Company, formerly, owned, leased or operated by the Company or any of its Subsidiaries, in each case that has resulted or would reasonably be expected to result in a liability to the Company or any of its Subsidiaries under any Environmental Law, (v) the Company has not contractually assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person arising under Environmental Law, and (vi) the Company has made available to Parent all material environmental reports, studies and investigations in the possession of the Company or any of its Subsidiaries.
4.15 Taxes. Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects and (ii) have timely paid all Taxes that are required to be paid (whether or not shown as due on such Tax Returns) (other than Taxes that are not yet due and owing or that are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for).
(b) Neither the Company nor any of its Subsidiaries have received written notice of any audit, examination, investigation or other Proceedings in respect of Taxes of the Company or any of its Subsidiaries that has not been fully resolved.
(c) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.
(d) Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Taxes which is still in effect.
(e) The Company and each of its Subsidiaries has timely paid or withheld with respect to their employees or other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all U.S. federal and state Taxes required to be paid or withheld.
(f) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment, in whole or in part, pursuant to Section 355 or Section 361(a) of the Code.
(g) Neither the Company nor any of its Subsidiaries is or has been a party to, or participated in, any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b) or any analogous provision of state, local or non-U.S. Law.

(h) Neither the Company nor any of its Subsidiaries is a party to or bound by, or currently has any obligation pursuant to, any Tax sharing, allocation or indemnification agreement or any similar agreement or arrangement, other than any such agreement or obligation solely between and among the Company and its Subsidiaries or any Contract entered into in the ordinary course of the business the principal purpose of which is not Taxes.
(i) Neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or other group (other than a group of which the Company or any of its Subsidiaries is or was the common parent) or (ii) has any liability for the Taxes of any Person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor or other provision of applicable Law.
(j) No private letter rulings, technical advice memoranda or similar Contracts or rulings with respect to Taxes of the Company or any of its Subsidiaries have been requested, entered into or issued in writing by any Governmental Entity with respect to the Company or any of its Subsidiaries that will have any effect after the Closing. Neither the Company nor any of its Subsidiaries has entered into any written closing agreement with any Governmental Entity, including, a closing agreement pursuant to Code Section 7121, with regard to any material Tax liability of the Company or any of its Subsidiaries.
(k) The Company and each of its Subsidiaries has timely and properly collected all material sales, use, value-added and similar Taxes required to be collected, and has remitted on a timely basis such amounts to the appropriate Governmental Entity.
(l) Notwithstanding any other provision in this Agreement, (i) no representation or warranty is made with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax attribute (whether federal, state, local or foreign) of the Company after the Closing Date and (ii) the Company and any of its respective representatives or Affiliates make no representation or warranty with respect to Taxes of the Company or any of its Subsidiaries with respect to any period (or portion thereof) following the Closing.
4.16 Intellectual Property.
(a) Section 4.16(a) of the Company Disclosure Letter sets forth a list of all material Owned Intellectual Property that is issued, registered or subject to an application for issuance or registration (“Registered IP”), as of the date of this Agreement. To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, all Registered IP owned by the Company or any of its Subsidiaries is subsisting in all material respects, and, in the jurisdiction(s) where such Registered IP is issued or registered is, to the Knowledge of the Company, valid and enforceable.
(b) To the Knowledge of the Company and except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect: as of the date of this Agreement:
(i) each of the Company and its Subsidiaries owns, or has sufficient rights to use, all Intellectual Property necessary for its business as currently conducted, free and clear of all Liens, except for Permitted Liens;
(ii) the Company and its Subsidiaries do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party and there are no pending Proceedings alleging the same;
(iii) no third party is infringing, misappropriating or otherwise violating any material Owned Intellectual Property;
(iv) the Information Technology Systems (as defined below) used in connection with the businesses of the Company and its Subsidiaries are commercially reasonable for the Company’s and its Subsidiaries’ businesses as currently conducted and such Information Technology Systems have not suffered a malfunction or failure, in each case, that has materially disrupted or adversely affected the functionality of such Information Technology Systems since the Applicable Date which has not been cured, except as disclosed in their documentation;

(v) the Company has taken commercially reasonable steps to maintain the confidentiality of the material trade secrets of the Company and its Subsidiaries;
(vi) the Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology and procedures;
(vii) the Company and its Subsidiaries are in all material respects in compliance with applicable Laws regarding the Processing (as defined below) of customer, employee and other Personal Data (as defined below) and are compliant in all material respects with their respective written policies with respect to the Processing of Personal Data since the Applicable Date;
(viii) since the Applicable Date, there have not been any material incidents of, or third party claims related to, any unauthorized access to, or unauthorized disclosure or use of, any Personal Data in the Company’s or any of its Subsidiaries’ possession; and
(ix) neither the Company nor any of its Subsidiaries has received since the Applicable Date any written notice of any material claims of, or been charged with, violations of any applicable Laws with respect to the Processing of Personal Data possessed by the Company or any of its Subsidiaries.
4.17 Insurance. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of all director and officer insurance policies held by the Company. The insurance policies held by the Company provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such policies that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such policy is in full force and effect and all premiums due with respect to all such policies have been paid, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
4.18 Real Property.
(a) Section 4.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of each Owned Real Property as of the date hereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company or one of its Subsidiaries has good and valid title to the real property owned by the Company and each of its Subsidiaries (the “Owned Real Property”), free and clear of all Liens (other than Permitted Liens), (b) there are no pending or, to the Knowledge of the Company, threatened in writing condemnation, eminent domain or similar proceedings affecting any Owned Real Property, and (c) neither the Company nor any Subsidiary has leased, or granted the right to use or occupy, any portion of the Owned Real Property to any Person.
(b) Section 4.18(b) of the Company Disclosure Letter sets forth a true, complete and accurate list of each Leased Real Property and Company Lease as of the date hereof. A true, correct and complete copy of each Company Lease has been made available to Parent prior to the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) the Company or one of its Subsidiaries has a valid leasehold interest in each real property leased by the Company or any of its Subsidiaries (the “Leased Real Property”), free and clear of all Liens (other than Permitted Liens), (ii) each such lease, together with all amendments, guarantees, assignments, supplements and other modifications thereto relating (each, a “Company Lease”) is in full force and effect, subject to the Bankruptcy and Equity Exception, (iii) none of the Company or any of its Subsidiaries has received written notice of any material default under any Company Lease, (iv) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under any Company Lease, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and (v) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any portion of the Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there are no pending or threatened in writing condemnation, eminent domain, or similar proceedings affecting any Leased Real Property.

4.19 Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has engaged Lazard Frères & Co. LLC to act as the Company’s financial advisor in connection with the Merger.
4.20 Affiliate Transactions. As of the date hereof, except for compensation or other employment arrangements in the ordinary course of business and except as disclosed in the Company Reports, since the Applicable Date, there have been no Contracts, transactions or arrangements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer or employee) thereof or any holder of 5% or more of the shares of Company’s capital stock, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (any such transaction, agreement, arrangement or understanding, an “Affiliate Transaction”).
4.21 Customers and Suppliers. Section 4.21 of the Company Disclosure Letter sets forth a list, for the twelve (12) month period ended March 31, 2025, of (a) the top ten (10) original equipment manufacturing customers of the Company and its Subsidiaries (measured on a consolidated basis and by dollar value of value added sales to such customer) (collectively, the “Key Customers”) and (b) the top ten (10) suppliers of products and/or services to the Company and its Subsidiaries (measured on a consolidated basis and by the aggregate dollar amount of purchases of such supplier’s product by the Company and its Subsidiaries) (collectively, the “Key Suppliers”). To the Knowledge of the Company, the relationships of the Company and its Subsidiaries with the Key Customers and Key Suppliers are good commercial working relationships and one or more of each of the Company or one of its Subsidiaries maintains a written Contract with each Key Customer (each, a “Key Customer Contract”) and each Key Supplier (each, a “Key Supplier Contract”). No Key Customer or Key Supplier has cancelled or notified either the Company or its Subsidiaries in writing that it intends to terminate, not renew or otherwise adversely modify its business relationship with either the Company or its Subsidiaries, or that it intends to refuse to pay any amount due to either the Company or its Subsidiaries or seek to exercise any remedy against either the Company or its Subsidiaries. Neither the Company nor its Subsidiaries is, or within the past twelve (12) months has been, engaged in any material dispute with any Key Customer or Key Supplier.
4.22 No Other Representations and Warranties. Except for the representations and warranties of the Company contained in this ARTICLE IV, or in any certificate delivered in connection with this Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Company nor any Person on behalf of the Company is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or with respect to any other information made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this ARTICLE IV, or in any certificate delivered in connection with this Agreement, the Company hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Parent or any of Parent’s Affiliates or any Representatives of Parent or any of Parent’s Affiliates, including omissions therefrom. Without limiting the foregoing, the Company makes no representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to Parent or any of its Affiliates or any Representatives of Parent of any of its Affiliates regarding the success, profitability or value of the Company.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent at the time of entering into this Agreement (the “Parent Disclosure Letter”) (it being understood and agreed that any disclosure set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to be disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure), Parent and Merger Sub hereby represent and warrant to the Company as follows:
5.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business as a foreign legal entity (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has made available to the Company complete and correct copies of the certificate of formation and limited liability company agreement of Parent and the certificate of incorporation and bylaws of Merger Sub, in each case as amended to and in effect on the date of this Agreement.
5.2 Ownership of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub was formed solely for purposes of engaging in the transactions contemplated by this Agreement and has not conducted any business prior to the date of this Agreement and does not have any assets, liabilities or obligations of any nature other than those incident to its formation, and as of immediately prior to the Effective Time will not have engaged in any business and will not have any assets, liabilities or obligations other than those arising pursuant to this Agreement and the transactions contemplated hereby, including the Merger.
5.3 Corporate Authority; Approval. Each of Parent and Merger Sub have all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and, subject to obtaining the approval contemplated by Section 6.15 of this Agreement in the case of Merger Sub, perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The members of Parent, by resolutions duly adopted, have unanimously (a) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and (b) determined that the Merger is in the best interests of, Parent and its stockholder(s), which resolutions have not been subsequently rescinded, modified or withdrawn. The board of directors of Merger Sub, by resolutions duly adopted, has unanimously (i) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and (ii) determined that the Merger is in the best interests of Merger Sub and its sole stockholder, (iii) resolved to recommend to its sole stockholder the adoption of this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption, which resolutions have not been subsequently rescinded, modified or withdrawn. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The approval and adoption of this Agreement by Parent, as the sole stockholder of Merger Sub, that is to be delivered pursuant to Section 6.15 is the only vote or approval required in order for Parent and Merger Sub to execute and deliver this Agreement, to perform their obligations under this Agreement, and to consummate the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions of this Agreement.

5.4 Governmental Filings; No Violations.
(a) Other than (i) the filing of the Certificate of Merger pursuant to Section 1.3 and (ii) the necessary Consents required under any Foreign Investment and Competition Laws in connection with the Merger, the Exchange Act and the Securities Act, and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, no filings, notices or reports are required to be made by Parent or Merger Sub or their Subsidiaries with, nor are any Consents required to be obtained by Parent or Merger Sub or their Subsidiaries from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger.
(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, (i) constitute or result in a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or certificate of incorporation or bylaws of Merger Sub, (ii) constitute or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, or, (iii) assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the Consents referred to in Section 5.4(a) are made or obtained, conflict with or violate any Law or License to which Parent or any of its Subsidiaries is subject; except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, modification, payment, requirement, creation, acceleration, Lien, conflict or violation that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
5.5 Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent, nor Merger Sub or any of their respective Subsidiaries is a party to or subject to the provisions of any Order, award, stipulation or settlement of or with any Governmental Entity that would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
5.6 Brokers and Finders. Parent has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement.
5.7 Financial Ability.
(a) Parent will have as of immediately prior to the Effective Time, sufficient cash on hand for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the Aggregate Merger Consideration and all other amounts payable pursuant to ARTICLE III and to pay all related fees and expenses.
5.8 No Other Representations and Warranties. Except for the representations and warranties of Parent and Merger Sub contained in this ARTICLE V, or in any certificate delivered in connection with this Agreement, neither Parent nor Merger Sub is making and has made, and no other Person is making or has made on behalf of Parent and Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither Parent nor Merger Sub nor any Person on behalf of Parent and Merger Sub is making any express or implied representation or warranty with respect to Parent and Merger Sub or with respect to any other information made available to the Company in connection with the transactions contemplated by this Agreement.
5.9 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries and with the management of the

Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the written representations and warranties of the Company contained in ARTICLE IV or in any certificate delivered in connection with this Agreement, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except for the written representations and warranties set forth in ARTICLE IV or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.
ARTICLE VI
COVENANTS
6.1 Interim Operations. Except (v) as required by applicable Law, (w) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed; provided, that for clauses (m)(ii) (solely with respect to purchase orders, work orders or statements of work, in each case, under Key Customer Contracts and Key Supplier Contracts existing as of the date hereof), (m)(iii), (m)(iv) or (r), such approval shall be deemed to have been given if Parent has not approved or denied a request from the Company within forty-eight (48) hours of receipt of such request), (x) for commercially reasonable actions as required to comply with Lockdown Measures, (y) as expressly disclosed in Section 6.1(a) of the Company Disclosure Letter or (z) as expressly provided for in this Agreement, the Company covenants and agrees as to itself and its Subsidiaries that, from and after the execution of this Agreement and prior to the earlier of (1) the Effective Time or (2) the termination of this Agreement in accordance with ARTICLE VIII, (A) the Company shall use its commercially reasonable efforts to (i) conduct its business and the business of its Subsidiaries in the ordinary course of business consistent with past practice (provided that such past practice shall not include any actions that would have been prohibited by Section 6.1(B)), including complying with the terms of all Material Contracts and preserving and maintaining the value of the businesses and assets of the Company, (ii) preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers, and other Persons with which the Company or any of its Subsidiaries has business relations, and (iii) provide prompt written notice (in any event, within forty-eight (48) hours) to Parent if any customer, supplier or any other Person with which the Company or any of its Subsidiaries has business relations, terminates or communicates to either an officer of the Company or a Person who has the principal business relationship with such customer, supplier or other Person the intention or threat to terminate, its relationship with the Company or any of its Subsidiaries, or the intention to reduce substantially the quantity of products or services it purchases from or supplies to the Company or any of its Subsidiaries, or provides to the Company a formal complaint, in writing, expressing dissatisfaction with the products or services sold by the Company or any of its Subsidiaries; provided, however that no action that is specifically permitted by Section 6.1(B) shall be deemed a breach of either this clause (A) or any other subclause of Section 6.1(B) and (B) without limiting the generality of, and in furtherance of, the foregoing, the Company shall not and will not permit any of its Subsidiaries to (it being understood that any action, even if taken in furtherance of Section 6.1(A), that would be prohibited by any of the following clauses (a)-(x) shall be prohibited):
(a) (i) amend, supplement or otherwise modify its certificate of incorporation or bylaws (or comparable governing documents), (ii) split, combine, subdivide or reclassify its outstanding equity interests (except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction), (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any of its equity interests (except for any dividends or distributions paid by a Subsidiary of the Company to another Subsidiary of the Company or to the Company) or (iv) purchase, repurchase, redeem or otherwise acquire any of its equity interests or any securities convertible or exchangeable into or exercisable for any of its equity interests (other than forfeiture of, or withholding of Taxes with respect to Company Restricted Stock Units or Company Performance Stock Units in connection with any Taxable event related to such awards, in each case in accordance with past practice and with the terms of the applicable Company Stock Plan as in effect on the date of this Agreement (or as modified after the date of this Agreement in accordance with the terms of this Agreement));
(b) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate (other than mergers among, or the restructuring, reorganization or liquidation of, any Subsidiaries of the Company that would not prevent, delay or impair the Merger or the other transactions contemplated by this Agreement or create any Subsidiary of the Company or any of its Subsidiaries);
(c) except as required by the terms of a Company Plan in effect as of the date hereof, (i) increase the wages, salary or other compensation (whether cash or equity) or benefits with respect to any of the Company’s or its Subsidiaries’ directors, officers or employees or other service providers whose annual base salary or rate exceeds $150,000, (ii) establish, adopt, enter into, amend in any material respect or terminate any Company Plan that is material, either individually or in the aggregate, to the Company or its Subsidiaries, (iii) hire, engage, promote or terminate (other than for cause) any employee or other service provider of the Company’s or its Subsidiaries’ (or any Person who would be an employee or other service provider of the Company or its Subsidiaries if employed or engaged as of the date hereof) other than the hiring, engagement or promotion, each in the ordinary course of business consistent with past practice, of a Person whose annual base salary or rate is less than $150,000, provided that such hired, engaged or promoted Person is terminable “at-will” without any additional Liability to the Company and its Subsidiaries, (iv) accelerate the time of payment or vesting of any compensation or benefits of any of the Company’s or its Subsidiaries’ directors, officers or employees or other service providers or (v) grant any change of control, transaction or retention bonuses or similar payments or other incentive awards to any of the Company’s or its Subsidiaries’ directors, officers or employees or other service providers;
(d) effectuate, engage in or provide notice of a “plant closing” or “mass layoff” as those terms are defined in a WARN Act, or effectuate, engage in or provide notice of any similar reduction in force or redundancy;
(e) incur any Indebtedness, guarantee, endorse, assume or otherwise become liable or responsible (directly or indirectly) for any Indebtedness of another Person or issue any rights to acquire any Indebtedness, except (i) in the ordinary course of business, borrowings under the Company’s revolving credit facility as in effect as of the date hereof, including pursuant to the Existing Credit Agreements, (ii) pursuant to (A) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (B) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice, (iii) hedging in compliance with the hedging strategy of the Company as of the date of this Agreement in the ordinary course of business consistent with past practice and not for speculative purposes, and (iv) pursuant to factoring arrangements as in effect as of the date hereof;
(f) make or commit to any capital expenditures that exceed $5,000,000 in the aggregate;
(g) transfer, lease, license, sell, assign, mortgage, pledge, place a Lien (other than a Permitted Lien) upon or otherwise dispose of any material properties or assets (other than (i) selling inventory in the ordinary course of business consistent with past practice, (ii) transactions among the Company and its Subsidiaries, or (iii) non-exclusive licenses of Intellectual Property or expiration of Intellectual Property in accordance with statutory terms);
(h) issue, deliver, sell, grant, assign, pledge, transfer, or encumber, agree or commit to or authorize the issuance, delivery, sale, grant, transfer, assignment, pledge or encumbrance of, any shares of its capital stock or any other equity interest in the Company or any Company Subsidiary or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares or equity interest, except (A) for any Common Shares issued pursuant Company Restricted Stock Units or Company Performance Stock Units outstanding on the date of this Agreement in accordance with the existing terms of such awards and the Company Stock Plan, (B) pursuant to the terms of the Subscription Agreement and (C) by Subsidiaries to the Company or to any other Subsidiary of the Company;
(i) acquire or commit to acquire any business, assets or other property (other than real property), whether by merger, consolidation, purchase of property or assets or otherwise (other than acquiring inventory in the ordinary course of business consistent with past practice);
(j) make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any authoritative interpretation thereof) or by applicable Law;
(k) abandon any material existing lines of business or enter into any material new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of this Agreement;
(l) make any loans, advances or capital contributions to, or investments in, any Person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company);
(m) (i) amend or modify in any material respect or intentionally violate, terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof), waive or take any action that would prevent the automatic extension of the term of any Material Contract or waive, release, assign or fail to enforce any material rights, claims or benefits under any Material Contract, (ii) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement unless it is (1) on economic terms (on a per unit and aggregate basis) substantially consistent with, or at least as favorable to the Company or its Subsidiaries than, (2) on non-economic terms that, in the aggregate, are at least as favorable to the Company or its Subsidiaries than (and that do not impose additional material restrictions on the Company and its Subsidiaries), in any such case, either (A) a Contract it is replacing or (B) a form of such Material Contract made available to Parent prior to the date hereof or (3) a purchase order, work order or statement of work issued pursuant to the terms of an existing Contract as of the date hereof, in each case, that does not amend or modify such underlying Contract, (iii) engage in any scheduled meetings with any counterparty of any Key Customer Contract or Key Supplier Contract for the purpose of (x) attempting to renegotiate the material terms of such Key Customer Contract or Key Supplier Contract, (y) refusing to comply with the Company’s obligations under such Key Customer Contract or Key Supplier Contract, or (z) otherwise disputing any of the terms of such Key Customer Contract or Key Supplier Contract, or the Company’s or counterparty’s respective performance or compliance with such terms, without first giving Parent twenty four (24) hours’ notice of, and an invitation to participate in, such meeting or (iv) issue any press release with respect to any Key Customer Contract or Key Supplier Contract without first providing Parent with a draft twenty four (24) hours in advance, and considering, in good faith, any comments of Parent;
(n) amend, modify, terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) or waive any material right under, or fail to exercise any renewal option under, any Company Lease or enter into any new Company Lease (other than renewals or extensions of any existing Company Lease in the ordinary course of business);
(o) (A) settle any action, suit, case, litigation, claim, hearing, arbitration, investigation or other Proceedings before or threatened to be brought before a Governmental Entity, including any such Proceeding between a third party and any customers of the Company for which the Company is providing a defense or indemnity, other than settlements if the amount of any such settlement is not in excess of $250,000 in the aggregate, in each case in excess of amounts available under the Company’s applicable insurance policy, provided that such settlements do not involve any admission of guilt (through a plea or otherwise), non de minimis injunctive or equitable relief or impose non de-minimis restrictions on the business activities of the Company and its Subsidiaries or Parent and its Subsidiaries, or (B) with respect to any action, suit, case, litigation, claim, hearing, arbitration, investigation or other Proceedings before or threatened to be brought before a Governmental Entity, waive, release, grant or transfer any claim or right of value or knowingly consent to the termination of any claim or right of value;

(p) (i) make, change or revoke any material Tax election, (ii) make any material change to any Tax accounting period, (iii) settle, consent to or compromise any material tax claim or surrender a right to a material Tax refund, (iv) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment, or (v) request any rulings from or enter into a closing agreement with any Governmental Entity regarding Taxes;
(q) enter into any Affiliate Transaction;
(r) take any action to delay or accelerate the collection of any amount of accounts receivable in excess of $2,000,000 in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business, or take any action to delay or accelerate the payment of any amount of accounts payable in excess of $2,000,000 in advance of or beyond their regular dates or the dates when the same would have been paid in the ordinary course of business, other than any such delays or accelerations as reflected in Section 6.1(r) of the Company Disclosure Letter;
(s) acquire a fee interest (or local equivalent) in any real property; or
(t) agree, resolve or commit to do any of the foregoing.
6.2 Acquisition Proposals.
(a) No Solicitation or Negotiation. Except as permitted by this Section 6.2, the Company shall not, and shall cause its Subsidiaries, any controlled Affiliates and its and their respective directors, officers, employees, and shall direct its and their respective investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly:
(i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
(ii) participate in any discussions or negotiations with any Person regarding any Acquisition Proposal (other than to inform any Person of this Section 6.2(a));
(iii) provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person, or afford access to the business, assets, properties, books or records, other information or employees or other Representatives of the Company or any of its Subsidiaries in connection with any Acquisition Proposal; or
(iv) approve, authorize, agree or publicly announce an intention to do any of the foregoing.
The Company shall, and shall cause its Subsidiaries and controlled Affiliates to, and shall direct its and their respective Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person (other than Parent, Merger Sub, and their respective Representatives) conducted heretofore with respect to any Acquisition Proposal; provided that nothing in this Agreement shall restrict the Company from permitting a Person to request the amendment or waiver of a “standstill” or similar obligation or from effecting such amendment or granting such a waiver, in each case, to the extent necessary to comply with the fiduciary duties of the members of the Board under applicable Law. The Company agrees that any violations of the restrictions set forth in this Section 6.2 by any of directors, officers, employees or any Representative retained by and acting at the direction of the Company will be deemed to be a breach of this Section 6.2 by the Company.
(b) Fiduciary Exception to No Solicitation Provision. Notwithstanding anything to the contrary in this Agreement, but subject to this Section 6.2, prior to the time that the Company Requisite Vote is obtained at the Company Stockholders Meeting, the Company may, in response to a bona fide Acquisition Proposal that did not result from a material breach of Section 6.2(a), (i) contact and engage in discussions with the Person who made such Acquisition Proposal and such Person’s Representatives and potential sources of financing to clarify the terms and conditions thereof or to request that any Acquisition Proposal made orally be made in writing or to notify such Person and such Person’s potential sources of financing of the provisions of Section 6.2(a), (ii) provide access to non-public information regarding the Company or any of its Subsidiaries to such Person and such Person’s Representatives and potential sources of financing; provided that such information has previously been made available to Parent or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such Person or such Person’s Representatives or potential sources of financing and that, prior to furnishing any such information, the Company receives from such Person an Acceptable Confidentiality Agreement and (iii) engage or participate in any discussions or negotiations with any such Person and such Person’s Representatives and potential sources of financing regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (ii) or (iii) above, the Board determines in good faith after consultation with its outside legal counsel that (A) after consultation with its financial advisors, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable Law. The parties hereto acknowledge and agree that any contacts, disclosures, discussions or negotiations permitted under this Section 6.2(b), including any public announcement (which, for the avoidance of doubt, shall comply with Section 6.1(B)(u) of this Agreement) that the Company or the Board has made any determination contemplated under this Section 6.2(b) to take or engage in any such actions, shall not constitute a Change in Recommendation.
(c) Notice. Following the date of this Agreement and until the time the Company Requisite Vote is obtained at the Company Stockholders Meeting, the Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent if (i) any written or other bona fide inquiries, proposals or offers with respect to an Acquisition Proposal are received by the Company or its Subsidiaries, its and their respective directors, officers, employees or Representatives, (ii) any non-public information is requested in connection with any Acquisition Proposal from the Company or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the material terms and conditions of any such Acquisition Proposals (including the identity of the potential counterparty) and thereafter shall keep Parent reasonably informed of material changes to the status or terms of any such Acquisition Proposals. The Company shall (x) keep Parent reasonably informed of the status and material details (including material amendments or proposed material amendments) of the matters identified in the prior sentence on a reasonably current basis and (y) provide to Parent as soon as reasonably practicable after receipt or delivery (but in no event later than twenty-four hours after receipt or delivery) thereof, copies of all material written correspondence and other material written materials exchanged between or on behalf of the Company or its Subsidiaries or any of their Representatives, on the one hand, and any potential counterparty or any of its Representatives, on the other hand.
(d) No Change in Recommendation or Alternative Acquisition Agreement. Except as provided in Section 6.2(e) and Section 6.2(f), the Board shall not (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or (B) approve, recommend or otherwise declare advisable any Acquisition Proposal, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) after receipt of any Acquisition Proposal (other than a tender or exchange offer) that is not a Superior Proposal and is not reasonably expected to become a Superior Proposal, fail to reaffirm the Company Recommendation within ten (10) days of receipt of a written request from Parent to do so (and if the Company Stockholders Meeting is scheduled to be held less than ten (10) days from the receipt of such written request, then within two (2) Business Days of receipt of such written request or, promptly after receipt of such written request, if such written request is received within two (2) Business Days of the scheduled date of the Company Stockholders Meeting) or (A) in the case of an Acquisition Proposal that is not publicly made or announced, fail to privately recommend against such Acquisition Proposal or (B) in the case of an Acquisition Proposal that is publicly made or announced, fail to publicly recommend against such Acquisition Proposal, (iv) fail to recommend against any Acquisition Proposal that is not a Superior Proposal and is not reasonably expected to become a Superior Proposal that is structured as a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (each of the actions described in this clause (i)-(iv), a “Change in Recommendation”), (v) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement or other agreement (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal or (vi) approve or recommend, or publicly propose to enter into an Alternative Acquisition Agreement.

(e) Superior Proposal Exception to Change in Recommendation Provision or Entry into an Alternative Acquisition Agreement. Notwithstanding anything to the contrary in Section 6.2(d) or any other provision of this Agreement, at any time prior to the time the Company Requisite Vote is obtained at the Company Stockholders Meeting, in response to a written Acquisition Proposal received by the Company, the Board may make a Change in Recommendation or terminate this Agreement to enter into an Alternative Acquisition Agreement pursuant to Section 8.3(b), or authorize, resolve, agree or propose publicly to take any such actions, if all of the following conditions are met:
(i) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and, in the case of a Change in Recommendation, the failure to make such Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable Law and such determination has been promptly notified to Parent;
(ii) the Company shall have (A) provided to Parent three (3) Business Days’ prior written notice (the “Notice Period”), which notice shall include an unredacted copy of the Alternative Acquisition Agreement, if applicable and not previously provided, and other relevant documents related to the Superior Proposal and shall state (1) that it has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) the material terms of the Acquisition Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice, except that the Notice Period shall be reduced to two (2) Business Days) and (3) that, subject to clause (iii) below, the Board has determined to make a Change in Recommendation or to terminate this Agreement in accordance with Section 8.3(b) in order to enter into the Alternative Acquisition Agreement, as applicable, and (B) prior to making such a Change in Recommendation or terminating this Agreement in accordance with Section 8.3(b), as applicable, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during the Notice Period, which may be on a non-exclusive basis, to consider any adjustments committed to in writing by Parent to the terms and conditions of this Agreement such that the Acquisition Proposal ceases to constitute a Superior Proposal; and
(iii) following the Notice Period, the Board shall have determined, in good faith, after consultation with its financial advisor and outside legal counsel and taking into account any revised terms committed to in writing by Parent, such Acquisition Proposal continues to constitute a Superior Proposal and, in the case of a Change in Recommendation, that the failure to make such Change in Recommendation, would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable Law.
(f) Intervening Event Exception to Change in Recommendation Provision. Notwithstanding anything to the contrary set forth in Section 6.2(d) or any other provision of this Agreement, at any time prior to the time the Company Requisite Vote is obtained at the Company Stockholders Meeting, in response to any Intervening Event, the Board may make a Change in Recommendation if all of the following conditions are met:
(i) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable Law and such determination has been promptly notified to Parent;
(ii) the Company shall have (A) provided to Parent three (3) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and (2) state, subject to clause (ii) below, the Board has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period to consider any adjustments committed to in writing by Parent to the terms and conditions of this Agreement such that the failure of the Board to make a Change in Recommendation in response to the Intervening Event in accordance with clause (iii) below would no longer reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable Law; and

(iii) the Board shall have determined in good faith, after consultation with its financial advisor and outside legal counsel and taking into account any revised terms committed to in writing by Parent, the failure to make a Change in Recommendation would continue to be reasonably be expected to be inconsistent with the fiduciary duties of the members of the Board under applicable Law.
(g) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall prohibit the Company or the Board from (i) disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if the Board (or any authorized committee thereof) reasonably determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law or violate applicable Law; provided, that any communication permitted by this Section 6.2(g) that would otherwise constitute a Change in Recommendation shall be made only in accordance with this Section 6.2 (it being understood and agreed that any communication that expressly reaffirms the Company Recommendation shall be deemed not to be a Change in Recommendation). The issuance by the Company or the Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change in Recommendation.
6.3 Information Supplied.
(a) The Company shall, as promptly as reasonably practicable following the date of this Agreement (and in any event within fifteen (15) Business Days), prepare and file with the SEC a proxy statement on Schedule 14A (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) in preliminary form relating to the Company Stockholders Meeting. The Company and Parent shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement by the SEC and the Company shall cause the mailing of the definitive Proxy Statement to the stockholders of the Company to be commenced as promptly as reasonably practicable (and in any event within five (5) Business Days) after the date the staff of the SEC (the “Staff”) advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.
(b) No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (other than any filing, amendment or supplement in connection with a Change in Recommendation). The Company shall promptly provide Parent with copies of all such filings, amendments or supplements to the extent not readily publicly available. Parent shall (i) furnish all information reasonably necessary or advisable to be included in the Proxy Statement concerning it and its Affiliates to the Company, (ii) provide such other assistance as may be reasonably requested by the Company in connection with the preparation of information to be included therein and (iii) otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments received from the SEC. If at any time prior to the time the Company Requisite Vote is obtained at the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent and such information is required to be set forth in an amendment or supplement to the Proxy Statement such that the Proxy Statement does not (A) include any misstatement of a material fact or (B) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) the party that makes such discovery shall promptly notify the other parties and (y) the Company shall prepare (with Parent’s reasonable assistance) and file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement the stockholders of the Company. The Company shall promptly notify Parent following the receipt of any comments from the SEC or the Staff or any request by the SEC or the Staff for amendments or supplements to the Proxy Statement or for additional information, and shall promptly provide Parent with copies of all written correspondence, and a summary of any material oral communications between the Company and its Representatives, on the one hand, and the SEC (or the Staff), on the other hand, with respect to the Proxy Statement or the Merger. No formal response to any comments from the SEC or the Staff relating to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon. The Company will cause the Proxy Statement to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Neither the Company nor its Representatives shall schedule any material or substantive meeting or conference (including by telephone) with the SEC or the Staff unless it notifies Parent in advance and, to the extent permitted by the SEC or the Staff, allows Parent’s Representatives to participate, and, if Parent’s Representatives are not able to participate in such meeting, the Company and its Representatives shall promptly notify Parent and its Representatives of such meeting and the material information considered and discussed at such meeting.
(c) The Company covenants and agrees that the Proxy Statement (including the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein, in each case including any amendments or supplements thereto) at the date mailed to the Company’s stockholders and at the time of any meeting of the Company’s stockholders to be held in connection with the Merger, when it is filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation, warranty, covenant or agreement is made by the Company with respect to statements therein relating to Parent and its Affiliates, including Merger Sub, or based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
6.4 Company Stockholders Meeting. The Company will, as promptly as reasonably practicable after the date hereof, in accordance with applicable Law, the Company Certificate of Incorporation and Company Bylaws, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and establish a record date for (such record date to be at least two (2) Business Days after the date that the Company has issued the Subscription Agreement Shares to Parent pursuant to and in accordance with the Subscription Agreement), duly call and give notice of, and use its reasonable best efforts to convene a meeting of the stockholders of the Company to consider and vote upon the adoption of this Agreement (the “Company Stockholders Meeting”). Subject to the provisions of Section 6.2, the Board shall (i) include the Company Recommendation in the Proxy Statement, (ii) recommend at the Company Stockholders Meeting that the stockholders of the Company adopt this Agreement and (iii) use its reasonable best efforts to obtain and solicit such adoption. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the date of the first mailing of the Proxy Statement to the stockholders of the Company (and in no event later than the thirtieth (30th) day following the date of the first mailing of the Proxy Statement to the stockholders of the Company). Notwithstanding the foregoing the Company may, in its reasonable discretion, postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholders Meeting, if on or prior to the date on which the Company Stockholders Meeting is scheduled, (A) the Company reasonably believes that such postponement or adjournment is reasonably necessary to allow reasonable additional time to solicit proxies to obtain the Company Requisite Vote, whether or not a quorum is present, (B) there is an absence of the necessary quorum to conduct the business of the Company Stockholders Meeting or (C) such postponement or adjournment is required by Law. In addition, notwithstanding the first sentence of this Section 6.4, the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated in a manner suitable under applicable Law and reviewed by stockholders of the Company prior to the Company Stockholders Meeting.
6.5 Filings; Other Actions; Notification and Cooperation.
(a) The Company and Parent shall, subject to Section 6.2, cooperate with each other and use, and shall cause their respective Subsidiaries and controlled Affiliates to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, and in no event later than the Termination Date. The Company and Parent shall use their respective reasonable best efforts to, (i) as promptly as practicable, prepare and file all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (ii) satisfy the conditions to consummating the Merger, (iii) obtain (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Merger; provided, that, notwithstanding anything to the contrary in this Agreement, neither Parent, the Company nor any of their respective Subsidiaries, shall be required to pay any consent or similar fee to obtain any third party or governmental consents; provided further that, neither the Company nor any of its Subsidiaries shall incur any consent or similar fees in connection with obtaining any non-governmental third party consents without the prior written consent of Parent, and (iv) execute and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.
(b) From the date of this Agreement until the Effective Time, Parent shall not, directly or indirectly (but subject in all respects to the immediately preceding sentence) acquire or agree to acquire, by merger or consolidation with, or by purchasing the assets of or equity in, any Person (a “Specified Acquisition”), if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition would reasonably be expected to prevent or delay past the Termination Date the satisfaction of the condition to Closing set forth in Section 7.1(b); provided, further, for the avoidance of doubt, the first sentence of this Section 6.5(b) shall only apply to Parent and its Subsidiaries and shall not apply to any other Affiliates of Parent. None of the parties, without each other party’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), shall (i) withdraw or refile any filing made under any Antitrust Laws, (ii) enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would have the effect of extending, suspending, lengthening or otherwise tolling the expiration or termination of the waiting period applicable to the contemplated transactions under any Antitrust Laws or (iii) enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the parties not to consummate the contemplated transactions (or that would otherwise prevent, delay or prohibit the parties from consummating the contemplated transactions).
(c) Parent and the Company shall cooperate with respect to the Antitrust Laws. No party hereto or its counsel shall independently participate in any pre-arranged substantive call or meeting relating to the Antitrust Laws with any Governmental Entity in respect of such filings, investigation, or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable Law, (i) each party shall notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Section 6.5, (ii) prior to submitting any such filing or making any such communication or inquiry, such party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry, and (iv) consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, materials provided pursuant to this Section 6.5 may be reasonably redacted or withheld as necessary to address reasonable privilege or confidentiality concerns. It is understood that Parent and Merger Sub shall be deemed a single party for purposes of this Section 6.5(c).
(d) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.5 or elsewhere in this Agreement shall require Parent or any of its Affiliates to agree to or otherwise be required to take any action, make any undertaking, or agree to any remedy or condition, with respect to itself or any of its Affiliates to resolve objections, if any, as may be asserted by any Governmental Entity in connection with any Antitrust Laws with respect to the transactions contemplated hereby or to enter or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any Proceeding, including (i) responding to a request for additional information or similar request under any Antitrust Laws (a “Second Request”), (ii) proposing, negotiating, committing to, effecting or agreeing to, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate, or other disposition of the businesses, assets, properties, products, product lines, services or equity interests of the Company or Parent or their respective Subsidiaries or Affiliates, (iii) creating, terminating or amending any existing or new relationships, ventures, contractual rights or obligations of Parent, the Company or their respective Subsidiaries or Affiliates, (iv) otherwise taking or committing to take any action that would limit Parent’s freedom of action, including with respect to the operation of, or its ability to retain or hold, directly or indirectly, any businesses, assets, properties, products, product lines, services or equity interests of Parent or the Company (including any of their respective Subsidiaries or Affiliates) or (v) contesting or defending any Proceeding or taking any action to vacate, lift, reverse or overturn any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that prohibits, prevents or restricts consummation of the Merger.
(e) Information. The Company and Parent each shall, upon request by the other, promptly furnish the other with all information concerning itself, its Subsidiaries, Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.
(f) Status. The Company and Parent shall keep each other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of any notice or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates from any third party or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, other than immaterial communications.
6.6 Access; Consultation.
(a) From and after the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE VIII, upon reasonable advance notice (and in any event not less than twenty-four (24) hours’ notice), and except as may otherwise be required by applicable Law, (x) the Company shall, and shall cause its Subsidiaries to, afford Parent and its Representatives reasonable access, during normal business hours, to the Company’s and its Subsidiaries’ properties, assets, books and records and (y) during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning its or any of its Subsidiaries’ capital stock, business and personnel as may reasonably be requested by Parent, in each case solely in connection with consummating the Merger; provided, that the Company shall not be required to provide any access or information that the Company determines in its reasonable judgment relates to the negotiation and execution of this Agreement or in connection with a similar transaction negotiated with a third party, or, except as expressly provided in Section 6.2, to any Acquisition Proposal or any other transactions potentially competing with or alternative to the transactions contemplated hereby or proposals from third parties relating to any competing or alternative transactions or relating to any deliberation of the Board or any duly authorized committee thereof regarding any Acquisition Proposal or Change in Recommendation; provided, further, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company; and provided, further that the foregoing shall not require the Company to disclose any information pursuant to this Section 6.6, to the extent that (i) in the reasonable good faith judgment of the Company, any applicable Law requires the Company or its Subsidiaries to restrict or prohibit access to any such information or disclosure thereof that would expose the Company to an unreasonable risk of liability for disclosure of sensitive or personal information, (ii) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party or its disclosure would violate the terms of any confidentiality agreement or other Contract that is binding on the Company or any of its Subsidiaries or (iii) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided, further that with respect to the foregoing clauses (i) through (iii) of this Section 6.6(a), the Company shall use its commercially reasonable efforts to (1) obtain the required consent of any such third party to provide such disclosure, (2) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the Company and (3) in the case of clauses (i) and (iii), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege; provided, further that no sampling, inspection or analysis of soil, groundwater, surface water, building materials or other environmental media, or sampling or analysis generally referred to as Phase II environmental investigation, shall be permitted. Any investigation pursuant to this Section 6.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer.
(b) The Company may, as it deems advisable and necessary, designate competitively sensitive material as “Outside Counsel Only Material” or with similar restrictions. Such material and the information contained therein shall be given only to the outside counsel of the recipient, pursuant to the terms of an agreement with respect thereto on terms that are reasonably acceptable to the Company and pursuant to which such information shall not be disclosed by such outside counsel to any Representatives of the recipient without the express prior permission of the Company or its legal counsel, and shall be subject to any additional confidentiality or joint defense agreement between the parties. All information exchanged pursuant to this Section 6.6, including all information and/or discussions resulting from any access provided pursuant to this Section 6.6 shall be subject to the confidentiality obligations set forth in the Existing Credit Agreements, which shall survive any termination of this Agreement and continue in full force and effect in accordance with its terms.
(c) To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.
6.7 Stock Exchange De-listing and De-registration. The Company shall take all commercially reasonable actions necessary (including prior to the Effective Time, with Parent’s reasonable cooperation) to permit the Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time in compliance with applicable Law.
6.8 Publicity. The Company and Parent shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement, except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the NYSE, (b) any consultation that would not be reasonably practicable as a result of requirements of applicable Law, (c) any press release or public statement that in the good faith judgment of the applicable party is consistent with prior press releases issued or public statements made in compliance with this Section 6.8 or (d) with respect to any Change in Recommendation made in accordance with this Agreement or Parent’s response thereto. The parties hereto agree that (x) the initial press release to be issued with respect to the Merger and the other transactions contemplated hereby following execution of this Agreement and (y) any press release or public announcement related to any transition or employee matters in connection with Closing, in each case, shall be in the form reasonably agreed to by the parties hereto.

6.9 Employee Benefits.
(a) Parent acknowledges and agrees that the consummation of the Merger will constitute a “change of control” of the Company for purposes of each Company Plan and each program, policy, arrangement, practice and agreement covering any current or former employee of the Company or any of its Subsidiaries and, accordingly, agrees to, and agrees to cause the Surviving Corporation to, honor all provisions under such Company Plans, programs, policies, arrangements, practices and agreements relating to a change of control.
(b) Parent agrees that each employee of the Company or any of its Subsidiaries who continues to remain employed with the Company or any of its Subsidiaries following the Closing (a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, be provided with a base salary or base wage, annual cash bonus opportunities, severance payments and benefits disclosed on Section 6.9(b) of the Company Disclosure Letter, and other employee benefits (other than nonqualified deferred compensation programs) that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to each Continuing Employee as of immediately prior to the Effective Time. Parent shall or shall cause the Surviving Corporation to honor all Company Plans in accordance with their terms as in effect immediately prior to the Effective Time and each agreement that relates to any current or former employee of the Company or any of its Subsidiaries or the terms of any such employee’s employment or termination of employment.
(c) Parent shall or shall cause the Surviving Corporation to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans provided for those employees except to the extent such condition, exclusion or waiting period was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent shall provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Parent plan in which such Continuing Employee is eligible to participate following the Closing Date.
(d) From and after the Closing Date, Parent shall or shall cause the Surviving Corporation to, provide credit to Continuing Employees for their service recognized by the Company and its Subsidiaries as of the Effective Time for all purposes to the same extent and for the same purposes as such service was credited under the Company Plans, provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.
(e) The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and neither any current or former employee, nor any other individual associated therewith, is or shall be regarded for any purpose as a third party beneficiary to this Agreement. Notwithstanding anything to the contrary in this Agreement (except to the extent expressly provided in Section 9.8), no provision of this Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Company Plan or any employee benefit plan of Parent, the Surviving Corporation or any of their Affiliates, (ii) alter or limit the ability of Parent to amend, modify or terminate any Company Plan or any other benefit plan, program, agreement or arrangement, (iii) give any third party any right to enforce the provisions of this Section 6.9, (iv) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee or (v) be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.
6.10 Expenses; Transfer Taxes.
(a) Except as otherwise expressly set forth in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that (i) expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Statement shall be shared equally by Parent and the Company and (ii) Parent will be responsible for, and pay, one hundred percent (100%) of the fees, costs and expenses incurred in connection with the filings required under any filings required or advisable by any Governmental Entity.
(b) All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest) incurred by the Company or any of its Subsidiaries (and for the avoidance of doubt, not including any such Taxes and fees incurred by any stockholder, which shall be borne by the applicable stockholder) in connection with the Merger shall be paid by or on behalf of Company when due and payable.
6.11 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Parent agrees that it will cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each present and former director or officer of the Company or any of its Subsidiaries, determined as of the Effective Time (the “Indemnified Parties”), against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted to indemnify such Person under applicable Law, any applicable indemnification agreement to which such Person is a party, the Company Certificate of Incorporation or Company Bylaws in effect on the date of this Agreement (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification). Parent shall, and shall cause the Surviving Corporation to, ensure that the organizational documents of the Surviving Corporation and its Subsidiaries, shall, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses and exculpation of the Indemnified Parties than are set forth in the Company Certificate of Incorporation and Company Bylaws (or equivalent organizational and governing documents of any Subsidiary), in each case, as in effect as of immediately prior to the Effective Time. Any right of indemnification of an Indemnified Party pursuant to this Section 6.11 shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party as provided herein.
(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable in the aggregate as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however that in no event shall the Company be required to expend for such policies an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however that in no event shall the Company expend, or Parent or the Surviving Corporation be required to expend for such policies, annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; provided, further that if the premium for such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case as a condition thereto, Parent or the Surviving Corporation (or their respective successors or assigns), as applicable, shall cause such Person to assume all of the obligations set forth in this Section 6.11.
(d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party under this Section 6.11 shall be in addition to any rights such individual may have under applicable Law, any applicable indemnification agreement to which such Person is a party, the Company Certificate of Incorporation or the Company Bylaws, and Parent acknowledges and agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities now existing in favor of any Indemnified Party for actions or omissions occurring at or prior to the Effective Time shall continue in full force and effect in accordance with their terms.
(e) Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed) to such settlement, compromise or consent.
(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to any directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.
(g) The Company agrees to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless Parent and Merger Sub, and each of their respective Affiliates and Subsidiaries and its and their respective direct and indirect equity holders, officers, directors, managers or employees of each of the foregoing (collectively, the “Parent Indemnified Parties”), against any and all costs (including settlement costs) or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred by any Parent Indemnified Party as a direct result of or to the extent arising out of any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, related to this Agreement, the Merger or any of the transactions contemplated hereby (including, for the avoidance of doubt, any Transaction Litigation), and the Company shall also advance expenses as incurred to the fullest extent permitted under applicable Law to any Parent Indemnified Party entitled to the indemnification provided for under this Section 6.11(g); provided that the Parent Indemnified Party to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such Parent Indemnified Party is not entitled to indemnification; provided, further that, notwithstanding the foregoing, the Company shall not be required to make any payments under this Section 6.11(g), including to advance any expenses, in the event that doing so will result in the Company being unable to pay its other obligations as they come due.
6.12 Takeover Statute. None of the parties hereto will take any action that would cause the Merger, the Subscription Agreement or the other transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.13 Control of the Company’s or Parent’s Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.
6.14 Section 16(b). Prior to the Effective Time, the Company shall (and shall be permitted to) take all actions as may be reasonably requested by any party hereto to cause any dispositions (or deemed dispositions) of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.
6.15 Approval by Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement by the parties hereto, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated hereby, including the Merger, in accordance with the DGCL, by written consent. Parent shall promptly deliver a copy of such executed written consent to the Company.
6.16 Transaction Litigation. Subject to applicable Law, the Company shall promptly notify Parent, and Parent shall promptly notify the Company, of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commenced or, to the Knowledge of the Company or to the Knowledge of Parent, threatened against any party hereto or any director or officer thereof relating to this Agreement or the Merger (collectively, the “Transaction Litigation”) and shall keep each other promptly and reasonably informed regarding any Transaction Litigation. Subject to applicable Law, the Company shall give Parent the opportunity to participate in (but not control) the defense and settlement of any Transaction Litigation against the Company or its officers or directors, and Parent shall give the Company the opportunity to participate in (but not control) the defense and settlement of any Transaction Litigation against Parent or its officers or directors, in each case in accordance with the terms of a mutually agreed upon joint defense agreement.
6.17 Voting Agreements. Section 6.17 of the Company Disclosure Letter sets forth a list of all the Voting Agreements. Prior to the Closing and as permitted by applicable Law, the Company (a) without prejudice to the Company’s right to terminate this Agreement pursuant to Article VIII, shall not agree to or permit any termination, material amendment, replacement or other material modification of or supplement to, or waive any of its rights under, the Voting Agreements, and (b) shall take all practically available action to enforce all of its rights under the Voting Agreements.
6.18 Subscription Agreement. The Company agrees to issue the Subscription Agreement Shares pursuant to and in accordance with the terms and conditions of the Subscription Agreement, and to otherwise comply with all of its obligations under the Subscription Agreement.
6.19 Tax Cooperation. The Company shall reasonably cooperate with Parent, as and to the extent reasonably requested by Parent, to amend the structure of the transactions undertaken pursuant to this Agreement in order to achieve a tax-efficient outcome for the parties, in each case, solely to the extent that any such actions are finally determined prior to the date on which the Proxy Statement is filed with the SEC, or would otherwise not require additional disclosure to the Company’s stockholders.
6.20 Director Resignations. Prior to the Closing, the Company shall deliver to Parent duly signed resignations, effective as of Closing, of any director, officer or manager of the Company or any of its Subsidiaries, in each case, as requested by Parent no fewer than five (5) Business Days prior to the Closing Date.
6.21 Mutual Release. At or prior to the Closing, the Company, Parent and the other applicable parties shall enter into an agreement that provides for customary mutual releases, effective as of the Closing, in form and substance reasonably satisfactory to both the Company and Parent.
6.22 Financing. The Company shall, and shall cause its Subsidiaries and Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and, prior to, or substantially concurrently with Closing, enter into, a revolving credit facility on terms reasonably acceptable to each of Parent and the Company (such revolving credit facility, an “Acceptable Revolving Credit Facility”), and Parent shall cooperate with the Company in such efforts by using reasonable best efforts to take, or cause its Subsidiaries and Affiliates to take, all such actions reasonably requested by the Company with respect to a proposed Acceptable Revolving Credit Facility; it being understood and agreed that any revolving credit facility that (a) is on terms and conditions that are not, when taken as a whole, materially less favorable to the Company and its Subsidiaries than the Existing Revolving Credit Agreement prior to giving effect to the amendments dated June 4, 2025, and (b) if the Existing Revolving Credit Agreement is the proposed Acceptable Revolving Credit Facility, includes the waivers, consent or amendments (including in respect of a change of control) necessary to effectuate this Merger, shall be deemed reasonably acceptable to Parent and the Company.
ARTICLE VII
CONDITIONS
7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:
(a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law, the Company Certificate of Incorporation and the Company Bylaws.
(b) Governmental Consents. The required Consents to be obtained from any Governmental Entity set forth on Section 7.1(b)(ii) of the Company Disclosure Letter shall have been filed, occurred or been obtained, as applicable.
(c) Law. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger.
7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Closing of the following additional conditions:
(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 4.1 (Organization, Good Standing and Qualification), Sections 4.2(a), (b) and (c) (Capital Structure), Section 4.3 (Corporate Authority and Approval) and Section 4.19 (Brokers and Finders) shall be true and correct, subject only to de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case as of such earlier date), (ii) Section 4.6 (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date, as if made at and as of the Closing Date, and (iii) ARTICLE IV (other than those representations and warranties specifically identified in clause (i) or (ii) of this paragraph) shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case as of such earlier date), except where the failure of any such representation and warranty of the Company to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c) Company Certificate. Parent shall have received a certificate signed on behalf of the Company by an officer of the Company to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(e) Contract Deliverables. The Contracts set forth on Section 7.2(e) of the Company Disclosure Letter, in each case, shall have been executed and remain in effect, in form and substance reasonably acceptable to Parent.
(f) Acceptable Revolving Credit Facility. The Company or one of its Subsidiaries shall have (or shall, substantially concurrently with the occurrence of Closing) enter into an Acceptable Revolving Credit Facility.

7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following additional conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in (i) Section 5.1 (Organization, Good Standing and Qualification), Section 5.2 (Ownership of Merger Sub) and Section 5.3 (Corporate Authority; Approval) of this Agreement shall be true and correct, subject only to de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case as of such earlier date) and (ii) ARTICLE V (other than those representations and warranties specifically identified in clause (i) of this paragraph) of this Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualification therein) as of the Closing Date as if made at and as of the Closing Date, (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case as of such earlier date) except where the failure of any such representation and warranty to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c) Parent Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent by an officer of Parent to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
7.4 Frustration of Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions contemplated by this Agreement or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this Section 7.4).
ARTICLE VIII
TERMINATION
8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent.
8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company by written notice to the other party if:
(a) the Merger shall not have been consummated by November 22, 2025 (such date, as it may be modified by the mutual written agreement of the Company and Parent, the “Termination Date”); provided that if as of the Termination Date any of the conditions set forth in Sections 7.1(b) or 7.1(c) have not been satisfied or waived (to the extent permitted by applicable Law), but all other conditions to Closing set forth in ARTICLE VII have been satisfied, or would be satisfied if Closing were to occur on such date, the Termination Date shall automatically be extended for a period of one (1) month (the “Extended Termination Date” and, if so extended, the Extended Termination Date then shall be the Termination Date), it being agreed that there shall be no more than two (2) such extensions of the Termination Date pursuant to this Section 8.2(a); provided, further that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party if such party’s breach of or failure to perform its obligations under this Agreement materially contributed to, or resulted in, the failure of the Closing to occur on or prior to the Termination Date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);

(b) the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders Meeting, or at any adjournment or postponement thereof; provided, that that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party if such party’s breach of or failure to perform its obligations under this Agreement materially contributed to, or resulted in, the failure to obtain the Company Requisite Vote (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso); or
(c) any Law issued or enacted by any Governmental Entity permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable; provided, that that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party if such party’s breach of or failure to perform its obligations under this Agreement materially contributed to, or resulted in, the issuance or enactment of such Law or failure of such Law to be resisted, resolved, removed or lifted (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso).
8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company by written notice to Parent if:
(a) there has been a breach of any representation, warranty, covenant or agreement by Parent or Merger Sub contained in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, which breach or failure to be true would result in the failure to satisfy a condition set forth in Sections 7.3(a) or 7.3(b) and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to Parent from the Company of such breach or failure to be true and (ii) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or
(b) at any time prior to the receipt of the Company Requisite Vote at the Company Stockholders Meeting, in order to enter into an Alternative Acquisition Agreement in accordance with Section 6.2(e).
8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent by written notice to the Company if:
(a) there has been a breach of any representation, warranty, covenant or agreement by the Company contained in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, which breach or failure to be true would result in the failure to satisfy a condition set forth in Sections 7.2(a) or 7.2(b) and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure to be true and (ii) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(a) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement;
(b) there shall have been a Change in Recommendation; provided, Parent may not terminate this Agreement pursuant to this Section 8.4(b) once the Company Requisite Vote has been obtained;
(c) the preliminary Proxy Statement shall not have been filed by the Company with the SEC on or prior to the day that is fifteen (15) Business Days following the date of this Agreement; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(c) if Parent or Merger Sub’s breach of or failure to perform its obligations under this Agreement materially contributed to, or resulted in, the failure of the Company to file the preliminary Proxy Statement with the SEC on or prior to such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);
(d) the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders Meeting, or at any adjournment or postponement thereof, on or prior to (i) October 1, 2025, if the SEC informs the Company that it will not review the preliminary Proxy Statement or (ii) October 31, 2025, if the SEC informs the Company that it will review the preliminary Proxy Statement or provides comments to the preliminary Proxy Statement; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(d) if Parent or Merger Sub’s breach of or failure to perform its obligations under this Agreement materially contributed to, or resulted in, the failure to obtain the Company Requisite Vote (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of this proviso);
(e) the Recapitalization Support Agreement, dated as of July 8, 2025, by and among the Company and the Consenting Lenders (as defined therein) (the “RSA”), shall have been terminated by any of the parties thereto in accordance with its terms;
(f) the Company or any of its subsidiaries commences or becomes subject to any proceedings under chapter 11 of title 11 of the United States Code;
(g) either of the parties receive a Second Request;
(h) any Transaction Litigation pending before a Governmental Entity that is not resolved within forty-five (45) days of commencement or that, as determined in good faith by Parent in its sole discretion, would reasonably be expected to prevent or delay the consummation of the Merger;
(i) (w) any Voting Agreement is materially modified, amended, or supplemented in a manner not approved by Parent, (x) any party to a Voting Agreement breaches its obligations thereunder to vote in support of the Merger and the adoption of the Merger Agreement that, as determined in good faith by Parent in its sole discretion, would reasonably be expected to result in a postponement or adjournment of the Company Stockholders Meeting, (y) the Company waives any of its rights under a Voting Agreement or (z) any Voting Agreement is terminated; or
(j) the Company has not received duly executed copies of the Contracts set forth on Section 7.2(e) of the Company Disclosure Letter, in form and substance reasonably acceptable to Parent, within seven (7) days of the date hereof or if any such duly executed Contract is thereafter modified, amended, supplemented or terminated in a manner not approved by Parent.
8.5 Effect of Termination and Abandonment.
(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE VIII, this Agreement (other than as set forth in this Section 8.5 and in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its respective directors, officers or Affiliates); provided that no such termination shall relieve any party hereto from any liability for damages resulting from Willful Breach prior to such termination by any party hereto or from fraud (which liability the parties hereto acknowledge and agree shall not include damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Parties hereto and the stockholders of the Company).
ARTICLE IX
MISCELLANEOUS AND GENERAL
9.1 Survival. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in ARTICLE III, Section 6.10(b) (Expenses; Transfer Taxes) and Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This ARTICLE IX, Section 6.6(b) (Access, Consultation), Section 6.10 (Expenses; Transfer Taxes), and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement (including any Schedule hereto) may be amended, modified or supplemented in writing by the parties hereto, by action of the boards of directors of the respective parties.
9.3 Waiver.
(a) Subject to applicable Law, any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
9.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts, taken together, shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
9.5 Governing Law and Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.
(b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (each, an “Action”) relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 9.6. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.6 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.
(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE MERGER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of non-delivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to Parent or Merger Sub:

[redacted]

with copies to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Kenneth Schneider; Samuel Welt; Brian Hermann; Jacob Adlerstein
Email:	kschneider@paulweiss.com; swelt@paulweiss.com;
hermann@paulweiss.com; adlerstein@paulweiss.com

if to the Company:

Superior Industries International, Inc.
26600 Telegraph Road Suite #400
Southfield, Michigan 48033
Attention:	David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance
Officer and Corporate Secretary
Email:	[redacted]

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Michael J. Aiello; Amanda Fenster
Email:	michael.aiello@weil.com; amanda.fenster@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
9.7 Entire Agreement. This Agreement (including any exhibits hereto) and the Certificate of Merger and any other certificate or instrument to be delivered hereunder, collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. The Company Disclosure Letter and the Parent Disclosure Letter contain “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and therefore do not form a part of this Agreement but instead operate upon the terms of this Agreement as provided herein.
9.8 No Third Party Beneficiaries. This Agreement is not intended to, and does not and shall not be deemed to, confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (a) as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), (b) the right of the Company’s stockholders to receive the Merger Consideration after the Closing, and (c) the right of the holders of awards under the Company Stock Plan to receive such consideration as provided for in Section 3.5 after the Closing.
9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such

Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action.
9.10 Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
9.11 Interpretation.
(a) The table of contents and the Article, Section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
(b) Any Contract or information referred to herein shall be deemed to have been “delivered”, “provided”, “furnished” or “made available” (or any phrase of similar import) to Parent by the Company if such Contract or information was posted to the data room maintained by the Company in connection with the transaction, included in the Company Reports filed with the SEC or otherwise provided directly (including through email) to Parent or any of its Representatives, in each case, prior to the execution and delivery of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of any such period is a day other than a Business Day, the period in question shall end and any such step shall be taken by or on the next succeeding Business Day.
(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void.

9.13 Specific Performance.
(a) The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the other parties hereto, and to enforce specifically the terms and provisions of this Agreement (including Section 6.5, Section 6.17 and Section 6.18, and including to cause the parties hereto to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE III) by a decree of specific performance, in accordance with Section 9.5 of this Agreement, without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, Parent, Merger Sub or the Company shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent, Merger Sub or the Company, as applicable, under this Agreement (including Section 6.5, Section 6.17 and Section 6.18, and including to cause the parties hereto to consummate the Merger and the Closing and to cause the Parent and Merger Sub to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE III) in addition to any other remedy to which any Party hereto is entitled at law or in equity, including the right to terminate this Agreement pursuant to ARTICLE VIII and seek money damages. Each party hereto further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 9.13. Parent and the Company shall cause their respective Subsidiaries and Affiliates to perform their respective obligations under this Agreement.
(b) For the avoidance of doubt, in no event shall the exercise of a party hereto’s right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit such party hereto’s right to terminate this Agreement pursuant to ARTICLE VIII.
9.14 Definitions. For purposes of this Agreement, the following terms, when used herein, shall have the respective meanings set forth below:
“Acceptable Confidentiality Agreement” means any customary confidentiality agreement entered into by the Company, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to Acquisition Proposals and may not (i) include any provision calling for an exclusive right to negotiate with the Company or (ii) provide for the reimbursement by the Company or any of its Subsidiaries of any of the counterparty’s costs or expenses.
“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction involving the Company or any of its Subsidiaries which is structured to permit such Person or group to, directly or indirectly, acquire beneficial ownership of twenty percent (20%) or more of the outstanding Common Shares, or twenty percent (20%) or more of the consolidated net revenues, net income or total assets of the Company (based on the fair market value thereof, as determined in good faith by the Board or a duly authorized committee thereof) or (ii) any acquisition by any Person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, twenty percent (20%) or more of the outstanding Common Shares, or twenty percent (20%) or more of the consolidated net revenues, net income or total assets of the Company (based on the fair market value thereof, as determined in good faith by the Board or a duly authorized committee thereof), in each case, other than the transactions contemplated by this Agreement.
“Affiliate” means, when used with respect to any party, any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.
“Antitrust Laws” means all federal, state and foreign statutes, rules, regulations, orders, decrees and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition, including the Foreign Investment and Competition Laws.
“Business Day” means any day of the year on which banks are not required or authorized by Law to close in New York City.
“Common Share” means a share of common stock, par value $0.01, of the Company.
“Company Material Adverse Effect” means any change, event, development, circumstance or effect that individually or taken together with any other change, event, development, circumstance or effect has, or would reasonably be expected to have a material adverse effect on the business, assets, financial condition, operations or results of operations of the Company and its Subsidiaries, taken as a whole provided that none of the following shall be deemed, either alone or in combination, to constitute, and there shall not be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, any change, event, development, circumstance or effect to the extent arising from or attributable or relating to: (i) changes in, or events generally affecting, the U.S. or global financial, securities or capital markets generally, (ii) general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy, inflation or commodity prices, (iii) changes or events, generally affecting the industries in which the Company or any of its Subsidiaries operate, (iv) any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, fires, volcanic eruption, epidemics, pandemics or disease outbreak or any Lockdown Measures or any change in such Lockdown Measures or interpretations thereof following the date of this Agreement or any acts of terrorism, sabotage, riots, demonstrations, public disorders, military action or war or any escalation or worsening thereof, (v) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period, (vi) a decline in the price of the Common Shares, or a change in the trading volume of the Shares, on the New York Stock Exchange (“NYSE”), provided that the exceptions in clauses (v) and (vi) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a Company Material Adverse Effect, (vii) changes in Law after the date hereof, (viii) changes in U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof) after the date hereof, (ix) the taking of any specific action expressly required by this Agreement or any actions taken at the request of Parent, including the consequences thereof, including the impact on any relationships with customers, suppliers, distributors, employees, partners, other third parties with whom the Company has a relationship (including, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees), (x) the announcement or pendency of this Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Company has a relationship, or employees (including, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees) solely to the extent related to the identity of Parent, (xi) cybersecurity attacks or privacy violations, (xii) any litigation brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby or any demand or proceeding for appraisal or the fair value of Common Shares or Series A Preferred Shares in connection with the transactions contemplated hereby, (xiii) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its employees, (xiv) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation, (xv) supply chain disruptions generally affecting the industry in which the Company and its Subsidiaries conduct business or (xvi) Parent or Merger Sub’s breach of this Agreement; provided, however that the changes, effects, circumstances or developments set forth in the foregoing clauses (i), (ii), (iii), (iv), (vii), (viii) and (xv) shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred only to the extent such changes, effects, circumstances or developments have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in the same regions in which the Company and its Subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, effects, circumstances or developments shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred.
“Company Plan” means any benefit and compensation plan, policy, program or arrangement maintained, sponsored or contributed to by the Company or any of its Subsidiaries covering current or former employees of the Company and its Subsidiaries and current or former directors of the Company, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and any incentive and bonus, deferred compensation, stock purchase, employment, retirement, severance, restricted stock, stock option, stock appreciation right or stock based plans, excluding any statutory plans or arrangements and any plans or arrangements sponsored or maintained by a Governmental Entity.
“Contract” means any contract, agreement, lease, license, consent, settlement, note, mortgage, indenture, arrangement, understanding or other obligation that purports to be binding on any Person.
“Environmental Law” means any applicable Law relating to pollution, the protection of the environment or natural resources or, as it relates to the Release of or exposure to Hazardous Substances, public and employee health and safety.
“Existing Credit Agreements” means each of (i) the Amended and Restated Credit Agreement, dated as of August 14, 2024, by and among the Company, Oaktree Fund Administration, LLC, in its capacity as administrative agent, JPMorgan Chase Bank, N.A., in its capacity as collateral agent, and the lenders from time to time party thereto, and (ii) the Revolving Credit Agreement, dated as of December 15, 2022, by and among the Company, JPMorgan Chase Bank, in its capacities as administrative agent and collateral agent, the other borrowers from time to time party thereto and the lenders from time to time party thereto (the “Existing Revolving Credit Agreement”), in each case, as amended from time to time.
“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any government-owned entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.
“Hazardous Substance” means any substance or material defined, identified or regulated as “toxic” or “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or regulatory effect under any Environmental Law, including asbestos, asbestos containing materials, polychlorinated biphenyls, petroleum, petroleum products, radiation, toxic mold, and per- and polyfluoroalkyl substances.
“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including deposits or advances of any kind to such Person under the Existing Credit Agreements); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (iv) pursuant to securitization or factoring programs or arrangements; (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Parent and its wholly owned Subsidiaries or between or among the Company and its wholly owned Subsidiaries); (vi) under swaps, options, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination); or (vii) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person to the extent they have been drawn upon.

“Information Technology Systems” means information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, Processing or analysis of data and information.
“Intellectual Property” means, collectively, (i) patents and patent applications, (ii) registered or applied for trademarks or service marks and all related goodwill, (iii) domain names, (iv) copyrights and (v) trade secrets.
“Intervening Event” means any material change, event, development, circumstance or effect that (i) was not known to, or reasonably foreseeable by, the Board prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences or magnitude of which were not known or reasonably foreseeable), which change, event, development, circumstance or effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to the receipt of the Company Requisite Vote at the Company Stockholders Meeting and (ii) does not relate to an Acquisition Proposal.
“Knowledge of Parent” means the actual knowledge of the individuals identified on Section 9.14(b) of the Parent Disclosure Letter.
“Knowledge of the Company” means the actual knowledge of the individuals identified on Section 9.14(a) of the Company Disclosure Letter.
“Law” means any federal, state, local, foreign or transnational law, statute or ordinance, common law, rule, regulation, constitution, treaty, convention, code, Order or other similar requirement enacted, adopted or applied by a Governmental Entity.
“Lien” means any and all liens, charges, pledges, security interests, claims, encumbrance, mortgages, deeds of trust, options, rights of first refusal or first offer, restrictions on transfer, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever, whether voluntarily occurred or arising by operation of law.
“Lockdown Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a pandemic or disease outbreak.
“Order” means any order, judgment, injunction, ruling, writ, award or decree of any Governmental Entity.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or its Subsidiaries.
“Parent Material Adverse Effect” means any state of facts, event, change, circumstance, development or effect that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay, materially impair or interfere with, or adversely affect the ability of Parent or Merger Sub to perform or comply with its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis.
“Permitted Liens” means (i) Liens for Taxes not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for in accordance with GAAP, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for in accordance with GAAP, (iii) Liens affecting the interest of the grantor of any easements benefiting the Owned Real Property and non-monetary Liens of record attaching to real property, fixtures or leasehold improvements, in each case, that would not, individually or in the aggregate, reasonably be expected to materially impair the use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (iv) Liens granted pursuant to the Existing Credit Agreements and reflected in the Company Balance Sheet, (v) minor exceptions, defects or irregularities in title, easements, encroachments, overlaps, rights-of-way, covenants, restrictions, and other similar matters that would be apparent from a physical inspection or current, accurate survey of the applicable real property and other similar changes or encumbrances, in each case, that do not secure sums of money and that would not, individually or in the aggregate, reasonably be expected to materially impair the use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (vi) any non-exclusive license, covenant or other right to or under Intellectual Property, (vii) any Liens occurring under any applicable organizational documents, and (viii) zoning regulations, use restrictions, building codes or other land use Laws imposed or promulgated by any Governmental Entity having jurisdiction over the applicable real property.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Personal Data” means any information in any media that identifies a particular individual and any other definition of “personal data” or any similar term under any applicable Law.
“Preferred Ownership Percentage” means 3.5% of the issued and outstanding Units of Parent, without taking into account dilution from equity or equity equivalents issued under a management incentive plan.
“Processing” means the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any data, including Personal Data.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, disposal, discharge, dispersal, leaching, or migration into or through the indoor or outdoor environment.
“Shares” means Common Shares and Preferred Shares
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned by such Person and/or by one or more of its Subsidiaries.
“Superior Proposal” means any bona fide written Acquisition Proposal (with all references to “twenty percent (20%)” included in the definition of Acquisition Proposal deemed to be references to “fifty percent (50%)”) made by a third party after the date of this Agreement that did not result from a breach of Section 6.2(a), and that provides for payment in full of all amounts owed under the Existing Credit Agreements, and that the Board determines in good faith (after consultation with its outside legal counsel and financial advisor) (i) would be more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all of the terms and conditions of, and the likelihood of completion of, such Acquisition Proposal and this Agreement (including, if applicable at the time of such determination, any changes to the financial terms of this Agreement then committed to in writing by Parent in response to such offer or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal.
“Tax” (including, with correlative meanings, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign taxes, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, use, real and personal property, withholding, excise, value added, transfer, employee, estimated taxes, assessments in the nature of tax, in each case that is imposed by a Governmental Entity, including all interest and penalties, fines and additions to tax imposed in connection with any item described in this definition.
“Tax Return” means all returns and reports with respect to Taxes (including any information return, claim for refund, amended return, declaration of estimated Tax, election, disclosure or attachment thereto) supplied or required to be supplied to a Tax authority relating to Taxes.
“Unit” means a common unit representing limited liability company interests in Parent.
“WARN Act” means the Worker Adjustment and Retraining Notification Act and any similar state or local Law.

“Willful Breach” means (i) a breach by a party of any of its obligations under this Agreement that is a consequence of an act or omission knowingly undertaken or omitted by the breaching party with the intent of causing a breach of this Agreement or (ii) subject to the satisfaction or waiver of the conditions to Closing set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at Closing), the willful or intentional failure of Parent or Merger Sub to promptly consummate the Merger in accordance with Section 1.2.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name: Majdi Abulaban
Title: President and Chief Executive Officer

SUP PARENT HOLDINGS, LLC

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: President

SUP MERGER SUB, INC.

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: President

[Signature Page to Agreement and Plan of Merger]

Annex B

Execution Version
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of July 8, 2025, is entered into by and between Superior Industries International, Inc., a Delaware corporation (the “Company”), and TPG Growth III Sidewall, L.P., a Texas Limited Partnership (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and (iii) SUP Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and
WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of zero shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and 150,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), being all of the shares of Common Stock and Preferred Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:
1. Agreement to Vote the Owned Shares.
1.1 From and after the date hereof until the Outside Date (as defined below), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, the Stockholder agrees to, and agrees to cause its applicable Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares as follows, unless the board of directors of the Company (the “Board”) has made (and not rescinded or withdrawn) a Change in Recommendation that amounts to a recommendation against item (a)(i) below (in which case the Stockholder will be permitted to vote the Owned Shares with respect to the following matters in any manner it chooses in its sole discretion): (a) in favor of (“for”) (i) the Merger and the adoption of the Merger Agreement and (ii) each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports) and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement and (ii) any Acquisition Proposal (which, for the avoidance of doubt, is not a Superior Proposal or an Acquisition Proposal for which the Board has made (and not rescinded or withdrawn) a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder shall cause all of the Owned Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the matters described in this Section 1 are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters and subject to Section 1.2, the Stockholder does not have any obligation to vote the Owned Shares in any particular manner and, with respect to such other matters (other than the Supported Matters, but subject to Section 1.2), the Stockholder shall be entitled to vote the Owned Shares in its sole discretion.

1.2 Notwithstanding anything in this Agreement to the contrary, the Stockholder shall not be required to vote (or cause to be voted) any of the Owned Shares to amend the Merger Agreement (including any schedule or exhibit thereto), or take any action that would reasonably be expected to result in an amendment or modification of the Merger Agreement, that: (a) decreases (in any amount) the Merger Consideration to be paid to the holders of Shares in connection with the Merger; (b) changes the kind of consideration to be paid to the holders of Shares in connection with the Merger; (c) extends the Termination Date four weeks beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date or (d) imposes any additional restrictions or conditions that would reasonably be expected to impede or delay the consummation of the Merger by the Termination Date (each of the foregoing, an “Adverse Amendment”).
1.3 Additional Documents.
(a) At or prior to the Closing, the Stockholder shall execute and deliver such additional documents and take all such further actions as reasonably required to effect the Stockholder’s receipt of the Preferred Stock Merger Consideration (as defined below), including the equity interests of Parent.
(b) At or prior to the Closing, the Company, the Stockholder and the other applicable parties shall enter into an agreement that provides for customary mutual releases, effective as of the Closing, in form and substance reasonably satisfactory to the parties thereto.
(c) The Stockholder hereby agrees that (i) receipt of the aggregate amount of the Preferred Stock Merger Consideration by the Stockholder shall constitute payment in full for all shares of Preferred Stock owned of record or beneficially by the Stockholder and (ii) at the Effective Time, each certificate and book-entry account formerly representing Series A Preferred Shares shall thereafter represent only the right to receive the Preferred Stock Merger Consideration, and the Stockholder shall cease to have any rights with respect to such Series A Preferred Shares, other than the right to receive the Preferred Stock Merger Consideration in accordance with Section 3.2(h) of the Merger Agreement.
2. Termination.
2.1 Automatic Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) a Fundamental Change (as defined below) (such earliest date, the “Outside Date”); provided that the provisions set forth in Section 1.3 and in Sections 11 through 22 shall survive the termination of this Agreement; provided further that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach. For purposes herein, “Fundamental Change” means (a) the Merger Agreement, the RSA (as defined below) or any other agreement that seeks to or would alter the existing rights of holders of Series A Preferred Shares does not contemplate the holders of Series A Preferred Shares receiving in the aggregate at least (i) 3.5% of the New Common Equity (as defined in the Recapitalization Term Sheet (the “Recap Term Sheet”) attached to the Recapitalization Support Agreement, dated as of July 8, 2025, by and among the Company, each of its subsidiaries and certain other parties thereto (the “RSA”)), without taking into account dilution from equity or equity equivalents issued under the MIP (as defined in the Recap Term Sheet); provided, that, the Existing Term Loan Claims (as defined in the Recap Term Sheet) shall not be converted into Take Back Term Loans (as defined in the Recap Term Sheet) to any extent that would result in (x) the aggregate principal amount of funded debt (excluding, for the avoidance of doubt, unused revolver commitments, undrawn but outstanding letters of credit and obligations in respect of factoring facilities), preferred equity or other securities entitled to recover before the New Common Equity, in each case, of Reorganized Superior, and its subsidiaries immediately following the Effective Time less (y) the aggregate amount of unrestricted cash and cash equivalents of Reorganized Superior and its subsidiaries immediately following the Effective Time, exceeding the Net Leverage Cap (as defined in the Recap Term Sheet), and (ii) an amount equal to (x) the Aggregate Merger Consideration (as defined in the RSA) plus the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs (assuming achievement of applicable performance metrics at the target level) in connection with the Merger, multiplied by (y) two (2), in cash, without interest thereon (the consideration contemplated in the foregoing clauses (i) and (ii), collectively, the “Preferred Stock Merger Consideration”), (b) the RSA has been terminated with respect to the Company or the Consenting Lenders, or (c) one or more proceedings under the United States Bankruptcy Code or other insolvency proceedings are commenced by the Company or its subsidiaries or by one or more other parties with respect to the Company or its subsidiaries that are not dismissed within 30 days of being commenced.
3. Certain Covenants.
3.1 Transfer of Shares. The Stockholder hereby covenants and agrees that, except as contemplated hereby, the Stockholder shall not (a) tender any of the Owned Shares into any tender or exchange offer, (b) directly or indirectly offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding, hedging or other arrangement with respect to the Transfer of, any of the Owned Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any of the Owned Shares into a voting trust or enter into a voting agreement with respect to any of the Owned Shares that is inconsistent with this Agreement, (d) commit or agree to take any of the foregoing actions or (e) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling the Stockholder from performing its obligations under this Agreement in any material respect, in each case other than with respect to a Permitted Transfer; provided, however, that (x) the Stockholder shall give the Company written notice no less than five (5) Business Days prior to the time of such Permitted Transfer stating the name and address of the transferee and identifying the Owned Shares being transferred to the transferee and (y) such transferee shall execute a joinder (in form reasonably satisfactory to the Company) evidencing written agreement to be fully bound by the provisions hereof as if such transferee were an original signatory hereto. Any Transfer in violation of this Section 3.1 shall be void ab initio. If any involuntary Transfer of any of such Stockholder’s Owned Shares shall occur (including, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Owned Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement as if such transferee(s) were the Stockholder. Until the Outside Date, the Stockholder shall maintain sole voting and dispositive power over any Owned Shares of such Stockholder, other than any Owned Shares Transferred after the date hereof in accordance with the prior provisions of this Section 3.1. As used in this Agreement, “Permitted Transfer” shall mean a transfer of Owned Shares by the Stockholder to an Affiliate of the Stockholder, in each case, other than any portfolio company of the Stockholder.
3.2 Additional Owned Shares; Share Dividends. The Stockholder agrees that any of the Common Stock or Preferred Stock (or other voting securities of the Company or any other securities exchangeable for, or convertible into, Common Stock or any other voting securities of the Company, including any time-based restricted stock units, performance-based restricted stock units or any other equity awards issued pursuant to the Company Stock Plan) that the Stockholder purchases or with respect to which the Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Owned Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Owned Shares (it being understood, for the avoidance of doubt, that any such New Owned Shares shall be subject to the terms of this Agreement as though such New Owned Shares were owned by the Stockholder on the date hereof). For the avoidance of doubt, all references to “Owned Shares” contained herein shall be deemed to also include all “New Owned Shares”, if any. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Owned Shares, the terms “Owned Shares”, “New Owned Shares” and “Common Stock” shall be deemed to refer to and include such shares or interests as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.
3.3 Disclosure. The Stockholder hereby consents to (a) the filing of this Agreement by the Company in the Proxy Statement or other disclosure documents, including any Form 8-K filed by the Company in connection with the execution of the Merger Agreement, required by applicable Law to be filed with the SEC, NYSE or any other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby and (b) the publication and disclosure by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC, NYSE or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of the Stockholder’s identity and ownership, this Agreement and the nature of the Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure. As promptly as practicable after obtaining knowledge thereof, the Stockholder shall notify the Company of any required corrections with respect to such information previously supplied by the Stockholder to the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.
4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:
4.1 The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of Texas. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by its board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
4.2 The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.3 No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.4 The Stockholder is the record and beneficial owner of the Owned Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement.
4.5 Except for the representations and warranties of the Stockholder contained in this Section 4, the Stockholder is not making and has not made, and no other Person is making or has made on behalf of the Stockholder, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Stockholder nor any Person on behalf of the Company is making any express or implied representation or warranty with respect to the Stockholder or any of its Affiliates or with respect to any other information made available to the Company in connection with the transactions contemplated by this Agreement.
5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:
5.1 The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Board) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
5.2 The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the Company Certificate of Incorporation or Company Bylaws or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.
5.3 No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Entity or any other Person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Company of its obligations under this Agreement.
6. Waiver. The Stockholder hereby irrevocably (a) waives, to the fullest extent of the Law, and agrees not to assert any appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit A, with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Merger Sub, Parent, or any of their respective successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Merger) or (ii) alleging breach of fiduciary duty by any member of the Board in connection with the negotiation and entry into the Merger Agreement, this Agreement or any other agreement or the transactions expressly contemplated thereby or hereby. The Stockholder further (w) waives any and all rights to receive any and all dividends to which the Stockholder would otherwise be entitled to receive under Section 3 (Dividends) of the Certificate of Designations, Preferences and Rights of Series A Perpetual Convertible Preferred Stock and Series B Perpetual Convertible Preferred Stock, dated as of May 22, 2017, of the Company (the “Certificate of Designations”), from the date of this Agreement and until the earlier to occur of the Effective Time or the valid termination of this Agreement, (x) waives any and all rights and remedies in connection with or related to the Merger (and any other transactions entered into by the Company in connection therewith, including the transactions contemplated by the Subscription Agreement), and/or the incurrence of indebtedness under the Existing Credit Agreements it may have, including those arising under the Certificate of Designations and the Investor Rights Agreement, dated as of May 22, 2017, between the Company and TPG Growth III Sidewall, L.P. (the “IRA”), including Sections 3 (Dividends), 8 (Redemption at Option of Holder), 12 (Notices) and 20 (No Impairment) of the Certificate of Designations and Sections 4 (Preemptive Rights) and 6(a) (Additional Agreements) of the IRA and applicable law until the valid termination of this Agreement, provided that nothing contained herein shall constitute a waiver of any rights or remedies the Stockholder may have under the Merger Agreement (including the right to receive the consideration set forth therein), this Agreement or any other agreements or transactions entered into by Stockholder related thereto., and (y) consents to the Company’s entry into the Merger Agreement and the Existing Credit Agreements and the transactions contemplated thereby.
7. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Outside Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Owned Shares in violation of this Agreement; provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Outside Date.
8. Further Assurances. The Stockholder and the Company shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Board may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
9. Legal Fees. At or prior to signing of this Agreement, the Company shall pay the accrued and unpaid, reasonable and documented fees and expenses of Kirkland & Ellis LLP and Kirkland & Ellis International LLP, as counsel to the Shareholder, in each case incurred in connection with the Transaction (as defined in the RSA) (which, for the avoidance of doubt, shall include reasonable and documented fees and expenses incurred in connection with review and negotiation of the RSA, the Recap Term Sheet, the Merger Agreement, and this Agreement), subject in all respects to the TPG Counsel Fee Cap and the Repayment Obligation (each as defined in the Recap Term Sheet).

10. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of nondelivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to the Stockholder:

[redacted]

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP
333 W. Wolf Point Plaza
Chicago, IL 60654
Attention:	Chad J. Husnick, P.C.
David R. Gremling
Email:	chad.husnick@kirkland.com
dave.gremling@kirkland.com

if to the Company:

Superior Industries International, Inc.
26600 Telegraph Road Suite #400
Southfield, Michigan 48033
Attention:	David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Email:	[redacted]

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Michael J. Aiello; Amanda Fenster
Email:	michael.aiello@weil.com; amanda.fenster@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
11. Interpretation. The section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The Company and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement, and the parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
12. Entire Agreement. This Agreement and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
13. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
14. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (d) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (e) consents to service being made through the notice procedures set forth in Section 10. Each of the Company and the Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
15. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

16. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not timely perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Stockholder would have entered into this Agreement.
17. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party under this Agreement or for any Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against the Stockholder, in no event shall the Company or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
18. Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction or arbitral panel finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
19. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
20. Amendment. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
21. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any of the Owned Shares. All ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder, and, except as otherwise provided herein, the Company shall have no authority to direct the Stockholder in the voting or disposition of any of the Owned Shares.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

TPG GROWTH III SIDEWALL, L.P.

By:	TPG Growth Gen Par III, L.P., its general partner

By:	TPG Growth Gen Par III Advisors, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name: Majdi Abulaban
Title: President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

EXHIBIT A

SECTION 262 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE
§ 262. Appraisal rights For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c.98, § 16.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.
8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c. 265, §§ 8-11; 81 Del. Laws, c. 354, §§ 9, 10, 17; 82 Del. Laws, c. 45, § 15; 82 Del. Laws, c. 256, § 15; 83 Del. Laws, c. 377, § 9; 84 Del. Laws, c. 98, § 9.

Annex C

Final Form
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of [•], 2025, is entered into by and between Superior Industries International, Inc., a Delaware corporation (the “Company”), and [•], a [•] (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) SUP Parent Holdings, LLC, a Delaware limited liability company (“Parent”), and (iii) SUP Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and
WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of [•] shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:
1. Agreement to Vote the Owned Shares.
1.1 From and after the date hereof until the Outside Date (as defined below), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, the Stockholder agrees to, and agrees to cause its applicable Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares as follows, unless the board of directors of the Company (the “Board”) has made (and not rescinded or withdrawn) a Change in Recommendation that amounts to a recommendation against item (a)(i) below (in which case the Stockholder will be permitted to vote the Owned Shares with respect to the following matters in any manner it chooses in its sole discretion): (a) in favor of (“for”) (i) the Merger and the adoption of the Merger Agreement and (ii) each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports) and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement and (ii) any Acquisition Proposal (which, for the avoidance of doubt, is not a Superior Proposal or an Acquisition Proposal for which the Board has made (and not rescinded or withdrawn) a Change in Recommendation) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder shall cause all of the Owned Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the matters described in this Section 1 are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters and subject to Section 1.2, the Stockholder does not have any obligation to vote the Owned Shares in any particular manner and, with respect to such other matters (other than the Supported Matters, but subject to Section 1.2), the Stockholder shall be entitled to vote the Owned Shares in its sole discretion.

1.2 Notwithstanding anything in this Agreement to the contrary, the Stockholder shall not be required to vote (or cause to be voted) any of the Owned Shares to amend the Merger Agreement (including any schedule or exhibit thereto), or take any action that would reasonably be expected to result in an amendment or modification of the Merger Agreement, that: (a) decreases (in any amount) the Merger Consideration to be paid to the holders of Shares in connection with the Merger; (b) changes the kind of consideration to be paid to the holders of Shares in connection with the Merger; (c) extends the Termination Date four weeks beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Termination Date or (d) imposes any additional restrictions or conditions that would reasonably be expected to impede or delay the consummation of the Merger by the Termination Date (each of the foregoing, an “Adverse Amendment”).
2. Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms (such earliest date, the “Outside Date”); provided that the provisions set forth in Sections 11 through 22 shall survive the termination of this Agreement; provided further that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach.
3. Certain Covenants of the Stockholder.
3.1 Transfer of Shares. The Stockholder hereby covenants and agrees that, except as contemplated hereby, the Stockholder shall not (a) tender any of the Owned Shares into any tender or exchange offer, (b) directly or indirectly offer, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding, hedging or other arrangement with respect to the Transfer of, any of the Owned Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any of the Owned Shares into a voting trust or enter into a voting agreement with respect to any of the Owned Shares that is inconsistent with this Agreement, (d) commit or agree to take any of the foregoing actions or (e) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of delaying, preventing or disabling the Stockholder from performing its obligations under this Agreement in any material respect, in each case other than with respect to a Permitted Transfer; provided, however, that (x) the Stockholder shall give the Company written notice no less than five (5) Business Days prior to the time of such Permitted Transfer stating the name and address of the transferee and identifying the Owned Shares being transferred to the transferee and (y) such transferee shall execute a joinder (in form reasonably satisfactory to the Company) evidencing written agreement to be fully bound by the provisions hereof as if such transferee were an original signatory hereto. Any Transfer in violation of this Section 3.1 shall be void ab initio. If any involuntary Transfer of any of such Stockholder’s Owned Shares shall occur (including, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Owned Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement as if such transferee(s) were the Stockholder. Until the Outside Date, the Stockholder shall maintain sole voting and dispositive power over any Owned Shares of such Stockholder, other than any Owned Shares Transferred after the date hereof in accordance with the prior provisions of this Section 3.1. As used in this Agreement, “Permitted Transfer” shall mean a transfer of Owned Shares by the Stockholder to an Affiliate of the Stockholder[, in each case, other than any portfolio company of the Stockholder].
3.2 Additional Owned Shares; Share Dividends. The Stockholder agrees that any of the Common Stock (or other voting securities of the Company or any other securities exchangeable for, or convertible into, Common Stock or any other voting securities of the Company, including any time-based restricted stock units, performance-based restricted stock units or any other equity awards issued pursuant to the Company Stock Plan) that the Stockholder purchases or with respect to which the Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Owned Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Owned Shares (it being understood, for the avoidance of doubt, that any such New Owned Shares shall be subject to the terms of this Agreement as though such New Owned Shares were owned by the Stockholder on the date hereof). For the avoidance of doubt, all references to “Owned Shares” contained herein shall be deemed to also include all “New Owned Shares”, if any. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Owned Shares, the terms “Owned Shares”, “New Owned Shares” and “Common Stock” shall be deemed to refer to and include such shares or interests as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.
3.3 Disclosure. The Stockholder hereby consents to (a) the filing of this Agreement by the Company in the Proxy Statement or other disclosure documents, including any Form 8-K filed by the Company in connection with the execution of the Merger Agreement, required by applicable Law to be filed with the SEC, NYSE or any other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby and (b) the publication and disclosure by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC, NYSE or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of the Stockholder’s identity and ownership, this Agreement and the nature of the Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure. As promptly as practicable after obtaining knowledge thereof, the Stockholder shall notify the Company of any required corrections with respect to such information previously supplied by the Stockholder to the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.
4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:
4.1 [The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of [•]]. [The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by its board of directors or applicable corporate bodies)] [The Stockholder has all necessary power, authority and legal capacity] to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby[, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement]. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
4.2 The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (i) [conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (ii)] conflict with or result in a violation or breach of any applicable Law, [(ii)][(iii)] require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or [(iv)] result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses [(ii), (iii) and (iv)] above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.3 No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.
4.4 The Stockholder is the record and beneficial owner of the Owned Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement.
4.5 Except for the representations and warranties of the Stockholder contained in this Section 4, the Stockholder is not making and has not made, and no other Person is making or has made on behalf of the Stockholder, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Stockholder nor any Person on behalf of the Company is making any express or implied representation or warranty with respect to the Stockholder or any of its Affiliates or with respect to any other information made available to the Company in connection with the transactions contemplated by this Agreement.
5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:
5.1 The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Board) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
5.2 The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the Company Certificate of Incorporation or Company Bylaws or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.
5.3 No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Entity or any other Person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Company of its obligations under this Agreement.
6. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of the Stockholder or any of its Affiliates (i) who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders (including, for the avoidance of doubt, with respect to any actions taken by the Stockholder in respect of the exercise of any rights or obligations of the Company or the board of directors of the Company pursuant to, and in accordance with, Section 6.2 (Acquisition Proposals) of the Merger Agreement) or (ii) to take any action in any capacity other than as a stockholder of the Company.
7. Waiver. The Stockholder hereby (a) irrevocably waives, to the fullest extent of the Law, and agrees not to assert any appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit A, with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Merger Sub, Parent, or any of their respective successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Merger) or (ii) alleging breach of fiduciary duty by any member of the Board in connection with the negotiation and entry into the Merger Agreement, this Agreement or any other agreement or the transactions expressly contemplated thereby or hereby.
8. Spousal Consent. If the Stockholder is a married individual and any of his or her Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, the Stockholder shall deliver to the Company, concurrently herewith, a duly executed consent of the Stockholder’s spouse, in the form attached hereto as Exhibit B.
9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Outside Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Owned Shares in violation of this Agreement; provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Outside Date.
10. Further Assurances. The Stockholder and the Company shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Board may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
11. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of nondelivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to the Stockholder:

[•]
[•] Attention:	[•]
Email:	[•]

with copies to (which shall not constitute notice):

[•]
[•] Attention:	[•]
Email:	[•]

if to the Company:

Superior Industries International, Inc. 26600 Telegraph Road Suite #400 Southfield, Michigan 48033
Attention:	David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Email:	[redacted]

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Michael J. Aiello; Amanda Fenster
Email:	michael.aiello@weil.com; amanda.fenster@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
12. Interpretation. The section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The Company and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement, and the parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
13. Entire Agreement. This Agreement and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
14. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
15. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (d) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (e) consents to service being made through the notice procedures set forth in Section 11. Each of the Company and the Stockholder hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 11 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
16. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
17. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not timely perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Stockholder would have entered into this Agreement.
18. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party under this Agreement or for any Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against the Stockholder, in no event shall the Company or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
19. Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction or arbitral panel finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
20. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
21. Amendment. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
22. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any of the Owned Shares. All ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder, and, except as otherwise provided herein, the Company shall have no authority to direct the Stockholder in the voting or disposition of any of the Owned Shares.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

[STOCKHOLDER]

By:

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

EXHIBIT A

SECTION 262 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE
§ 262. Appraisal rights For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c.98, § 16.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.
8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c. 265, §§ 8-11; 81 Del. Laws, c. 354, §§ 9, 10, 17; 82 Del. Laws, c. 45, § 15; 82 Del. Laws, c. 256, § 15; 83 Del. Laws, c. 377, § 9; 84 Del. Laws, c. 98, § 9.

Exhibit B

SPOUSAL CONSENT
The undersigned represents that the undersigned is the spouse of:         and that the undersigned is familiar with the terms of the Voting and Support Agreement (the “Agreement”), entered into as of [•], 2025, by and among Superior Industries International, Inc., a Delaware corporation (the “Company”) and the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: , 2025
Name:

Annex D

Execution Version
RECAPITALIZATION SUPPORT AGREEMENT
This RECAPITALIZATION SUPPORT AGREEMENT (together with all exhibits, schedules, and attachments hereto, as each may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of July 8, 2025, is entered into by and among:
(a)	Superior Industries International, Inc. (“Superior”) and each of its subsidiaries (together with Superior, collectively, the “Company” and each a “Company Party”); and
(b)
the beneficial and record owners (or nominees, investment managers, advisors or subadvisors for, or subaccount or funds of, the beneficial owners or record owners, as applicable) of Term Loan Obligations (as defined below), in each case, as identified on the signature pages hereto or that have executed a Joinder Agreement (as defined below) (the “Consenting Term Loan Lenders”).

Subject to Section 3 hereof, the Company and each Consenting Term Loan Lender are referred to herein collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Recapitalization Term Sheet (as defined below).
RECITALS
WHEREAS, the Parties have engaged in arm’s-length, good faith discussions regarding a comprehensive recapitalization of the Company;
WHEREAS, the Parties have agreed to a transaction (the “Transaction”) involving (i) the partial equitization of the term loans under the Existing Credit Agreement and (ii) a recapitalization of the Company, subject to the terms and conditions of this Agreement and the terms set forth in the term sheet attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Recapitalization Term Sheet”);
WHEREAS, the Company intends to implement the Transaction on either (i) a consensual out-of-court basis (the “Out-of-Court Structure”), without recourse to proceedings under title 11 of the United States Code (the “Bankruptcy Code”) or (ii) an in-court basis (the “Chapter 11 Structure”) through prepackaged or prearranged cases for Superior and certain other Company Parties, if any (collectively, the “Debtors”), under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in a United States Bankruptcy Court where venue is appropriate for the Chapter 11 Cases and as determined in consultation with the Requisite Consenting Term Loan Lenders (the “Bankruptcy Court”);
WHEREAS, it is contemplated that, as described in the Recapitalization Term Sheet, the Transaction shall be implemented through (i) an Out-of-Court Structure or (ii) a Plan (as defined below), including a solicitation of votes thereon (the “Solicitation”), as part of the Chapter 11 Cases, in each case, in accordance with this Agreement and the terms set forth in the Recapitalization Term Sheet;
WHEREAS, as of the date hereof, the Consenting Term Loan Lenders are the lenders of record of, and are the sole beneficial owners of, in the aggregate, 100% of the aggregate outstanding principal amount of the Term Loan Obligations; and
WHEREAS, the Parties desire to express to each other their mutual support and commitment specifically as set forth in the Recapitalization Term Sheet and this Agreement.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1. Certain Definitions. The following terms used in this Agreement shall have the following definitions:
(a)	“Ad Hoc Term Loan Lender Group” means the ad hoc group of certain holders of Term Loan Obligations represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP.
(b)	“Administrative Agent” means Oaktree Fund Administration, LLC, as administrative agent under the Existing Credit Agreement.

(c)	“Affiliate” means “Affiliate” as defined in the Merger Agreement.
(d)
“Alternative Transaction” means any new money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, winding up, assignment for the benefit of creditors, debt investment, equity investment, joint venture, partnership, sale, plan proposal, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving the Company or the debt, equity, or other interests in any one or more Company Party that, in each case, is not the Transaction. For the avoidance of doubt, the Merger shall not constitute an Alternative Transaction.

(e)	“Board” means the board of directors of Superior.
(f)
“Bridge Loan Obligations” means, without duplication, (a) the “Obligations” as defined in the Existing Credit Agreement solely related to the Amendment No. 2 Delayed Draw Term Loans and (b) any incremental “Obligations” as defined in and under the Existing Credit Agreement incurred by the Company with respect to additional Amendment No. 2 Delayed Draw Term Loans or any other tranche of Loans under the Existing Credit Agreement following the Support Effective Date.

(g)	“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, NY are authorized or required by law or executive order to close.
(h)	“Certificate of Designations” means “Certificate of Designations” as defined in the TPG Voting Agreement.
(i)	“Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, as against the Company Parties.
(j)	“Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent under the Existing Credit Agreement.
(k)
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases and, as applicable, approving the Disclosure Statement and Solicitation, that is reasonably acceptable to the Requisite Consenting Term Loan Lenders.

(l)	“Consenting Parties” means, collectively, the Consenting Term Loan Lenders and, solely during the TPG Support Period, TPG.
(m)	“Consenting Party Advisors” means, collectively, the Consenting Term Loan Lender Advisors and, solely during the TPG Support Period, TPG Counsel.
(n)	“Consenting Term Loan Lender Advisors” means, collectively, (i) the Consenting Term Loan Lender Counsel and (ii) Riveron RTS, LLC, as financial advisor to the Ad Hoc Term Loan Lender Group.
(o)	“Consenting Term Loan Lender Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Ad Hoc Term Loan Lender Group.
(p)	“DIP Financing” shall mean “DIP Facility” as such term is defined in the Recapitalization Term Sheet.
(q)	“DIP Obligations” shall mean “DIP Facility Claims” as such term is defined in the Recapitalization Term Sheet.
(r)
“DIP Orders” shall mean (i) the interim order authorizing the Debtors’ use of cash collateral and approving the DIP Financing (if any) and (ii) the final order authorizing the Debtors’ use of cash collateral and approving the DIP Financing (if any), in each case reasonably acceptable to the Requisite Consenting Term Loan Lenders.

(s)	“Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto.
(t)	“Disclosure Statement Order” means the order approving the Disclosure Statement and the Solicitation Materials that is reasonably acceptable to the Requisite Consenting Term Loan Lenders.

(u)
“Effective Time” means (i) the time at which all conditions to the effectiveness of the Plan (in the event that the Transaction is implemented through a Chapter 11 Structure) have been satisfied or waived in accordance with the terms thereof and the Plan is consummated or (ii) the “Effective Time,” as such term is defined in the Merger Agreement (in the event that the Transaction is implemented through an Out-of-Court Structure).

(v)	“Entity” means an “entity,” as defined in section 101(15) of the Bankruptcy Code.
(w)	“Existing Common Equity” means the shares of common stock, par value $0.01 per share, of Superior, issued and outstanding as of immediately prior to the Effective Time.
(x)
“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 14, 2024 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among Superior, as borrower, the Administrative Agent, the Collateral Agent, and the lenders from time to time party thereto.

(y)	“Existing Credit Agreement Agents” means, collectively, the Administrative Agent and the Collateral Agent.
(z)	“Existing Preferred Equity” means the shares of preferred stock, par value $0.01 per share, of Superior, issued and outstanding as of immediately prior to the Effective Time.
(aa)
“Existing Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 15, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), among Superior, as borrower, the other borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, lender and issuing bank, and the other lenders and issuing banks from time to time party thereto.

(bb)	“Existing Revolving Credit Agreement Amendment” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(cc)	“Existing Revolving Credit Facility” means the revolving credit facility under the Existing Revolving Credit Agreement.
(dd)
“First Day Pleadings” means the substantive “first day” pleadings, including all orders pursuant thereto, that the Debtors determine are necessary or desirable to file with the Bankruptcy Court to seek various relief in connection with the commencement of the Chapter 11 Cases, including the orders relating thereto.

(ee)	“In-Court Preferred Shareholder Equity Distribution” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(ff)
“Interest” means any equity interest of the Company, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instrument, evidencing any fixed or contingent ownership interest in the Company, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Company, that existed immediately prior to the Effective Time.

(gg)	“Merger” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(hh)	“Merger Agreement” means the merger agreement attached hereto as Exhibit D (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof).
(ii)	“Merger Sub” means “Merger Sub” as defined in the Merger Agreement.
(jj)	“New Equity” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(kk)
“New Organizational Documents” means the forms of certificates of incorporation, certificates of formation, bylaws, limited liability company agreements, and other forms of organizational documents, as applicable, of Superior TopCo, which shall contain the terms set forth on the term sheet annexed hereto as Exhibit E (the “Governance Term Sheet”) in the event that the Transaction is implemented through the Out-of-Court Structure and shall contain substantially similar terms to those set forth on the Governance Term Sheet with any necessary conforming changes to account for the Chapter 11 Structure in the event that the Transaction is implemented through the Chapter 11 Structure.
(ll)	“New Revolving Credit Facility” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(mm)	“Other Term Loan Obligations” means the “Obligations” as defined in the Existing Credit Agreement, other than those constituting Bridge Loan Obligations.
(nn)	“Out-of-Court Milestones” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(oo)	“Out-of-Court Preferred Shareholder Equity Distribution” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(pp)	“Parent” means “Parent” as defined in the Merger Agreement.
(qq)
“Permitted TPG Transfer” means a Transfer (as defined below) of any of TPG’s Claims or Interests, including the Owned Shares (as defined below), by TPG to an Affiliate of TPG, in each case other than any portfolio company of TPG, and provided that, in each case, (x) TPG gives the Company written notice no less than five (5) Business Days prior to the time of such Transfer stating the name and address of the transferee and identifying the Claims and/or Interests being transferred to the transferee and (y) such transferee executes a joinder (in substantially the form of the TPG Joinder) evidencing written agreement to be fully bound by the provisions hereof as if such transferee were an original signatory to the TPG Joinder.

(rr)
“Plan” means, in the event that the Transaction is implemented through a Chapter 11 Structure, the prepackaged or prearranged chapter 11 plan of reorganization for the Debtors implementing the Transaction, including all appendices, exhibits, schedules, and supplements thereto, as may be modified from time to time in accordance with the terms hereof and thereof.

(ss)	“Petition Date” means the date on which the Chapter 11 Cases, if any, are commenced.
(tt)
“Qualified Marketmaker” means an Entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims against or Interests in the Company Parties (or enter with customers into long and short positions in Claims against or Interests in the Company Parties), in its capacity as a dealer or marketmaker in Claims against or Interests in the Company Parties and (ii) is, in fact, regularly in the business of making a market in claims against or interests in issuers or borrowers (including debt securities or other debt).

(uu)	“Recapitalization Term Sheet” shall have the meaning ascribed to it in the Recitals.
(vv)	“Requisite Consenting Parties” means, as of the date of determination, the Requisite Consenting Term Loan Lenders and, solely during the TPG Support Period, TPG.
(ww)	“Requisite Consenting Term Loan Lenders” means, as of the date of determination, the Required Lenders (as such term is defined in the Existing Credit Agreement).
(xx)
“Restructuring Proceeding” means the appointment of an administrator, liquidator, provisional liquidator, bankruptcy or proposal trustee, receiver, administrative receiver, or similar officer in respect of any Company Party, or the winding up, liquidation, provisional liquidation, dissolution, administration, reorganization, composition, compromise, or arrangement of or with any Company Party, or any equivalent or analogous appointment or proceedings under the law of any other jurisdiction.

(yy)	“Revolving Lenders” means the lenders party to the Existing Revolving Credit Agreement.
(zz)	“SEC” means the U.S. Securities and Exchange Commission.
(aaa)	“Solicitation Materials” means collectively, the Disclosure Statement and the related solicitation materials.

(bbb)	“Subject Contracts” means the Contracts set forth on Section 7.2(e) of the Company Disclosure Letter (each as defined in the Merger Agreement).
(ccc)	“Subscription Agreement” means that certain Subscription Agreement, by and between Superior and SUP Parent Holdings, LLC, a Delaware limited liability company.
(ddd)	“Superior TopCo” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(eee)	“Support Period” means the period commencing on the Support Effective Date and ending on the date on which this Agreement is terminated in accordance with Section 9.
(fff)	“Take Back Term Loans” shall have the meaning ascribed to it in the Recapitalization Term Sheet.
(ggg)	“Term Loan Lenders” means the lenders party to the Existing Credit Agreement.
(hhh)	“Term Loan Obligations” means the Bridge Loan Obligations and the Other Term Loan Obligations.
(iii)	“TPG” means TPG Growth III Sidewall, L.P.
(jjj)	“TPG Counsel” means Kirkland & Ellis LLP and Kirkland & Ellis International LLP.
(kkk)	“TPG Joinder Agreement” means the joinder agreement attached hereto as Exhibit C.
(lll)	“TPG Joinder Effective Time” means the “Joinder Effective Time” as defined in the TPG Joinder Agreement.
(mmm)	“TPG Support Period” means the period commencing upon the TPG Joinder Effective Time and ending on the date on which this Agreement is terminated as to TPG in accordance with Section 9.
(nnn)	“TPG Voting Agreement” means that certain Voting and Support Agreement, by and between the Superior and TPG.
(ooo)	“Voting Deadline” means the deadline to submit votes to accept or reject the Plan.
(ppp)	“Weil” means Weil Gotshal & Manges LLP, as counsel to the Company Parties.
2. Support Effective Date. Subject to Section 3 hereof, this Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date (such date, the “Support Effective Date”) that this Agreement has been executed by (a) Superior and (b) the Consenting Term Loan Lenders holding, in aggregate, all of the aggregate outstanding principal amount of the Term Loan Obligations.
3. TPG Joinder Effective Time. This Agreement shall become effective as to, and the obligations contained herein shall become binding upon, TPG solely upon and after the TPG Joinder Effective Time. During the TPG Support Period, TPG shall be, and shall be deemed to be, a “Party” and one of the “Parties” for all purposes under this Agreement.
4. Transaction Terms; Exhibits; Recapitalization Term Sheet. The Recapitalization Term Sheet contains the material terms and conditions of the Transaction, which shall be incorporated into the Definitive Documents. Each of the exhibits attached hereto, including the Recapitalization Term Sheet, and any schedules or exhibits to such exhibits (collectively, the “Exhibits and Schedules”) are expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. In the event of any inconsistency between the terms of this Agreement (excluding the Exhibits and Schedules) and the Exhibits and Schedules, the Exhibits and Schedules shall govern. In the event of any inconsistency between the terms of this Agreement (including the Exhibits and Schedules) and the Definitive Documents, as applicable, the terms of the Definitive Documents shall govern.
5. Definitive Documents; Bankruptcy Process.
(a)
The definitive documents and agreements related to or otherwise utilized to implement, effectuate, or govern the Transaction (collectively, the “Definitive Documents”) shall include (i) the New Organizational Documents, (ii) all necessary documentation to effect the issuance of the New Equity, (iii) all necessary documentation to effect the conversion of such amount of Other Term Loan Obligations as set forth in the Recapitalization Term Sheet to Take Back Term Loans, (iv) all necessary documentation to effect the exchange of any Other Term Loan Obligations not converted to Take Back Term Loans for New Equity, (v) all necessary documentation to effect the conversion of the Bridge

Loan Obligations (in the event that the Transaction is implemented through an Out-of-Court Structure) to Take Back Term Loans, (vi) all necessary documentation to effect the conversion of the DIP Obligations, if applicable (in the event that the Transaction is implemented through a Chapter 11 Structure) to Take Back Term Loans, if applicable, (vii) all necessary documentation to effect the amendment and restatement of the Existing Credit Agreement (or a new credit agreement) and all other necessary documentation to effect the issuance of the Take Back Term Loans, (viii) all necessary documentation to effect the Merger (in the event that the Transaction is implemented through an Out-of-Court structure), (ix) all necessary documentation to effect the retirement, cancelation, release, and extinguishment of the Existing Preferred Equity and the Existing Common Equity, respectively, (x) all necessary documentation to effect the exchange of the Existing Preferred Equity for the Out-of-Court Preferred Shareholder Equity Distribution (in the event that the Transaction is implemented through an Out-of-Court Structure) or the Chapter 11 Preferred Shareholder Equity Distribution (in the event that the Transaction is implemented through a Chapter 11 Structure), (xi) the TPG Voting Agreement and all other voting support agreements between the Company and holders of Existing Common Equity, (xii) the Subscription Agreement, (xiii) the Subject Contracts, (xiv) the Existing Revolving Credit Agreement Amendment, (xv) all necessary documentation to effect a New Revolving Credit Facility, as applicable, (xvi) all necessary documentation relating to any additional or incremental financing, (xvii) in the event that the Transaction is implemented through a Chapter 11 Structure, the First Day Pleadings, any other material pleadings, motions, and proposed orders filed by the Debtors, the Plan, the Confirmation Order, any motion or other pleadings related to the Plan or confirmation of the Plan, the Solicitation Materials and the motion (and proposed order) seeking approval of the Solicitation Materials, and any documents memorializing the DIP Financing and the DIP Orders and any motion or pleadings related thereto (collectively, the “Chapter 11 Pleadings”), and (xviii) any amendments, supplements, exhibits, schedules, appendices, or modifications to any of the documents identified in the foregoing clauses in (i)–(xvii).
(b)
The Definitive Documents not executed on or prior to the Support Effective Date or in a form attached to this Agreement shall, after the Support Effective Date, remain subject to negotiation and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent in all respects with the terms of this Agreement and otherwise shall be in form and substance reasonably acceptable to the Company and to the Requisite Consenting Term Loan Lenders; provided, that, solely during the TPG Support Period, the provisions of the Definitive Documents specifying the Out-of-Court Preferred Shareholder Equity Distribution or the In-Court Preferred Shareholder Equity Distribution shall additionally be reasonably acceptable to TPG.

(c)	Commencement of Chapter 11 Cases; Chapter 11 Milestones.
(i)
Subject to the consent of the Requisite Consenting Term Loan Lenders, the Transaction shall be implemented through a Chapter 11 Structure if reasonably necessary or desirable to effectuate and consummate the Transaction, in the event that (A) the Merger Agreement has been terminated or (B) the Out-of-Court Milestones have not been satisfied by the Company or otherwise extended or waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders.

(ii)
If the Merger Agreement has been terminated or the Company fails to satisfy an Out-of-Court Milestone during the Support Period and such milestone has neither been extended nor waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders, each Debtor shall file with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases by no later than the date that is fifteen (15) Business Days following the termination of the Merger Agreement or the Company’s failure to satisfy such Out-of-Court Milestone, respectively (the “Commencement Deadline”).

(iii)
If the Transaction is implemented through a Chapter 11 Structure, the following milestones shall apply to this Agreement unless extended or waived in writing (with email among counsel being sufficient) by the Requisite Consenting Term Loan Lenders (the “Chapter 11 Milestones”):

a)	In the event of prepackaged Chapter 11 Cases, no later than seven Business Days prior to the Petition Date, the Company shall commence the Solicitation;
b)	In the event of prepackaged Chapter 11 Cases, no later than two Business Days prior to the Petition Date, the Company shall complete the Solicitation;
c)	No later than the Commencement Deadline, the Petition Date shall have occurred;
d)
In the event of prepackaged or prearranged Chapter 11 Cases, no later than one day after the Petition Date, the Debtors shall have filed the Plan, Disclosure Statement, and motion seeking approval of the DIP Financing, if applicable;

e)	No later than five days after the Petition Date, the Bankruptcy Court shall have entered an interim DIP Order, if applicable;
f)	No later than 30 days after the Petition Date, the Bankruptcy Court shall have entered a final DIP Order, if applicable; and
g)
(1) In the event of prepackaged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and the Disclosure Statement Order, or (2) in the event of prearranged Chapter 11 Cases, no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order, and no later than 120 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order.

6. Agreements of Consenting Term Loan Lenders.
(a)
Voting; Support. Each Consenting Term Loan Lender (severally and not jointly) agrees that, for the duration of the Support Period applicable to such Consenting Term Loan Lender, such Consenting Term Loan Lender shall:

(i)
in the event that the Transaction is implemented through a Chapter 11 Structure, (A) timely vote or cause to be voted any and all of its Claims and Interests to accept the Plan, to the extent it is entitled to vote on the Plan, by delivering or causing to be delivered its duly authorized, executed, and completed ballot or ballots, and elect to opt in to or not opt out of, as applicable and to the extent it is permitted to make such an election under the Plan, the releases set forth in the Plan on a timely basis, and, in any event, in each case within four (4) Business Days following the later of (x) commencement of the Solicitation and (y) its receipt of the Solicitation Materials; (B) not change or withdraw (or cause or direct to be changed or withdrawn) any such vote or election described in the foregoing clause (A); provided, however, that notwithstanding anything in this Agreement to the contrary, a Consenting Term Loan Lender, effective immediately upon written notice to Superior (with email among counsel being sufficient), may withhold, change, or withdraw (or cause to be withheld, changed, or withdrawn) its vote or election (and, upon such withdrawal, such vote or election shall be deemed void ab initio) at any time following (and solely in the event of) the termination of this Agreement pursuant to Section 9 with respect to such Consenting Term Loan Lender; (C) timely vote (or cause to be voted) any and all of its Claims or Interests, as applicable, against any Alternative Transaction, if solicited; and (D) not object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of and entry of orders regarding the Definitive Documents (including the DIP Orders and the Disclosure Statement), or the confirmation and consummation of the Plan and the Transaction;

(ii)	negotiate and cooperate in good faith with the other Parties with respect to the pursuit, approval, execution, delivery, implementation, and consummation of the Transaction, negotiate in good faith with the other Parties the form of Definitive Documents not executed or in a form attached to this Agreement as of the Support Effective Date, and execute and deliver the Definitive Documents (when in final form and to the extent it is required to be a party thereto);
(iii)
use commercially reasonable efforts to timely take all actions, to the extent practicable and consistent with the terms of this Agreement, that are reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement,

(iv)
not directly or indirectly, through any Entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Transaction or any action or agreement that could reasonably be expected to result in or constitute an Alternative Transaction;

(v)
not direct the Existing Credit Agreement Agents in relation to its Claims to take any action inconsistent with such Consenting Term Loan Lender’s obligations under this Agreement and, if any Existing Credit Agreement Agent in relation to its Claims takes any action inconsistent with such Consenting Term Loan Lender’s obligations under this Agreement, such Consenting Term Loan Lender shall use its commercially reasonable efforts to cause and direct (if reasonably requested by the Company) such Existing Credit Agreement Agent to cease, withdraw, and refrain from taking any such action;

(vi)	not object to, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede, the Transaction; and
(vii)
to the extent any legal, structural or other impediment arises that would prevent, hinder, or delay the consummation of the Transaction, negotiate in good faith appropriate additional or alternative provisions to address any such impediment; and

(viii)	promptly provide written notice to the Company of a breach of this Agreement by any Party of which such Consenting Term Loan Lender has actual knowledge.
(b)
Transfers. Each Consenting Term Loan Lender agrees that, for the duration of the Support Period, such Consenting Term Loan Lender shall not tender, sell, transfer, exchange, encumber, loan, issue, pledge, hypothecate, assign, or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Claims or Interests, as applicable, or any option thereon or any right or interest therein or any other claims against or interests in the Company (including grant any proxies or powers of attorney, deposit any Claims against or Interests into a voting trust, or entry into a voting agreement with respect to any such Claims or Interests), unless the transferee thereof either (i) is a Consenting Term Loan Lender or (ii) at or before the time of such Transfer executes a joinder agreement, the form of which is attached hereto as Exhibit B (the “Joinder Agreement”), and agrees to be bound by all of the terms of this Agreement applicable to Consenting Term Loan Lenders (including with respect to any and all Claims, Interests, or other claims or interests it already may hold against or in the Company prior to such Transfer), and delivers an executed copy thereof within three (3) Business Days following the settlement of such Transfer to Weil and the Consenting Term Loan Lender Counsel, in which event (A) the transferee (including the Consenting Term Loan Lender transferee, if applicable) shall be deemed to be a Consenting Term Loan Lender hereunder to the extent of such transferred rights and obligations and (B) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Each Consenting Term Loan Lender agrees that any Transfer of any Claims or Interests that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Consenting Term Loan Lender shall have the right to enforce the voiding of such Transfer. Notwithstanding anything to the contrary herein, a Consenting Term Loan Lender may Transfer its Claims or Interests to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party; provided, however, that (x) in the event that the Transaction is implemented through a Chapter 11 Structure, such Qualified Marketmaker must Transfer such right, title, or interest by the earlier of five Business Days following its receipt thereof and, if received prior to the Voting Deadline, five Business Days prior to the Voting Deadline, (y) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such Claims or

Interests is to a transferee that executes a Joinder Agreement in accordance with the foregoing clause (ii). Without limitation of the foregoing, if the Qualified Marketmaker fails to comply with this Section 6(b), such Qualified Marketmaker shall comply with the obligations of a Consenting Term Loan Lender under Section 6(a) of this Agreement.
(c)
Additional Claims and Interests. To the extent any Consenting Term Loan Lender (i) acquires additional Claims or Interests, (ii) holds or acquires any other claims or interests against the Company entitled to vote on the Plan, or (iii) Transfers any Claims or Interests as permitted by Section 6(b) hereof, then, in each case, such Consenting Term Loan Lender shall notify Weil and the Consenting Term Loan Lender Counsel within three (3) Business Days following such transaction. Each such Consenting Term Loan Lender agrees that such additional Claims, Interests, or other claims and interests shall be subject to this Agreement and the Recapitalization Term Sheet and that, for the duration of the Support Period applicable to such Consenting Term Loan Lender, it shall vote (or cause to be voted) any such additional Claims, Interests, or other claims or interests entitled to vote on the Plan (to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with Section 6(a) hereof.

(d)
Additional Provisions Regarding the Consenting Term Loan Lenders’ Commitments. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall: (a) affect the ability of any Consenting Term Loan Lender to consult with any other Consenting Term Loan Lender, the Company Parties, or any other party in interest, including in any of the Chapter 11 Cases in event that the Transaction is implemented through a Chapter 11 Structure (including any official committee and the Office of the United States Trustee); (b) impair or waive the rights of any Consenting Term Loan Lender to assert or raise any objection permitted under this Agreement; (c) prevent any Consenting Term Loan Lender from enforcing this Agreement or any Definitive Document, including the DIP Orders and, in the case of the Consenting Term Loan Lenders, the Definitive Documents governing the DIP Financing (in each case in accordance therewith), or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document, including by filing an objection or initiating a contested matter or other proceeding with the Bankruptcy Court in the event that the Transaction is implemented through a Chapter 11 Structure, or exercising its rights or remedies reserved herein or in the Definitive Documents, including upon the occurrence and continuance of an “Event of Default” under the DIP Orders or, in the case of the Consenting Term Loan Lenders, the Definitive Documents governing the DIP Financing (in accordance with the DIP Orders and such Definitive Documents) in the event that the Transaction is implemented through a Chapter 11 Structure; (d) prevent any Consenting Term Loan Lender from taking any action that is required by applicable law (as determined by such Consenting Term Loan Lender in good faith after consultation with legal counsel, which may be internal counsel), provided, that if such Consenting Term Loan Lender proposes to take any action that is otherwise materially inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Transaction in order to comply with applicable law, such Consenting Term Loan Lender shall, to the extent permitted by applicable law, provide at least five (5) Business Days’ advance written notice to the other Parties prior to taking any such action and shall cooperate with the other Parties in good faith to mitigate any adverse impact on the Transaction; (e) require any Consenting Term Loan Lender to take any action that is prohibited by applicable law or to waive or forego the benefit of any applicable legal privilege (as determined by such Consenting Term Loan Lender in good faith after consultation with legal counsel, which may be internal counsel), provided, that if such Consenting Term Loan Lender plans to refuse to take any action in a manner that is otherwise inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Transaction in order to comply with applicable law, such Consenting Term Loan Lender shall provide at least five (5) Business Days’ advance written notice to the other Parties prior to taking such action and shall cooperate with the other Parties in good faith to mitigate any adverse impact on the Transaction; (f) be construed to prohibit or limit any Consenting Term Loan Lender from appearing as a party in interest in any matter to be adjudicated concerning the Transaction, including in any matter arising in any Chapter 11 Case in the event that the Transaction is implemented through a Chapter 11 Structure; (g) be construed to prevent the Consenting Term Loan Lenders from exercising any consent rights or their rights or remedies specifically reserved herein or in the Definitive Documents; or (h) be construed to impose any obligations on the Consenting Term Loan Lenders in their capacities as holders of Interests in Parent.

7. Agreements of the Company Parties.
(a)	Covenants. Each of the Company Parties agrees that, for the duration of the Support Period, the Company shall:
(i)
use commercially reasonable efforts to (A) support the Transaction, as contemplated under this Agreement and the Recapitalization Term Sheet, (B) take any and all actions reasonably necessary to implement and consummate the Transaction in a timely manner, and take any and all actions reasonably necessary in furtherance of the Transaction, as contemplated under this Agreement and the Recapitalization Term Sheet, (C) negotiate in good faith and execute and deliver the Definitive Documents, and (D) subject to the terms of the Merger Agreement (in the event that the Transaction is implemented through an Out-of-Court Structure), obtain, file, submit, or register any and all required governmental, regulatory, and third-party approvals that are necessary for the consummation of the Transaction in consultation with the Consenting Term Loan Lenders;

(ii)
subject to Section 31 hereof, not directly or indirectly (A) seek, solicit, support, propose, assist, encourage, vote for, consent to, enter, or participate in any discussion regarding the negotiation or formulation of an Alternative Transaction, (B) publicly announce its intention not to pursue the Transaction, or (C) object to, impede, delay, or take any other action that is inconsistent with, or that would reasonably be expected to prevent, interfere with, or impede or delay, the implementation or consummation of the Transaction; provided, that for so long as the Merger Agreement is in full force and effect, nothing in this clause (ii) shall prohibit any Company Party from taking any of the actions expressly permitted by Section 6.2 of the Merger Agreement;

(iii)
not execute any Definitive Document that is materially inconsistent with the terms of this Agreement unless such inconsistency has been approved in writing by the Requisite Consenting Term Loan Lenders (including by virtue of the execution of the same);

(iv)
not amend, waive, or modify any Definitive Document or any provision thereof in any manner that is materially inconsistent with the terms of this Agreement unless such amendment, waiver, or modification has been approved in writing by the Requisite Consenting Term Loan Lenders (including by virtue of the execution of the same Definitive Document);

(v)
not file any Definitive Document, motion, or pleading with the Bankruptcy Court (in the event that the Transaction is implemented through a Chapter 11 Structure) or any other court (including any modifications or amendments thereof) that is materially inconsistent with this Agreement or is otherwise not in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders;

(vi)
following the termination of the Merger Agreement, comply with the covenants contained in Section 6.1 of the Merger Agreement (in each case, subject to the requirements, qualifications and limitations set forth therein or in the corresponding section of the Company Disclosure Letter), which shall be deemed incorporated herein by reference and shall survive any termination of the Merger Agreement for the duration of the Support Period, unless such compliance is waived by the Requisite Consenting Term Loan Lenders in their sole discretion;

(vii)
not agree to or permit any termination, material amendment, replacement or other material modification of or supplement to, or waive any of its rights under the TPG Voting Agreement, and take all practically available action to enforce all of its rights under the TPG Voting Agreement;

(viii)
in the event that the Transaction is implemented through a Chapter 11 Structure, (A) consult with the Consenting Term Loan Lenders as to the tax structure to be implemented with respect to the Transaction and (B) implement a tax structure for the Transaction that is tax efficient for the Consenting Term Loan Lenders and the Company;

(ix)	as reasonably requested, confer with, and provide timely responses to all reasonable diligence requests sent to any of the Company Parties by the Consenting Term Loan Lenders or their respective representatives that are subject to confidentiality obligations with respect to the Company on a continuing and rolling basis during the Support Period, including with respect to (A) updates regarding the material business and financial performance of any of the Company Parties, including with respect to customer discussions and liquidity, (B) the status of obtaining any necessary or desirable authorizations from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body, exchange, or other third party, and (C) the general status and progress of the Transaction, including progress in relation to the documentation and negotiations of the Definitive Documents; provided, however, that (1) such requests shall be directed solely to the Company’s counsel, investment banker, or financial advisor, including the Company’s chief transformation officer, and (2) such requests shall be subject to applicable confidentiality obligations with respect to the Company;
(x)	maintain good standing and legal existence under the laws of the state or other jurisdiction in which each Company Party is incorporated, organized, or formed;
(xi)
promptly provide written notice to the Consenting Parties and the Consenting Party Advisors of (A) any event or circumstance that has occurred or has failed to occur, or is reasonably likely to occur or fail to occur, of which the Company has actual knowledge, that would be reasonably likely to cause any condition precedent contained in this Agreement or any Definitive Document reasonably likely not to occur or become impossible to satisfy, (B) any event or circumstance that has occurred, or that is reasonably likely to occur, that would permit any Party to terminate, or that would result in the termination of, this Agreement, (C) any matter or circumstance that is, or is reasonably likely to be, a material impediment to the implementation or consummation of the Transaction, (D) a breach of this Agreement by any Party, (E) any representation or statement made by a Company Party under this Agreement having been, or proving to have been, incorrect or misleading in any material respect when made, (F) the receipt of any written notice from any governmental authority or third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Transaction, or (G) receipt of any written notice of any proceeding commenced or, to the actual knowledge of the Company, threatened against the Company relating to or involving or otherwise affecting in any material respect the transactions contemplated by this Agreement or the Transaction, including any Restructuring Proceeding other than the Chapter 11 Cases;

(xii)
promptly notify the Consenting Parties and the Consenting Party Advisors in writing following the receipt of notice of any material governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened);

(xiii)
subject to Section 31 hereof, (A) not object to, delay, impede, or take any other action that is intended to interfere with the implementation or consummation of the Transaction and (B) use commercially reasonable efforts to actively and timely oppose and object to the efforts of any person seeking in any manner to object to, delay, impede, or take any other action to interfere with the implementation or consummation of the Transaction (including, if applicable, the Debtors’ timely filing of objections or written responses in any of the Chapter 11 Cases if the Transaction is implemented through a Chapter 11 Structure); provided, that for so long as the Merger Agreement is in full force and effect, nothing in this clause (xii) shall prohibit any Company Party from taking any of the actions expressly permitted by Section 6.2 of the Merger Agreement;

(xiv)
in the event that the Transaction is implemented through a Chapter 11 Structure, reasonably consult with and obtain the reasonable consent of the Requisite Consenting Term Loan Lenders regarding which Company Parties will be Debtors;

(xv)
in the event that the Transaction is implemented through a Chapter 11 Structure, provide draft copies of all Chapter 11 Pleadings that the Debtors intend to file with the Bankruptcy Court to Consenting Term Loan Lender Counsel as soon as reasonably practicable but in any event at least two calendar days prior to the date when the Debtors intend to file any such pleading or other document (provided that if delivery of such motions, orders, or materials at least two days in advance is not reasonably practicable prior to filing, such motion, order, or material shall be delivered as soon as reasonably practicable prior to filing), and shall consult in good faith with the Consenting Term Loan Lenders and Consenting Term Loan Lender Counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;
(xvi)
to the extent any legal, structural or other impediment arises that would prevent, hinder, or delay the consummation of the Transaction, use commercially reasonable efforts to take actions reasonably necessary to address any such impediment with the reasonable consent of the Requisite Consenting Term Loan Lenders, including negotiating in good faith appropriate additional or alternative provisions to address any such impediment;

(xvii)
in the event that the Transaction is implemented through a Chapter 11 Structure, not enter into any agreement with respect to, or take any action in support of, postpetition financing that is inconsistent with this Agreement absent the consent of the Requisite Consenting Term Loan Lenders;

(xviii)
in the event that the Transaction is implemented through a Chapter 11 Structure, support, defend, and seek Bankruptcy Court approval of the DIP Financing, including by responding to any objections received (formal or informal) that contest such relief;

(xix)
in the event that the Transaction is implemented through a Chapter 11 Structure, subject to professional responsibilities, timely file with the Bankruptcy Court a written objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) modifying or terminating the Company’s exclusive right to file or solicit acceptances of a plan of reorganization;

(xx)
not file any motion, application, or adversary proceeding or otherwise take any action (or support any such motion, application, or adversary proceeding filed or commenced, or any such action taken, by any third party) challenging the validity, enforceability, extent, or priority of, or seeking avoidance or subordination of, any portion of the Claims arising under the Existing Credit Agreement, including the Term Loan Obligations and any other Claims arising under the Existing Credit Agreement, or any lien or security interest relating thereto; and

(xxi)
pay in cash all reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors in accordance with the fee arrangements or agreements between the Company and the respective Consenting Term Loan Lender Advisors (or as otherwise required under the Existing Credit Agreement); provided, that, if the Transaction is implemented through a Chapter 11 Structure, the Company shall pay in cash (A) immediately prior to the Petition Date, all such reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors accrued prior to the Petition Date for which invoices or receipts are furnished by the respective Consenting Term Loan Lender Advisors at least one Business Day prior thereto, (B) after the Petition Date, subject to any applicable orders of the Bankruptcy Court but without the need to file fee or retention applications, all such reasonable and documented fees and expenses incurred by the respective Consenting Term Loan Lender Advisors from time to time prior to (to the extent not previously paid), on, and after the Petition Date, and (C) at the Effective Time, all such reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors incurred and outstanding in connection with the Transaction (including any estimated fees and expenses estimated to be incurred through the Effective Time).

(b)
In the event that the Transaction is implemented through an Out-of-Court Structure, notwithstanding anything to the contrary herein, in the event of any conflict or inconsistency between the provisions of Section 7(a) and the terms of the Merger Agreement, the terms of the Merger Agreement shall govern. Following execution of the Merger Agreement and subject to the foregoing sentence, during the period in which the Merger Agreement remains in full force and effect, the undertakings, representations, commitments, warranties, and covenants of each of the Company Parties set forth herein, including in Section 7(a) shall be in addition to the undertakings, representations, commitments, warranties, and covenants of each of the Company Parties set forth in the Merger Agreement, and termination of the Merger Agreement shall have no effect on the undertakings, representations, commitments, warranties, and covenants of each of the Company Parties set forth herein, including in Section 7(a).
8. Agreements of TPG During TPG Support Period.
(a)	Covenants. TPG agrees that, for the duration of the TPG Support Period, TPG shall:
(i)
in the event that the Transaction is implemented through a Chapter 11 Structure, not object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of and entry of orders regarding the Definitive Documents (including the DIP Orders and the Disclosure Statement), or the confirmation and consummation of the Plan and the Transaction;

(ii)
negotiate and cooperate in good faith with the other Parties with respect to the pursuit, approval, execution, delivery, implementation, and consummation of the Transaction, negotiate in good faith with the other Parties the form of Definitive Documents not executed or in a form attached to this Agreement as of the Support Effective Date, and execute and deliver the Definitive Documents (when in final form and to the extent it is required to be a party thereto);

(iii)
use commercially reasonable efforts to timely take all actions, to the extent practicable and consistent with the terms of this Agreement, that are reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement,

(iv)
not directly or indirectly, through any Entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Transaction or any action or agreement that could reasonably be expected to result in or constitute an Alternative Transaction;

(v)	not object to, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede, the Transaction;
(vi)
to the extent any legal, structural or other impediment arises that would prevent, hinder, or delay the consummation of the Transaction, negotiate in good faith appropriate additional or alternative provisions to address any such impediment; and

(vii)	promptly provide written notice to the Company of a breach of this Agreement by any Party of which TPG has actual knowledge.
(b)
Additional Claims and Interests. During the TPG Support Period, to the extent TPG (i) acquires additional Claims or Interests or (ii) holds or acquires any other claims or interests against the Company entitled to vote on the Plan, TPG shall notify Weil and the Consenting Term Loan Lender Counsel within three (3) Business Days following such transaction. TPG agrees that such additional Claims, Interests, or other claims and interests shall be subject to this Agreement and the Recapitalization Term Sheet.

9. Termination of Agreement.
(a)
This Agreement will automatically terminate upon the Effective Time. This Agreement may be terminated prior to the Effective Time as follows: (i) with respect to all Parties, by the Company Parties at any time after the occurrence of any Company Termination Event (as defined below) other than the occurrence of the Company Termination Event set forth in Sections 9(d)(ii), 9(d)(iii), or 9(d)(iv); (ii) solely with respect to TPG following the TPG Joinder Effective Time, by the Company at any time after the occurrence of the Company Termination Event set forth in Sections 9(d)(ii), 9(d)(iii), or 9(d)(iv); (iii) solely with respect to TPG following the TPG Joinder Effective Time, by the Requisite Consenting Term Loan Lenders at any time after the occurrence of the Term Loan Lender Termination Events set forth in Sections 9(b)(ii), 9(b)(iii), 9(b)(iv), 9(b)(xvi), or 9(b)(xxi); (iv) with respect to all Parties, by the Requisite Consenting Term Loan Lenders at any time after the occurrence of any Term Loan Lender Termination Event other than the occurrence of the Term Loan Lender Termination Events set forth in Sections 9(b)(ii), 9(b)(iii), 9(b)(iv), 9(b)(xvi), or 9(b)(xxi); and (v) solely with respect to TPG following the TPG Joinder Effective Time, by TPG at any time after the occurrence of any TPG

Termination Event (as defined below), in each case, one (1) Business Day following the delivery of written notice to the other Parties, delivered in accordance with Section 25 hereof. No Party may terminate this Agreement based on a Term Loan Lender Termination Event, Company Termination Event, or TPG Termination Event, as applicable, caused by such Party’s breach of this Agreement (unless such breach arises as a result of another Party’s prior breach of this Agreement).
(b)	A “Term Loan Lender Termination Event” shall mean any of the following:
(i)
the breach by any Company Party of any of the undertakings, representations, commitments, warranties, or covenants of the Company set forth herein in any material respect that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such breach by the Requisite Consenting Term Loan Lenders pursuant to this Section 9 and in accordance with Section 25 (as applicable);

(ii)
in each case during the TPG Support Period, the breach by TPG of any of its undertakings, representations, commitments, warranties, or covenants set forth herein in any material respect that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by TPG of written notice (with email among counsel being sufficient) of such breach by the Requisite Consenting Term Loan Lenders pursuant to this Section 9 and in accordance with Section 25 (as applicable);

(iii)
in each case during the TPG Support Period, TPG Transfers, directly or indirectly, in whole or in part, any of its Claims or Interests (including the Owned Shares) or any option thereon or any right or interest therein or any other claims against or interests in the Company (including by granting any proxies or powers of attorney, depositing any Claims or Interests into a voting trust, or entering into a voting agreement with respect to any such Claims or Interests other than the TPG Voting Agreement) in each case other than with respect to a Permitted TPG Transfer;

(iv)
in each case during the TPG Support Period, TPG fails to maintain sole voting and dispositive power over its Claims and Interests, including the Owned Shares, other than any Claims or Interests transferred after the TPG Joinder Effective Time pursuant to a Permitted TPG Transfer;

(v)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of, or prohibiting the Company from implementing, a material portion of the Transaction, and such ruling, judgment, or order has not been stayed, reversed, or vacated within fifteen days after such issuance;

(vi)	any Company Party delivers a Fiduciary Out Notice (as defined herein) to the Consenting Term Loan Lenders or Consenting Term Loan Lender Counsel;
(vii)	any Company Party enters into a definitive agreement with respect to an Alternative Transaction or publicly announces its intention to pursue an Alternative Transaction;
(viii)
any Company Party executes a Definitive Document that is materially inconsistent with the terms of this Agreement unless (A) such inconsistency has been approved in writing by the Requisite Consenting Term Loan Lenders (including by the execution of such Definitive Document by such Requisite Consenting Term Loan Lenders or Parent) or (B) such Definitive Document is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(ix)
any Definitive Document is amended, waived, or modified in any manner that is inconsistent with the terms of this Agreement unless (A) such amendment, waiver, or modification has been approved in writing by the Requisite Consenting Term Loan Lenders (including by the execution of such Definitive Document by such Requisite Consenting Term Loan Lenders or Parent) or (B) such amendment, waiver, or modification is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(x)
any Company Party (A) publicly revokes its support for the Transaction; provided, that any of the actions expressly permitted by Section 6.2 of the Merger Agreement, or, any termination of the Merger Agreement in accordance with its terms shall not be deemed to be a public revocation of support for the Transaction (other than a Change in Recommendation (as defined in the Merger Agreement)) or (B) withdraws the Plan (in the event that the Transaction is implemented through a Chapter 11 Structure), in each case without the prior written consent of the Requisite Consenting Term Loan Lenders;

(xi)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court (A) enters an order denying confirmation of the Plan, (B) enters (1) an order confirming the Plan, (2) an order approving the DIP Financing, or (3) an order approving the Disclosure Statement, in each case in a form not acceptable to the Requisite Consenting Term Loan Lenders, or (C) after entry of the Confirmation Order, enters an order vacating the Plan or Confirmation Order, or modifying or otherwise amending the Plan or Confirmation Order in a manner not acceptable to the Requisite Consenting Term Loan Lenders;

(xii)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a chapter 11 plan;

(xiii)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order sua sponte or grants relief in favor of, or, subject to any professional responsibilities, the Debtors fail to timely file a formal objection to, any motion, pleading, application, adversary proceeding or cause of action filed with the Bankruptcy Court by a third party seeking the entry of an order, or any Company Party files a motion, pleading, application, adversary proceeding or cause of action with the Bankruptcy Court seeking the entry of an order (A) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing any of the Chapter 11 Cases, (C) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (D) authorizing the rejection of this Agreement, or (E) for relief that (y) is materially inconsistent with this Agreement, the Definitive Documents or the Transaction and such materially inconsistent relief is not dismissed, vacated, or modified to be materially consistent with this Agreement, the Definitive Documents and the Transaction within five (5) Business Days following written notice thereof to the Company Parties by the Requisite Consenting Term Loan Lenders or (z) would or would reasonably be expected to frustrate the purposes of this Agreement or any Definitive Document, including by preventing consummation of the Transaction;

(xiv)
in the event that the Transaction is implemented through a Chapter 11 Structure, the occurrence of an “Event of Default” under and as defined in the DIP Orders or the Definitive Documents governing the DIP Financing, if applicable, in each case that has not been waived or timely cured in accordance therewith;

(xv)
in the event that the Transaction is implemented through a Chapter 11 Structure, (A) a Company Party files a motion or application seeking an order (without the prior written consent of the Requisite Consenting Term Loan Lenders) vacating or modifying either of the DIP Orders, (B) either of the DIP Orders is reversed, stayed, dismissed, vacated, reconsidered, modified or amended in a manner that is materially inconsistent with the terms of this Agreement without the consent of the Requisite Consenting Term Loan Lenders, (C) a motion for reconsideration, reargument, or rehearing with respect to either of the DIP Orders has been filed and the Company Parties have failed (subject to any professional responsibilities) to timely object to such motion, or (D) the Bankruptcy Court enters any order authorizing the Debtors’ entry into postpetition financing that is inconsistent with this Agreement absent the consent of the Requisite Consenting Term Loan Lenders;

(xvi)	in the event that the Transaction is implemented through a Chapter 11 Structure, in each case during the TPG Support Period, TPG files any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement and such motion has not been withdrawn or amended within five (5) Business Days of receipt by TPG of written notice from the Requisite Consenting Term Loan Lenders that such motion or pleading is inconsistent with this Agreement;
(xvii)	if any court of competent jurisdiction has entered a final, non-appealable judgement or order declaring this Agreement to be unenforceable;
(xviii)
in the event that the Transaction is implemented through a Chapter 11 Structure, the failure to meet a Chapter 11 Milestone that has not been waived or extended in a manner consistent with this Agreement;

(xix)
if, as of 11:59 p.m. prevailing Eastern Time on the date that is 120 calendar days after the Petition Date in the event of prepackaged Chapter 11 Cases or 150 calendar days after the Petition Date in the event of prearranged Chapter 11 Cases, the Effective Time has not occurred, unless such deadline is waived or extended by the Requisite Consenting Term Loan Lenders in their sole discretion (the “Outside Date”);

(xx)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order granting relief terminating, annulling, or modifying the automatic stay imposed by section 362 of the Bankruptcy Code with regard to any material asset of the Company or that would materially and adversely affect the Company’s ability to operate the Company’s businesses in the ordinary course or to consummate the Transaction;

(xxi)
in each case during the TPG Support Period, TPG files a motion, application, or adversary proceeding or otherwise takes any action (or TPG supports any such motion, application, or adversary proceeding filed or commenced, or any such action taken, by any third party) challenging the validity, enforceability, extent, or priority of, or seeking avoidance or subordination of, any portion of the Claims arising under the Existing Credit Agreement, including the Term Loan Obligations and any other Claims arising under the Existing Credit Agreement, or any lien or security interest relating thereto;

(xxii)
if any of the Company Parties fail to pay the reasonable and documented fees and expenses of the Consenting Term Loan Lender Advisors in accordance with Section 7(a)(xxi), and such failure remains uncured for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such failure;

(xxiii)
if any Company Party (A) voluntarily commences any Restructuring Proceeding, in each case other than the Chapter 11 Cases, with respect to any Company Party or for a substantial part of any Company Party’s assets, except as contemplated by this Agreement, (B) consents to the institution of, or, subject to any professional responsibilities, fails to contest in a timely manner, any involuntary proceeding or petition described in the preceding clause (A), or (C) makes a general assignment or arrangement for the benefit of creditors;

(xxiv)
if the Company has not received duly executed copies of the Subject Contracts in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders within seven (7) calendar days of the Support Effective Date or if any such duly executed Subject Contract is thereafter modified, amended, supplemented, or terminated in a manner not approved by the Requisite Consenting Term Loan Lenders;

(xxv)
the termination of the Merger Agreement in accordance with the terms thereof, other than any termination pursuant to Sections 8.1, 8.2(a), 8.2(b), 8.3(a), 8.4(d), 8.4(f), 8.4(g), or 8.4(h) thereof; and

(xxvi)	the termination of this Agreement by any of the Company Parties or, following the TPG Joinder Effective Time, TPG.

(c)	A “TPG Termination Event” shall mean any of the following, in each case occurring after the TPG Joinder Effective Time:
(i)
the breach by any Company Party of any of the undertakings, representations, commitments, warranties, or covenants of the Company set forth herein in any material respect that adversely impacts TPG and that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such breach by TPG pursuant to this Section 9 and in accordance with Section 25 (as applicable);

(ii)
the breach by any Consenting Term Loan Lender of any of its undertakings, representations, commitments, warranties, or covenants of the Consenting Term Loan Lenders set forth herein in any material respect that adversely impacts TPG and that remains uncured (if capable of being cured) for a period of five (5) Business Days after the receipt by the Consenting Term Loan Lenders or Consenting Term Loan Lender Counsel of written notice (with email among counsel being sufficient) of such breach by TPG pursuant to this Section 9 and in accordance with Section 25 (as applicable); provided, however, that so long as the non-breaching Consenting Term Loan Lenders continue to hold or control at least two-thirds of then outstanding principal amount of the Term Loan Obligations, such termination shall not be effective;

(iii)	any Company Party delivers a Fiduciary Out Notice to TPG or TPG Counsel;
(iv)	any Company Party enters into a definitive agreement with respect to an Alternative Transaction or publicly announces its intention to pursue an Alternative Transaction;
(v)
any Company Party executes a Definitive Document with a provision over which TPG has consent rights that is materially inconsistent with the terms of this Agreement unless (A) such inconsistency has been approved in writing by TPG (including by the execution of such Definitive Document by TPG) or (B) such Definitive Document is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(vi)
any provision of a Definitive Document over which TPG has consent rights is amended, waived, or modified in any manner that is inconsistent with the terms of this Agreement unless (A) such amendment, waiver, or modification has been approved in writing by TPG (including by the execution of such Definitive Document by TPG) or (B) such amendment, waiver, or modification is annulled, deemed invalid, or otherwise modified such that it is consistent with the terms of this Agreement within five (5) Business Days from its purported effectiveness;

(vii)
any Company Party (A) publicly revokes its support for the Transaction, or (B) withdraws the Plan (in the event that the Transaction is implemented through a Chapter 11 Structure), in each case without the prior written consent of TPG;

(viii)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court (A) enters an order denying confirmation of the Plan, (B) enters an order confirming the Plan that does not provide for the In-Court Preferred Shareholder Equity Distribution in accordance with the Recapitalization Term Sheet, or (C) after entry of the Confirmation Order, enters an order vacating the Plan or Confirmation Order, or modifying or otherwise amending the Plan or Confirmation Order in a manner that does not provide for the In-Court Preferred Shareholder Equity Distribution in accordance with the Recapitalization Term Sheet, in each case solely to the extent of its consent rights set forth in Section 5(b) hereof;

(ix)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a chapter 11 plan;

(x)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order sua sponte or grants relief in favor of, or, subject to any professional responsibilities, the Debtors fail to timely file a formal objection to, any motion, pleading, application, adversary proceeding or cause of action filed with the Bankruptcy Court by a third party seeking the entry of an order, or any Company Party files a motion, pleading, application, adversary proceeding or cause of action with the Bankruptcy Court seeking the entry of an order (A) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing any of the Chapter 11 Cases, (C) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases, (D) authorizing the rejection of this Agreement, or (E) for relief that (y) is materially inconsistent with this Agreement, the Definitive Documents or the Transaction and such materially inconsistent relief is not dismissed, vacated, or modified to be materially consistent with this Agreement, the Definitive Documents and the Transaction within five (5) Business Days following written notice thereof to the Company Parties by TPG or (z) would or would reasonably be expected to frustrate the purposes of this Agreement or any Definitive Document, including by preventing consummation of the Transaction;
(xi)
if any of the Company Parties fail to pay the reasonable and documented fees and expenses of TPG Counsel in accordance with the Recapitalization Term Sheet and such failure remains uncured for a period of five (5) Business Days after the receipt by any of the Company Parties of written notice (with email among counsel being sufficient) of such failure;

(xii)	if any court of competent jurisdiction has entered a final, non-appealable judgement or order declaring this Agreement to be unenforceable;
(xiii)	the occurrence of the Outside Date;
(xiv)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order granting relief terminating, annulling, or modifying the automatic stay imposed by section 362 of the Bankruptcy Code with regard to any material asset of the Company or that would materially and adversely affect the Company’s ability to operate the Company’s businesses in the ordinary course or to consummate the Transaction;

(xv)
if any Company Party (A) voluntarily commences any Restructuring Proceeding, in each case other than the Chapter 11 Cases, with respect to any Company Party or for a substantial part of any Company Party’s assets, except as contemplated by this Agreement, (B) consents to the institution of, or, subject to any professional responsibilities, fails to contest in a timely manner, any involuntary proceeding or petition described in the preceding clause (A), or (C) makes a general assignment or arrangement for the benefit of creditors; and

(xvi)	the termination of this Agreement by the Requisite Consenting Term Loan Lenders or any of the Company Parties.
(d)	A “Company Termination Event” shall mean any of the following:
(i)
the breach by one or more of the Consenting Term Loan Lenders of any of the undertakings, representations, warranties, or covenants of the Consenting Term Loan Lenders set forth herein in any material respect that remains uncured for a period of five (5) Business Days after the receipt of written notice of such breach pursuant to this Section 9 and in accordance with Section 25 hereof (as applicable) provided, however, that so long as the non-breaching Consenting Term Loan Lenders continue to hold or control at least a two-thirds of the then outstanding principal amount of the Term Loan Obligations, such termination shall be effective only with respect to such breaching Consenting Term Loan Lender;

(ii)
in each case during the TPG Support Period, the breach by TPG of any of its undertakings, representations, warranties, or covenants set forth herein in any material respect that remains uncured for a period of five (5) Business Days after the receipt of written notice of such breach pursuant to this Section 9 and in accordance with Section 25 hereof (as applicable);

(iii)
in each case during the TPG Support Period, TPG Transfers, directly or indirectly, in whole or in part, any of its Claims or Interests (including the Owned Shares) or any option thereon or any right or interest therein or any other claims against or interests in the Company (including by granting any proxies or powers of attorney, depositing any Claims or Interests into a voting trust, or entering into a voting agreement with respect to any such Claims or Interests other than the TPG Voting Agreement) in each case other than with respect to a Permitted TPG Transfer;
(iv)
in each case during the TPG Support Period, TPG fails to maintain sole voting and dispositive power over its Claims and Interests, including the Owned Shares, other than any Claims or Interests transferred after the TPG Joinder Effective Time pursuant to a Permitted TPG Transfer;

(v)	any Company Party delivers a Fiduciary Out Notice to the Consenting Term Loan Lenders;
(vi)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of, or prohibiting the Company from implementing, a material portion of the Transaction, and such ruling, judgment, or order has not been stayed, reversed, or vacated within fifteen days after such issuance;

(vii)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order sua sponte or grants relief in favor of, notwithstanding, subject to any professional responsibilities, the Debtors’ good faith efforts to timely file a formal objection to, any motion, pleading, application, adversary proceeding or cause of action filed with the Bankruptcy Court by a third party seeking the entry of an order (A) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (B) dismissing any of the Chapter 11 Cases, or (C) directing the appointment of an examiner with expanded powers or a trustee in any of the Chapter 11 Cases;

(viii)
in the event that the Transaction is implemented through a Chapter 11 Structure, if Superior shall not have obtained a firm commitment for DIP Financing and the consensual use of cash collateral, as applicable, in form and substance reasonably satisfactory to Superior and acceptable to the Requisite Consenting Term Loan Lenders prior to the Petition Date;

(ix)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court (A) enters an order denying confirmation of the Plan or (B) after entry of the Confirmation Order, enters an order vacating the Plan or Confirmation Order, or modifying or otherwise amending the Plan or Confirmation Order in a manner materially inconsistent with this Agreement, the Plan, or any other Definitive Documents then in effect;

(x)
in the event that the Transaction is implemented through a Chapter 11 Structure, the Bankruptcy Court enters an order terminating the Debtors’ exclusive right to file or solicit acceptances of a chapter 11 plan notwithstanding the Debtors’ good faith efforts to object to and defend against such termination and to timely seek extensions of such periods of exclusivity; and

(xi)	the occurrence of the Outside Date.
(e)	Mutual Termination. This Agreement may be terminated at any time by the mutual written agreement of Superior and the Requisite Consenting Parties.
(f)	Effect of Termination.
(i)
The date on which termination of this Agreement is effective as to a Party (a “Terminated Party”) in accordance with this Section 9 shall be referred to as the “Termination Date,” and the provisions of this Agreement shall terminate on the Termination Date with respect to such Terminated Party, except as otherwise provided in Section 17 hereof.

(ii)
Subject to the provisions contained in Section 9(a) and Section 17 hereof, upon the Termination Date, this Agreement shall forthwith become null and void and of no further force or effect with respect to a Terminated Party and each such Terminated Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law; provided, however, that in no event shall any such termination relieve a Terminated Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.
(g)
Limited Waiver of Automatic Stay. Each Company Party acknowledges and agrees and shall not dispute that after the commencement of Chapter 11 Cases, if applicable, the giving of notice of termination of this Agreement by any Party solely in accordance with the terms of this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and each Company Party hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice, and if this Agreement is terminated as to a Consenting Term Loan Lender in accordance with Section 9, such Consenting Term Loan Lender’s vote or release described in Section 6(a)(i) of this Agreement may be revoked (and, upon such revocation, deemed void ab initio) notwithstanding the automatic stay or passage of the Voting Deadline); provided, however, that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

10. Definitive Documents; Good Faith Cooperation; Further Assurances.
Without limiting the respective obligations of each Party in Section 6, Section 7, and Section 8, each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation, and consummation of the Transaction, as well as the negotiation, drafting, execution, and delivery of the Definitive Documents, which shall be subject to the applicable consent rights set forth in Section 5. Furthermore, and without limiting the respective obligations of each Party in Section 6, Section 7, and Section 8, subject to the terms hereof, each of the Parties shall (a) take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and (b) refrain from taking any action that would frustrate the purpose and intent of this Agreement.
11. Representations and Warranties.
(a)
Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct, and complete as of the Support Effective Date (or, with respect to TPG, as of the TPG Joinder Effective Time or as of the date a Consenting Term Loan Lender becomes a Party to this Agreement by executing and delivering a Joinder Agreement):

(i)
such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)
the execution and delivery by such Party of this Agreement does not and will not (A) violate any material provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party except, in the case of the Debtors, for the filing of the Chapter 11 Cases;

(iii)
the execution and delivery by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except (A) such filings as may be necessary and/or required by the SEC or other securities regulatory authorities under applicable securities laws and (B) if the Transaction is implemented through a Chapter 11 Structure, such filings as may be necessary and/or required by the Bankruptcy Court to consummate the Transaction, and all necessary approvals thereof, under the Bankruptcy Code; and
(iv)
this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)
Representations and Warranties of Consenting Term Loan Lenders. Each Consenting Term Loan Lender severally (and not jointly) represents and warrants to the other Parties that, as of the Support Effective Date (or such later date on which a Consenting Term Loan Lender becomes a Party to this Agreement by executing and delivering a Joinder Agreement), such Consenting Term Loan Lender (i) is the beneficial owner of the aggregate principal amount of Term Loan Obligations set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Term Loan Lender that becomes a party hereto after the date hereof), free and clear of any restrictions on transfer, liens or options, warrants, purchase rights, contracts, commitments, claims, demands, and other encumbrances created by it and does not own any other Claims or Interests or (ii) has, with respect to the beneficial owners of such Term Loan Obligations (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Term Loan Obligations or to exchange, assign, and transfer such Term Loan Obligations, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

(c)	Representations and Warranties of Each of the Company Parties. Each Company Party represents and warrants to the other Parties as of the Support Effective Date:
(i)	there is no pending or undisclosed agreement, understanding, negotiation, or discussion (in each case, whether oral or written) with respect to any Alternative Transaction; and
(ii)
the aggregate principal amount of outstanding indebtedness (excluding any fees, costs, expenses and indemnities that may be owed by the applicable obligors) on account of the Term Loan Obligations is at least $537,316,165.

(d)
Representations and Warranties of TPG. As of the TPG Joinder Effective Time, TPG represents and warrants to the other Parties that TPG (i) is the beneficial owner of the Claims and Interests, including the number of shares of Existing Preferred Equity, set forth below its name on the signature page to the TPG Joinder (the “Owned Shares”), free and clear of any restrictions on transfer, liens or options, warrants, purchase rights, contracts, commitments, claims, demands, and other encumbrances created by it and does not own any other Claims or Interests or (ii) has, with respect to the beneficial owners of such Existing Preferred Equity, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Existing Preferred Equity or to exchange, assign, and transfer such Existing Preferred Equity, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

12. Disclosure; Publicity. The Company and the Consenting Term Loan Lenders shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Transaction and the other transactions contemplated by this Agreement, except (a) as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the New York Stock Exchange, (b) any consultation that would not be reasonably practicable as a result of requirements of applicable law, (c) any press release or public statement that in the good faith judgment of the applicable party is consistent with prior press releases issued or public statements made in compliance with this Section 12 or (d) with respect to any Change in Recommendation (as defined in the Merger Agreement) made in accordance with the Merger Agreement or Parent’s response thereto. The parties hereto agree that (x) the initial press release to be issued with respect to the Transaction and the other transactions contemplated hereby following execution of this Agreement and (y) any press release or public announcement related to any transition or employee matters in connection with consummation of the Transaction, in each case, shall be in the form reasonably agreed to by Superior and the

Requisite Consenting Term Loan Lenders. Except as required by applicable law, and notwithstanding any provision of any other agreement between a Company Party and a Consenting Party to the contrary, no Party or its advisors shall disclose to any Entity (including, for the avoidance of doubt, any other Consenting Party), other than advisors to the Company and the Consenting Party Advisors, the principal amount or percentage of any Term Loan Obligations or other Claims against, or Interests in, the Company held by any Consenting Party without such Consenting Party’s prior written consent; provided, however, that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall, to the extent permitted by law, afford the relevant Consenting Party a reasonable opportunity to review and comment in advance of such disclosure and shall take commercially reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Party), (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Term Loan Obligations or Existing Preferred Equity, as applicable, collectively held by the Consenting Parties, and (c) nothing in this Agreement prohibits or restricts any Party from reporting possible violations of federal, state, or local law or regulation to, or discussing any such possible violations with, any governmental agency or entity or self-regulatory organization, including by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency or self-regulatory organization, including without limitation the SEC, the Commodities Futures Trading Commission, the Financial Industry Regulatory Authority, and the Occupational Safety and Health Administration, recovering an award provided in connection with the provision of such information, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation. Notwithstanding the provisions in this Section 12, any Party may disclose, to the extent consented to in writing by a Consenting Party, such Consenting Party’s individual holdings.
13. Amendments and Waivers.
(a)
Other than as set forth in Section 13(b), this Agreement, including the Exhibits and Schedules, may not be waived, modified, amended, or supplemented except with the written consent of the Company and the Requisite Consenting Term Loan Lenders.

(b)	Notwithstanding Section 13(a):
(i)	any waiver, modification, amendment, or supplement to this Section 13 shall require the written consent of each Party;
(ii)	any modification, amendment, or change to the definition of “Requisite Consenting Term Loan Lenders” shall additionally require the written consent of each Consenting Term Loan Lender;
(iii)
in each case during the TPG Support Period, any waiver, modification, amendment, or supplement to the terms of this Agreement that has a material, disproportionate (as compared to the other Parties), and adverse effect on the rights (including, without limitation, consent rights) or obligations of TPG, including, for the avoidance of doubt, any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time, shall additionally require the prior written consent of TPG; provided, that any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time shall be deemed void ab initio during the TPG Support Period prior to TPG’s written consent to such waiver, modification, amendment, or supplement; and

(iv)
in each case during the TPG Support Period, any waiver, modification, amendment, or supplement to the terms of this Agreement directly affecting the Out-of-Court Preferred Shareholder Equity Distribution or the In-Court Preferred Shareholder Equity Distribution including, for the avoidance of doubt, any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time, shall additionally require the prior written consent of TPG; provided, that any such waiver, modification, amendment, or supplement effected prior to the TPG Joinder Effective Time shall be deemed void ab initio during the TPG Support Period prior to TPG’s written consent to such waiver, modification, amendment, or supplement.

14. Effectiveness. This Agreement shall become effective and binding upon each Party on the Support Effective Date; provided, that, in accordance with Section 3 hereof, this Agreement shall become effective as to and binding upon TPG solely upon and after the TPG Joinder Effective Time. Signature pages to this Agreement executed by Consenting Term Loan Lenders shall be delivered to (a) other Consenting Term Loan Lenders in a redacted form that removes such Consenting Term Loan Lenders’ holdings of the Term Loan Obligations and (b) the Company, Weil, Consenting Term Loan Lender Counsel, and, solely after the TPG Joinder Effective Time, TPG Counsel in an unredacted form (to be held by Weil, Consenting Term Loan Lender Counsel, and TPG Counsel on a professionals’ eyes only-basis).
15. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
(a)
THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

(b)
Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (as defined in the Merger Agreement) (each, an “Action”) relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 25. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 25 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, during the pendency of any of the Chapter 11 Cases, all proceedings contemplated by this Section 15(b) shall be brought in the Bankruptcy Court.

(c)
EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE TRANSACTIONS OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. Specific Performance/Remedies. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.
17. Survival. Notwithstanding the termination of this Agreement pursuant to Section 9 hereof, the acknowledgements, agreements and obligations of the Parties in this Section 17 and Sections 7(a)(xxi), 7 (for purposes of enforcement of obligations accrued through the Termination Date), 12, 14, 15, 16, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, and 30 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.
18. Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.
19. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 19 shall be deemed to permit Transfers of the Claims arising under the Existing Credit Agreement or Interests other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Except as expressly provided for herein, the agreements, representations, warranties, and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.
20. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall be a third-party beneficiary hereof.
21. Prior Negotiations; Entire Agreement. This Agreement, including the Exhibits and Schedules, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements (oral or written), negotiations, and documents between and among the Parties (and their respective advisors) with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Party shall continue in full force and effect.
22. Relationship Among Parties. Notwithstanding anything herein to the contrary, (a) the duties and obligations of the Consenting Parties under this Agreement shall be several, not joint and several, (b) no Party shall have any responsibility by virtue of this Agreement for any trading by any other Person, and (c) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement.
23. Relationship Among Consenting Parties. Notwithstanding anything herein to the contrary, each Consenting Party hereby agrees and acknowledges that (a) this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the Consenting Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act, (b) none of the Consenting Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Company or any of the Company’s other lenders, Term Loan Lenders, Revolving Lenders, equityholders, or stakeholders, including as a result of this Agreement or the transactions contemplated herein, and (c) no action taken by any Consenting Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Consenting Parties that the Consenting Parties are in any way acting in concert or as a “group.”
24. Counterparts. This Agreement may be executed in several counterparts and by way of electronic signature, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement and executed counterpart signature pages hereto may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile, or other electronic imaging means, which shall be deemed to be an original for the purposes of this Agreement.
25. Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, courier, or by registered or certified mail (return receipt requested) to the following addresses:

(1) If to Superior, to:

26600 Telegraph Road, Suite 400
Southfield, Michigan 48033, USA
Attention:	David Sherbin, Sr. VP & General Counsel
[redacted]

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Gary Holtzer, Esq.
(Gary.Holtzer@weil.com)
Garrett Fail, Esq.
(Garrett.Fail@weil.com)
Lauren Tauro, Esq.
(Lauren.Tauro@weil.com)

(2) If to a Consenting Term Loan Lender, or a transferee thereof, to the addresses set forth below the Consenting Term Loan Lender’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Brian S. Hermann, Esq.
(bhermann@paulweiss.com)
Jacob A. Adlerstein, Esq.
(jadlerstein@paulweiss.com)
Kyle R. Satterfield, Esq.
(ksatterfield@paulweiss.com)

(3) In each case during the TPG Support Period, if to TPG, to the addresses set forth below the TPG’s signature to the TPG Joinder with copies to:

Kirkland & Ellis LLP
333 W. Wolf Point Plaza
Chicago, IL 60654
Attention:	Chad J. Husnick, P.C.
(chad.husnick@kirkland.com)
David R. Gremling
(dave.gremling@kirkland.com)

Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by electronic mail shall be effective upon oral, machine, or electronic mail (as applicable) confirmation of transmission.
26. No Solicitation; Representation by Counsel; Adequate Information.
(a)
This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases or solicitation of an offer to buy securities. The acceptances of the Consenting Parties with respect to the Plan will not be solicited until such Consenting Party has received the Disclosure Statement and, as applicable, related ballots and Solicitation Materials. In addition, this Agreement does not constitute an offer to issue or sell securities to any Person or the solicitation of an offer to acquire or buy securities in any jurisdiction where such offer or solicitation would be unlawful.

(b)
Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c)
Each Consenting Party acknowledges, agrees, and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, (ii) understands that if it is to acquire any securities, as defined in the Securities Act, pursuant to the Transaction, such securities have not been registered under the Securities Act and that such securities are, to the extent not offered, solicited, or acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Party’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters to evaluate properly the terms and conditions of this Agreement and the Transaction and is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Transaction and understands and is able to bear any economic risks with such investment.

27. Time. In the event that the Transaction is implemented through a Chapter 11 Structure, in computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply. In the event that the Transaction is implemented through an Out-of-Court Structure, in computing any period of time prescribed or allowed by the Merger Agreement, the terms of the Merger Agreement shall apply.
28. No Waiver of Participation and Preservation of Rights. Except as provided in this Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims and any liens or security interests it may have in any assets of the Company. Without limiting the foregoing sentence in any way, if this Agreement is terminated in accordance with its terms for any reason (other than consummation of the Transaction), the Parties each fully and expressly reserve any and all of their respective rights, remedies, claims, defenses, and interests, in the case of any claim for breach of this Agreement arising prior to termination.
29. Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein (including Exhibits and Schedules) shall be construed as or be deemed to be evidence of an admission or concession of any kind on the part of any Party of any claim, fault, liability, or damages whatsoever other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign, or domestic, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

30. Miscellaneous. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner. Any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section, Exhibit, or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereunder,” “hereby,” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (d) the word “or” shall not be exclusive and shall be read to mean “and/or,” (e) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if,” (f) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein, (g) the definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term, (h) any contract or law defined or referred to herein or in any agreement or instrument that is referred to herein means such contract or law as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and (i) any reference in this Agreement to “dollars” or “$” shall mean U.S. dollars. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
31. Fiduciary Duty. Nothing in this Agreement shall require any Company Party or any directors, officers, or members of any Company Party, each in their capacity as such, to take any action, or to refrain from taking any action, to the extent that doing so would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law (as reasonably determined by it in good faith after consultation with legal counsel); provided that the Company shall provide written notice (which may be by email) (a “Fiduciary Out Notice”) to Consenting Term Loan Lender Counsel and, during the TPG Support Period, TPG Counsel within forty-eight (48) hours following any such determination; provided, further that the foregoing shall not limit any Party’s right to terminate this Agreement under, and pursuant to, Section 9 of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name:	Majdi Abulaban
Title:	President and Chief Executive Officer

SUPERIOR INDUSTRIES INTERNATIONAL ARKANSAS, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SUPERIOR INDUSTRIES INTERNATIONAL HOLDINGS, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SUPERIOR INDUSTRIES INTERNATIONAL MICHIGAN, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SUPERIOR INDUSTRIES INTERNATIONAL ASSET MANAGEMENT, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President and Secretary

SIIP HOLDINGS, LLC

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Director

SUPERIOR SHARED SERVICES S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL PRODUCTION S.R.L.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Manager One

SUPERIOR INDUSTRIES NORTH AMERICA, S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES DE MEXICO, S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES TRADING DE MEXICO, S de R.L. de C.V.

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Board Member

SUPERIOR INDUSTRIES PRODUCTION (POLAND) Sp. z o.o.

By:	/s/ Michael Dorah
Name:	Michael Dorah
Title:	Member of the Management Board

By:	/s/ Dorota Piwkowska-Szyjka
Name:	Dorota Piwkowska-Szyjka
Title:	Member of the Management Board

[Signature Page to Recapitalization Support Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL NETHERLANDS B.V.

Signed for and on behalf of United International Management, B.V., Managing Director A

By:	/s/ Frederik Bouwman
Name:	Frederik Bouwman
Title:	Proxy holder A

By:	/s/ Hana Balcarova
Name:	Hana Balcarova
Title:	Proxy holder B

Signed for and on behalf of Superior Industries International, Inc., Managing Director B

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and General Corporate Secretary

SUPERIOR INDUSTRIES INTERNATIONAL (DUTCH) B.V.

Signed for and on behalf of United International Management, B.V., Managing Director A

By:	/s/ Frederik Bouwman
Name:	Frederik Bouwman
Title:	Proxy holder A

By:	/s/ Hana Balcarova
Name:	Hana Balcarova
Title:	Proxy holder B

Signed for and on behalf of Superior Industries International, Inc., Managing Director B

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and General Corporate Secretary

[Signature Page to Recapitalization Support Agreement]

SUPERIOR POLAND EUROPE Sp. z o.o.

By:	/s/ Michael Dorah
Name:	Michael Dorah
Title:	Member of the Management Board

By:	/s/ Dorota Piwkowska-Szyjka
Name:	Dorota Piwkowska-Szyjka
Title:	Member of the Management Board

SUPERIOR INDUSTRIES INTERNATIONAL GERMANY GmbH

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

SUPERIOR INDUSTRIES EUROPE AG

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

SUPERIOR INDUSTRIES AUTOMOTIVE GERMANY GmbH

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

SUPERIOR INDUSTRIES LEICHTMETALLRÄDER GERMANY GmbH

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Member of the Management Board

[Signature Page to Recapitalization Support Agreement]

CONSENTING LENDER
ARINI CAPITAL MANAGEMENT LIMITED, on behalf of the funds and affiliates that it owns or manages listed on Schedule 1 hereto.

By:	/s/ Rola Hage Ali
Name:	Rola Hage Ali
Title:	Director

Notice Address:

[redacted]

Fax:
Attention:
Email: [redacted]

[Signature Page to Recapitalization Support Agreement]

Schedule 1
[redacted]

CONSENTING LENDER
Blue Torch Credit Opportunities Fund III LP, Blue Torch Credit Opportunities GP III LLC, Blue Torch Credit Opportunities SBAF Fund LP, Blue Torch Credit Opportunities SBAF GP LLC, Blue Torch Credit Opportunities SC Master Fund LP, Blue Torch Credit Opportunities SC GP LLC, Blue Torch Credit Opportunities KRS Fund LP, and Blue Torch Credit Opportunities KRS GP LLC, on behalf of certain of the funds listed on Schedule 2 hereto.

By:	KPG BTC Management LLC, such entities’ sole member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Blue Torch Offshore Credit Opportunities Master Fund III LP and Blue Torch Offshore Credit Opportunities GP III LLC, on behalf of certain of the funds listed on Schedule 2 hereto.

By:	KPG BTC Management LLC, such entities’ managing member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Managing Member

Notice Address:

Fax:
Attention:
Email:

[Signature Page to Recapitalization Support Agreement – Blue Torch]

Schedule 2
[redacted]

CONSENTING LENDER
The undersigned on behalf of certain of the funds listed on Schedule 3 hereto.

By:	/s/ Jeffrey Forlizzi
Name:	Jeffrey Forlizzi
Title:	Authorized Signatory

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Manager

By:	/s/ Blaine Hirsch
Name:	Blaine Hirsch
Title:	Authorized Signatory

Notice Address:

[redacted]

Fax:
Attention: [redacted]
Email: [redacted]

[Signature Page to Recapitalization Support Agreement – Eldridge]

Schedule 3
[redacted]

CONSENTING LENDER
Oaktree Fund GP, LLC, on behalf of the funds they own or manage listed on Schedule 4 hereto.

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By:	/s/ Robert LaRoche
Name:	Robert LaRoche
Title:	Authorized Signatory

By:	/s/ Ross Rosenfelt
Name:	Ross Rosenfelt
Title:	Authorized Signatory

[Signature Page to Recapitalization Support Agreement – Oaktree]

Oaktree Fund GP I, L.P. on behalf of the funds they own or manage listed on Schedule 4 hereto.

By:	/s/ Robert LaRoche
Name:	Robert LaRoche
Title:	Authorized Signatory

By:	/s/ Ross Rosenfelt
Name:	Ross Rosenfelt
Title:	Authorized Signatory

[Signature Page to Recapitalization Support Agreement – Oaktree]

Oaktree Huntington Investment Fund II GP, L.P., on behalf of the funds they own or manage listed on Schedule 4 hereto.

By: Oaktree Fund GP, LLC

Its: General Partner

By: Oaktree Fund GP I, L.P.

Its: Managing Member

By:	/s/ Robert LaRoche
Name:	Robert LaRoche
Title:	Authorized Signatory

By:	/s/ Ross Rosenfelt
Name:	Ross Rosenfelt
Title:	Authorized Signatory

[Signature Page to Recapitalization Support Agreement – Oaktree]

CONSENTING LENDER
Oaktree Fund GP, LLC, Oaktree Fund GP I, L.P., and Oaktree Huntington Investment Fund II GP, L.P., on behalf of the funds they own or manage listed on Schedule 4 hereto.

By:	/s/ Robert LaRoche
Name:	Robert LaRoche
Title:	Authorized Signatory

By:	/s/ Ross Rosenfelt
Name:	Ross Rosenfelt
Title:	Authorized Signatory

Notice Address:

Fax:
Attention:
Email:

[Signature Page to Recapitalization Support Agreement – Oaktree]

Schedule 4
[redacted]

CONSENTING LENDER
TCW Asset Management Company LLC, on behalf of certain of the funds and affiliates that it owns, manages, or advises listed on Schedule 5 hereto.

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

CCLF Holdings (D41) LLC, on behalf of itself, with its holdings listed on Schedule 5 hereto.

By:	/s/ Stephen Nesbitt
Name:	Stephen Nesbitt
Title:	President

Notice Address:

Fax:
Attention:
Email:

Schedule 5
[redacted]

EXHIBIT A

RECAPITALIZATION TERM SHEET

Exhibit A

Recapitalization Term Sheet
Set forth below is a summary of certain material terms of a proposed transaction (the “Transaction”) involving (i) the partial equitization of the Other Term Loan Obligations under the Existing Credit Agreement and (ii) a recapitalization of the Company. This summary term sheet (this “Recapitalization Term Sheet”) does not present many of the terms, conditions, covenants, representations, warranties or other provisions that the Consenting Term Loan Lenders (as defined in the Recapitalization Support Agreement) or the Company would require in any definitive legal documentation for the Transaction. The Definitive Documents (as defined in the Recapitalization Support Agreement) with respect to the Transaction shall be subject to the terms of the Recapitalization Support Agreement, including the consent rights set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Recapitalization Support Agreement to which this Recapitalization Term Sheet is attached.
THIS RECAPITALIZATION TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 AND 1126 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

Existing Term Loan Claims
Subject to, and upon consummation of, the Transaction, each Consenting Term Loan Lender will consent to:

•
the conversion, on a dollar-for-dollar basis, to Take Back Term Loans of an amount of its Other Term Loan Obligations (inclusive of par plus accrued plus make-whole premium, collectively, the “Existing Term Loan Claims”) that will result in (x) the aggregate principal amount of funded debt (excluding, for the avoidance of doubt, unused revolver commitments, undrawn but outstanding letters of credit and obligations in respect of factoring facilities), preferred equity or other securities entitled to recover before the New Common Equity, in each case, of Reorganized Superior, and its subsidiaries immediately following the Effective Time less (y) the aggregate amount of unrestricted cash and cash equivalents of Reorganized Superior and its subsidiaries immediately following the Effective Time, not exceeding the Net Leverage Cap (as defined below) (collectively, the “Converted Term Loan Claims”);

- and -

•
if the Transaction is implemented through the Out-of-Court Structure, the contribution of the balance of its Existing Term Loan Claims to New TopCo (as defined below), in exchange for the New Common Equity (as defined below), it being understood that, following consummation of the Merger, (a) New TopCo shall contribute such Existing Term Loan Claims to Reorganized Superior’s (as defined below) capital, in full satisfaction and extinguishment of such Existing Term Loan Claims and (b) the Consenting Term Loan Lenders will own, directly, 100% of the New Common Equity, subject to dilution by (a) the MIP (as defined below) and (b) the Out-of-Court Preferred Shareholder Equity Distribution (as defined below) solely to the extent that the conditions set forth below with respect to the Existing Preferred Shareholder’s (as defined below) entitlement to such distribution are satisfied;

- or -

•
if the Transaction is implemented pursuant to the Chapter 11 Structure, as part of the Plan, the full satisfaction and extinguishment of the balance of its Existing Term Loan Claims in exchange for 100% of the New Common Equity, subject to dilution by (a) the MIP (as defined below) and (b) the In-Court Preferred Shareholder Equity Distribution (as defined below) solely to the extent that the conditions set forth below with respect to the Existing Preferred Shareholder’s (as defined below) entitlement to such distribution are satisfied.

DIP Facility
If the Transaction is implemented through the Chapter 11 Structure, (i) all of the unfunded Bridge Loan Obligations shall convert into a debtor-in-possession financing facility (the “DIP Facility”) and (ii) all of the funded Bridge Loan Obligations shall be “rolled-up” into the DIP Facility on terms satisfactory to the Debtors and the Requisite Consenting Term Loan Lenders, in each case subject to the approval of the Bankruptcy Court. For the avoidance of doubt, nothing herein constitutes a commitment to provide a DIP Facility and the terms and conditions of any such DIP Facility shall be subject to further negotiation and documentation in all respects.

Conversion of Bridge Facility Claims or DIP Facility Claims
Upon the Effective Time, all Bridge Loan Obligations (if the Transaction is implemented through the Out-of-Court Structure), all amounts outstanding under the DIP Facility (collectively, the “DIP Facility Claims”) (if the Transaction is implemented pursuant to the Chapter 11 Structure), and any incremental financing (including debtor-in-possession financing) (the “Incremental Financing” and, the aggregate amount of the foregoing Bridge Loan Obligations, DIP Facility Claims, and Incremental Financing, collectively, the “Converted Bridge/DIP Claims”) shall be converted, on a dollar-for-dollar basis, to Take Back Term Loans (as defined below).

Take Back Term Loans
Reorganized Superior shall issue new secured term loans on the following terms (the “Take Back Term Loans”):

•
Aggregate Principal Amount: an amount equal to the sum of (x) the Converted Term Loan Claims plus (y) the Converted Bridge/DIP Claims

•
Borrower: Reorganized Superior

•
Guarantors: Consistent with the Existing Credit Agreement

•
Tranching: Subject to ongoing discussion among the Consenting Term Loan Lenders, the Take Back Term Loans will include first-out and second-out tranches, which would be allocated to the Converted Bridge/DIP Claims and Converted Term Loan Claims, respectively

•
Interest Rate: SOFR + 800 bps, subject to a SOFR floor of 350 bps, which shall be paid in cash

•
OID: 3.0%, payable-in-kind upon funding

•
Call Protection: NC-5

•
Maturity: 5 years

•
Documentation: Take Back Term Loans (i) to be memorialized through an amendment and restatement of the Existing Credit Agreement (the “A&R

Existing Credit Agreement”) and (ii) to have terms substantially similar to those applicable to the Existing Credit Agreement after giving effect to the Amendment (other than, for the avoidance of doubt, the economic terms set forth above)

Net Leverage Cap	“Net Leverage Cap” means $125,000,000.

Incremental Financing
TPG consents to the Company’s incurrence of Incremental Financing for liquidity needs of the Company and agrees not object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Company’s incurrence of such Incremental Financing.

Existing Revolving Credit Facility
The Company shall, at the option of the Requisite Consenting Term Loan Lenders, (a) execute an amendment to the Existing Revolving Credit Agreement in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders that results in the Existing Revolving Credit Facility remaining outstanding upon and after the Effective Time on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders, including with respect to any waivers and/or consents (including in respect of a change of control) necessary to effectuate the Transaction (the “Existing Revolving Credit Agreement Amendment”) or (b) refinance the Existing Revolving Credit Facility with a new super-priority revolving credit facility of a similar size and on terms not materially less favorable to the Company than the Existing Revolving Credit Facility or otherwise reasonably acceptable to the Requisite Consenting Term Loan Lenders (the “New Revolving Credit Facility”).

Existing Preferred Equity
The Existing Preferred Equity will be cancelled, released, and extinguished, and the holder of Existing Preferred Equity (the “Existing Preferred Shareholder”) will receive:

•
if the Transaction is implemented through the Out-of-Court Structure, as part of the Merger:

 ○
3.5% of the New Common Equity, subject to dilution by the MIP (the “Out-of-Court Preferred Shareholder Equity Distribution”); and

 ○
an aggregate amount equal to (a) the Aggregate Merger Consideration (as defined below) plus the aggregate consideration payable to the holders of Cash-Settled RSUs (as defined in the Merger Agreement) and Cash-Settled PSUs (as defined in the Merger Agreement) (assuming achievement of applicable performance metrics at the target level) in connection with the Merger, multiplied by (b) two
(2), in cash, without interest thereon;

- or -

•
if the Transaction is implemented through Chapter 11 Structure, either:

 ○
if (A) the Existing Preferred Shareholder votes to accept the Plan and (B) all classes of creditors senior to the Existing Preferred Equity vote to accept, or are deemed to accept, the Plan, 1.75% of the New Common Equity, subject to dilution by the MIP (the “In-Court Preferred Shareholder Equity Distribution”), under the Plan;

- or -

 ○
if (X) the Existing Preferred Shareholder votes to reject the Plan or (Y) any class of creditors votes to reject, or is deemed to reject, the Plan, no distribution or consideration under the Plan.

Existing Common Equity
The Existing Common Equity will be cancelled, released, and extinguished, and each holder of Existing Common Equity (the “Existing Common Shareholders”) will receive:

•
if the Transaction is implemented through the Out-of-Court Structure, as part of the Merger, $0.09 per share of Existing Common Equity in cash, without interest thereon (the “Merger Consideration” and, the aggregate of such amount for all Existing Common Equity, the “Aggregate Merger Consideration”); provided, that the aggregate amount of (a) the Aggregate Merger Consideration plus (b) the aggregate consideration payable to the holders of Cash-Settled RSUs and Cash-Settled PSUs (assuming achievement of applicable performance metrics at the target level) in connection with the Merger shall not exceed $3.1 million;

- or -

•
if the Transaction is implemented through the Chapter 11 Structure, no distribution or consideration

Other Claims
•
If the Transaction is implemented through the Out-of-Court Structure, all other claims against the Company will be satisfied in the ordinary course of business or otherwise be unimpaired

•
If the Transaction is implemented pursuant to the Chapter 11 Structure, treatment of other claims shall be satisfactory to the Requisite Consenting Term Loan Lenders (and remains subject to ongoing diligence)

Mutual Releases	The Parties shall agree to customary mutual releases (the “Mutual Releases”)
Legal Fees of Existing Preferred Shareholder
At the signing of the Recapitalization Support Agreement, the Company shall pay the accrued and unpaid, reasonable and documented fees and expenses of Kirkland & Ellis LLP and Kirkland & Ellis International LLP, as counsel to the Existing Preferred Shareholder (in such capacity, “Kirkland”), in each case incurred in connection with the Transaction (which, for the avoidance of doubt, shall include reasonable and documented fees and expenses incurred in connection with review and negotiation of the Recapitalization Support Agreement, this term sheet, the Merger Agreement, and the TPG Voting Agreement), subject in all respects to the TPG Counsel Fee Cap and the Repayment Obligation.

Upon the Effective Time, the Company shall pay the accrued and unpaid, reasonable and documented fees and expenses of Kirkland, in each case incurred in connection with the Transaction, which payments shall not, taken together with any reasonable and documented fees and expenses of Kirkland paid by the Company at the signing of the Recapitalization Support Agreement, exceed $1.5 million in the aggregate (the “TPG Counsel Fee Cap”); provided, that (1) the Company shall have no obligation to pay such reasonable and documented fees and expenses if (a) the Existing Preferred Shareholder breaches the TPG Voting Agreement, (b) following the TPG Joinder Effective Time, the Recapitalization Support Agreement is terminated as to the Existing Preferred Shareholder, or (c) the Existing Preferred Shareholder votes to reject the Plan if the Transaction is implemented through the Chapter 11 Structure (clauses (a), (b) and (c), collectively, the “Defaults”) and (2) the Existing Preferred Shareholder shall reimburse the Company, within three (3) Business Days after a Default, for any and all amounts paid to Kirkland prior to such time (the “Repayment Obligation”).

For the avoidance of doubt, the Company shall have no obligation to pay any amounts incurred by the Existing Preferred Shareholder (or its successors and assigns) in connection with its retention of Guggenheim Securities, LLC with respect to the Transaction.

Additional Provisions Regarding the Existing Preferred Shareholder
Notwithstanding anything to the contrary herein, in the event of (a) a material breach by the Existing Preferred Shareholder of the TPG Voting Support Agreement, (b) following the TPG Joinder Effective Time, the termination of the Recapitalization Support Agreement as to the Existing Preferred Shareholder, or (c) the Existing Preferred Shareholder voting to reject a Plan that contains the In-Court Preferred Shareholder Equity Distribution and a Mutual Release for the Existing Preferred Shareholder if the Transaction is implemented through the Chapter 11 Structure, the Existing Preferred Shareholder shall not be entitled to the Out-of-Court Preferred Shareholder Equity Distribution or the In-Court Preferred Shareholder Equity Distribution and shall not be entitled to receive the Mutual Releases.

MIP
Superior TopCo shall establish an equity-based management incentive plan (the “MIP”) payable upon a sale of Superior TopCo or substantially all of its business that occurs within eight (8) years of the Effective Time. The aggregate MIP pool will represent 7.5% or 15%, respectively, of Superior TopCo’s equity value above hurdle amounts plus an 8% IRR through the sale

Tax Matters	The parties will cooperate in good faith to structure and implement the Transaction in a manner that is tax efficient for the Consenting Term Loan Lenders and the Company

Reorganized Superior	“Reorganized Superior” means Superior following the Effective Time.

Superior TopCo
“Superior TopCo” means (a) if the Transaction is implemented through the Out-of-Court Structure, New TopCo, and (b) if the Transaction is implemented through the Chapter 11 Structure, Reorganized Superior.

New Common Equity	“New Common Equity” means the common equity of Superior TopCo.

New Equity	The new equity of Superior TopCo (the “New Equity”) shall be structured in a manner satisfactory to the Requisite Consenting Term Loan Lenders.

Implementation
The Transaction will be implemented either:

•
through the Out-of-Court Structure through a merger whereby a wholly-owned subsidiary (“Merger Sub”) of a newly formed entity (“New TopCo”) would merge with and into Superior, with Reorganized Superior being the surviving entity and a wholly-owned subsidiary of New TopCo (the “Merger”);

- or -

•
through the Chapter 11 Structure if, among other things, (x) the Company fails to file its proxy statement in respect of the Merger (the “Proxy Statement”) on or prior to July 29, 2025, or (y) the Merger is not approved by the required vote at a duly called meeting of the shareholders of the Company (or any adjournment or postponement thereof) prior to (i) October 1, 2025, if the SEC informs the Company that it will not review the Proxy Statement or (ii) October 31, 2025, if the SEC informs the Company that it will review the Proxy Statement and issues any comments in such review (the foregoing clauses (x) through (y), collectively, the “Out-of-Court Milestones”).

Share Issuance
If the Transaction is implemented through the Out-of-Court Structure, one (1) business day before the record date of the special meeting of the shareholders of Superior and, in any event, prior to the filing with the SEC and the mailing to the shareholders of the definitive proxy statement, Superior shall issue to New TopCo (or another entity designated by the Requisite Consenting Term Loan Lenders) a number of shares of Existing Common Equity (the “Lender Shares”) at the same price per share in cash as the price per share as the Merger Consideration.

The number of Lender Shares issued shall be (A) 7,600,000 shares of Existing Common Equity or (B) such other number of shares of Existing Common Equity as may be mutually agreed in writing by Superior and New TopCo; provided, that, the number of Lender Shares issued to New TopCo shall not exceed 20.00% of the voting power of the total outstanding capital stock of Superior after the issuance of the Lender Shares, which 20.00% shall include 473,264 shares of Existing Common Equity which shall be deemed to be beneficially owned by New TopCo for purposes of calculating the voting power of New TopCo.

Employment and Consulting Agreements
If the Transaction is implemented through the Chapter 11 Structure, the Debtors shall assume the Amended Employment Agreement and the Consenting Parties shall not object to, and shall support, such assumption.

Conditions Precedent
If the Transaction is implemented through the Chapter 11 Structure, the Plan and the A&R Existing Credit Agreement shall include reasonable and customary conditions precedent, including, without limitation:

•
the Recapitalization Support Agreement not having been terminated and remaining in full force and effect;

•
the Company’s execution of, at the option of the Requisite Consenting Term Loan Lenders, either (a) the Existing Revolving Credit Agreement Amendment, which shall be in form and substance reasonably acceptable to the Requisite Consenting Term Loan Lenders, or (b) all necessary documentation to effect a New Revolving Credit Facility that is reasonably acceptable to the Requisite Consenting Term Loan Lenders;

•
the Definitive Documents being consistent with the Recapitalization Support Agreement, including the consent rights set forth therein;

•
obtaining all necessary third-party, regulatory, and other governmental approvals and consents;

•
payment of all reasonable and documented fees and expenses of the respective Consenting Term Loan Lender Advisors in accordance with the fee arrangements or agreements between the Company and the respective Consenting Term Loan Lender Advisors and the terms of the Recapitalization Support Agreement; and

•
payment of the fees and expenses of TPG Counsel as contemplated in the Recapitalization Support Agreement and this term sheet.

EXHIBIT B

FORM OF JOINDER AGREEMENT FOR CONSENTING TERM LOAN LENDERS
This Joinder Agreement (“Joinder Agreement”) to the Recapitalization Support Agreement, dated as of [•], 2025 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Company and certain holders of Term Loan Obligations (together with their respective successors and permitted assigns, the “Consenting Term Loan Lenders” and each, a “Consenting Term Loan Lender”) is executed and delivered by     (the “Joining Party”) as of [•], 2025. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.
1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Term Loan Lender” and a “Party” for all purposes under the Agreement and with respect to any and all Claims and Interests held by such Joining Party.
2. Representations and Warranties. With respect to the aggregate principal amount of the Term Loan Obligations set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Term Loan Lenders set forth in the Agreement to each other Party to the Agreement.
3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions that would require the application of the law of any other jurisdiction.
[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.
CONSENTING TERM LOAN LENDER

[•]

By:
Name:
Title:

Principal Amount of Term Loan Obligations: $

Other Claims: $

Other Interests: $

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

SUPERIOR INDUSTRIES INTERNATIONAL, INC

By:
Name:
Title:

EXHIBIT C

TPG JOINDER AGREEMENT
This Joinder Agreement (“Joinder Agreement”) to the Recapitalization Support Agreement, dated as of July 8, 2025 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Company and certain holders of Term Loan Obligations (together with their respective successors and permitted assigns, the “Consenting Term Loan Lenders” and each, a “Consenting Term Loan Lender”) is executed and delivered by TPG Growth III Sidewall, L.P. (the “Joining Party”) as of July 8, 2025. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.
1. Agreement to be Bound. The Joining Party hereby agrees to be bound, effective immediately upon the termination of the Merger Agreement (the “Joinder Effective Time”), by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). Upon and after the Joinder Effective Time, the Joining Party shall be deemed to be “TPG” and a “Party” for all purposes under the Agreement and with respect to any and all Claims and Interests held by the Joining Party.
2. Joinder Effective Time. Prior to the Joinder Effective Time, the Joining Party (a) shall not be, and shall not be deemed to be, a “Party” for any purposes under the Agreement or with respect to any Claims or Interests held by the Joining Party and (b) shall not be bound by any of the terms of the Agreement.
3. Representations and Warranties. With respect to the Claims and Interests, including the number of shares of Existing Preferred Equity, set forth below its name on the signature page hereto, the Joining Party hereby makes, effective as of the Joinder Effective Time, the representations and warranties of TPG set forth in the Agreement to each other Party to the Agreement.
4. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions that would require the application of the law of any other jurisdiction.
[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.
TPG GROWTH III SIDEWALL, L.P.

By:	TPG Growth Gen Par III,
L.P., its general partner

By:	TPG Growth Gen Par III Advisors,
LLC, its general partner

By:	/s/ Martin Davidson
Name:	Martin Davidson
Title:	Chief Accounting Officer

Claims:	N/A

Number of Shares of Existing Preferred Equity: 150,000

Other Interests: N/A

Notice Address:

[redacted]

Acknowledged:

SUPERIOR INDUSTRIES INTERNATIONAL, INC

By:
Name:
Title:

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.
TPG Growth III Sidewall, L.P.

By:
Name:
Title:

Claims:

Number of Shares of Existing Preferred Equity:

Other Interests:

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ David Sherbin
Name:	David Sherbin
Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT D

MERGER AGREEMENT

EXHIBIT E

GOVERNANCE TERM SHEET

Annex E
EXECUTION VERSION
SUBSCRIPTION AGREEMENT
SUBSCRIPTION AGREEMENT, dated as of July 8, 2025 (this “Agreement”), by and between Superior Industries International, Inc., a Delaware corporation (the “Company”), and SUP Parent Holdings, LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
WHEREAS, the Company, Purchaser and SUP Merger Sub, Inc. (“Merger Sub”) have entered into that certain Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), pursuant to which the Company shall merge with and into Merger Sub, with the Company surviving as a wholly owned subsidiary of the Purchaser (the “Merger”).
WHEREAS, prior to consummation of the Merger, the Purchaser desires to acquire from the Company, and the Company desires to issue and sell to the Purchaser, the number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) set forth in Section 1.1, subject to the terms and conditions of this Agreement (the “Issuance”).
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

PURCHASE AND SALE; SUBSCRIPTION CLOSING
Section 1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Subscription Closing (as defined below), the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, (x) 7,600,000 shares of Common Stock or (y) such other number of shares of Common Stock as may be mutually agreed in writing by the Company and the Purchaser on or before the Subscription Closing (the “Shares”), in exchange for the payment in cash by the Purchaser of an amount that is equal to the number of Shares multiplied by the Common Stock Merger Consideration as set forth in the Merger Agreement (the “Purchase Price”). The parties hereto agree that the number of Shares to be purchased by the Purchaser and sold and issued by the Company to the Purchaser shall not exceed more than (i) 20.00% of the voting power of the total outstanding capital stock of the Company after the issuance of the Shares, which 20.00% shall include 473,264 shares of Common Stock owned by an equityholder of Purchaser, which shall be deemed to be beneficially owned by Purchaser for purposes of calculating the voting power of Purchaser in this clause (i).
Section 1.2 Subscription Closing. The purchase of the Shares contemplated by this Agreement (the “Subscription Closing”) shall take place on the date that is one (1) Business Day prior to the record date (the “Record Date”) that will be set by the Board of Directors (the “Board”) of the Company for the special meeting of the stockholders of the Company to consider and vote on the Merger and the Merger Agreement. At least three (3) Business Days prior to the Record Date, the Company shall deliver written notice to the Purchaser (the “Closing Notice”) specifying the (i) expected date upon which the Subscription Closing shall occur, (ii) number of Shares that shall be issued to the Purchaser at the Subscription Closing (as calculated in accordance with Section 1.1), and (iii) wire instructions for delivery of the Purchase Price to the Company. At the Subscription Closing, the Company shall issue to the Purchaser the Shares, against delivery to the Company of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company prior to the Subscription Closing (it being understood that the Purchase Price shall be wired concurrently with the issuance of the applicable Shares).
Section 1.3 Adjustment to Closing Notice. If, following the delivery of the Closing Notice but prior to the Subscription Closing, the number of Shares to be issued to the Purchaser specified in such Closing Notice does not accurately reflect the number of Shares that are required to be issued to Purchaser in accordance with Section 1.1, the Company shall, as promptly as practical, deliver to the Purchaser a revised Closing Notice (“Revised Closing Notice”) which shall reflect the correct number of Shares to be issued to the Purchaser at the Subscription Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants to the Company as follows:
Section 2.1 Organization and Standing. The Purchaser is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
Section 2.2 Authority. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.
Section 2.3 No Conflict. The execution and delivery by the Purchaser of this Agreement does not, and the consummation by the Purchaser of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (a) the Purchaser’s organizational documents, (b) any judgment, order, decree, statute, rule, regulation or other Law applicable to the Purchaser or (c) any contract, agreement or instrument by which the Purchaser is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.
Section 2.4 Access to and Evaluation of Information Concerning the Company. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of acquiring the Shares, including the risk that the Purchaser could lose the entire value of the Shares, and has so evaluated the merits and risks of such acquisition. The Purchaser, to the extent the Company possesses such information, has received all information which the Purchaser believes to be necessary in order to reach an informed decision as to the advisability of acquiring the Shares and has had answered to the Purchaser’s satisfaction any and all questions regarding such information. The Purchaser has made such independent investigation of the Merger, the Company, its management, and related matters as it deems to be necessary or advisable in connection with the acquisition of the Shares, and is able to bear the economic and financial risk of acquiring the Shares (including the risk that the Purchaser could lose the entire value of the Shares). In furtherance of the foregoing, the Purchaser represents and warrants that (i) except for any representation or warranty of the Company contained in the Merger Agreement or any attachments, schedules and exhibits thereto or documents delivered in connection with the Merger Agreement, no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or any of its Affiliates or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company or any of its Affiliates and (ii) the Purchaser has relied upon his or its own independent appraisal and investigation, and the advice of the Purchaser’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company.
Section 2.5 Accredited Investor; No Public Distribution Intent. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is purchasing the Shares for the Purchaser’s own benefit and account for investment purposes only and not with a view to, or for resale in connection with, a public offering or distribution thereof.
Section 2.6 Restricted Securities. The Purchaser understands that (a) the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the Shares will not be registered at the time of their issuance under the Securities Act or any securities or “blue sky” laws of any state, (b) that the Shares may not be resold, transferred, pledged or otherwise disposed of by Purchaser absent an effective registration statement under the Securities Act except pursuant to an applicable exemption from the registration requirements of the Securities Act, and in each case, in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (c) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration and (d) the offer and sale of the Shares are being made in reliance on one or more exemptions for private offerings under the Securities Act and applicable securities Laws which exemption may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent and representations as expressed herein. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares. Accordingly, the Purchaser must bear the economic and financial risk of an investment in the Shares for an indefinite period of time.
Section 2.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Purchaser or any of its affiliates in connection with the transactions contemplated by this Agreement.
Section 2.8 No Other Representations. Other than the representations and warranties of the Company set forth in Article III, neither the Company nor any other person or entity makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Purchaser by or on behalf of the Company with respect to the issuance of the Shares contemplated hereby, and, except for such representations or warranties in Article III, nothing contained in any documents provided or statements made by or on behalf of the Company to the Purchaser is, or shall be relied upon as, a promise or representation by the Company or any other person or entity that any such information is accurate or complete with respect to the purchase of the Shares.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Purchaser as follows:
Section 3.1 Organization and Standing. The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
Section 3.2 Authority. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Section 3.3 No Conflict. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (a) the Company’s certificate of incorporation or by-laws, (b) any judgment, order, decree, statute, rule, regulation or other Law applicable to the Company or (c) any contract, agreement or instrument by which the Company is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.
Section 3.4 Validity of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or the Laws of the State of Delaware, and shall be free and clear of all encumbrances and restrictions, except for restrictions imposed by applicable securities Laws.
Section 3.5 Share Issuance. Assuming the accuracy of the representations of the Purchaser contained herein, the Shares will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.
Section 3.6 Capital Structure. The authorized capital stock of the Company consists of (x) 100,000,000 of Common Stock and (y) 1,000,000 of Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of which 150,000 shares have been designated as Series A Preferred Shares (“Series A Preferred Shares”). As of the close of business on July 3, 2025 (the “Capitalization Date”), (i) 29,698,422 shares of Common Stock were issued and outstanding and (ii) 150,000 Series A Preferred Shares were issued and outstanding and no other Preferred Shares were issued or outstanding.

ARTICLE IV

CONDITIONS
Section 4.1 Conditions to Subscription Closing of Company. The Company’s obligations to sell and issue the Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable Law) written waiver by Purchaser, on or prior to the Subscription Closing, of each of the following conditions:
(a) Representations and Warranties Correct. The representations and warranties made by Purchaser in ARTICLE II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Subscription Closing (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.
(b) Compliance with Covenants. Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Subscription Closing.
(c) Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.
(d) Subscription Documents. Purchaser shall have furnished, executed and delivered to the Company’s transfer agent or the Depository Trust Company, as applicable, the Subscription Documents and Information.
Section 4.2 Conditions to Subscription Closing of Purchaser. Purchaser’s obligation to purchase the Shares at the Subscription Closing is subject to the fulfillment or (to the extent permitted by applicable Law) written waiver by Purchaser, on or prior to the Subscription Closing, of each of the following conditions:
(a) Representations and Warranties Correct. The representations and warranties made by the Company in ARTICLE III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Subscription Closing (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.
(b) Compliance with Covenants. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Subscription Closing.
(c) Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Agreement.
ARTICLE V

COVENANTS
Section 5.1 Agreement to Vote. If applicable, from and after the Subscription Closing and until the consummation of any transaction that constitutes a Superior Proposal that the Company validly enters into pursuant to an Alternative Acquisition Agreement in accordance with the terms of Section 6.2 of the Merger Agreement (such transaction, an “Alternative Acquisition”), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to an Alternative Acquisition Agreement or any other transactions contemplated by an Alternative Acquisition Agreement, if the Board has made a Change in Recommendation that amounts to a recommendation for item (a)(i) below, the Purchaser agrees to, and agrees to cause its applicable Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Shares as follows: (a) in favor of (“for”) (i) the Alternative Acquisition and the adoption of the Alternative Acquisition Agreement and (ii) each of the other actions contemplated by the Alternative Acquisition Agreement or necessary or desirable in furtherance of the Alternative Acquisition and the other transactions contemplated by the Alternative Acquisition Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports) and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Alternative Acquisition under the Alternative Acquisition Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Alternative Acquisition Agreement, and (ii) any proposal to enter into any other transaction, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Alternative Acquisition and the other transactions contemplated by the Alternative Acquisition Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Purchaser shall cause all of the Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the matters described in this Section 5.1 are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, the Purchaser does not have any obligation to vote the Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Purchaser shall be entitled to vote the Shares in its sole discretion.
Section 5.2 Consideration for Shares in Alternative Acquisition. In the event the Company engages in an Alternative Acquisition as permitted by Section 6.2 of the Merger Agreement, the parties hereby agree that Purchaser shall be entitled to receive at the closing of such Alternative Acquisition as consideration for the Shares to be paid in connection with such Alternative Acquisition, an amount that is equal to the Purchase Price that the Purchaser paid to acquire the Shares in accordance with this Agreement.
Section 5.3 Purchaser Cooperation. Purchaser shall cooperate with the Company in good faith to furnish such information and execute and deliver such agreements, certificates, instruments and other documents (collectively, the “Subscription Documents and Information”), in each case, as may be reasonably necessary or advisable in connection with the issuance of uncertificated Subscription Shares or as may be reasonably requested by the Company’s transfer agent or the Depository Trust Company.
ARTICLE VI

MISCELLANEOUS
Section 6.1 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void.
Section 6.2 Waiver, Amendment. Subject to applicable Law, any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Subject to the provisions of applicable Law, this Agreement may be amended, modified or supplemented in writing by the parties hereto.

Section 6.3 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of non-delivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

(i)	if to the Purchaser, to:

[redacted]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
	Attention:	Kenneth Schneider; Samuel Welt; Brian Hermann; Jacob Adlerstein
	Email:	kschneider@paulweiss.com; swelt@paulweiss.com; hermann@paulweiss.com; adlerstein@paulweiss.com

(ii)	if to the Company, to:

Superior Industries International, Inc.
26600 Telegraph Road Suite #400
Southfield, Michigan 48033
	Attention:	David M. Sherbin
Senior Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary
	Email:	[redacted]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
	Attention:	Michael J. Aiello; Amanda Fenster
	Email:	michael.aiello@weil.com; amanda.fenster@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
Section 6.4 Entire Agreement. This Agreement and the Merger Agreement and any attachments, schedules and exhibits or other certificates or instruments to be delivered hereunder or thereunder, collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
Section 6.5 Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.6 Governing Law and Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.
(b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (each, an “Action”) relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 6.3. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.3 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.
(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE MERGER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.
Section 6.7 Term. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms and (ii) the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that no such termination shall relieve any party hereto from any liability for damages resulting from Willful Breach prior to such termination by any party hereto or from fraud.
Section 6.8 Representation by Counsel. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any governmental authority by reason of such party having drafted or being deemed to have drafted such provision.

Section 6.9 Further Assurances. The Company and the Purchaser hereby agree, at the request of the other party, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.
Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts, taken together, shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name: Majdi Abulaban
Title: President and Chief Executive Officer

[Signature Page to Subscription Agreement]

SUP PARENT HOLDINGS, LLC

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: President

[Signature Page to Subscription Agreement]

PRELIMINARY COPY - SUBJECT TO COMPLETION

SUPERIOR INDUSTRIES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [•], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SUP2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [•], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting of Stockholders will be held via live webcast only. There will be no physical location for the meeting. You will be able to attend the Virtual Special Meeting and vote by visiting www.virtualstockholdermeeting.com/SUP2025SM. Have your proxy card available when you access the web cast and follow the instructions to participate. You may log in 30 minutes prior to the start of the Special Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77394-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

To act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY COPY - SUBJECT TO COMPLETION

Superior Industries International, Inc. Meeting Information
Special Meeting of Stockholders
[•], 2025
www.virtualshareholdermeeting.com/SUP2025SM

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V77395-TBD

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS [•], 2025

The undersigned hereby appoints the [•], [•] and [•] of Superior Industries International, Inc. ("Superior"), and each of them, as proxies of the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Superior common stock or preferred stock held of record by the undersigned as of [•], 2025, at the Special Meeting of Stockholders to be held at [•], Eastern Time, or any adjournment or postponement thereof. The meeting will be held virtually at www.virtualstockholdermeeting.com/SUP2025SM.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side